Exhibit 10.41

LEASE

between

388 REALTY OWNER LLC

Landlord

and

CITIGROUP GLOBAL MARKETS INC.

Tenant

PREMISES:

388 Greenwich Street

New York, New York 10013

Dated: as of December 18, 2007

TC-1

TABLE OF DEFINED TERMS

TABLE OF SCHEDULES AND EXHIBITS

Schedule 1:	Form of Certificate of Insurance
Schedule 2:	Employees
Schedule 3:	Current Occupancy Agreements

Exhibit A:	Legal Description
Exhibit B:	Recorded Agreements
Exhibit C:	Form of Guaranty
Exhibit D:	Superior Mortgagee SNDA Agreement
Exhibit E:	Not Used
Exhibit F:	Not Used
Exhibit G	Landlord’s Non-Disturbance Agreement
Exhibit H:	Not Used
Exhibit I:	Form of Memorandum of Lease
Exhibit J:	Form of Restated and Amended Lease
Exhibit K:	Cable Interconnect
Exhibit L:	Form of Reciprocal Easement Agreement
Exhibit M-1:	Form of Tenant’s Estoppel
Exhibit M-2:	Form of Landlord’s Estoppel

TC-2

12th Floor Mechanical Rooms	93
390 Renewal Exercise	92
Additional Charges	3
Adjacent Parcel	81
Adverse Assignee Modification	27
Affiliate	25
Alterations	45
Alternative R&M Program	20
Amended and Restated Lease	59
and/or	86
Appeal Deadline	75
Applicable Release Date	79
Applicable Time Periods	59
Arbitration Notice	94
Audit Notice	21
Audit Period	21
Audit Representative	22
Back-Up Power System	102
Bankruptcy Code	65
Base Rate	86
Base Unit Elements	58
Basement	1
Benefits	104
Broker	75
Building	1
Building Systems	58
Business Day	85
Cables	81
Capital Date	8
Chillers	102
Citigroup Tenant	26
Cogeneration Procurement	52
Commencement Date	2
Commensurate Rights	30
Comparable Buildings	29
Confidential Information	100
Contracted Space	92
control	25
Corporate Successor	26
CPI	85
CPI-AUC	85
Current Occupancy Agreements	25
Date of the Taking	61
Delayed Performance	18
Diesel Area	102
Diesel Generator	102
Disaster Functions	60
Dispute Period	21
Environmental Laws	87
Escrow Agent	79
Escrowed Release	79
Excluded Obligations	28

TC-1

TABLE OF DEFINED TERMS

Existing Superior Mortgage	23
Existing Superior Mortgagee	23
Expert Designation Notice	44
Expert Response Notice	44
Expiration Date	3
Extended Item Cost	18
Extended Landlord Capital Item	9
Extended Landlord Capital Item Notice	18
Extended Response Dispute Notice	18
Extension Election Notice	93
Extension Premises	92
Extension Term	91, 92
Failing Party	98
FF&E	32
First Extension Term	91
First Ten Year Option	91
First-Class Landlord Standard	18
Fixed Rent	3
Force Majeure Causes	84
Franchise Division	91
GAAP	8
Generator Area	102
Guarantor	90
Guaranty	90
Hazardous Materials	86
herein	86
hereof	86
hereunder	86
holder of a mortgage	85
Holdover Damages	83
Improvements Restoration Work	59
Initiating Party	95
Insurance Cap	43
Insurance Election	43
Insurance Notice	43
Interest Rate	86
Land	1
Landlord	1, 86
Landlord Act	57
Landlord Compliance Capital Item	8
Landlord Party	55
Landlord R&M Capital Item	8
Landlord Reimbursement Amounts	8
Landlord Reimbursement Items	9
Landlord Reimbursement Notice	20
Landlord’s Non-Disturbance Agreement	29
Landlord’s Notice	94
Landlord’s Submitted Value	96
landlord’s waiver	48
laws and requirements of any public authorities	85
lease	1
Lease Year	3
Leasehold Improvements	58

TABLE OF DEFINED TERMS

Leasehold Mortgage	104
Leasehold Mortgagee	105
Legal Requirements	85
Lobby	1
Lower Price	114
Market Value Rent	97
Material Adverse Alteration	45
Material Documents	17
Minimum Sublease Rent	30
mortgage	85
mortgagee	85
Mortgagee	1
Named Tenant	26
Net Recurring Additional Charges	9
notices	75
nsurance Quote	43
OFAC	90
Offer Contract	113
Offer Price	113
Offered Property	113
Offering Notice	113
Office Floor	1
Office Floors	1
Operating Expenses	9
Option Five Extension Premises	93
Option Four Extension Premises	93
Option One Extension Premises	92
Option Period	113
Option Six Extension Premises	93
Option Three Extension Premises	92
Option Two Extension Premises	92
person	86
Premises	1
Prior Owner	38
Prohibited Uses	8
Qualifying Lease	83
Qualifying Lease Notice	83
Qualifying Sublease	29
Rating Agency	29
Rating Threshold	43
Real Property	9
recognition agreement	48
Recorded Agreements	63
Records	21
Reimbursement Dispute Notice	21
Reimbursement Operating Expenses	9
Reimbursement Taxes	11
Rent Notice	93
Required Cert Proceeding	15
requirements of insurance bodies	85
Responding Party	95
Response Notice	94
Revocable Consent Agreement	91

TABLE OF DEFINED TERMS

Revocation Notice	94
Revocation Period	94
Second Extension Term	91
Second Ten Year Option	91
Service and Business Relationship Entities	34
SNDA Agreement	23
Specialty Alterations	50
Sublease Document	28
Sublease Income	31
Sublease Profit	31
Sublease Term	31
Submetering Cost	98
substantially the same	114
Succession Date	2
Superior Interests	105
Superior Lease	23
Superior Lessor	23
Superior Mortgage	23
Superior Mortgagee	23
Superior Mortgagee SNDA Agreement	24
System Area	102
Tax Payment	14
Tax Year	12
Taxes	11
Tenant	1, 86
Tenant Act	56
Tenant Compliance Capital Item	12
Tenant Party	55
Tenant R&M Capital Item	13
Tenant’s Collateral	48
Tenant’s Property	50
Tenant’s Submitted Value	96
Tenant-Funded Residual Cap Ex Amounts	13
Term	2
Terms	113
Third Extension Term	91
Third Ten Year Option	91
Trust Deed Holders	1
Undisputed Items	22
untenantable	60
UPS Area	102
UPS Battery System	102
Useful Life	14
Useful Life Estimate	18

LEASE (this “lease”), dated as of December 18, 2007 between 388 REALTY OWNER LLC, a Delaware limited liability company, having an office at c/o SL Green Realty Corp., 420 Lexington Avenue, New York, New York 10170 (“Landlord”) and CITIGROUP GLOBAL MARKETS INC., a New York corporation, having an office at 388 Greenwich Street, New York, New York 10013 (“Tenant”).

W I T N E S S E T H

WHEREAS, immediately prior to the date of this lease, Tenant owned fee title interest in and to the Land and the improvements thereon consisting of a forty (40) story building (the “Building”) known as 388 Greenwich Street, New York, New York. The Land is more particularly described in Exhibit A annexed hereto, which together with the Building comprise a part of the Real Property;

WHEREAS, immediately prior to the execution and delivery of this lease, Tenant conveyed its ownership interest in and to the Real Property to the Landlord named herein;

WHEREAS, Landlord currently owns the Real Property; and

WHEREAS, Tenant desires to lease the entire Real Property from Landlord for a term commencing on the date of this lease,

NOW, THEREFORE, for the mutual covenants herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby conclusively acknowledged, the parties hereto, for themselves, their successors and permitted assigns, hereby covenant as follows:

ARTICLE 1

Term and Fixed Rent

1.01. Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, upon and subject to the terms, covenants, provisions and conditions of this lease, the premises described in Section 1.02.

1.02. The premises (herein called the “Premises”) leased to Tenant shall consist of the entire Real Property, including, without limitation: the entire 2nd through 39th floors of the Building (each such floor is individually referred to herein an “Office Floor” and collectively as the “Office Floors”), the lobby of the Building (herein called the “Lobby”) and the basement of the Building (herein called the “Basement”). Landlord and Tenant hereby agree that the Premises shall be deemed to contain an aggregate of 1,869,752 rentable square feet (which is the area on which Fixed Rent is determined hereunder) comprised as follows:

Office Floors:

2nd Floor	37,396*	21st Floor	51,941
3rd Floor	47,097	22nd Floor	50,060
4th Floor	37,825	23rd Floor	50,060
5th Floor	51,664	24th Floor	50,060
6th Floor	52,522	25th Floor	50,060
7th Floor	52,522	26th Floor	49,863
8th Floor	52,522	27th Floor	49,812
9th Floor	52,522	28th Floor	50,058
10th Floor	52,522	29th Floor	50,054
11th Floor	52,522	30th Floor	49,211
12th Floor	28,404	31st Floor	50,544
13th Floor	36,257	32nd Floor	50,898
14th Floor	51,073	33rd Floor	50,896
15th Floor	51,073	34th Floor	50,896
16th Floor	51,072	35th Floor	47,082
17th Floor	51,011	36th Floor	47,082
18th Floor	50,346	37th Floor	47,082
19th Floor	51,932	38th Floor	47,082
20th Floor	51,941	39th Floor	38,780

Lobby:

Retail/Storage space	9,954

Basement:

Retail/Storage space	16,049

Subject to the terms, covenants, provisions and conditions of this lease, Landlord hereby grants to Tenant the exclusive right to use the Premises and to control the operation and management thereof.

1.03. The term of this lease (the “Term”) shall commence on the date of this lease (herein called the “Commencement Date”) and subject to the rights of Tenant to elect to extend the term of this lease pursuant to the provisions of Article 36 in which case the term of this lease shall end as of the last day of the applicable Extension Term, the term of this lease shall end at 11:59 p.m. on December 31, 2020 (the later of such

*	Includes 262 rentable square feet of storage space.

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dates is herein called the “Expiration Date”) or on such earlier date upon which the term of this lease shall expire or be canceled or terminated pursuant to any of the conditions or covenants of this lease or pursuant to law.

1.04. The rents shall be and consist of the following amounts with respect to the Premises:

(a) fixed rent (herein called “Fixed Rent”) at the rate of: (x) for the period commencing on the Commencement Date and ending on the last day of the first Lease Year, the sum of SEVENTY MILLION FOUR HUNDRED FOURTEEN THOUSAND EIGHT HUNDRED SIXTY AND 00/100 DOLLARS ($70,414,860.00) per annum ($37.66 per rentable square foot per annum and $5,867,905.00 per month) and (y) the Fixed Rent payable as of the day immediately preceding each anniversary of the Commencement Date shall be increased annually on each anniversary of the Commencement Date by the percentage increase in the CPI in effect for the month of October in the year in which the relevant anniversary of the Commencement Date occurs over the CPI in effect during the month of October for the immediately preceding Lease Year; provided, that, in no event shall the Fixed Rent in any given Lease Year (A) exceed 103.75% of the Fixed Rent in effect for the immediately preceding Lease Year, or (B) be an amount lower than the Fixed Rent for the immediately preceding Lease Year. Thus, for example, if (i) the Fixed Rent in the first Lease Year is $70,414,860.00, (ii) the CPI for October, 2007 is 200.1, and (iii) the CPI for October, 2008 is 204.8, the Fixed Rent for the second Lease Year would be $72,069,609.00 (i.e., $70,414,860.00 x 102.35%). By way of further example, if (i) the Fixed Rent in the second Lease Year is $72,069,609.00, (ii) the CPI for October, 2008 is 204.8, and (iii) the CPI for October, 2009 is 215.6, the Fixed Rent for the third Lease Year shall be capped at $74,772,219.00 (i.e., $72,069,609.00 x 103.75% (in lieu of 105.27% increase)). As used herein the term “Lease Year” shall mean each period of 12 consecutive calendar months beginning on the Commencement Date. If the Commencement Date is not the first day of a calendar month, the initial fractional calendar month together with the next 12 calendar months shall constitute the first Lease Year. Fixed Rent shall be payable commencing on the Commencement Date, and thereafter in monthly installments in advance on the first day of each and every calendar month during the Term, to be paid in lawful money of the United States to Landlord at its office, or such other place as Landlord shall designate on at least thirty (30) days advance written notice to Tenant, and

(b) additional rent (herein called “Additional Charges”) shall consist of any sums of money (other than Fixed Rent) that may become due from and payable by Tenant directly to Landlord pursuant to any express provision of this lease.

1.05. The number of rentable square feet set forth in Section 1.02 for each Office Floor and for the retail and storage space located in the Lobby and Basement shall be the basis for computing (i) Fixed Rent abatements or reductions in Fixed Rent pursuant to any of the provisions of this lease, if and when applicable, (ii) the rentable

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area of any Extension Premises comprising full floors, and (iii) Fixed Rent and Tenant’s Share under the Amended and Restated Lease.

1.06. Tenant covenants and agrees to pay Fixed Rent and Additional Charges promptly when due without notice or demand therefor, except as such notice or demand may be expressly provided for in this lease, and without any abatement, deduction or setoff for any reason whatsoever, except as may be expressly provided in this lease. Fixed Rent shall be paid by electronic funds transfer to an account designated from time to time by Landlord on at least thirty (30) days advance written notice to Tenant. Additional Charges shall be paid by good and sufficient check (subject to collection) drawn on a New York City bank which is a member of the New York Clearing House Association or a successor thereto.

1.07. If the Term commences on a day other than the first day of a calendar month, or if the Expiration Date (or such earlier date upon which the Term shall expire or be canceled or terminated pursuant to any of the conditions or covenants of this lease or pursuant to law), subject to the last sentence of this Section 1.07, occurs on a day other than the last day of a calendar month, the Fixed Rent and Additional Charges for the applicable partial calendar month shall be prorated in the manner provided in Section 1.09. In the event that this lease shall be terminated under the provisions of Article 22, or in the event that Landlord shall reenter the Premises under the provisions of Article 23, or in the event of the termination of this lease, or of reentry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, the payment of Fixed Rent and Additional Charges shall be paid in the manner provided in Article 23 or 24, as applicable.

1.08. No payment by Tenant or receipt or acceptance by Landlord of a lesser amount than the correct Fixed Rent shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance or pursue any other remedy in this lease or at law provided.

1.09. Any apportionments or prorations of Fixed Rent or Additional Charges to be made under this lease shall be computed on the basis of a 365-day year (based on the actual number of days in the period in question).

1.10. If any of the Fixed Rent or Additional Charges payable under the terms and provisions of this lease shall be or become uncollectible, reduced or required to be refunded because of any act or law enacted by a governmental authority, Tenant shall enter into such agreement(s) and take such other steps (without additional expense to Tenant) as Landlord may reasonably request and as may be legally permissible to permit Landlord to collect the maximum rents which from time to time during the continuance of such legal rent restriction may be legally permissible (but not in excess of the amounts reserved therefor under this lease). Upon the termination of such legal rent restriction,

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(a) the Fixed Rent and/or Additional Charges shall become and thereafter be payable in accordance with the amounts reserved herein for the periods following such termination, and (b) Tenant shall pay to Landlord promptly upon being billed, to the maximum extent legally permissible, an amount equal to (i) the Fixed Rent and/or Additional Charges which would have been paid pursuant to this lease but for such legal rent restriction less (ii) the rents paid by Tenant during the period such legal rent restriction was in effect. The provisions of this Section 1.10 shall have no applicability with respect to Benefits, or any program, law, rule or regulation of any governmental authority, quasi-governmental authority or public or private utility or similar entity designed to induce tenants to enter into, renew, expand or otherwise modify leases, perform tenant improvements or utilize energy-efficient appliances, or any other tenant-inducement program, law, rule or regulation; provided, however, that the provisions of this sentence shall not be construed in any manner to reduce the Fixed Rent payable under this lease unless and to the extent that Landlord is reimbursed or otherwise compensated for such reduction on a dollar-for-dollar basis by any governmental authority, quasi-governmental authority or public or private utility or similar or dissimilar entity.

1.11. Landlord shall be entitled to all rights and remedies provided herein or by law for a default, after the expiration of any applicable notice and cure period, in the payment of Additional Charges as are available to Landlord for a default, after the expiration of any applicable notice and cure period, in the payment of Fixed Rent.

1.12. This lease shall be deemed and construed to be a “net lease” and Tenant shall pay to Landlord, absolutely net throughout the Term, Fixed Rent, Additional Charges and other payments hereunder, free of any charges, assessments, impositions or deductions of any kind and without abatement, demand, notice, deduction or set-off of any kind, and under no circumstances or conditions, whether now existing or hereafter arising, or whether beyond the present contemplation of the parties, shall Landlord be expected or required to make any payment of any kind whatsoever or be under any other obligation or liability hereunder, except as expressly provided in this lease.

ARTICLE 2

Delivery and Use of Premises

2.01. (a) Tenant acknowledges that Tenant owned the Real Property immediately prior to the Commencement Date, and has inspected the Premises and is fully familiar with the condition thereof. Tenant has accepted the Premises in its “as is, where is, with all faults” condition, and Landlord shall not be required to perform any work, install any fixtures or equipment or render any services to make the Premises ready or suitable for Tenant’s occupancy.

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(b) Tenant hereby waives any right to rescind this lease under the provisions of Section 223(a) of the Real Property Law of the State of New York, and agrees that the provisions of this Section 2.01(b) are intended to constitute “an express provision to the contrary” within the meaning of said Section 223(a).

2.02. (a) Subject to any applicable Legal Requirements, the Premises may be used by Tenant and Tenant’s Affiliates and any persons claiming by, through or under Tenant (including, without limitation, any subtenants of Tenant permitted under Article 7) for any lawful purposes, including, without limitation, administrative, executive and general offices, trading facilities, data center and retail use (including, without limitation, a retail bank and automated teller machines). Notwithstanding the foregoing, Landlord makes no warranty or representation as to the suitability of all or any portion of the Premises for any use, including, without limitation, as a place of public assembly requiring a public assembly permit or a change in the Certificate of Occupancy for the Building or as to whether there will be adequate means of ingress and/or egress or adequate restroom facilities in the event that Tenant requires such a public assembly permit or such a change, and Landlord shall have no liability to Tenant in connection therewith (provided, however, that Landlord shall reasonably cooperate with Tenant’s application for any such public assembly permit or change in the Certificate of Occupancy, subject to Tenant’s obligation to reimburse Landlord for its out-of-pocket expenses, as more particularly set forth below), nor shall Landlord have any obligation to perform any alterations in or to the Premises in order to render it suitable for any use, including, without limitation, the issuance of a public assembly permit or for a change in the Certificate of Occupancy.

(b) Landlord agrees that throughout the Term, Landlord shall not change the Certificate of Occupancy for the Building unless consented to by Tenant (which consent may be granted or withheld by Tenant in its sole discretion).

2.03. If any governmental license or permit (other than a Certificate of Occupancy for the Building) shall be required for the proper and lawful conduct of Tenant’s business in the Premises or any part thereof, Tenant, at its expense, shall duly procure and thereafter maintain such license or permit and submit the same to Landlord for inspection within thirty (30) days after Landlord’s request therefor. Tenant shall at all times comply in all material respects with the terms and conditions of each such license or permit. Additionally, should Alterations or Tenant’s use of the Premises require any modification or amendment of any Certificate of Occupancy for the Building, Tenant shall, at its expense, take all commercially reasonable actions necessary to procure any such modification or amendment, provided that such action complies with Section 2.02 and shall not subject Landlord or any Landlord Party to any civil or criminal liability therefor (except to the extent that Tenant agrees to indemnify and hold harmless Landlord and all Landlord Parties from any such civil liability). Landlord shall cooperate with Tenant in connection with Tenant’s obtaining of any such governmental license or permit (including any permit required in connection with Tenant’s Alterations) or any

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application by Tenant for any amendment or modification to the Certificate of Occupancy for the Premises or any portion thereof as permitted hereunder, and Landlord shall reasonably promptly execute and deliver any applications, reports or related documents as may be requested by Tenant in connection therewith, provided that Tenant shall reimburse Landlord (as Additional Charges) for all reasonable out-of-pocket costs and expenses incurred by Landlord in connection with such cooperation and in effecting any such modification or amendment within thirty (30) days after demand therefor, accompanied by reasonably satisfactory documentation of such costs and expenses, and further provided that Tenant shall indemnify and hold harmless Landlord and all Landlord Parties from and against any claims arising in connection with such cooperation or in effecting such modification or amendment, other than any such claims arising from any incorrect information provided by Landlord in connection therewith. The foregoing provisions are not intended to be deemed Landlord’s consent to any use of the Premises not otherwise permitted hereunder nor to require Landlord to effect such modifications or amendments of any Certificate of Occupancy (without limiting Landlord’s obligations to cooperate with Tenant in connection with any such modifications or amendments as hereinabove set forth).

Notwithstanding anything to the contrary contained herein, Tenant shall not at any time use or occupy the Premises or suffer or permit anyone to use or occupy the Premises, or do anything in or upon the Premises, or suffer or permit anything to be done in, brought into or kept on the Premises, which shall (a) violate the Certificate of Occupancy for the Building; (b) cause injury to the Premises or any portion thereof or any equipment, facilities or systems therein; or (c) constitute a violation of any Legal Requirements.

2.04. Notwithstanding anything to the contrary contained in this lease, Tenant shall not lease or sublease any space in or upon the Real Property or the Building (including the Premises) to, or otherwise permit the use of any portion of the space in or on the Real Property or the Building by any tenants or occupants who would use the space for any of the following uses: (i) offices of any governmental agency or quasi-governmental agency, including with respect to any foreign government or the United Nations, an embassy or consulate office, or any agency or department of the foregoing; (ii) medical, dental or other therapeutic or diagnostic services as opposed to medical or health facilities referred to in Section 2.02(a)(viii) of the Amended and Restated Lease which are ancillary and incidental to Tenant’s primary use of the Premises, (iii) abortion clinics; (iv) manufacture, distribution or sale of pornography; (v) dry cleaning plants (as opposed to dry cleaning and laundry stores which do not perform, on site, dry cleaning services); (vi) establishments whose primary sales on their premises are alcoholic beverages; (vii) foreign governments and/or any other entity or person that is entitled to sovereign immunity; (viii) military recruitment office; (ix) retail use on any Office Floor with off-street public traffic; (x) residential or hotel purposes, (xi) school or classroom (but not training and classroom facilities that are ancillary to the use of the Premises for the uses permitted hereunder); (xii) manufacturing, and (xiii) any use that would violate any Legal Requirement or the Certificate of Occupancy for the Building or that is illegal.

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Each of the uses which are precluded by this Section 2.04 are herein called a “Prohibited Use”. Notwithstanding any of the foregoing, in no event shall any use of the Premises existing as of the date hereof by any Citigroup Tenant or permitted under any Current Occupancy Agreement (so long as any such Currency Occupancy Agreement is in effect, including any amendment, modification or renewal thereof) constitute a Prohibited Use with respect to the portion of the Premises so used unless such use is illegal or falls within the use specified in clauses (i) or (ii) above. Any dispute between Landlord and Tenant as to whether or not a proposed use constitutes a Prohibited Use shall be resolved by arbitration in accordance with the provisions of Article 37.

ARTICLE 3

Taxes and Operating Expenses

3.01. The terms defined below shall for the purposes of this lease have the meanings herein specified:

(a) “Landlord Compliance Capital Item” shall mean any repair or alteration which should be capitalized in accordance with generally accepted accounting principles, consistently applied (herein called “GAAP”) which is required to comply with any Legal Requirement in respect of the Premises or the use and occupation thereof, and which is made at any time during the Term following the tenth (10th) anniversary of the Commencement Date (the “Capital Date”), and which is not (i) included within the definition of Tenant Compliance Capital Item or (ii) a repair or alteration that was required to be performed prior to the Capital Date but was not performed at such time due to Tenant’s exercising its right to contest such Legal Requirement in accordance with Section 8.02(a), which repair or alteration shall be the sole responsibility of Tenant. Notwithstanding anything to the contrary contained in this lease: (i) in all instances in this lease where an item is required to be amortized in accordance with GAAP, it is agreed that such item shall be amortized over its Useful Life, (ii) the Useful Life of any such item shall be deemed to commence when such item has been installed and has been made operational, and (iii) any dispute between Landlord and Tenant over the Useful Life of an item shall be submitted to expedited arbitration in accordance with the provisions of Article 37.

(b) “Landlord R&M Capital Item” shall mean any repair or replacement in respect of the Premises or the use and occupation thereof (other than any Tenant R&M Capital Item) which should be capitalized in accordance with GAAP and which is made at any time during the Term following the Capital Date.

(c) “Landlord Reimbursement Amounts” shall mean the amounts of any Landlord Reimbursement Items.

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(d) “Landlord Reimbursement Items” shall mean, collectively, Reimbursement Operating Expenses, Reimbursement Taxes, Tenant-Funded Residual Cap Ex Amounts (to the extent not received by or on behalf of Tenant for such purpose from casualty insurance or condemnation proceeds) and any other items that are designated as Landlord Reimbursement Items in any other provision of this lease.

(e) “Net Taxes Additional Charges” shall mean the aggregate of Tax Payments less Reimbursement Taxes.

(f) “Operating Expenses” shall mean all amounts paid by Tenant in connection with the repair, replacement, maintenance, operation, and/or the security of the Real Property prior to and during the Term, except to the extent that such costs constitute Taxes.

(g) “Real Property” shall mean, collectively, the Building and all fixtures, facilities, machinery, equipment and other personal property used in the operation, maintenance and/or repair thereof, including, but not limited to, all cables, fans, pumps, boilers, heating and cooling equipment, wiring and electrical fixtures and metering, control and distribution equipment, component parts of the HVAC, electrical, plumbing, elevator and any life or property protection systems (including, without limitation, sprinkler systems), window washing equipment and snow removal equipment), the Land, any property beneath the Land, the curbs, sidewalks and plazas on and/or immediately adjoining the Land, and all easements, air rights, development rights and other appurtenances benefiting the Building or the Land or both the Land and the Building but excluding “Floor Area Development Rights” (as defined in the Zoning Resolution of the City of New York, effective as of December 15, 1961, as amended from time to time), if any, attributable to the Building.

(h) “Reimbursement Operating Expenses” shall mean that portion, if any, of the Operating Expenses paid by Tenant pursuant to the terms hereof which represents:

(1)	with respect to any Landlord Compliance Capital Item or Landlord R&M Capital Item which has a Useful Life that extends beyond the Expiration Date (herein collectively called an “Extended Landlord Capital Item”), that portion of the cost of any such Extended Landlord Capital Item that is allocable to the portion of its Useful Life occurring after the Expiration Date amortized on a straight-line basis in accordance with GAAP; provided, however, that

(i) with respect to any Extended Landlord Capital Item performed after the Capital Date during the initial term of this lease or during any Extension Term, if Tenant has exercised an Extension Option with respect to less than the

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entire Premises, then only the portion of the cost of any such Extended Landlord Capital Item that relates to the portion of its Useful Life occurring after the Expiration Date that is allocable to the portion of the Premises with respect to which Tenant has not exercised the Extension Option will constitute Reimbursement Operating Expenses, and

(ii) with respect to any Extended Landlord Capital Item performed after the Capital Date during the initial term or any of the Extension Terms where there remain no further Extension Terms, or Tenant has not exercised an option for the forthcoming Extension Term, then the portion of the cost of such Extended Landlord Capital Item that relates to the portion of its Useful Life occurring after the Expiration Date will constitute Reimbursement Operating Expenses.

To illustrate and without limitation:

if Tenant shall have exercised the First Ten Year Option with respect to 80% of the Premises and on the first day of the last year of the initial term of this lease, Tenant pays $10,000 to replace a component of the Building’s base building air conditioning system which constitutes a Landlord Compliance Capital Item or a Landlord R&M Capital Item and has a Useful Life of ten (10) years, the sum of $1,800 will constitute Reimbursement Operating Expenses, representing 20% of the $9,000 portion of such cost attributable to the period following the expiration of the initial term of this lease; and

if with two (2) years remaining in the Third Extension Term, Tenant pays $10,000 to replace a component of the Building’s base building air conditioning system which constitutes a Landlord Compliance Capital Item or a Landlord R&M Capital Item and has a Useful Life of ten (10) years, the sum of $8,000 will constitute Reimbursement Operating Expenses.

(2)

amounts paid by Tenant which are thereafter reimbursed or credited to Landlord, whether by insurance or casualty proceeds or condemnation proceeds, warrantees or otherwise, together with interest thereon to the extent received by Landlord (except to the

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extent, but only to the extent, that Tenant is an indirect beneficiary of such reimbursement or credit); and

(3)	expenses paid by Tenant and reimbursed directly to Landlord by third parties.

(i) “Reimbursement Taxes” shall mean any taxes that are payable by Landlord and are paid by Tenant on behalf of Landlord pursuant to this lease which are excluded from the definition of Taxes or which are allocable to the period occurring after the Expiration Date.

(j) “Taxes” shall mean (i) the real estate taxes, vault taxes, water and sewer rents, use and occupancy taxes, licenses and permit fees and other governmental levies and charges, assessments and special assessments and business improvement district or similar charges levied, assessed or imposed upon or with respect to the Real Property by any federal, state, municipal or other governments or governmental bodies or authorities (after giving effect to any tax credits, exemptions and abatements) and (ii) all taxes assessed or imposed with respect to the rentals payable hereunder other than general income and gross receipts taxes, or in respect of any franchise, easement, right, license or permit appurtenant to the use of the Premises, and in the case of any item under clause (i) or (ii), whether general and special, ordinary and extraordinary, unforeseen and foreseen of any kind and nature whatsoever. If at any time during the Term the methods of taxation prevailing on the date hereof shall be altered so that in lieu of, or as an addition to or as a substitute for, the whole or any part of such taxes under clause (i) or (ii), there shall be levied, assessed or imposed upon or with respect to the Real Property (A) a tax, assessment, levy, imposition, license fee or charge wholly or partially as a capital levy or otherwise on the rents received therefrom, or (B) any other such additional or substitute tax, assessment, levy, imposition, fee or charge, then all such taxes, assessments, levies, impositions, fees or charges or the part thereof so measured or based shall be deemed to be included within the term “Taxes” for the purposes hereof. Any dispute between Landlord and Tenant as to whether any taxes, assessments, levies, impositions, fees or charges should be included in Taxes as amounts which are includable on the basis that they are “in addition to” Taxes in accordance with the proviso at the end of the immediately preceding sentence shall be determined by expedited arbitration in accordance with the provisions of Article 37. Notwithstanding anything to the contrary contained herein, the term “Taxes” shall exclude any taxes imposed in connection with a transfer of the Real Property or any refinancing thereof (for example but without limitation, transfer taxes and mortgage recording taxes); it being understood and agreed for the avoidance of doubt, Taxes shall include any increase in the amount of any tax described in clause (i) and (ii) of this paragraph due to any such transfer or refinancing, and shall further exclude any net income, franchise or “value added” tax, inheritance tax or estate tax imposed or constituting a lien upon Landlord or all or any part of the Building or the Land, except to the extent, but only to the extent, that any of the foregoing are hereafter assessed against owners or lessors of real property

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in their capacity as such (as opposed to any such taxes which are of general applicability) in lieu of, in addition to or as a substitute for, the whole or any part of such the taxes described in clause (i) and (ii) of this paragraph). Notwithstanding anything to the contrary contained in this lease, if an assessed valuation of the Land or Building shall include an assessed valuation amount allocable to (x) an addition of new space in the Building made by or behalf of Landlord or any other party to which Landlord may have conveyed such right (without suggesting that Landlord or any other party shall have the right to add new space to the Building without Tenant’s written consent, which consent Tenant shall have the right to withhold in its sole discretion), or (y) to an addition of an amenity in the Building made by or behalf of Landlord or any other party to which Landlord may have conveyed such right which is not available for the use or benefit of Tenant (without suggesting that Landlord or any other party shall have the right to add any such amenity to the Building without Tenant’s written consent, which consent Tenant shall have the right to withhold in its sole discretion), then in any such case which occurs after the date of this lease, then the computation of Taxes shall not include any amount which would otherwise constitute Taxes payable by reason of the addition of such new space or amenity, as the case may be.

(k) “Tax Year” shall mean each period of twelve (12) months, commencing on the first day of July of each such period, in which occurs any part of the Term, or such other period of twelve (12) months occurring during the Term as hereafter may be duly adopted as the fiscal year for real estate tax purposes of the City of New York.

(l) “Tenant Compliance Capital Item” shall mean any repair, replacement or alteration which should be capitalized in accordance with GAAP and which is required to comply with any Legal Requirement in respect of the Premises arising from (a) Tenant’s particular manner of use of the Premises (other than arising out of the mere use of the Premises as executive and general offices or retail purposes or which are of a building wide application), (b) the particular manner of conduct of Tenant’s business or operation of its installations, equipment or other property therein (other than arising out of the mere use of the Premises as executive and general offices or retail purposes or which are of a building wide application), (c) any cause or condition created by or at the instance of Tenant (other than the mere use of the Premises as executive and general offices or retail purposes or which are of a building wide application), (d) the breach of any of Tenant’s obligations hereunder, or (e) the negligence of Tenant or any of its agents (provided and to the extent applicable that Landlord has purchased the insurance required to be carried by Landlord pursuant to Article 9 and the insurance carrier fails or refuses to provide coverage with respect to such negligence, and provided further that Landlord shall file a claim with its insurance carrier for the cost of any such repair, replacement or alteration, diligently prosecute such claim and pay over to Tenant any amounts recovered from such insurance carrier in connection therewith, not to exceed the amounts actually paid by Tenant with respect to such repair, replacement or alteration); it being understood and agreed that unless the

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need for the same arises out of one or more of the causes set forth in clauses (a) through (e) of above, from and after the Capital Date, if any, the term “Tenant Compliance Capital Item” shall not include (w) structural repairs or alterations in or to the Premises (other than Leasehold Improvements), (x) repairs or alterations to the vertical portions of Building Systems or facilities serving the Premises or to any portions of Building Systems (but shall include repairs to horizontal extensions of, or Alterations to, such Building Systems or facilities that do serve the Premises, such as electrical or HVAC distribution within Office Floors), or (y) repairs or alterations to the exterior walls or the windows of the Building or the portions of any window sills outside such windows, in any such case which should be capitalized in accordance with GAAP and which are required to comply with any Legal Requirement.

(m) “Tenant-Funded Residual Cap Ex Amounts” shall mean those portions, if any, of the cost of any Landlord Compliance Capital Item or Landlord R&M Capital Item paid for by Tenant as Operating Expenses and not otherwise included in Reimbursement Operating Expenses, which is allocable to the Useful Life of such Landlord Compliance Capital Item or Landlord R&M Capital Item occurring after (i) the early termination of this lease (subject to the provisions of Section 3.05(b)) or (ii) the non-occurrence of the Extension Term after Tenant shall have exercised an Extension Option with respect thereto, in any of the cases described above for any reason whatsoever.

(n) “Tenant R&M Capital Item” shall mean any repair or replacement in and to the Premises which should be capitalized in accordance with GAAP arising from (a) the performance, existence or removal of Leasehold Improvements, (b) the installation, use or operation of Tenant’s Property, (c) the moving of Tenant’s Property in or out of the Building, (d) the act, omission (where an affirmative duty to act exists), misuse or neglect of Tenant or any of its subtenants or its or their employees, agents, contractors or invitees (provided and to the extent that Landlord has purchased the insurance required to be carried by Landlord pursuant to Article 9 and the insurance carrier fails or refuses to provide coverage with respect to such act, omission, misuse or neglect, and provided further that Landlord shall file a claim with its insurance carrier for the cost of any such repair or replacement, diligently prosecute such claim and pay over to Tenant any amounts recovered from such insurance carrier in connection therewith, not to exceed the amounts actually paid by Tenant with respect to such repair or replacement), (e) Tenant’s particular manner of use of the Premises (other than arising out of the mere use of the Premises as executive and general offices or retail purpose) or (f) design flaws in any of Tenant’s plans and specifications for Leasehold Improvements. Tenant R&M Capital Item shall not include (i) repairs to or replacements of any structural elements of the Building which should be capitalized in accordance with GAAP, (ii) repairs to or replacements of the vertical portions of Building Systems or facilities serving the Premises which should be capitalized in accordance with GAAP (i.e., excluding repairs to or replacements of horizontal extensions of or Alterations to such Building Systems or facilities, such as electrical or HVAC distribution within an

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Office Floor) or (iii) repairs to or replacements of the exterior walls or the windows of the Building, or the portions of any window sills outside such windows, in any case except to the extent, but only to the extent, the need for such repairs or replacements arises prior to the Capital Date, if any, or out of one or more of the causes set forth in clauses (a) through (f) above. Furthermore, Tenant R&M Capital Item shall not include any item of repair or replacement the need for which arises from Landlord’s negligence or willful misconduct (provided that Tenant has purchased the insurance required to be carried by Tenant pursuant to Article 9 and the insurance carrier fails or refuses to provide coverage with respect to such negligence, and provided further that Tenant shall file a claim with its insurance carrier for the cost of any such repair or replacement, diligently prosecute such claim and pay over to Landlord any amounts recovered from such insurance carrier in connection therewith, not to exceed the amounts actually paid by Landlord with respect to such repair, replacement or alteration), and the entire cost of any such item shall constitute a Landlord Reimbursement Item except to the extent that Tenant is paid any insurance proceeds in connection therewith.

(o) “Useful Life” shall mean, with respect to any item, the useful life of such item as determined in accordance with GAAP, if and to the extent that GAAP provides a basis for determining such useful life, but in each case not to exceed fifteen (15) years with respect to any item.

3.02. (a) Tenant shall pay directly to the City of New York or other applicable taxing authority, as Additional Charges, an amount (herein called the “Tax Payment”) equal to one hundred percent (100%) of the Taxes payable for each Tax Year or part thereof which shall occur during and prior to the Term. Subject to Section 3.02(c), the Tax Payments shall be made as and when they are due and payable without penalty (but with interest to the extent permissible) to the City of New York or other applicable taxing authority and Tenant shall contemporaneously provide Landlord with evidence of such payment; provided, however, Tenant may pay Taxes in installments (together with interest on any deferred payments) if permitted by the applicable authorities.

(b) If Landlord or Tenant shall receive any refund or credit with respect to any Tax Payment made by Tenant (whether on, prior to or following the Commencement Date), the entire amount of such refund or credit shall be payable to Tenant, except to the extent, but only to the extent, if any, that such refund or credit is with respect to Reimbursement Taxes which have been paid to Tenant.

(c) (i) Subject to compliance with the requirements of Section 3.02(c)(ii), Tenant, at Tenant’s sole cost and expense, shall have the exclusive right to seek reductions in the real estate taxes and/or the assessed valuation of the Real Property and prosecute any action or proceeding in connection therewith by appropriate proceedings diligently conducted in good faith, in accordance with the Charter and Administrative Code of New York City. Notwithstanding the foregoing, during the last

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two (2) years of the Term (taking into account any Extension Option exercised by Tenant) Tenant, at Tenant’s sole cost and expense, shall exercise such right with respect to said last two (2) years (herein called a “Required Cert Proceeding”); provided, however, that Tenant shall not be required to do so for any such year if Tenant obtains and provides to Landlord with respect to such year a letter from a recognized certiorari attorney or consultant that, in such person’s opinion, it would not be advisable or productive to bring any such application or proceeding (without taking into account any considerations with respect to any other properties owned by Tenant or any affiliate of Tenant in the City of New York). In connection with any Required Cert Proceeding, Landlord shall have the right to attend all meetings between Tenant and Tenant’s certiorari attorney and/or consultant, and Tenant shall act reasonably in accepting Landlord’s recommendations in connection with any such Required Cert Proceeding. If Tenant elects to exercise such rights (or if Tenant is required to exercise such rights pursuant to the foregoing provisions of this Section), Landlord will offer no objection and, at the request of Tenant, will cooperate in all reasonable respects with Tenant in effecting any such reduction, abatement or refund. Landlord shall not be required to join in any proceedings referred to in this Section unless the provisions of any law, rule or regulation at the time in effect shall require that such proceedings be brought by and/or in the name of Landlord or any owner of the Real Property, in which event Landlord shall join in such proceedings or permit the same to be brought in its name, subject to the following: (1) Landlord’s sole obligation in that regard shall be to execute documents, and undertake other ministerial acts, which must be executed by Landlord or any owner of the Real Property (and Landlord shall never be obligated to execute any such documents unless the information set forth therein is accurate in all material respects and such documents are otherwise in form reasonably acceptable to it); (2) any document submitted by Tenant to Landlord shall be deemed accompanied by Tenant’s certification that the information set forth in such document is accurate in all respects; and (3) Tenant shall indemnify, defend and save Landlord free and harmless from and against any claims, liabilities, costs and expenses (including, without limitation, reasonable counsel fees) incurred in connection with, or otherwise resulting from such proceedings (including, without limitation, those incurred in connection with, or otherwise resulting from, Landlord’s execution of any such documents or Landlord’s taking of any such ministerial acts).

(ii) Tenant shall have the right to contest, at its sole cost and expense, the amount or validity, in whole or in part, of any Taxes by appropriate proceedings diligently conducted in good faith, if, and only as long as:

(A) Neither the Real Property nor any part thereof, could be, by reason of such postponement or deferment, in danger of being forfeited and Landlord is not in danger of being subjected to criminal liability or penalty or civil liability or penalty by reason of nonpayment thereof, and

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(B) Tenant shall have timely paid the Taxes in full prior to such challenge; provided, however, if any such payment would void or render moot any such challenge and that to the extent Legal Requirements permit Tenant to challenge any real estate taxes prior to the payment of the same, then Tenant may so challenge such Taxes prior to the payment thereof.

(iii) On or prior to the Expiration Date, Tenant shall assign to Landlord the prosecution of any on-going contest referred to in this Section 3.02(c) which effects a Tax Year subsequent to the Expiration Date. In any such event, Landlord shall pursue such contest in good faith and to the extent following the Expiration Date the Amended and Restated Lease comes into effect, the provisions of Section 3.02(c) of the Amended and Restated Lease shall apply. Landlord shall have not have the right to settle any contest which effects a Tax Year prior to and/or including the Expiration Date without the consent of Tenant, which consent shall not be unreasonably withheld. The provisions of Section 3.02(b) shall apply to any refund of Taxes resulting from the prosecution of any such contest so assigned to Landlord to the extent any such refund relates to the period prior to and including the Expiration Date.

3.03. (a) Subject to the applicable terms and conditions of this lease, Tenant shall (or shall cause its managing agent to), at its sole cost and expense, manage and operate the Real Property in accordance with the First-Class Landlord Standard and make repairs and replacements thereto (including, without limitation, any such repairs or replacements that constitute Landlord Compliance Capital Items or Landlord R&M Capital Items, subject to reimbursement of all or a portion of the cost thereof to the extent required in accordance with the provisions of this Article 3 and except as otherwise provided in Section 3.04(d)) in accordance with Article 13 hereof. Subject to the applicable terms and conditions of this lease, Tenant shall also, at its sole cost and expense (but subject to reimbursement of any Landlord Reimbursement Amounts in accordance with this Article 3), provide such services to the Premises as may be required by Tenant and any persons claiming by, through or under Tenant.

(b) On the Commencement Date, Landlord shall make available to Tenant, and provide Tenant with the benefit of, all licenses, permits, approvals, authorizations, guaranties and warranties required for the use and operation of the Buildings which were assigned to Landlord, if any, in connection with the acquisition of the Real Property and, in furtherance of the foregoing, Landlord and Tenant shall enter into such agreements, on terms mutually satisfactory to the parties thereto, as may necessary, to provide Tenant with the benefit of such licenses, permits, approvals, authorizations, guaranties and warranties as may be required for the use and operation of the Premises.

(c) To the extent requested by Landlord, Tenant will schedule meetings with Landlord at the Building (but not more frequently than once every three

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(3) months during which Tenant (and/or Tenant’s managing agent) will advise Landlord as to matters related to the management, operation and maintenance of the Building; provided that if Tenant has elected not to renew this lease for any Extension Term or has elected to renew this lease for less than the entire Premises, during the last eighteen (18) months of the then current term, Tenant and Landlord shall meet more frequently in order to facilitate a smooth transition of the Premises upon expiration of this lease or commencement of the Amended and Restated Lease, as applicable). Furthermore, Landlord and persons authorized by Landlord shall have the right, at scheduled times to be mutually agreed to by Tenant and Landlord (but not more frequently than once per month; provided that if Tenant has elected not to renew this lease for any Extension Term or has elected to renew this lease for less than the entire Premises, during the last eighteen (18) months of the then current term, more frequently than as aforementioned in order to facilitate a smooth transition of the Premises upon expiration of this lease or commencement of the Amended and Restated Lease, as applicable) or in the case of an emergency, to enter and/or pass through the Premises to inspect the Premises provided Landlord shall use reasonable efforts to minimize any interference with Tenant’s business operations and shall be accompanied by a designated representative of Tenant if Tenant shall have made such representative available. Notwithstanding the foregoing, Landlord acknowledges that Tenant may, from time to time, have certain security or confidentiality requirements such that portions of the Premises shall be locked and/or inaccessible to persons unauthorized by Tenant and such areas will not be made available to Landlord except in the case of an emergency. The provisions of this Section 3.03(b) shall not restrict Landlord’s right to access the Premises in accordance with Section 16.01 and Section 16.02.

(d) Tenant shall keep and maintain at all times full and correct copies of all material licenses, permits, guarantees and warranties, with respect to the operation and maintenance of the Real Property, and all material records in connection with repairs and Alterations to, and service and maintenance of, the Real Property and in connection with the operation of the Real Property in general (in contradiction to the operation of Tenant’s business), and shall preserve the foregoing for a period of six (6) years (collectively, “Material Documents”). Within thirty (30) days after request by Landlord (but no more often than once in any period of twelve (12) months; provided that if Tenant has elected not to renew this lease for any Extension Term or has elected to renew this lease for less than the entire Premises, during the last eighteen (18) months of the applicable term, more frequently than as aforementioned in order to facilitate a smooth transition of the Premises upon expiration of this lease or commencement of the Amended and Restated Lease, as applicable), Tenant shall make said Material Documents available from time to time for inspection by Landlord and Landlord’s designee during reasonable business hours at a location designated by Tenant in New York City, and, at Landlord’s request, at Landlord’s sole cost and expense, Landlord can make copies thereof. Landlord agrees, and shall cause its designee to agree, to keep confidential any and all information contained in such Material Documents, except as may be required (1) by applicable Legal Requirements or (2) by a court of competent

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jurisdiction or arbitrator or in connection with any action or proceeding before a court of competent jurisdiction or arbitrator; or (3) to Landlord’s attorneys, accountants and other professionals; and Landlord will confirm and cause its designee to confirm such agreement in a separate written agreement, if requested by Tenant.

(e) Tenant shall not change or seek to change in any manner the “zoning lots” or “tax lots” which currently constitute the Real Property or use, transfer or encumber in any manner any “Floor Area Development Rights” attributable to the Real Property, if any, and not currently used in the Premises, in each case without the prior written consent of Landlord, which consent may be granted or withheld in Landlord’s sole discretion. Landlord shall not change or seek to change in any manner the “zoning lots” or “tax lots” which currently constitute the Real Property nor shall Landlord or any other party to whom Landlord may transfer any “Floor Area Development Rights” attributable to the Real Property, if any, add space to, or otherwise increase the size of, the Building pursuant to such Floor Area Development Rights, if any, or otherwise so long as this lease is in effect.

(f) In order to compensate Landlord for the costs incurred by Landlord in reviewing and administering this lease, Tenant agrees to pay to Landlord, as Additional Charges, an amount equal to Five Hundred Thousand and 00/100 ($500,000.00) Dollars per annum payable in equal monthly installments of $41,666.66 on the first day of each month during the Term.

3.04. (a) Except in the case of an emergency, or as otherwise may be required by Legal Requirements, Tenant, before proceeding with any repair, alteration or improvement which Tenant intends to treat as an Extended Landlord Capital Item, shall give a notice to Landlord (herein called an “Extended Landlord Capital Item Notice”), setting forth (i) an explanation of the facts which lead Tenant to determine that a prudent non-institutional owner of a Comparable Building would perform such Extended Landlord Capital Item at such time (herein called the “First-Class Landlord Standard”), (ii) the estimated cost of such Extended Landlord Capital Item (herein called the (“Extended Item Cost”), (iii) Tenant’s determination of the Useful Life of such Extended Landlord Capital Item (herein called the “Useful Life Estimate”) an/or (iv) whether a prudent non-institutional owner of a Comparable Building in the ordinary course of business would have performed such Extended Landlord Capital Item prior to the Capital Date (herein called “Delayed Performance”). If Tenant proceeds to perform an Extended Landlord Capital Item on an emergency basis or as otherwise set forth above, Tenant shall promptly give an Extended Landlord Capital Item Notice in connection therewith. Landlord shall have the right, which may be exercised within fifteen (15) Business Days following the giving of an Extended Landlord Capital Item Notice, to give a notice to Tenant (herein called an “Extended Item Response Notice”), (x) disputing (A) whether the First-Class Landlord Standard has been met, (B) the Extended Item Cost and/or (C) the Useful Life Estimate, or (y) subject to the provisions of Section 3.04(d) below, electing not to reimburse Tenant for the subject Extended

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Landlord Capital Item (“Non-Reimbursement Election”). In the event that Landlord fails to give an Extended Item Response Notice within such fifteen (15) Business Day period, Tenant shall have the right to give a second notice to Landlord, which notice shall state that if Landlord fails to give an Extended Item Response Notice within five (5) Business Days after the giving of such second notice to Tenant, time being of the essence with respect to the giving of the Extended Item Response Notice, then Landlord shall be deemed to have waived its right to dispute the three items set forth in the Extended Landlord Capital Item Notice and/or elect not to reimburse Tenant for the subject Extended Landlord Capital Item subject to Section 3.04(d). In the event that Landlord fails to give an Extended Item Response Notice within such five (5) Business Day period, or in the event that Landlord gives a timely Extended Item Response Notice which fails to dispute one or more of the three items set forth in the Extended Landlord Capital Item Notice, Landlord shall be deemed to have waived its right to dispute either all of such items or the items which Landlord failed to dispute in its Extended Item Response Notice, as the case may be. Tenant shall have the right, subject to the provisions of Article 11 and the provisions of this Section 3.04 setting forth Landlord’s dispute rights, to proceed with the performance of an Extended Landlord Capital Item notwithstanding that Landlord may have given an Extended Item Response Notice and the dispute set forth therein has not been resolved, or prior to the expiration of the time period in which Landlord has the right to give an Extended Item Response Notice.

(b) If Landlord gives a timely Extended Item Response Notice and the parties are unable to resolve the dispute within ten (10) Business Days after the giving of the Extended Item Response Notice, either party, at any time thereafter, may submit the dispute to a binding, expedited arbitration in accordance with the provisions of Article 37. If an arbitrator appointed in accordance with Article 37 determines that Tenant failed to meet the First-Class Landlord Standard and that the repair, improvement or alteration in question was unnecessary or that the repair or alteration in question was the subject of Delayed Performance, then the repair, improvement or alteration in question shall not be treated as an Extended Landlord Capital Item, and Landlord shall not be required to reimburse Tenant for any portion of the cost of such repair, improvement or alteration. If an arbitrator appointed in accordance with Article 37 determines that Tenant failed to meet the First-Class Landlord Standard, but that a less expensive repair, improvement or alteration would have been made by a first-class non-institutional owner of a Comparable Building at that time, then such arbitrator shall set an Extended Item Cost and Useful Life Estimate to be used by the parties to calculate the appropriate amount of Reimbursement Operating Expenses in connection therewith. If an arbitrator appointed in accordance with Article 37 determines that Tenant succeeded in meeting the First-Class Landlord Standard, but disagrees with the Extended Item Cost and/or the Useful Life Estimate contained in the Extended Landlord Capital Item Notice, then such arbitrator shall set an Extended Item Cost and/or Useful Life Estimate to be used by the parties to calculate the appropriate amount of Reimbursement Operating Expenses in connection therewith.

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(c) With respect to any repair, alteration or improvement performed by Tenant which is treated as an Extended Landlord Capital Item, Tenant shall provide to Landlord, within a reasonable time after completion of such repair, alteration or improvement, (i) reasonable evidence of payment in full for such repair, alteration or improvement together with an amortization schedule for such item prepared in accordance with Section 3.01(i)(1), (ii) copies of any sign-offs required to be issued by the New York City Department of Buildings in connection therewith, (iii) lien waivers from the contractors who shall have performed such repair, alteration or improvement, and (iv) a certificate signed by Tenant’s architect certifying as to the completion of same. Landlord’s obligation to pay any Landlord Reimbursement Amounts payable by Landlord hereunder with respect to any such repair, alteration or improvement shall be conditioned upon Landlord’s receipt of the foregoing items to the extent applicable to such Extended Landlord Capital Item.

(d) Notwithstanding anything to the contrary contained in Section 3.04(a), Landlord shall only be entitled to make a Non-Reimbursement Election if (x) at the time of the giving of such Extended Capital Item Notice Tenant has not exercised an Extension Option which extends the Term beyond the then current Term of this lease or the Amended and Restated Lease (i.e., Landlord shall only be entitled to make the election under this clause (x) if there are three (3) or less years remaining in the Term and Tenant has not exercised any Extension Option set forth in Article 36), and (y) in lieu of performing such Extended Landlord Capital Item, it is feasible not to diminish Building services below those generally provided by prudent non-institutional owners of Comparable Buildings (other than to a de minimis degree) through a repair and maintenance program (“Alternative R&M Program”) with respect to the system or item in question; it being understood and agreed that if such Extended Landlord Capital Item can be avoided through an Alternative R&M Program, Landlord shall be obligated to pay to Tenant an amount equal to the excess, if any, of (A) the cost the Alternative R&M Program, over (B) the portion of the cost of the Extended Landlord Capital Item that Tenant would have otherwise been responsible for under this Section 3.04 had such Extended Landlord Capital Item been made, which amount shall be payable by Landlord within thirty (30) days following Tenant’s submission to Landlord of an invoice therefor together with documentation reasonably evidencing such excess cost. Any dispute between the parties regarding the subject matter of this Section 3.04(d) may be resolved by expedited arbitration pursuant to Article 37.

3.05. (a) At any time from and after the Expiration Date (or in the case Tenant exercises an Extension Option for less than the entire Premises, at any time following the commencement date of the applicable Extension Term with respect to the portion of Landlord Reimbursement Amounts that are allocable to the portion of the Premises that was not extended), Tenant shall have the right to issue invoices to Landlord for Landlord Reimbursement Amounts (each, a “Landlord Reimbursement Notice”). Subject to the provisions of Section 3.04 and this Section 3.05, Landlord shall pay to Tenant the Landlord Reimbursement Amounts shown on any Landlord Reimbursement

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Notice within thirty (30) days after the giving of such Landlord Reimbursement Notice. Subject to the provisions of Section 3.04 and this Section 3.05, in the event that Landlord fails to pay any Landlord Reimbursement Amounts within such thirty (30) day period, and, after the expiration of such thirty (30) day period, such failure continues for an additional five (5) Business Days after written notice thereof has been given to Landlord, such Landlord Reimbursement Amounts shall bear interest at the Interest Rate from the date on which the Landlord Reimbursement Notice is deemed given in accordance with the provisions of Article 29 until paid.

(b) In the event that this lease shall be terminated under the provisions of Article 22, or in the event that Landlord shall reenter the Premises under the provisions of Article 23, or in the event of the termination of this lease, or of reentry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, any Landlord Reimbursement Amounts that are then or shall thereafter become due and payable to Tenant hereunder shall be applied as a credit against any sums, including, without limitation, damages, due Landlord hereunder (but only to the extent that Landlord otherwise recovers the full measure of the damages to which it is entitled under this lease) and Landlord shall have no obligation to pay same except to the extent the Landlord Reimbursement Amounts exceeds Landlord’s full measure of damages.

(c) Landlord shall have the right, upon reasonable prior notice to Tenant, which may be given by Landlord within ninety (90) days following the giving of a Landlord Reimbursement Notice (such notice being herein called the “Audit Notice”; and such period being herein called the “Audit Period”), to have Landlord’s designated Audit Representative (as designated in such Audit Notice) examine Tenant’s books and records (collectively “Records”) with respect to the Landlord Reimbursement Item set forth in such Landlord Reimbursement Notice (provided that any such audit shall be completed within the Audit Period) at a location designated by Tenant, and, within ten (10) Business Days after completion of such audit (herein called the “Dispute Period”), to give a notice to Tenant (herein called a “Reimbursement Dispute Notice”), time being of the essence with respect to the giving of both the Audit Notice and the Reimbursement Dispute Notice, disputing (i) the appropriateness of any Landlord Reimbursement Item set forth in a Landlord Reimbursement Notice or (ii) the calculation of any Landlord Reimbursement Amount set forth in any Landlord Reimbursement Notice; provided, that, in no event shall Landlord be entitled to dispute any matter relating to any Extended Landlord Capital Item that Landlord was entitled to dispute under Section 3.04 and which Landlord did not dispute, was deemed to have waived or was otherwise resolved in Tenant’s favor. For example and without limitation, if Landlord failed to dispute an Extended Item Cost set forth in a Extended Landlord Capital Item Notice, Landlord shall only have the right to dispute that portion of such Extended Item Cost set forth in a Landlord Reimbursement Notice that exceeds the Extended Item Cost set forth in the Extended Landlord Capital Item Notice for the particular item in question. In making such examination, Landlord agrees, and shall cause

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its Audit Representative to agree, to keep confidential (A) any and all information contained in such Records and (B) the circumstances and details pertaining to such examination and any dispute or settlement between Landlord and Tenant arising out of such examination, except as may be required (1) by applicable Legal Requirements or (2) by a court of competent jurisdiction or arbitrator or in connection with any action or proceeding before a court of competent jurisdiction or arbitrator, or (3) to Landlord’s attorneys, accountants and other professionals in connection with any dispute between Landlord and Tenant; and Landlord will confirm and cause its Audit Representative to confirm such agreement in a separate written agreement, if requested by Tenant. In the event that Landlord fails to give a timely Reimbursement Dispute Notice, or gives a timely Reimbursement Dispute Notice which fails to dispute one or more of the items set forth in the Landlord Reimbursement Notice, Landlord shall be deemed to have waived its right to dispute either all of such items or the items which Landlord failed to dispute in its Reimbursement Dispute Notice (the “Undisputed Items”), as the case may be, and notwithstanding the delivery by Landlord of a Reimbursement Dispute Notice, Landlord shall pay the Landlord Reimbursement Amounts with respect to any Undisputed Items within the period required by Section 3.05(a). If Landlord gives a timely Reimbursement Dispute Notice and the parties are unable to resolve the dispute within ten (10) Business Days after the giving of the Reimbursement Dispute Notice, either party, at any time thereafter, may submit the dispute to a binding, expedited arbitration in accordance with the provisions of Article 37. For purposes hereof, the term “Audit Representative” shall mean either (x) a firm of Certified Public Accountants licensed to do business in the State of New York and having not less than ten (10) partners, principals or members, (y) an employee of Landlord or (z) a locally-recognized professional having not less than ten (10) years of expertise in reviewing and/or auditing operating expense statements of first-class office buildings in midtown Manhattan.

(d) If and to the extent that (x) Landlord shall fail to pay any Landlord Reimbursement Amount within the Audit Period and Landlord shall not have given a timely Audit Notice in connection therewith, or (y) Landlord shall fail to pay any Landlord Reimbursement Amount within the Dispute Period and Landlord shall not have given a timely Reimbursement Dispute Notice in connection therewith, or (z) Tenant shall prevail in any arbitration with respect to any Landlord Reimbursement Amount and Landlord fails to pay such sum within thirty (30) days thereafter, and, after the expiration of such thirty (30) day period, such failure continues for an additional five (5) Business Days after written notice thereof has been given to Landlord then to the extent applicable, Tenant shall have the right to offset such Landlord Reimbursement Amount against the rent thereafter coming due under the Amended and Restated Lease, together with interest at the Interest Rate from the date of the Landlord Reimbursement Notice until the date such offset is taken.

(e) In addition to any other right herein set forth Tenant shall have the right to pursue all rights and remedies available to it under this lease, at law or in

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equity arising of Landlord’s failure to make such payments of Landlord Reimbursement Amounts on a timely basis.

3.06. The obligations of Landlord and Tenant under this Article 3 shall survive the expiration or earlier termination of this lease as well as the restatement of this lease pursuant to the Amended and Restated Lease.

ARTICLE 4

Intentionally Omitted

ARTICLE 5

Subordination

5.01. Subject to the provisions of any Conforming SNDA between Tenant and any Superior Mortgagee and/or Superior Lessor, this lease, and all rights of Tenant hereunder, are and shall be subject and subordinate to all ground leases, overriding leases and underlying leases of the Land and/or the Building hereafter existing and all mortgages which may now or hereafter affect the Premises, whether or not such mortgages shall also cover other lands and/or buildings and/or leases, to each and every advance made or hereafter to be made under such mortgages, and to all renewals, modifications, replacements and extensions of such leases and mortgages and spreaders and consolidations of such mortgages. Any mortgage to which this lease is, at the time referred to, subject and subordinate is herein called “Superior Mortgage” and the holder of a Superior Mortgage is herein called “Superior Mortgagee”, and any lease to which this lease is, at the time referred to, subject and subordinate is herein called “Superior Lease” and the lessor of a Superior Lease is herein called “Superior Lessor.”

5.02. Landlord hereby represents and warrants that (i) as of the date hereof there are no Superior Leases and (ii) the only existing Superior Mortgage as of the date hereof is that certain Mortgage, Security Agreement, Financing Statement, Fixture Filing and Assignment of Rents, dated as of the date hereof, by Landlord in favor of Westdeutsche Immobilienbank AG (such mortgage being herein called the “Existing Superior Mortgage”).

5.03. (a) Tenant hereby acknowledges its receipt of a fully executed subordination, non-disturbance and attornment agreement (herein called an “SNDA Agreement”) with respect to the Existing Superior Mortgage in the form annexed hereto as Exhibit D.

(b) With respect to any and all future Superior Mortgages and Superior Leases, the provisions of Section 5.01 shall be conditioned upon the execution

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and delivery by and between Tenant and any such Superior Mortgagee or Superior Lessee, as the case may be, of a subordination, non-disturbance and attornment agreement substantially in the form of Exhibit D annexed hereto with respect to a Superior Mortgagee (herein called a “Superior Mortgagee SNDA Agreement”) with such commercially reasonable modifications as such Superior Mortgagee shall require, provided that such modifications do not increase Tenant’s monetary obligations as set forth in this lease or in Exhibit D, modify the Term, or otherwise increase Tenant’s obligations or liabilities or decrease or adversely affect Tenant’s rights as set forth in this lease or in Exhibit D to more than a de minimis extent. Any dispute by Tenant that the form of the Superior Mortgagee SNDA Agreement utilized by the Superior Mortgagee does not meet the requirements set forth in this Section 5.03(b) shall be resolved by arbitration pursuant to Article 37.

ARTICLE 6

Quiet Enjoyment

6.01. So long as this lease has not expired or otherwise been terminated as herein provided, Tenant shall peaceably and quietly have, hold and enjoy the Premises without hindrance, ejection or molestation by Landlord or any person lawfully claiming through or under Landlord, subject, nevertheless, to the provisions of this lease and to Superior Mortgages. This covenant shall be construed as a covenant running with the Land, and is not, nor shall it be construed as, a personal covenant of Landlord, except to the extent of Landlord’s interest in the Real Property and only so long as such interest shall continue, and thereafter Landlord shall be relieved of all liability hereunder thereafter arising and this covenant shall be binding only upon subsequent successors in interest of Landlord’s interest in this lease, to the extent of their respective interests, as and when they shall acquire the same, and so long as they shall retain such interest, but nothing contained herein shall be deemed to relieve Landlord of any liability of Landlord which has accrued or arisen through the date on which Landlord transfers its interest in the Premises to a third party.

ARTICLE 7

Assignment, Subletting and Mortgaging

7.01. Subject to the provisions of this Article 7, Tenant may (a) assign or otherwise transfer this lease or the term and estate hereby granted without Landlord’s consent, provided that (i) no assignee of this lease shall be a person that is entitled to sovereign immunity, (ii) no assignee shall be a party whose principal business is owning and/or operating real property, (iii) such assignee shall meet the requirements of clauses

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(i) and (ii) of Section 35.17 and, if requested by Landlord, shall certify the same to Landlord, and (iv) the Guaranty shall remain in full force and effect and/or (b) mortgage, pledge, encumber or otherwise hypothecate this lease or Tenant’s interest in the Premises or any part thereof in any manner whatsoever (including, without limitation, entering into any Leasehold Mortgage) without Landlord’s consent and/or (c) sublet the Premises or any part thereof (including, without limitation, any portion of the roof) and allow the same to be used, occupied and/or utilized by anyone other than Tenant at any time and from time to time without Landlord’s consent, provided and upon the condition that (i) this lease and the Guaranty are in full force and effect, (ii) the sublease conforms with the provisions of Sections 7.06 and 7.07, (iii) no subtenant shall be a person that is entitled to sovereign immunity and (iv) each subtenant shall meet the requirements of clauses (i) and (ii) of Section 35.17 and, if requested by Landlord, shall certify the same to Landlord, and (v) no sublease shall be for a Prohibited Use. A list of subleases and other third party agreements that encumber the Real Property as of the date hereof is attached hereto as Schedule 3 (herein called “Current Occupancy Agreements”). Landlord acknowledges that Tenant is entitled to all revenue generated from the Current Occupancy Agreements as well as from any other subleases, licenses, assignments or other agreements entered into by Tenant prior to or during the Term with respect to all or any portion of the Real Property and Tenant acknowledges that it is responsible for all obligations of the lessor under the Current Occupancy Agreements, whether arising before or after the date of this lease. All Current Occupancy Agreements are and shall remain subject and subordinate to this lease. Landlord may at any time request that Tenant obtain from any subtenant then occupying the Premises or a portion thereof, a certification of the type described in clause (b)(iv) to the extent no such certification was previously provided with respect to such subtenant or other occupant.

7.02. For purposes of this lease, the following terms shall have the following meanings:

“Affiliate” shall mean, with respect to any person or entity, any other person or entity which, directly or indirectly, controls, is controlled by, or is under common control with, the person or entity in question.

“control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, a person shall be deemed to have “control” of a public corporation if it is the largest shareholder of such corporation and owns or has voting control over not less than twenty-five percent (25%) of all of the then voting stock of such corporation.

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“Corporate Successor” shall mean either (i) any corporation or other entity which is a successor to a Citigroup Tenant by merger, consolidation or reorganization or (ii) a purchaser of all or substantially all of the assets of a Citigroup Tenant.

“Named Tenant” shall mean Citigroup Global Markets Inc.

“Citigroup Tenant” shall mean any tenant under this lease from time to time that is either (i) the Named Tenant, (ii) an Affiliate of the Named Tenant, (iii) an immediate or remote Corporate Successor of either the Named Tenant or an Affiliate of the Named Tenant or (iv) an Affiliate of any such immediate or remote Corporate Successor.

7.03. If this lease be assigned, Landlord may collect rent from the assignee. If the Premises or any part thereof are sublet or used or occupied by anybody other than Tenant, whether or not in violation of this lease, Landlord may, after Tenant has defaulted in its obligations hereunder beyond notice and the expiration of any applicable cure periods, collect rent from the subtenant or occupant. In either event, Landlord may apply the net amount collected to the Fixed Rent and Additional Charges herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of the provisions of Section 7.01 or any other provision of this lease, or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the performance by Tenant of Tenant’s obligations under this lease.

7.04. Any assignment or transfer of this lease shall be made only if, and shall not be effective until, (i) the assignee (except in the case where Tenant and such assignee are the same legal entity) shall execute, acknowledge and deliver to Landlord an agreement whereby the assignee shall assume, from and after the effective date of such assignment (or, in the case of an entity which has purchased all or substantially all of Tenant’s assets or which is a successor to Tenant by merger, acquisition, consolidation or change of control, from and after the Commencement Date) the obligations of this lease on the part of Tenant to be performed or observed and whereby the assignee shall agree that the provisions of this Article 7 shall, notwithstanding such assignment or transfer, continue to be binding upon such assignee in respect of all future assignments and transfers, (ii) the assignee (except in the case where Tenant and such assignee are the same legal entity) shall execute and deliver a replacement Escrowed Release in accordance with Article 31, and (iii) Guarantor delivers a ratification of the Guaranty in form and substance reasonably satisfactory to Landlord. The Named Tenant and any subsequent assignor of this lease covenants that, notwithstanding any assignment or transfer, whether or not in violation of the provisions of this lease, and notwithstanding the acceptance of any of the Fixed Rent and/or Additional Charges by Landlord from an assignee, transferee, or any other party, the Named Tenant (and any subsequent assignor of this lease) shall remain fully liable for the payment of the Fixed Rent and Additional

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Charges and for the other obligations of this lease on the part of Tenant to be performed or observed.

7.05. (a) The joint and several liability of Tenant and any immediate or remote successor in interest of Tenant and the due performance of the obligations of this lease on Tenant’s part to be performed or observed shall not be discharged, released or impaired in any respect by any agreement or stipulation made by Landlord extending the time of, or modifying any of the obligations of, this lease, or by any waiver or failure of Landlord to enforce any of the obligations of this lease; provided however, that in the case of any modification of this lease after an assignment of this lease which increases the obligations of or decreases the rights of Tenant (an “Adverse Assignee Modification”), the Named Tenant and any subsequent assignor of this lease that is a Citigroup Tenant shall not be liable for any such increase or decrease unless it has given its written consent thereto (which consent may be granted or withheld in such party’s sole discretion), provided and on the condition that the Tenant under this lease at the time of such modification is not Named Tenant or a Citigroup Tenant (an “Unaffiliated Assignee”) and Landlord has been notified in writing thereof; provided, further, however, that, subject to the proviso below, none of the following shall be deemed to be an Adverse Assignee Modification: (A) the exercise of one (1) or more Extension Options hereunder and (B) one (1) or more extensions of the Term by an Unaffiliated Assignee where the terms of any such extension do not strictly conform to the terms of the corresponding Extension Option (other than the length of the term of the extension, which must confirm to the length of the term of the corresponding Extension Option); provided that the Named Tenant, Guarantor and any subsequent assignor of this lease that is a Citigroup Tenant shall not be liable for any increase in obligations in excess of, or decrease in rights below, that which would have occurred had such Unaffiliated Assignee exercised the corresponding Extension Option in strict accordance with the terms of this lease.

(b) Except as otherwise provided in this Article, the listing of any name other than that of Tenant, whether on the doors of the Premises or the Building directory, or otherwise, shall not operate to vest any right or interest in this lease or in the Premises.

(c) Any assignment, sublease, license or other transfer, and any mortgage, pledge, encumbrance or other hypothecation, made in violation of the provisions of this Article 7 shall be null and void.

7.06. No sublease shall be for a term (including any renewal rights contained in the sublease) extending beyond the day prior to the Expiration Date, except that a sublease may provide for one or more options to extend the term thereof beyond the then current term of this lease; provided that (a) such option shall be conditioned on the timely and effective exercise by Tenant of Tenant’s option under this lease to extend the term hereof for the applicable Extension Term and (b) each such extension of the

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term of such sublease shall end no later than one day prior to the end of the applicable Extension Term.

7.07. With respect to each and every sublease or subletting under the provisions of this lease entered into after the date hereof (other than the Current Occupancy Agreements, including any amendments or modifications thereto, whether entered into prior to, or following, the date hereof), it is further agreed that:

(a) No such sublease shall be valid, and no subtenant shall take possession of the Premises or any part thereof, until an executed counterpart of the Sublease Document has been delivered to Landlord;

(b) Each such sublease shall provide that, subject to the provisions of any Landlord’s Nondisturbance Agreement between Landlord and the subtenant thereunder, such sublease shall be subject and subordinate to this lease and to any matters to which this lease is or shall be subordinate, and that in the event of termination, reentry or dispossess by Landlord under this lease Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublessor, under such sublease, and such subtenant shall, at Landlord’s option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not be (i) liable for any previous act or omission of Tenant under such sublease, (ii) subject to any credit, offset, claim, counterclaim, demand or defense which such subtenant may have against Tenant, (iii) bound by any previous modification of such sublease not consented to by Landlord or by any previous payment of any amount due under this lease more than one (1) month in advance of the due date thereof, (iv) bound by any covenant of Tenant to undertake or complete any construction of the Premises or any portion thereof, (v) required to account for any security deposit of the subtenant other than any security deposit actually delivered to Landlord by Tenant, (vi) responsible for any monies (including without limitation any work allowance) owing by Tenant to the credit of subtenant, (vii) bound by any obligation to make any payment to such subtenant or grant any credits, except for services, repairs, maintenance and restoration provided for under the sublease to be performed after the date of such attornment, or (viii) required to remove any person occupying the Premises or any part thereof (the matters described in the foregoing clauses (i) through (viii) being herein collectively called the “Excluded Obligations”);

(c) The provisions of Section 18.02 shall apply in connection with any claim made by any subtenant against Landlord or any Landlord Party in connection with the Excluded Obligations; and

(d) Each sublease shall provide that the subtenant may not assign its rights thereunder or further sublet the space demised under the sublease, in whole or in part, except in compliance with this Article 7. A sublease meeting all of the requirements set forth in this Section is herein called a “Sublease Document”.

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7.08. Each subletting shall be subject to all of the covenants, agreements, terms, provisions and conditions contained in this lease. Tenant shall and will remain fully liable for the payment of the Fixed Rent and Additional Charges due and to become due hereunder and for the performance of all the covenants, agreements, terms, provisions and conditions contained in this lease on the part of Tenant to be performed and all acts and omissions of any licensee or subtenant or anyone claiming under or through any subtenant which shall be in violation of any of the obligations of this lease, and any such violation shall be deemed to be a violation by Tenant. Tenant further agrees that notwithstanding any such subletting, no other and further subletting of the Premises by Tenant or any person claiming through or under Tenant shall or will be made except upon compliance with and subject to the provisions of this Article.

7.09. (a) For purposes hereof, the term “Landlord’s Non-Disturbance Agreement” shall mean a Non-Disturbance Agreement substantially in the form annexed hereto as Exhibit G.

(b) Landlord shall, within fifteen (15) Business Days after Tenant’s request accompanied by an executed counterpart of a Qualifying Sublease, deliver a Landlord’s Non-Disturbance Agreement to Tenant and the subtenant under such Qualifying Sublease.

(c) For purposes hereof, the term “Qualifying Sublease” shall mean a direct sublease:

(i) which is with a subtenant which is not entitled to sovereign immunity, and which meets the requirements of clauses (i) and (ii) of Section 35.17 and , if requested by Landlord, shall certify same to Landlord, and whose intended use of the Premises, or the relevant part thereof, will not violate the terms of this lease and is in keeping with the standards of the Building which are consistent with Class A office buildings located in Manhattan that are comparable to the Building (herein called “Comparable Buildings”);

(ii) which is with a subtenant which has either (x) a credit rating of not less than “investment grade” as determined by either Moody’s or Standard & Poor’s (or any successor rating agency) or (y) under the applicable sublease, an annual Minimum Sublease Rent not greater than four percent (4%) of such subtenant’s average net income over the prior three (3) year period;

(iii) which meets all of the applicable requirements of this Article 7 (including, without limitation, the provisions of Section 7.07);

(iv) which demises not less than three (3) full contiguous Office Floors;

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(v) which demises the highest or lowest full Office Floor of the Premises, or if one or more Qualifying Subleases is in effect, demising the next contiguous full Office Floor above or below the highest or lowest full Office Floor subject to an Qualifying Sublease then in effect;

(vi) which is for a sublease term of not less than two (2) years;

(vii) which provides for rentals which are equal to or in excess of the Fixed Rent and other amounts payable by Tenant hereunder (on a per rentable square foot basis) for such period (herein called the “Minimum Sublease Rent”), or, in the alternative, provides for a rental rate that is less than the Minimum Sublease Rent, but will automatically be increased to an amount that is equal to all of the same economic terms and conditions, including, without limitation, Fixed Rent and other amounts payable by Tenant hereunder (on a per rentable square foot basis) that would have been applicable as between Landlord and Tenant hereunder with respect to the space demised by such Qualifying Sublease for the period commencing on such date of attornment and ending on the expiration date of such Qualifying Sublease; and

(viii) grants to the subtenant no greater rights and imposes on the subtenant no lesser obligations than those that are generally commensurate with the rights and obligations of subtenants in comparable subleases (both in terms of the size of the demised sublease premises and the identity of the subtenant) in Comparable Buildings (collectively, “Commensurate Rights”). Within fifteen (15) Business Days following Tenant’s submission to Landlord of a proposed sublease for the sole purpose of determining whether or not such sublease contains rights greater than Commensurate Rights, Landlord will advise Tenant in specific detail as to any specific rights granted to the subtenant pursuant to such proposed sublease that Landlord believes are greater than Commensurate Rights. If Landlord fails to notify Tenant of any of the foregoing terms within fifteen (15) Business Days after such proposed sublease has been submitted to Landlord for review and such failure shall continue for five (5) Business Days after Landlord’s receipt of written notice from Tenant making specific reference to the right of Landlord to identify whether or not any rights conveyed under the subject sublease are greater than Commensurate Rights, Landlord shall be deemed to have agreed that the proposed sublease does not convey any rights that are greater than Commensurate Rights, and provided further that in no event shall the sublease provide subtenant with any rights comparable to those in Articles 31, 33 and 36 (provided that subtenant may elect to extend the term of its sublease to coincide with any Extension Term exercised by Tenant) and Sections 16.08 and 16.09 of the Amended and Restated Lease. Any disagreement between Landlord and Tenant as to whether or not a proposed sublease conveys rights to a subtenant that are

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greater than Commensurate Rights may be resolved by expedited arbitration pursuant to Article 37.

7.10. (a) With respect to each Qualifying Sublease for which Landlord provides a Landlord’s Non-disturbance Agreement in accordance with Section 7.09, Tenant shall pay to Landlord fifty percent (50%) of any Sublease Profit derived from such Qualifying Sublease as hereinafter provided.

(b) For purposes of this Article 7, the term “Sublease Profit” shall mean, for the term of the applicable sublease (the “Sublease Term”), Sublease Income less Tenant Costs.

(c) For purposes hereof the term “Sublease Income” shall mean:

(i) any rents, additional charges or other consideration paid under the sublease to Tenant by the subtenant which is in excess of the Fixed Rent and other amounts payable by Tenant hereunder accruing during the Sublease Term under this lease in respect of the subleased or occupied space (at the rate per square foot payable by Tenant hereunder) pursuant to the terms hereof, and

(ii) all sums that are paid to Tenant for the sale or rental of Tenant’s fixtures, leasehold improvements, equipment, furniture or other personal property, less:

(A) in the case of a sale of any of the foregoing, the then net unamortized or undepreciated portion (determined on the basis of Tenant’s balance sheet) of the original cost thereof; or

(B) in the case of a rental of any of the foregoing, the fair rental value thereof.

(d) For purposes hereof, the term “Tenant’s Costs” shall mean:

(i) the amount of any commercially reasonable broker’s fee or commissions paid to a broker as a result of any subletting by Tenant hereunder and any transfer, sales or gains taxes incurred and paid by Tenant in connection with such subletting;

(ii) the cost to Tenant of any improvements made to prepare the space in question for the occupancy of the subtenant thereof and any rent abatement and/or concession (including reasonable moving expenses but excluding any lease takeover costs except as set forth below) and/or work

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allowance (or equivalent) granted by Tenant to any such subtenant in lieu of or in addition to Tenant’s performance of any such improvements made to prepare the space in question for the occupancy of the subtenant or assignee;

(iii) advertising and marketing expenses directly related to the subletting of the space under the Qualifying Sublease;

(iv) reasonable legal fees directly related to the subletting of the space;

(v) the cost to Tenant of any lease takeover costs; provided however, that (A) such lease takeover costs shall be reduced by any amounts received by Tenant in connection therewith, such as sublease rentals paid to Tenant (or its subtenant) under the leases taken over by Tenant, (B) to the extent that any amounts received by Tenant in connection with lease takeover costs exceed such lease takeover costs, the excess shall constitute Sublease Income, and (C) Tenant’s Costs, and their effect on Sublease Profits, as the case may be, shall be recalculated, from time to time at reasonable intervals, to provide for any appropriate adjustments resulting from the receipt by Tenant of such amounts in connection with lease takeover costs;

(vi) the unamortized construction costs of leasehold improvements installed by or on behalf of Tenant in connection with its occupancy of the applicable portion of the Premises, but only to the extent that such improvements are used by the subtenant in connection with its initial occupancy of such portion of the Premises; and

(vii) the unamortized costs of fixtures, furnishings and equipment (herein called “FF&E”) installed by or on behalf of Tenant in connection with its occupancy of the applicable portion of the Premises, but only to the extent that such FF&E are used by the subtenant in connection with its initial occupancy of such portion of the Premises.

For the purposes of computing “Sublease Profit”, Tenant’s Costs with respect thereto shall be deducted as and when they are paid by Tenant (or, as necessary, deducted from future Sublease Profit to the extent that current Tenant’s Costs exceed current Sublease Profit. Any dispute as to the applicable Sublease Profit, if any, may be resolved by expedited arbitration in accordance with Article 37.

(e) Notwithstanding anything to the contrary contained herein, the provisions of Section 7.09 and this Section 7.10 shall not apply with respect to any of the following:

(i) if Tenant is a corporation, the transfer (by one or more transfers) of a majority of the stock of Tenant, or any other mechanism, such

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as the issuance of additional stock, a stock voting agreement or change in class(es) of stock, irrespective of whether such transfer of stock or other mechanism results in a change of control of Tenant; provided, however, that in any such case such transfer or other mechanism was done for a good business purpose and not principally for the purpose of transferring the leasehold estate in this lease.

(ii) if Tenant is a partnership or joint venture or LLC or other entity, a transfer or one or more transfers, of an interest in the distributions of profits and losses of such partnership, joint venture or LLC or other entity which results in a change of control of Tenant or any other mechanism, such as the creation of additional general partnership or limited partnership interests, which results in a change of control of Tenant, as if such transfer of an interest in the distributions of profits and losses which results in a change of control of Tenant or other mechanism which results in a change of control of Tenant were an assignment of this lease, provided that such transfer was done for a good business purpose and not principally for the purpose of transferring the leasehold estate in this lease.

(iii) an assignment of Tenant’s interest in this lease to a Corporate Successor, provided such an assignment was done for a good business purpose and not principally for the purpose of transferring the leasehold estate in this lease.

(iv) an assignment of Tenant’s interest in this lease, or a sublease of all or a portion of the Premises, to any Affiliate of Tenant.

(v) the simultaneous occupancy of the Premises by means of any occupancy arrangement selected by Tenant (which arrangement does not have to be in writing), or a subletting pursuant to a sublease which conforms with the requirements of Section 7.07, of all or a portion of the Premises to, one or more Tenant’s Affiliates; provided, however, that Landlord shall be given written notice thereof promptly after the effective date of any such sublease or occupancy arrangement accompanied by reasonable evidence of such affiliate relationship and a duplicate original of such sublease (if any). In the event that a Tenant’s Affiliate which is occupying all or any part of the Premises pursuant to an assignment or sublease no longer qualifies as a Tenant’s Affiliate, then the continuation thereafter of such occupancy shall not be subject to Landlord’s consent and such assignee or subtenant shall not be required to vacate the Premises. In the event that a Tenant’s Affiliate is in occupancy of all or any part of the Premises but such occupancy is not pursuant to an assignment or a sublease, the continued occupancy by such entity after such entity no longer qualifies as a Tenant’s Affiliate shall be deemed a transaction to which all of the other terms of this Section 7.10 shall apply.

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(vi) an assignment of this lease arising out of the reorganization of Tenant from one form of legal entity into another form of legal entity with substantially the same beneficial ownership.

(vii) the simultaneous occupancy of the Premises by means of any occupancy arrangement selected by Tenant (which arrangement does not have to be in writing), or subletting of a portion of the Premises to, one or more Service and Business Relationship Entities; provided, however, that Landlord shall be given written notice thereof promptly after the effective date of such sublease or occupancy arrangement accompanied by reasonable evidence of the relationship with Tenant, and a duplicate original of such sublease (if applicable) and that such Service and Business Relationship Entities shall not occupy portions of the Premises consisting, in the aggregate, of more than fifteen percent (15%) of the rentable area of the Premises. In the event that a Service and Business Relationship Entity which is occupying a part of the Premises pursuant to a sublease or other written occupancy agreement no longer qualifies as a Service and Business Relationship Entity, then the continuation thereafter of such occupancy shall not be subject to Landlord’s consent and such subtenant or occupant shall not be required to vacate the Premises. In the event that a Service and Business Relationship Entity is in occupancy of all or any part of the Premises but such occupancy is not pursuant to a sublease or other written occupancy agreement, the continued occupancy by such entity after such entity no longer qualifies as a Service and Business Relationship Entity shall be deemed a transaction to which all of the other terms of this Section 7.10 shall apply. The term “Service and Business Relationship Entities” as used herein shall mean (i) persons engaged in providing services to Tenant or to any Affiliate of Tenant, (ii) Tenant’s (or any Affiliate’s of Tenant) attorneys, consultants and other persons with which Tenant (or any Affiliate of Tenant) has a business relationship, (iii) any entity in which Tenant or Tenant’s Affiliate have a financial interest or (iv) persons which have a business function or purpose which is related, complimentary and/or supplementary to the business of Tenant or any Affiliate of Tenant, including, without limitation, any “spin-off” of a business unit of Tenant or any Affiliate of Tenant or persons with which Tenant or any Affiliate of Tenant performs cross-marketing and any persons which are subject by legal requirement to regulatory governance, supervision or administration by Tenant or any Affiliate of Tenant, in each case provided that the purpose of classifying such persons as Service and Business Relationship Entities is for a good business purpose and not to circumvent the provisions of this Section 7.10. Permission to Tenant’s Service and Business Relationship Entities and Tenant’s Affiliates to use the Premises which is not pursuant to a written sublease or other written occupancy agreement shall not create a tenancy or any other interest in the Premises except a license revocable at will which shall cease and expire in any event automatically without notice upon the expiration or termination of this lease and all acts, omissions and operations of such Tenant’s Service and Business

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Relationship Entities and Tenant’s Affiliates shall be deemed acts, omissions and operations of Tenant.

(viii) if Tenant’s outside accounting firm or any governmental regulatory agencies shall require the use of temporary desk space within the Premises to conduct audits or other regulatory or advisory functions related to Tenant’s business.

ARTICLE 8

Compliance with Laws

8.01. Each of Tenant and Landlord shall give prompt notice to the other of any notice it receives of the violation of any Legal Requirements with respect to the Premises or the use or occupancy thereof. Tenant shall be responsible for compliance with all Legal Requirements in respect of the Real Property, whether or not such compliance requires work which is structural or non-structural, ordinary or extraordinary, foreseen or unforeseen, and, subject to this Article 8, shall procure the cancellation or discharge of all notices of violation issued in respect of the Premises, whether issued before the date hereof or during the Term whether related to conditions existing before the date hereof or during the Term (except to the extent such compliance requirement was attributable to any act of Landlord or any of Landlord’s agents). Tenant shall pay all the reasonable out-of-pocket costs and all the reasonable out-of-pocket expenses, and all the fines, penalties and damages which may be imposed upon Landlord by reason of or arising out of Tenant’s failure to fully and promptly comply with and observe the provisions of this Section 8.01. However, Tenant need not comply with any such Legal Requirement so long as Tenant shall be contesting the validity thereof, or the applicability thereof to the Premises, in accordance with Section 8.02. Landlord shall pay all the reasonable out-of-pocket costs and all the reasonable out-of-pocket expenses, and all the fines, penalties and damages which may be imposed upon Tenant by reason of or arising out of Landlord’s failure to fully and promptly comply with and observe the provisions of this Section 8.01. However, Landlord need not comply with any such Legal Requirement so long as Landlord shall be contesting the validity thereof, or the applicability thereof to the Premises, in accordance with Section 8.02.

8.02. (a) Tenant, at its expense, after notice to Landlord and any Superior Mortgagee of which Tenant had prior notice, may contest, by appropriate proceedings prosecuted diligently and in good faith, the validity, or applicability to the Premises, of any Legal Requirement, provided that (a) Landlord shall not be subject to a bona fide threat of criminal penalty or to prosecution for a crime, or any other fine or charge (unless Tenant agrees in writing to indemnify, defend and hold Landlord harmless from and against such non-criminal fine or charge), nor shall the Premises or any part thereof, be subject to a bona fide threat of being condemned or vacated, nor shall the Building or Land, or any part thereof, be subjected to a bona fide threat of any lien

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(unless Tenant shall remove such lien by bonding or otherwise) or encumbrance nor shall the insurance coverage required to be carried by Tenant hereunder be limited or impaired in any material respect, by reason of non-compliance or otherwise by reason of such contest; (b) except as otherwise provided in this Section 8.02, before the commencement of such contest, Tenant shall furnish to Landlord a cash deposit or other security in amount, form and substance reasonably satisfactory to Landlord and shall indemnify Landlord against the reasonable cost thereof and against all liability for damages, interest, penalties and expenses (including reasonable attorneys’ fees and expenses), resulting from or incurred in connection with such contest or non-compliance (provided, however, that Tenant shall not be required to furnish any such cash deposit or other security for so long as the Guaranty is in full force and effect); and (c) Tenant shall keep Landlord advised as to the status of such proceedings. Without limiting the application of the above, Landlord shall be deemed subject to a bona fide threat of prosecution for a crime if Landlord or any officer, director, partner, shareholder or employee of any of Landlord, as an individual, is threatened to be charged (it being agreed that if applicable Legal Requirements provide that a crime cannot be charged while the same is being contested, then a person shall not be deemed threatened to be charged with such crime during such contest) or is charged with a crime of any kind or degree whatever, unless such charge is withdrawn or disposed of before Landlord or such officer, director, partner, shareholder or employee (as the case may be) is required to plead or answer thereto. In the event Tenant shall have contested any Legal Requirement in accordance with this Section 8.02(a) and if Tenant fails to comply with the applicable determination (whether such determination was made prior to, or following the expiration of the Term), Tenant shall remain responsible for the cost of complying with such Legal Requirement, including the cost of performing the work associated with such compliance (subject to Landlord’s obligation for what would have otherwise been Landlord Reimbursement Amounts) but not for the actual compliance therewith (i.e., performance of the actual work) notwithstanding the expiration or earlier termination of this lease, and shall indemnify Landlord against the reasonable cost thereof and against all liability for damages, interest, penalties and expenses (including reasonable attorneys’ fees and expenses), resulting from or incurred in connection with such contest or non-compliance. The provisions of this Section 8.02(a) shall survive the expiration or earlier termination of this lease.

(b) Landlord, at its expense, after notice to Tenant, may contest, by appropriate proceedings prosecuted diligently and in good faith, the validity, or applicability to the Premises, of any Legal Requirement, in respect of the Real Property that Landlord may be responsible for after the expiration or earlier termination of this lease and which Tenant is not contesting under Section 8.02(a), provided that (i) Tenant shall not be subject to a bona fide threat of criminal penalty or to prosecution for a crime, or any other fine or charge (unless Landlord agrees in writing to indemnify, defend and hold Tenant harmless from and against such non-criminal fine or charge), nor shall the Premises or any part thereof, be subject to a bona fide threat of being condemned or vacated, nor shall the Building or Land, or any part thereof, be subjected to a bona fide threat of any lien (unless Landlord shall remove such lien by bonding or

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otherwise) or encumbrance, by reason of non-compliance or otherwise by reason of such contest; and (ii) Landlord shall keep Tenant advised as to the status of such proceedings, and to the extent compliance with such Legal Requirement is the obligation of Tenant hereunder, (x) Tenant shall have the right to participate in such contest, including attending all related meeting participation, (y) Landlord shall act reasonably in accepting Tenant’s recommendations in connection with any such contest, and (z) Landlord may not settle any such contest without Tenant approval, which approval shall not be unreasonably withheld. Without limiting the application of the above, Tenant shall be deemed subject to a bona fide threat of prosecution for a crime if Citigroup Tenant or any officer, director, partner, shareholder or employee of any of Citigroup Tenant, as an individual, is threatened to be charged (it being agreed that if applicable Legal Requirements provide that a crime cannot be charged while the same is being contested, then a person shall not be deemed threatened to be charged with such crime during such contest) or is charged with a crime of any kind or degree whatever, unless such charge is withdrawn or disposed of before Citigroup Tenant or such officer, director, partner, shareholder or employee (as the case may be) is required to plead or answer thereto.

8.03. Notwithstanding anything to the contrary contained herein, Tenant shall not be deemed to be in default of Tenant’s obligations under this lease if Tenant shall fail to comply with any such Legal Requirement if, and only if:

(a)	such Legal Requirement obligation is limited to the interior of the Premises, is not related to Hazardous Materials, is not structural in nature and the failure to comply with such Legal Requirement will not have an adverse effect on Building Systems or on the health or safety of any occupant of or visitor to the Building; and

(b)	the failure to comply with such Legal Requirement will not (i) subject Landlord or any Superior Mortgagee to prosecution for a crime or any criminal or civil fine or charge (unless, in the case of a civil fine, Tenant agrees in writing to indemnify, defend and hold such parties harmless from and against any such fine or charge and actually pays any such fine or charge), (ii) subject the Premises or any part thereof to being condemned or vacated, or (iii) subject the Building or Land, or any part thereof, to any lien or encumbrance which is not removed or bonded within the time period required under this lease.

(c)	such failure to comply shall not become Landlord’s obligation to cure upon the expiration or earlier termination of this lease.

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8.04. Notwithstanding anything to the contrary contained herein, Tenant shall be responsible for compliance with all Environmental Laws in respect to (i) any Hazardous Materials that are brought onto the Real Property during the Term by Tenant or any of Tenant’s agents or permitted occupants, and (ii) pre-existing latent Hazardous Materials (a substance that is deemed a Hazardous Material as of the date of this lease under applicable Environmental Laws) on the Real Property which were brought onto the Real Property by Tenant, State Street Bank and Trust Company of Connecticut, National Association (the “Prior Owner”) or an Affiliate of either thereof during Tenant’s or Prior Owner’s ownership of the Real Property; provided however Tenant shall not be responsible for (x) any pre-existing Hazardous Materials, if any, noted in that certain Phase I Environmental Site Assessment 388 Greenwich Street NY, NY 10013, August 17, 2007. Prepared for: Citigroup, Inc. 388 Greenwich Street, 5th Floor NY, NY 10013. Hillman Project Number E3-2152.1. By Hillman Group LLC, Nationwide Engineering & Environmental Consulting, provided by Tenant to Landlord or any other environmental report obtained by Landlord with respect to the Real Property prior to the date of this lease or (y) any pre-existing Hazardous Materials discovered by Landlord or any of its employees, agents or contractors during the Term in connection with any activity by any of said parties that is outside the scope of Landlord’s rights under this lease.

ARTICLE 9

Insurance

9.01. Tenant shall not knowingly violate, or knowingly permit the violation of, any condition imposed by any insurance policy then issued in respect of the Real Property and shall not do, or permit anything to be done, or keep or permit anything to be kept in the Premises which would subject Landlord or any Superior Mortgagee to any liability or responsibility for personal injury or death or property damage, or which would result in insurance companies of good standing refusing to insure the Real Property, or which would result in the cancellation of or the assertion of any defense by the insurer in whole or in part to claims under any policy of insurance in respect of the Real Property; provided, however, that in no event shall the mere use of the Premises for customary and ordinary office purposes or for any of the current retail uses at the Premises or any other current use or uses of the Real Property, as opposed to the manner of such use, constitute a breach by Tenant of the provisions of this Section 9.01.

9.02. (a) If, by reason of any failure of Tenant to comply with the provisions of this lease, the premiums on Landlord’s insurance that it is required to maintain hereunder shall be higher than they otherwise would be, and Landlord shall notify Tenant of such fact and, if Tenant shall not, as soon as reasonably practicable, but in no event more than twenty (20) days thereafter, rectify such failure so as to prevent the imposition of such increase in premiums, then Tenant shall pay to Landlord within thirty (30) days after demand accompanied by reasonable supporting documentation, for that

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part of such premiums which shall have been charged to Landlord due to such failure on the part of Tenant.

(b) If, by reason of any failure of Landlord to comply with any provision of this lease, the premiums on Tenant’s insurance that it is required to maintain hereunder shall be higher than they otherwise would be, and Tenant shall notify Landlord of such fact and, if Landlord shall not, as soon as reasonably practicable, but in no event more than twenty (20) days thereafter, rectify such failure so as to prevent the imposition of such increase in premiums, then Landlord shall reimburse Tenant for that part of such insurance premiums which shall have been charged to Tenant due to such failure on the part of Landlord within thirty (30) days after demand accompanied by reasonable supporting documentation.

(c) A schedule or “make up” of rates for the Real Property or the Premises, as the case may be, issued by the New York Fire Insurance Rating Organization or other similar body making rates for insurance for the Real Property or the Premises, as the case may be, shall be prima facie evidence (absent manifest error) of the facts therein stated and of the several items and charges in the insurance rate then applicable to the Real Property or the Premises, as the case may be.

9.03. Tenant, at its expense, shall maintain at all times during the Term (a) except if Tenant exercised the Insurance Election pursuant to Section 9.09, “all risk” or “special form” property insurance covering the Base Elements to a limit of not less than the full replacement value thereof (as from time to time reasonably designated by Tenant and promptly following Landlord’s request, Tenant will advise Landlord of Tenant’s designation of full replacement value) subject to reasonable sublimits for wind/named storm based on coverage for same that is available from time to time at commercially reasonable rates, such insurance to include a replacement cost endorsement, (b) boiler and machinery insurance to the extent Tenant maintains and operates such machinery with minimum limits of $100,000,000 per accident, (c) “all risk” property insurance with coverage as broad as the ISO Special Causes of Loss form excluding Wind/Named Storm covering all present and future Tenant’s Property and Leasehold Improvements to a limit of not less than the full replacement value thereof, (d) workers’ compensation in statutory limits and employers’ liability in minimum limits of $1,000,000 per occurrence, (e) commercial general liability insurance, including contractual liability, in respect of the Premises and the conduct of operation of business therein, with limits of not less than $100,000,000 combined single limit for bodily injury and property damage liability in any one occurrence, (f) if the Premises is located in a federally designated flood zone A or V and flood insurance has been made available under the National Flood Insurance Act of 1968, flood insurance in an amount equal to the maximum coverage available, or such lesser amount as any Superior Mortgagee may require, otherwise limit shall be $10,000,000, (g) insurance on the Building against such other hazards and in such amount as Landlord or any Superior Mortgagee may reasonably require, provided that such insurance is then customarily maintained by

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prudent non-institutional owners of Comparable Buildings, (h) earthquake coverage in the amount of $10,000,000, and (i) when Alterations are in progress, the insurance specified in Section 11.03. The limits of such insurance shall not limit the liability of Tenant hereunder or any covenant of Tenant hereunder to act with diligence with respect thereto. Tenant shall name Landlord, Superior Mortgagee (but only to the extent Landlord has provided Tenant prior notice thereof), and any party as Landlord may reasonably request in writing, as an additional insured with respect to all of such insurance (other than required under item (d) above), and shall deliver to Landlord and any additional insureds, prior to the Commencement Date, certificates of insurance issued by the insurance company or its authorized agent together with, in the case of commercial general liability insurance, additional insured endorsements. Such insurance may be carried under umbrella or excess policies, or in a blanket policy covering the Premises and other locations of Tenant, if any. Tenant shall procure and pay for renewals of such insurance from time to time before the expiration thereof, and Tenant, upon Landlord’s request, shall deliver to Landlord and any additional insureds a certificate of such renewal policy. All such policies shall be issued by companies of recognized responsibility licensed to do business in New York State and rated by Best’s Insurance Reports or any successor publication of comparable standing and carrying a rating of A- IX or better or the then equivalent of such rating, and all such policies shall contain a provision whereby the same cannot be canceled or materially modified unless Landlord and any additional insureds are given at least thirty (30) days prior written notice of such cancellation or material modification. All proceeds from any insurance coverages maintained by Tenant under this Article 9 (other than from commercial general liability insurance, if any) shall be payable solely to Tenant. The parties shall cooperate with each other in connection with prosecution of claims to recover the insurance proceeds for covered losses and with the collection of any insurance monies that may be due in the event of loss and shall execute and deliver to each other such proofs of loss and other instruments which may be reasonably required to recover any such insurance monies. If Tenant does not elect to self-insure in accordance with Section 9.08, Tenant shall name Landlord as additional loss payee and a Superior Mortgagee to which Tenant has received prior notice, as mortgagee/loss payee, as their interests may appear, under the policies of insurance required to be maintained by Tenant pursuant to clauses (a) and (b) of this Section 9.03, and Tenant shall enter into a depository agreement with a financial institution reasonably satisfactory to Tenant, Landlord and Superior Mortgagee and in form and substance mutually satisfactory to the parties thereto with respect to the receipt and distribution of any such insurance proceeds paid to Landlord and/or the Superior Mortgagee. To the extent any such insurance proceeds are received during the Term (or during any other period with respect to a casualty which occurred during the Term) by Landlord or a Superior Mortgagee, same shall be held in trust and paid to Tenant to be applied, as necessary, to the repair or restoration of the Premises as described in Article 19, with any excess proceeds to be retained by Tenant.

9.04. Landlord agrees to have included in each of the insurance policies insuring against loss, damage or destruction by fire or other casualty required to be

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carried pursuant to the provisions of Section 9.09, a waiver of the insurer’s right of subrogation against Tenant during the Term or, if such waiver should be unobtainable or unenforceable, (i) an express agreement that such policy shall not be invalidated if the assured waives the right of recovery against any party responsible for a casualty covered by the policy before the casualty or (ii) any other form of permission for the release of Tenant. Tenant agrees to have included in each of its insurance policies insuring the Tenant’s Property and Leasehold Improvements (and to the extent Tenant does not make the election under Section 9.09, the Base Elements) against loss, damage or destruction by fire or other casualty, a waiver of the insurer’s right of subrogation against Landlord during the Term or, if such waiver should be unobtainable or unenforceable, (A) an express agreement that such policy shall not be invalidated if the assured waives the right of recovery against any party responsible for a casualty covered by the policy before the casualty or (B) any other form of permission for the release of Landlord. If such waiver, agreement or permission shall not be, or shall cease to be, obtainable from any party’s then current insurance company, the insured party shall so notify the other party promptly after learning thereof, and shall use commercially reasonable efforts to obtain the same from another insurance company described in Section 9.03 hereof. Landlord hereby releases Tenant, and Tenant hereby releases Landlord, with respect to any claim (including a claim for negligence) which it might otherwise have against such party, for loss, damage or destruction with respect to its property occurring during the Term to the extent to which it is, or is required to be, insured under a policy or policies containing a waiver of subrogation or permission to release liability, as provided in the preceding subdivisions of this Section. Nothing contained in this Section shall be deemed to relieve Landlord or Tenant of any duty imposed elsewhere in this lease to repair, restore or rebuild or to nullify, to the extent applicable, any abatement of rents provided for elsewhere in this lease.

9.05. Landlord or any Superior Mortgagee may from time to time require that the amount of the insurance to be maintained by Tenant under Section 9.03 be reasonably increased, so that the amount thereof adequately protects Landlord’s or such Superior Mortgagee’s interests; provided, however, that the amount to which such insurance requirements may be increased shall not exceed an amount then being required by non-institutional landlords of Comparable Buildings. In the event that Tenant disputes the reasonableness of any such required increase in the amount of the insurance to be maintained by Tenant under Section 9.03, Tenant shall have the right to submit such dispute to expedited arbitration under Article 37.

9.06. If Tenant exercises the Insurance Election pursuant to the provisions of Section 9.09 hereof, Landlord shall thereafter maintain in respect of the Base Elements at all times during the Term, (a) “all risk” property insurance covering the Base Elements to a limit of not less than the full replacement value thereof (as from time to time reasonably designated by Landlord), such insurance to include a replacement cost endorsement and with no coinsurance or an agreed amount clause, including reasonable sublimits for wind and named storms, (b) if the Premises is located in a federally

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designated flood zone A or V and flood insurance has been made available under the National Flood Insurance Act of 1968, flood insurance in an amount equal to the maximum coverage available, or such lesser amount as any Superior Mortgagee may require, otherwise limit shall be $10,000,000, (c) earthquake coverage in the amount of $10,000,000, (d) boiler and machinery insurance to the extent Landlord maintains and operates such machinery with minimum limits of $100,000,000 per accident, (e) business interruption or loss of rents insurance in the amount equal to twelve (12) months rent and an extended indemnity of six (6) months, and (f) any other insurance required to be carried by Tenant pursuant to Section 9.07 and, as its relates to Landlord’s Restoration Obligation, Section 11.03. Landlord shall name Tenant (and any party as Tenant may reasonably request in writing) as an additional insured with respect to all such insurance and shall deliver to Tenant and any additional insureds, within thirty (30) days of Tenant’s exercise of the Insurance Election, certificates of insurance issued by the insurance company or its authorized agent with respect thereto. Such insurance may be carried under umbrella or excess policies, or in a blanket policy covering the Premises and other locations of Landlord, if any, provided that each such policy shall in all respects comply with this Article 9 and shall specify that the portion of the total coverage of such policy that is allocated to the Premises is in the amounts required pursuant to this Section 9.06. Landlord shall procure and pay for renewals of such insurance from time to time before the expiration thereof, and Landlord, upon Tenant’s request, shall deliver to Tenant and any additional insureds a certificate of such renewal policy. All such policies shall be issued by companies of recognized responsibility licensed to do business in New York State and rated by Best’s Insurance Reports or any successor publication of comparable standing and carrying a rating of A- IX or better or the then equivalent of such rating, and all such policies shall contain a provision whereby the same cannot be canceled or modified unless any additional insureds are given at least thirty (30) days’ prior written notice of such cancellation or modification.

9.07. Notwithstanding anything to the contrary contained herein, the party hereunder that is obligated to insure the Base Elements shall obtain terrorism insurance in such amounts and types of coverage that are commercially available to 100% of the replacement cost; provided that such amounts and types of coverage are consistent with those that are then generally required of, or carried by, owners of Comparable Buildings and taking into account the tenancy of such buildings (including the Building); provided, that, if Tenant is self insuring with respect to the Base Elements, Tenant shall only be required to obtain terrorism insurance to the extent available at commercially reasonable costs.

9.08. Notwithstanding anything to the contrary contained in this lease, Tenant or, provided the Guaranty is in effect, its Corporate Successor shall have the option, either alone or in conjunction with Citigroup Inc., Tenant’s ultimate parent corporation, or any subsidiaries or affiliates of Citigroup Inc., to maintain self insurance and/or provide or maintain any insurance required by this lease under blanket insurance policies maintained by Tenant or Citigroup Inc., or provide or maintain insurance through

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such alternative risk management programs as Citigroup Inc. may provide or participate in from time to time (such types of insurance programs being herein collectively and severally referred to as “self insurance”), provided (i) the same does not thereby decrease the insurance coverage or limits sets forth in Section 9.03 and (ii) Citigroup Inc. or its Corporate Successor has a long term credit rating of at least A (or its equivalent) by Standard & Poors, or any successor in interest, and Moody’s, or any successor in interest (herein called the “Rating Threshold”). Any self insurance shall be deemed to contain all of the terms and conditions applicable to such insurance required to be maintained by Tenant under this lease, including, without limitation, a full waiver of subrogation, as required in Section 9.04. If Tenant elects to self-insure, then, with respect to any claims which may result from incidents occurring during the Term, the obligations of Tenant to Landlord under this lease with respect thereto shall survive the expiration or earlier termination of this lease to the same extent as the insurance required would survive. For any period that the Rating Threshold is not satisfied (but only during such period), Tenant shall not be entitled to self insure as provided in this Section 9.08, and Tenant shall, within thirty (30) days following the date on which Citigroup Inc. or its Corporate Successor fails to meet the Rating Threshold, obtain the insurance required to be maintained by Tenant under Section 9.03. Citigroup Inc., and/or the Tenant has put into place Property Insurance in the amount of $1,500,000,000 with various insurance layers led by Citicorp Insurance USA (a Captive insurance company) along with its reinsurers, for the period June 1, 2006 to March 1, 2008 as reflected in the certificate of insurance attached hereto as Schedule 1. So long as Tenant elects to self-insure in accordance with this Section 9.08, Tenant will continue to maintain in effect a similar program and provide Landlord with an updated certificate of insurance upon request, which updated certificate shall note Superior Mortgagee as a mortgagee/loss payee as their interests may appear.

9.09. (a) At any time during the last two years of the Term prior to the occurrence of a casualty described in Article 19 (or after the occurrence of a casualty to which the damage resulting therefrom has been restored pursuant to the terms of this lease) and subject to the provisions of this Section 9.09, Tenant may elect (herein called the “Insurance Election”) to require Landlord to maintain the insurance coverages set forth in Section 9.06 and Section 9.07 (in accordance with the standards set forth therein) by delivering written notice to that effect to Landlord (herein called an “Insurance Notice”). Not later than thirty (30) days after Landlord’s receipt of an Insurance Notice, Landlord will provide to Tenant a quote from Landlord’s insurance carrier specifying the cost (including, without limitation, applicable deductibles) of obtaining the insurance coverages required under Section 9.06 and Section 9.07 (the “Insurance Quote”). Not later than thirty (30) days after Tenant’s receipt of the Insurance Quote, Tenant shall notify Landlord of Tenant’s election (1) to accept the Insurance Quote, in which case, Tenant’s obligation to reimburse Landlord for insurance costs under this Section 9.09 shall be capped at the Insurance Quote, as such Insurance Cap may increased by the actual increase in such insurance costs to Landlord (the “Insurance Cap”); or (2) to rescind its exercise of its Insurance Election, in which case the Insurance Election shall

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be deemed rescinded ab initio. If Tenant fails to notify Landlord within said thirty (30) day period (or such shorter period reasonably designated by Landlord as is then commercially reasonable taking into account the then market conditions) of Tenant’s election, Tenant shall be deemed to have rescinded its previously made Insurance Election ab initio. If Tenant elects to accept the Insurance Quote or Landlord and Tenant otherwise mutually agree to the amount of such insurance costs that Tenant shall be responsible for, then in any such case, Landlord shall, within ten (10) days of any such election or agreement by Landlord and Tenant, as the case may be, obtain the requisite insurance coverages set forth in Sections 9.06 and 9.07 and Tenant shall maintain such coverage until the expiration of said ten (10) day period. Within thirty (30) days of presentation of an invoice therefor (together with reasonable supporting documentation evidencing same), Tenant shall reimburse Landlord for the insurance expenses incurred by Landlord in keeping in full force and effect the insurance that Landlord is required to carry in accordance with Sections 9.06 and 9.07; provided that, Tenant shall have no obligation to reimburse Landlord any amounts in excess of the Insurance Cap or for any prepaid portion of such insurance that extends beyond the Term. Tenant shall have the same right to audit and dispute such insurance costs as is available to Tenant under Section 3.03 of the Amended and Restated Lease, and for purposes hereof said Section shall be deemed incorporated herein by reference.

(b) Within seven (7) Business Day following Tenant’s exercise of the Insurance Election, Landlord shall notify Tenant as to the party Landlord desires to designate as Landlord’s Expert (as such term is defined in the Amended and Restated Lease annexed hereto as Exhibit J) in the event of a casualty (herein call the “Expert Designation Notice”), and within seven (7) Business Days following Tenant’s receipt of the Expert Designation Notice, Tenant shall notify Landlord as to whether or not Tenant approves or disapproves of Landlord’s Expert designated in the Expert Designation Notice (herein called an “Expert Response Notice”). If Tenant shall fail to timely deliver such Expert Response Notice and such failure shall continue for five (5) Business Days after Tenant’s receipt of written notice from Landlord making specific reference to the right of Tenant to approve Landlord’s Expert, Tenant shall be deemed to have approved Landlord’s Expert designated in the Expert Designation Notice.

ARTICLE 10

Intentionally Omitted

ARTICLE 11

Alterations

11.01. Subject to the following provisions of this Article 11 and the provisions of Article 12 and Section 3.03(c), Tenant shall have the right, without

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Landlord’s prior written approval, to make such improvements, changes or alterations in or to the Premises (herein called “Alterations”) of any nature as Tenant shall desire from time to time, whether structural or non-structural, or ordinary or extraordinary; provided, that Tenant shall not have the right, without Landlord’s prior written approval (which approval, subject to Tenant’s right to dispute whether same constitutes a Material Adverse Alteration as set forth in the last sentence of this Section 11.01, may be granted or withheld in Landlord’s discretion), to make any improvements, changes or alterations which (w) would have a material adverse effect upon the value of the Premises, (x) would have a material adverse effect upon the structural integrity of the Building, (y) would materially change the exterior appearance (other than exterior signage) or reduce the rentable area of the Building or (z) would change the character of the Building as a Class A office building (each of the foregoing, a “Material Adverse Alteration”). Any dispute as to whether an Alteration constitutes a Material Adverse Alteration may be resolved by arbitration in accordance with Article 37.

11.02. Before proceeding with any Alteration, Tenant shall (i) at Tenant’s expense, file all required architectural, mechanical, electrical and engineering drawings (which drawings shall be prepared by architects and engineers validly and currently licensed by New York State, who may be employees of Tenant) and obtain all permits required by law, if any, and (ii) submit to Landlord, for informational purposes only (which purposes will include confirming, in Landlord’s sole discretion (subject to Tenant’s right to dispute same in accordance with the last sentence of Section 11.01), whether the proposed Alteration is a Material Adverse Alteration), copies of such drawings, plans and specifications for the work to be done. If Landlord fails to notify Tenant as to whether or not Landlord believes an Alteration is a Material Adverse Alteration within ten (10) Business Days after Tenant’s submission of plans relating thereto, Tenant shall have the right to give a second notice to Landlord, and if Landlord fails to respond within five (5) Business Days after the giving of such second notice by Tenant, then Landlord shall be deemed to have accepted Tenant’s determination that the Alteration is not a Material Adverse Alteration (and if Landlord does object to Tenant’s determination that a proposed Alteration is not a Material Adverse Alteration, such objection shall be provided within ten (10) Business Days after Tenant’s submission of plans relating thereto (or within five (5) Business Days after the second notice, as the case may be), and shall include Landlord’s reasons for its objection in reasonable detail). Notwithstanding anything to the contrary contained herein, Tenant shall not be required to submit plans and/or specifications with respect to Alterations that do not require a building permit as a matter of Legal Requirements or that are of a merely decorative nature or of such a minor nature (such as putting up a partition to divide one office into two work spaces) that it would not be customary industry practice in Comparable Buildings to prepare plans and/or specifications for such work, except to the extent that Tenant shall have prepared any such plans or specifications. Landlord, at no third-party out-of-pocket cost to Landlord, will cooperate with Tenant’s efforts to obtain the permits necessary to perform such Alterations, and Tenant shall indemnify and hold harmless Landlord from and against any claims arising in connection with such cooperation.

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Notwithstanding anything to the contrary contained herein, Landlord’s review of any and all drawings, plans and specifications submitted to Landlord as set forth in Section 11.02 shall be at Landlord’s sole cost and expense.

11.03. Tenant, at its expense, shall obtain (and, reasonably promptly after obtaining same, furnish true and complete copies to Landlord of) all necessary governmental permits and certificates for the commencement and prosecution of Alterations, and shall cause Alterations to be performed in compliance therewith, with all applicable Legal Requirements and with all applicable requirements of insurance. Landlord shall, to the extent reasonably necessary, cooperate with Tenant in connection with such filings, approvals and permits, and shall execute reasonably promptly (and shall endeavor to do so within two (2) Business Days after request) any applications as may be required in connection therewith, provided that Tenant shall reimburse Landlord (as Additional Charges) for the reasonable out-of-pocket costs and expenses incurred by Landlord in connection with such cooperation within thirty (30) days after demand therefor, accompanied by reasonably satisfactory documentation of such costs and expenses, and further provided that Tenant shall indemnify and hold harmless Landlord from and against any claims arising in connection with such cooperation, other than any such claims arising from any incorrect information provided by Landlord in connection therewith or Landlord’s negligence, willful misconduct or breach of this lease. Throughout the performance of Alterations, Tenant, at its expense, (or in the case Tenant has exercised the Insurance Election, Landlord in respect to Landlord’s Restoration Obligation), shall carry, or cause to be carried for any occurrence in or about the Premises, (a) all risks builders risk insurance written on a non-reporting completed valued basis (with no restrictions on occupancy during construction) for the full replacement cost value of such Alterations, (b) Commercial General Liability including contractual liability and completed operations coverage with minimum limits of $1,000,000 per occurrence, (c) workers’ compensation for all persons employed in connection with such Alterations in statutory limits and Employers’ Liability with minimum limits of $1,000,000, (d) Automobile Liability with minimum limits of $1,000,000 covering any auto owned or operated in connection with such Alterations, (e) Umbrella or Excess liability with minimum limits of $25,000,000 and (f) to the extent such Alterations involve any engineering and design, professional liability (E&O) insurance with a minimum of $1,000,000.

11.04. Landlord agrees that it will not knowingly do or permit anything to be done in or about the Premises that would violate Tenant’s (or Tenant’s contractors) union contracts, or create any work stoppage, picketing, labor disruption or dispute or disharmony or any interference with the business of Tenant or any Alterations being performed by Tenant in accordance with the terms and conditions of this lease. Landlord shall immediately stop such activity if Tenant notifies Landlord in writing that continuing such activity would violate Tenant’s (or Tenant’s contractors) union contracts, or has caused any work stoppage, picketing, labor disruption or dispute or disharmony or any

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interference (beyond a de minimis extent) with the business of Tenant or any Alterations being performed by Tenant in accordance with the terms and conditions of this lease.

11.05. Tenant, at its expense, and with diligence and dispatch, shall procure the cancellation or discharge of all notices of violation arising from or otherwise connected with the performance by or on behalf of Tenant of Alterations, or any other work, labor, services or materials done for or supplied to Tenant, or any person claiming through or under Tenant (other than by Landlord or its employees, agents or contractors), which shall be issued by the Department of Buildings of the City of New York or any other public authority having or asserting jurisdiction. Tenant shall defend, indemnify and save harmless Landlord from and against any and all mechanic’s and other liens and encumbrances filed in connection with Alterations, or any other work, labor, services or materials done for or supplied to Tenant, or any person claiming through or under Tenant (other than by Landlord or its employees, agents or contractors), including, without limitation, security interests in any materials, fixtures or articles so installed in and constituting part of the Premises and against all reasonable costs, expenses and liabilities incurred in connection with any such lien or encumbrance or any action or proceeding brought thereon. Tenant, at its expense, shall procure the satisfaction or discharge of record of all such liens and encumbrances within thirty (30) days after notice of the filing thereof (or bond or otherwise remove such lien or encumbrance of record if Tenant is contesting same in accordance with the terms hereof). Provided that Tenant provides such bonding during the pendency of any contest, nothing herein contained shall prevent Tenant from contesting, in good faith and at its own expense, any notice of violation, provided that Tenant shall comply with the provisions of Section 8.02; provided further, however, that the foregoing provisions of this sentence shall not obviate the need for such satisfaction or discharge of record following the resolution of such contest.

11.06. Tenant will promptly upon the completion of an Alteration for which Tenant is required to submit plans and specifications to Landlord in accordance with the provisions of Section 11.02, deliver to Landlord “as-built” drawings or approved shop drawings of any Alterations Tenant has performed or caused to be performed in the Premises, and (a) if any Alterations by Tenant are then proposed or in progress, Tenant’s drawings and specifications, if any, for such Alterations and (b) if any Alterations by Landlord for Tenant were performed or are then proposed or in progress, the “as-built” drawings or approved shop drawings, if any, or the drawings and specifications, if any, as the case may be, for such Alterations, in Tenant’s possession. Notwithstanding anything to the contrary contained herein, wherever this lease requires the submission of “as-built” drawings or approved shop drawings by Tenant, Tenant may satisfy such obligation by submitting final marked drawings except with respect to Alterations involving the sprinkler/life safety systems of the Building.

11.07. Subject to the provisions of Article 43, all fixtures and equipment (other than any furniture, fixtures and equipment constituting Tenant’s Property) installed or used by Tenant in the Premises shall not be subject to UCC filings or other recorded

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liens. Notwithstanding anything to the contrary contained in this Article 11 or elsewhere in this lease to the contrary, Tenant shall have the right to obtain financing secured by security interests in Tenant’s furniture, fixtures and equipment constituting Tenant’s Property (herein called, “Tenant’s Collateral”) and the provider of such financing shall have the right to file UCC financing statements in connection therewith, provided and on condition that (a) Landlord shall be under no obligation to preserve or protect Tenant’s Collateral, (b) following an event of default by Tenant hereunder the secured party shall be required to reimburse Landlord for Landlord’s actual out of pocket costs and expense of storing Tenant’s Collateral and repairing any damage to the Premises which occurs during the removal of Tenant’s Collateral, and (c) except in connection with a Leasehold Mortgage, the description of the secured property in the UCC financing statements shall specifically exclude Tenant’s leasehold estate and any so-called betterments and improvements to the Premises (in contradistinction to Tenant’s Collateral). Landlord agrees to execute and deliver a so called “recognition agreement” with the holder of the security interest in Tenant’s Collateral acknowledging the foregoing, provided same is in form and substance reasonably acceptable to Landlord and, if required, the holder of any Superior Mortgage. In addition, Landlord agrees to execute and deliver a document reasonably acceptable to Landlord to protect the position of the holder of the security interest in Tenant’s Collateral, sometimes referred to as a so called “landlord’s waiver,” which includes provisions (i) waiving any rights Landlord may have to Tenant’s Collateral by reason of (A) the manner in which Tenant’s Collateral is attached to the Building, or (B) any statute or rule of law which would, but for this provision, permit Landlord to distrain or assert a lien or claim any other interest against any such property by reason of any other provisions of this lease against Tenant’s Collateral for the nonpayment of any rent coming due under this lease, and (ii) giving the right to the holder of the security interest in Tenant’s Collateral, prior to the expiration of this lease or in the event of the earlier termination of this lease, prior to the later of the earlier termination of this lease and fifteen (15) Business Days after Landlord’s notice to the holder of the security interest in Tenant’s Collateral of Landlord’s intent to terminate this lease as a result of Tenant’s default hereunder, to remove Tenant’s Collateral in the event of a default by Tenant under any agreement between Tenant and the holder of the security interest in Tenant’s Collateral, provided Tenant shall remain liable to perform, in accordance with the terms and conditions of this lease, or paying the costs incurred by Landlord in performing, restoration and repairs to any damage to the Premises resulting therefrom. Tenant shall reimburse Landlord as Additional Charges for any and all actual out-of-pocket costs and expenses incurred by Landlord in connection with Landlord’s review of any of the foregoing documents.

11.08. Tenant shall keep records for six (6) years of Tenant’s Alterations costing in excess of Five Hundred Thousand ($500,000.00) Dollars and of the cost thereof. Tenant shall, within thirty (30) days after demand by Landlord, furnish to Landlord copies of such records and cost if Landlord shall require same in connection with any proceeding to reduce the assessed valuation of the Real Property, or in connection with any proceeding instituted pursuant to Article 8. To the extent then in

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Tenant’s possession and not previously provided to Landlord, Tenant shall at or prior to the end of the Term deliver to Landlord a set of “as built” plans and specifications for the Real Property.

11.09. Tenant shall have the right, during the Term, to use all permits, licenses, certificates of occupancy, approvals, architectural, mechanical, electrical, structural and other plans, studies, drawings, specifications, surveys, renderings, technical descriptions, warranties, and other intangible personal property that relate to the Premises.

11.10. Landlord may not make any Alterations to the Real Property, or any portion thereof, without the prior written consent of Tenant, which Tenant may grant or withhold in its sole and absolute discretion.

11.11. Any dispute between Landlord and Tenant relating to any provision of this Article 11 shall be subject to resolution by arbitration in accordance with the provisions of Article 37.

ARTICLE 12

Landlord’s and Tenant’s Property

12.01. (a) Tenant shall have the exclusive right, during the Term, to use all equipment, machinery, inventory, appliances and other tangible personal property located in the Premises as of the Commencement Date and used in connection with the operation of the Premises. All fixtures, equipment, improvements, ventilation and air-conditioning equipment and appurtenances attached to or built into the Premises at the commencement of or during the Term, whether or not by or at the expense of Tenant (excluding the Building Systems (which are and shall remain the property of Landlord but which are subject to modification, change and/or replacement by Tenant in accordance with the terms of this lease) and Tenant’s Property (which is and shall remain the property of Tenant)), shall be and remain a part of the Premises, shall, upon the expiration or sooner termination of this lease, be deemed the property of Landlord (without representation or warranty by Tenant) and shall not be removed by Tenant, except as provided in Section 12.02.

(b) Notwithstanding anything to the contrary contained in this lease, Landlord and Tenant agree and acknowledge that, until the expiration or sooner termination of this lease, Tenant, for federal, state and local income taxes purposes and for all other purposes shall be deemed the owner of all fixtures, equipment, improvements, ventilation and air conditioning equipment and appurtenances attached to or built into the Premises by Tenant or any Affiliate of Tenant as the owner of the Real Property prior to the Commencement Date (other than the Building Systems) and Tenant

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may obtain the benefit of such ownership, if any, allowed or allowable with respect thereto hereunder, under applicable law and/or the Internal Revenue Code.

12.02. All movable partitions, furniture systems, special cabinet work, business and trade fixtures, machinery and equipment, communications equipment (including, without limitation, telephone systems and security systems) and office equipment, whether or not attached to or built into the Premises, which are installed in the Premises by or for the account of Tenant and can be removed without structural damage to the Building, and all furniture, furnishings and other articles of movable personal property owned by Tenant and located in the Premises (herein collectively called “Tenant’s Property”) shall be and shall remain the property of Tenant and may be removed by Tenant at any time during the Term; provided that if any of Tenant’s Property is removed, Tenant shall repair or pay the cost of repairing any damage to the Premises resulting from the installation and/or removal thereof; and provided further that, notwithstanding the foregoing, Tenant shall not remove any items which are required to maintain the Premises as a fully operational office Building.

12.03. Subject to the provisions of this Section 12.03, at or before the Expiration Date of this lease (or within sixty (60) days after any earlier termination of this lease), Tenant, at its expense, shall remove from the Premises all Specialty Alterations, and Tenant shall repair any damage to the Premises resulting from any installation and/or removal of same. As used herein, “Specialty Alterations” shall mean (i) slab cuts exceeding six (6) inches in diameter, including interconnecting staircases, (ii) vertical transportation systems, such as dumbwaiters and pneumatic conveyers, (iii) vaults, (iv) louvers and any other exterior penetrations, including, without limitation, rooftop penetrations, (v) any other Alteration affecting the exterior appearance of the Premises or the Building, including the plaza, (vi) rooftop installations, but, subject to Tenant’s obligation under the second proviso below, not any wiring, risers or conduits in connection therewith, (vii) any Alteration which is required to be removed or restored in order for the Certificate of Occupancy to be modified to permit the Building to be used in the manner permitted by the Certificate of Occupancy in effect as of the date hereof, (viii) cafeterias or any expansion of the footprint of any cafeteria existing as of the date hereof, excluding any seating area in connection therewith, (ix) auditoria or any expansion of the footprint of any auditoria existing as of the date hereof, and (x) any Alteration to any portion of the lobby of the Building that would be considered common area under the Amended and Restated Lease; provided, however, that, the term “Specialty Alterations” shall not include any of the foregoing which are already in place as of the Commencement Date or any upgrade, modification or replacement thereof so long as such upgrade, modification or replacement does not exceed the footprint thereof (other than cafeteria seating area) as of the Commencement Date (other than to a de minimis degree); it being understood and agreed that notwithstanding anything to the contrary contained in this lease, Tenant shall have no obligation to remove any fixtures, equipment, improvements, cabling or wiring, raised floors or any air-conditioning equipment or other appurtenances attached to or built into the Premises, whether before

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or following the Commencement Date; provided, that, with respect to any replacement of cable and wiring, at the time of such installation by Tenant, Tenant shall purge the obsolete cabling and wiring. Within fifteen (15) days of Tenant’s request, Landlord agrees to inform Tenant if any portion of a an Alteration proposed by Tenant would be deemed to be a Specialty Alteration for which Landlord will require Tenant to remove pursuant to the provisions of this Section 12.03. If Landlord fails to respond within such fifteen (15) day period, Tenant shall have the right to give a second notice to Landlord, which notice shall provide that if Landlord fails to respond within five (5) Business Days after the giving of such second notice by Tenant, then Landlord shall be deemed to have waived its right to require Tenant to remove, and Tenant shall have no obligation to remove, such Specialty Alterations on or prior to the end of the Term.

12.04. Any other items of Tenant’s Property which shall remain in the Premises after the Expiration Date of this lease, or within sixty (60) days following an earlier termination date, at the option of Landlord, may be deemed to have been abandoned, and in such case such items may be retained by Landlord as its property or disposed of by Landlord, without accountability, in such manner as Landlord shall reasonably determine, and Tenant shall reimburse Landlord for Landlord’s reasonable, actual, out-of-pocket expenses in connection therewith, net of any amounts recovered by Landlord in respect of the disposition of such property.

12.05. The provisions of this Article 12 shall survive the expiration or other termination of this lease.

ARTICLE 13

Repairs and Maintenance

13.01. Tenant shall, at its expense (subject to Landlord’s obligation to reimburse Tenant for any Landlord Reimbursement Amounts in accordance with the provisions of Article 3), throughout the Term, take good care of and maintain in good order and condition the Real Property and the fixtures and improvements therein, including, without limitation, the property which is deemed Landlord’s pursuant to Section 12.01 and Tenant’s Property, in accordance with the First-Class Landlord Standard, which maintenance obligation shall include the adjoining sidewalks, curbs and vaults. Additionally, Tenant shall, at its expense (subject to Landlord’s obligation to reimburse Tenant for any Landlord Reimbursement Amounts in accordance with the provisions of Article 3), be responsible for all repairs, interior and exterior, structural and non-structural, ordinary and extraordinary, foreseen or unforeseen, in and to the Real Property and the facilities and systems thereof, which repairs shall be made in accordance with the First-Class Landlord Standard. Landlord shall not be required to make any repairs or alterations in, or to, the Premises throughout the Term. Tenant hereby assumes the full and sole responsibility for the condition, operation, repair, replacement,

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maintenance and management of the Premises except as otherwise expressly provided in this lease.

ARTICLE 14

Electricity

14.01. Tenant shall contract directly with a utility company for the provision of electricity for Tenant’s use in the Premises and in connection with installations made by Tenant in the Premises. In connection therewith, Tenant shall have the right to use all electrical installations, risers, switches, panels, transformers, meters and other related equipment located in the Premises. Landlord shall cooperate with Tenant to arrange for the direct billing of such electricity to Tenant by the utility company, and Tenant shall within thirty (30) days following demand reimburse Landlord for any reasonable out-of-pocket costs incurred by Landlord in connection therewith. Tenant may also obtain all or any portion of Tenant’s electricity from any cogeneration plant which hereinafter may be located at the Adjacent Parcel (“Cogeneration Procurement”). Landlord shall cooperate with Tenant in connection with any Cogeneration Procurement, and Tenant shall within thirty (30) days following demand reimburse Landlord for any reasonable out-of-pocket costs incurred by Landlord in connection therewith.

14.02. To the extent that any floor of the Premises is serviced by an amount of electricity which exceeds the amount required by the New York City Building Code or for any other reason that Tenant elects, Tenant shall have the right to redistribute capacity to other floors of the Premises, subject to Tenant’s receipt of any approval required from the New York City Department of Buildings, provided that if any such redistribution of capacity leaves any portion of the Premises with less than the Basic Capacity (as such term is defined in the Amended and Restated Lease), upon the expiration or earlier termination of this lease or the commencement of the Amended and Restated Lease (but only with respect to the portion of the Premises which is not included in the Extension Premises), Tenant shall restore the amount of electricity to each such floor to the Basic Capacity subject to then applicable Legal Requirements.

14.03. Any rebates paid to or discounts or other benefits received by Landlord or Landlord’s affiliates from Consolidated Edison (or any other utility or governmental entity providing such rebates or discounts) as the result of energy-saving fixtures and equipment installed in the Premises by Tenant or otherwise relating to the Premises during the Term shall be paid to Tenant by Landlord promptly after receipt by Landlord thereof. Landlord shall cooperate with Tenant in connection with applying to Consolidated Edison (or any other utility or governmental entity providing such rebates or discounts) for such rebates or discounts, but Landlord shall incur no cost or expense in connection with such cooperation unless Tenant agrees to reimburse Landlord for such monies.

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ARTICLE 15

Services

15.01. Landlord shall not be required to provide any services or facilities to Tenant or the Real Property during the Term. Tenant, at its sole cost and expense, shall provide such services as may be required by Tenant and any persons claiming by, through or under Tenant in connection with its use and occupancy of the Premises including, without limitation: (i) heat, ventilation and air conditioning; (ii) elevator service; (iii) domestic hot and cold water; (iv) cleaning; and (v) electricity. In connection therewith, Tenant shall have the exclusive right to use all applicable elevators, loading docks, shafts, risers, HVAC units, ducts, installations and other equipment located in the Premises.

ARTICLE 16

Access; Signage; Name of Building

16.01. Landlord and persons authorized by Landlord shall have the right, upon reasonable advance notice, to enter and/or pass through the Premises at reasonable times to show the Premises to actual and prospective Superior Mortgagees or investors, or prospective purchasers of the Premises, provided Landlord shall use reasonable efforts to minimize any interference with Tenant’s business operations and shall be accompanied by a designated representative of Tenant if Tenant shall have made such representative available. Notwithstanding the foregoing, Landlord acknowledges that Tenant may, from time to time, have certain security or confidentiality requirements such that portions of the Premises shall be locked and/or inaccessible to persons unauthorized by Tenant and such areas will not be made available to Landlord except in the case of an emergency.

16.02. During the period of thirty-six (36) months prior to the Expiration Date, Landlord and persons authorized by Landlord may exhibit the Premises to prospective tenants at reasonable times. Landlord shall give Tenant reasonable prior notice of any entry pursuant to this Section 16.02 and shall use reasonable efforts to minimize any interference with Tenant’s business operations and use of the Premises and shall be accompanied by a designated representative of Tenant if Tenant shall have made such representative available to Landlord. Notwithstanding the foregoing, Landlord acknowledges that Tenant may, from time to time, have certain security or confidentiality requirements such that portions of the Premises shall be locked and/or inaccessible to persons unauthorized by Tenant and such areas will not be made available to Landlord except in the case of an emergency.

16.03. Tenant may operate the Premises on a twenty-four (24) hour-per-day, seven (7) day-per-week basis.

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16.04. Throughout the Term, Tenant shall control, and shall have all rights to, any and all signs, banners, flags, monuments, kiosks or other means whatsoever of identifying any party, including, without limitation, any occupant or owner of any portion of the Building placed in, on or about the Building and/or the Real Property. Landlord shall promptly execute and deliver any documents as may be required for Tenant to exercise the rights set forth in this Section 16.04, and Tenant shall within thirty (30) days following demand reimburse Landlord for any reasonable out-of-pocket costs incurred by Landlord in connection therewith. Notwithstanding any of the foregoing to the contrary, Landlord, at its sole cost and expense, shall have the right to place a single plaque on the exterior of the Building (not to exceed two (2) feet by two (2) feet) that identifies Landlord (or its Affiliate, including, without limitation, SL Green Realty Corp.) as the owner of the Real Property, the design and location of such plaque shall be subject to the approval of Tenant, such approval not to be unreasonably withheld, conditioned or delayed.

16.05. Landlord and Tenant hereby acknowledge that the Building’s current designated address is 388 Greenwich Street, New York, New York 10013. Landlord hereby agrees that, during the Term, it shall not name the Building or change the designated address of the Building without the prior written approval of Tenant (which approval may be granted or withheld in Tenant’s sole discretion). Tenant may, without Landlord’s consent, name the Building to reflect the name of any Citigroup Tenant and/or its Affiliates (provided such name is not disreputable and would not detract from the reputation of the Building as a Comparable Building) but Tenant may not change the designated address of the Building without the prior written approval of Landlord (which approval may be granted or withheld in Landlord’s sole discretion). Any dispute as to whether or not a name for the Building selected by Tenant is disreputable may be resolved by expedited arbitration pursuant to Article 37.

ARTICLE 17

Notice of Occurrences

17.01. Tenant shall give prompt notice to Landlord of (a) any occurrence in or about the Premises for which Landlord might be liable, (b) any material fire or other casualty in the Premises, and (c) any material damage to or defect in any part or appurtenance of the Building’s sanitary, electrical, heating, ventilating, air-conditioning, elevator or other systems located in or passing through the Premises or any part thereof, if and to the extent that Tenant shall have knowledge of any of the foregoing matters.

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ARTICLE 18

Non-Liability and Indemnification

18.01. (a) Neither Landlord (except to the extent expressly set forth in this lease), any affiliate of Landlord or any Superior Mortgagee or Superior Lessor, nor any direct or indirect partner, member, trustee, managing agent, beneficiary, director, officer, shareholder, principal, agent, servant or employee of Landlord or of any affiliate of Landlord or any Superior Mortgagee (in any case whether disclosed or undisclosed) (each of the foregoing being sometimes referred to herein as a “Landlord Party”), shall be liable to Tenant for any loss, injury or damage to Tenant or to any other person, or to its or their property, irrespective of the cause of such injury, damage or loss, nor shall the aforesaid parties be liable for any damage to property of Tenant or of others entrusted to employees of Landlord, nor for loss of or damage to any such property by theft or otherwise; provided, however, that subject to the provisions of Section 9.04 and Section 35.03, nothing contained in this Section 18.01(a) shall be construed to exculpate Landlord for loss, injury or damage to the extent caused by or resulting from the negligence of Landlord, its agents, servants, employees and contractors in accessing the Premises. Further, no Landlord Party shall be liable, even if negligent, for indirect, consequential, special, punitive, exemplary, incidental or other like damages arising out of any loss of use of the Premises or any equipment, facilities or other Tenant’s Property therein by Tenant or any person claiming through or under Tenant.

(b) Subject to the last sentence of Section 35.03 and except as otherwise expressly provided for in the Guaranty, neither Tenant (except to the extent expressly set forth in this lease), any Affiliate of Tenant, nor any direct or indirect partner, member, trustee, managing agent, beneficiary, director, officer, shareholder, principal, agent, servant or employee of Tenant (in any case whether disclosed or undisclosed) (each of the foregoing being sometimes referred to herein as a “Tenant Party”), shall be liable to Landlord for any loss, injury or damage to Landlord or to any other person, or to its or their property, irrespective of the cause of such injury, damage or loss, nor shall the aforesaid parties be liable for any damage to property of Landlord or of others entrusted to employees of Tenant, nor for loss of or damage to any such property by theft or otherwise; provided, however, that subject to the provisions of Section 9.04, nothing contained in this Section 18.01(b) shall be construed to exculpate Tenant for loss, injury or damage to the extent caused by or resulting from the negligence of Tenant, its agents, servants, employees and contractors in the operation or maintenance of the Premises. Further, no Tenant Party shall be liable, even if negligent, for indirect, consequential, special, punitive, exemplary, incidental or other like damages arising out of any loss of use of Premises or any equipment, facilities or other property of Landlord by Landlord or any person claiming through or under Landlord (including, without limitation, damages for lost profits or opportunities, or the loss by foreclosure, deed in lieu, or otherwise, of all or any portion of Landlord’s interest in the Premises).

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18.02. Subject to the terms of Section 9.04 relating to waivers of subrogation (to the extent that such waivers of subrogation shall be applicable in any case), Tenant shall indemnify and hold harmless each Landlord Party from and against any and all claims arising from or in connection with (a) the occupancy, conduct or management of the Real Property or of any business therein, or any work or thing whatsoever done, or any condition created (other than by Landlord, its agents, employees or contractors) in or about the Real Property during the Term; (b) any act, omission (where there is an affirmative duty to act) or negligence of Tenant or any of its subtenants or licensees or its or their partners, directors, principals, shareholders, officers, agents, employees or contractors; (c) any accident, injury or damage whatever (except to the extent caused by the negligence or willful misconduct of Landlord or its agents, employees, or contractors) occurring in, at or upon the Real Property; and (d) any breach or default by Tenant in the full and prompt payment and performance of Tenant’s obligations under this lease (each, a “Tenant Act”); together with all reasonable out-of-pocket costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon, including, without limitation, all reasonable out-of-pocket attorneys’ fees and expenses. In case any action or proceeding be brought against Landlord and/or any Landlord Parties by reason of any such claim, Tenant, upon notice from Landlord or such Landlord Party, shall resist and defend such action or proceeding by counsel reasonably satisfactory to Landlord and such Landlord Party. Provided that Tenant complies with the requirements of this Section with respect to any third-party claim, Tenant shall not be liable for the costs of any separate counsel employed by Landlord or any Landlord Party with respect thereto. If the issuer of any insurance policy maintained by Tenant and meeting the applicable requirements of this lease shall assume the defense of any such third-party claim, then Landlord and such Landlord Party shall permit such insurance carrier to defend the claim with its counsel and (i) neither Landlord nor any Landlord Party shall settle such claim without the consent of the insurance carrier (unless such settlement would relieve Landlord or such Landlord Party of all liability for which Tenant or its insurance carrier may be liable hereunder and Tenant and its insurance carrier shall have no liability for such settlement), (ii) Tenant shall have the right to settle such claim without the consent of Landlord if Landlord and each Landlord Party and their respective insurance carriers would be relieved of all liability in connection therewith, (iii) Landlord and each applicable Landlord Party shall reasonably cooperate, at Tenant’s expense, with the insurance carrier in its defense of any such claim, and (iv) Tenant shall not be liable for the costs of any separate counsel employed by Landlord or any Landlord Party. In no event shall Tenant be liable for indirect, consequential, special, punitive, exemplary, incidental or other like damages (including, without limitation, damages for lost profits or opportunities, or the loss by foreclosure, deed in lieu, or otherwise, of all or any portion of Landlord’s interest in the Premises) except (i) to the extent a final judicial determination from which time for appeal has been exhausted grants such damages to Landlord as a result of a third party claim resulting from any Tenant Act and/or (ii) as otherwise expressly set forth in Section 34.02. The provisions of the preceding four sentences shall apply with full force and effect to any obligation of Tenant contained in this lease to indemnify Landlord and/or all Landlord

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Parties, without respect to whether such indemnification obligation is set forth in this Article 18 or elsewhere in this lease.

18.03. Notwithstanding anything contained in Section 18.01 to the contrary and subject to the terms of Section 9.04 relating to waivers of subrogation (to the extent that such waivers of subrogation shall be applicable in any case), Landlord shall indemnify and hold harmless each Tenant Party from and against (a) any and all third-party claims arising from or in connection with any act, omission (where there is an affirmative duty to act) or negligence of Landlord and its partners, directors, principals, shareholders, officers, agents, employees or contractors, and (b) any breach or default by Landlord in the full and prompt performance of Landlord’s obligations under this lease (each of the foregoing, a “Landlord Act”); together with all reasonable out-of-pocket costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon, including, without limitation, all reasonable out-of-pocket attorneys’ fees and expenses. In no event shall Landlord be liable for indirect, consequential, special, punitive, exemplary, incidental or other like damages except to the extent a final judicial determination from which time for appeal has been exhausted grants such damages to Tenant as a result of third party claim from any Landlord Act. If any such third-party claim is asserted against Tenant and/or any Tenant Party, Tenant shall give Landlord prompt notice thereof and Landlord shall resist and defend such third-party claim (including any action or proceeding thereon) by counsel reasonably satisfactory to Tenant. Provided that Landlord complies with the requirements of this Section with respect to any third-party claim, Landlord shall not be liable for the costs of any separate counsel employed by Tenant or any Tenant Party with respect thereto. If the issuer of any insurance policy maintained by Landlord and meeting the applicable requirements of this lease shall assume the defense of any such third-party claim, then Tenant shall permit such insurance carrier to defend the claim with its counsel and (i) neither Tenant nor any Tenant Party shall settle such claim without the consent of the insurance carrier (unless such settlement would relieve Tenant or such Tenant Party of all liability for which Landlord or its insurance carrier may be liable hereunder and Landlord and its insurance carrier shall have no liability for such settlement), (ii) Landlord shall have the right to settle such claim without the consent of Tenant if Tenant, each Tenant Party and their respective insurance carriers would be relieved of all liability in connection therewith, (iii) Tenant and each applicable Tenant Party shall reasonably cooperate, at Landlord’s expense, with the insurance carrier in its defense of any such claim, and (iv) Landlord shall not be liable for the costs of any separate counsel employed by Tenant or any Tenant Party. The provisions of this Section 18.03 shall apply with full force and effect to any obligation of Landlord contained in this lease to indemnify Tenant and/or a Tenant Party, without respect to whether such indemnification obligation is set forth in this Article 18 or elsewhere in this lease. Notwithstanding anything to the contrary contained herein, the provisions of this Section 18.03 shall not be applicable unless either (i) Landlord’s indemnification obligations under this Section 18.03 are covered under any of Landlord’s or Landlord’s Affiliates existing insurance policies at no addition cost (other than a de minimis charge) or (ii) Tenant, in its sole

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option, elects by notice to Landlord, to reimburse Landlord for Landlord’s cost of obtaining insurance which covers Landlord’s indemnification obligations under this Section 18.03, in which case, Tenant shall reimburse Landlord for such costs within thirty (30) days following demand therefor accompanied by reasonable documentation evidencing such costs.

ARTICLE 19

Damage or Destruction

19.01. For purposes of this lease, the following terms shall have the following meanings:

(a) the term “Leasehold Improvements” shall mean all improvements heretofore or hereafter made to portions of the Premises other than portions of the Premises constituting Base Elements.

(b) the term “Base Elements” shall mean the structure, core and shell of the Building and the Building Systems.

(c) the term “Building Systems” shall mean (1) the elevators and escalators of the Building; (2) the window washing and waste compacting and removal equipment of the Building; (3) the core toilets and utility closets of the Building, and all fixtures and equipment installed therein; and (4) the electrical, HVAC, mechanical, chilled water, condenser water, plumbing, domestic water, sanitary, sprinkler, fire control, alarm and prevention, BMS, life safety and security systems and other facilities of the Building (together with all related equipment), brought to and including, but not beyond, the point on each floor of the Building at which such systems connect to horizontal distribution facilities; provided, however that, notwithstanding anything contained in this clause (4) to the contrary, the following shall be considered part of the Building Systems: (x) the entire main distribution loop of the sprinkler system on each floor of the Building and (y) the entire perimeter HVAC system on each floor of the Building.

19.02. If the Premises shall be partially or totally damaged or destroyed by fire or other casualty, then:

(a) Tenant (or in the case, Tenant has exercised the Insurance Election, Landlord, in which case, the obligations of Landlord under this Section 19.02 may herein be called “Landlord’s Restoration Obligation”) shall promptly settle any insurance claims and repair the damage to and restore and rebuild the Base Elements (subject to changes thereto necessitated by Legal Requirements) diligently and in a workmanlike manner (it being understood and agreed that Tenant’s obligations under this

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Section 19.02 to restore and rebuild the Base Elements shall not be contingent upon receipt of proceeds or settlement of any insurance claims, and

(b) Tenant shall (i) at Tenant’s option, restore all or such portion of Tenant’s Property as Tenant may elect to restore and (ii) repair the damage to and restore such portion of the Leasehold Improvements on such floor as Tenant shall deem desirable, but which at a minimum shall include, drop ceilings, lighting and HVAC distribution commensurate with a usable open floor plan (herein collectively called the “Improvements Restoration Work”),which Improvements Restoration Work shall be performed diligently and in a workmanlike manner.

The Improvements Restoration Work shall be deemed to constitute Alterations for the purposes of Article 11. The proceeds of policies providing coverage for the Base Elements (but only if Tenant has not exercised the Insurance Election) and Leasehold Improvements shall be paid to Tenant (or in the case of proceeds relating to the Base Elements, the depository in accordance with Section 9.03) in each case to be used by Tenant to restore and rebuild the Base Elements and perform the Improvements Restoration Work to the extent Tenant is to perform the same, and otherwise to be retained by Tenant. If Tenant shall have exercised the Insurance Election and this lease shall be terminated by Tenant pursuant to this Article 19, then, Landlord shall pay to Tenant the portions of any proceeds of Landlord’s insurance policies that are attributable to any Tenant-Funded Residual Cap Ex Amounts.

19.03. If Tenant has not exercised the Insurance Election and all or part of the Premises shall be damaged or destroyed or rendered completely or partially untenantable or inaccessible on account of fire or other casualty there shall be no abatement in Fixed Rent or other amounts payable by Tenant hereunder.

19.04. If Tenant has exercised the Insurance Election, then, in the case of any damage or destruction mentioned in this Article 19 that occurs from and after the Insurance Election Date that results in at least one full floor of the Premises being rendered untenantable (and such affected portion of the Premises cannot be made tenantable within the applicable time periods set forth in Section 19.04(b)(i) of the Amended and Restated Lease relative to a casualty occurring during the last two (2) years of the Term (the “Applicable Time Periods”) as determined by Landlord’s Expert in an Expert’s Notice (as defined in the Amended and Restated Lease) given with fifteen (15) days following the date of casualty), then effective as of the date of such casualty this lease shall automatically, without further action or execution by the parties, be deemed to be restated and amended to reflect all of the terms and conditions set forth in the form of Amended and Restated Lease annexed hereto as Exhibit J (the “Amended and Restated Lease”), modified only to complete, in accordance with the terms hereof, those items left blank by necessity on the Amended and Restated Lease, such as the description of the Premises, Tenant’s Share and the amount of Fixed Rent, and the premises demised to Tenant thereunder shall exclude the portions of the Premises so rendered untenantable

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(with appropriate reductions in the Fixed Rent and Tenant’s proportionate share in operating expenses and real estate taxes). Upon the request of either party, Landlord and Tenant shall sign and deliver the Amended and Restated Lease annexed hereto, with the completion of items as aforesaid; provided, however, that without limiting the remedies available to either party for the other party’s failure or refusal to so sign and deliver said Amended and Restated Lease, such failure by either party shall not in any way affect the aforesaid automatic restatement and amendment of this lease. In the event of any damage or destruction mentioned in this Article 19 that occurs during the period that Landlord is required to maintain insurance pursuant to Section 9.06 and Section 9.07 that affects (x) one or more partial Office Floors and/or all or any portion of the retail and/or storage areas of the Premises in the Lobby and/or Basement and/or all or any portion of the Building that would otherwise constitute common areas if multi-tenanted and/or (y) one or more full Office Floors for which it is determined by Landlord’s Expert that same can be restored and made tenantable in less than the Applicable Time Period (irrespective of whether such restoration is completed with the Applicable Time Period), then, in any such case, the respective repair and restoration obligations and rights and remedies of Landlord and Tenant with respect thereto shall be as set forth in Article 19 of the Amended and Restated Lease (irrespective of the fact that the Amended and Restated Lease is not then in effect) and Tenant shall be entitled to an abatement in rent with respect thereto in accordance with the terms of the Amended and Restated Lease (irrespective of the fact that the Amended and Restated Lease is not then in effect). For purposes of this Article 19, the term “untenantable” shall mean inaccessible or unusable for the normal conduct of Tenant’s (or any of its subtenant’s) business in a manner which is consistent with Tenant’s (or such subtenant’s) use prior to the occurrence of the casualty in question and Tenant ceases the operation of its business within the Premises (or the portion thereof deemed “untenantable”, as the case may be) other than to the limited extent of Tenant’s security personnel for the preservation of Tenant’s property, Tenant’s insurance adjusters, and/or a minimal number of Tenant’s employees for file retrieval, planning of temporary relocation and other disaster recovery functions (collectively, “Disaster Functions”). In the event that a portion of any floor of the Premises is rendered untenantable and in Tenant’s good faith judgment Tenant cannot use the tenantable portion of such floor for the conduct of Tenant’s (or any of its subtenant’s) business in a manner which is consistent with Tenant’s (or such subtenant’s) use prior to the occurrence of such casualty and Tenant (or such subtenant) ceases the operation of its business within the entire floor (except for Disaster Functions), such entire floor shall be deemed to be untenantable. In the event that a portion of the Premises is rendered untenantable and in Tenant’s good faith judgment Tenant cannot use the tenantable portion of the Premises for the conduct of Tenant’s business in a manner which is consistent with Tenant’s use prior to the occurrence of such casualty and Tenant ceases the operation of its business within the entire Premises (except for Disaster Functions), the entire Premises shall be deemed to be untenantable.

19.05. Landlord and Tenant shall cooperate with each other in connection with the settlement of any insurance claims and the collection of any insurance proceeds

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payable in respect of any casualty to the Building and/or Leasehold Improvements and/or Tenant’s Property, and shall comply with all reasonable requests made by the other in connection therewith, including, without limitation, the execution of any affidavits required by the applicable insurance companies.

19.06. Except to the extent expressly set forth in the Amended and Restated Lease, Tenant shall not be entitled to terminate this lease and Landlord shall have no liability to Tenant for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Premises pursuant to this Article 19.

19.07. Except to the extent Tenant has exercised the Insurance Election, Landlord will not be obligated to carry insurance of any kind on the Base Elements, Tenant’s Property or on Tenant’s Leasehold Improvements and shall not be obligated to repair any damage to or replace any of the foregoing and, Tenant agrees to look solely to its insurance for recovery of any damage to or loss of any of the foregoing.

19.08. The provisions of this Article 19 shall be deemed an express agreement governing any case of damage or destruction of the Premises by fire or other casualty, and Section 227 of the Real Property Law of the State of New York, providing for such a contingency in the absence of an express agreement, and any other law of like import, now or hereafter in force, shall have no application in such case.

ARTICLE 20

Eminent Domain

20.01. If the whole of the Building or the Premises shall be taken by condemnation or in any other manner for any public or quasi-public use or purpose, this lease and the term and estate hereby granted shall terminate as of the date of vesting of title on such taking (herein called the “Date of the Taking”), and the Fixed Rent and Additional Charges shall be prorated and adjusted as of such date.

20.02. If all or substantially all of the Premises shall be so taken and the remaining area of the Premises shall not be sufficient, in Tenant’s reasonable judgment, for Tenant to continue the normal operation of its business, or if permanent access to the Premises or Building shall be taken, Tenant may terminate this lease in whole or in part by giving Landlord notice to that effect within ninety (90) days after the Date of the Taking. This lease (or portion hereof) shall terminate on the date set forth in such notice from Tenant to Landlord, which date shall be no more than ninety (90) days after the date such notice is given, and the Fixed Rent and Additional Charges shall be prorated and adjusted as of such termination date, except that with respect to any portion of the Premises which is the subject of the taking, if earlier, as of the Date of the Taking. Upon

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such partial taking and this lease continuing in force as to any part of the Premises, the Fixed Rent and Additional Charges shall be adjusted according to the rentable area remaining.

20.03. Landlord shall be entitled to receive the entire award or payment in connection with any taking without deduction therefrom for any estate vested in Tenant by this lease and Tenant shall receive no part of such award except as hereinafter expressly provided in this Article 20. Tenant hereby expressly assigns to Landlord all of its right, title and interest in and to every such award or payment; provided, however, that Tenant shall have the right to make a claim for the value of Tenant’s moving expenses, and for any of Tenant’s Property and any of Tenant’s furniture, fixtures and equipment taken and, if the provisions of Section 20.05 apply, for the cost of Tenant’s restoration obligations thereunder.

20.04. If the temporary use or occupancy of all or any part of the Premises shall be taken by condemnation or in any other manner for any public or quasi-public use or purpose during the Term, Tenant shall be entitled to receive the entire award or payment for such taking applicable to the Term. This lease shall be and remain unaffected by such taking and Tenant shall continue to be responsible for all of its obligations hereunder insofar as such obligations are not affected by such taking and shall continue to pay in full the Fixed Rent and Additional Charges when due. If the period of temporary use or occupancy shall extend beyond the Expiration Date of this lease, that part of the award which represents compensation for the use and occupancy of the Premises (or a part thereof) shall be divided between Landlord and Tenant so that Tenant shall receive so much thereof as represents the period up to and including such Expiration Date and Landlord shall receive so much thereof as represents the period after such Expiration Date. All monies paid as, or as part of, an award for temporary use and occupancy for a period beyond the date to which the Fixed Rent and Additional Charges have been paid shall be received, held and applied by Landlord as a trust fund for payment of the Fixed Rent and Additional Charges becoming due hereunder.

20.05. In the event of a taking of less than the whole of the Building and/or the Land which does not result in termination of this lease, or in the event of a taking for a temporary use or occupancy of all or any part of the Premises, (a) Tenant, at its expense, and whether or not any award or awards shall be sufficient for the purpose, shall proceed with reasonable diligence to repair the remaining parts of the Building and the Premises to substantially their former condition to the extent that the same may be feasible (subject to reasonable changes which Tenant shall deem desirable) and so as to constitute a complete and rentable Building and (b) Tenant, at its expense, shall proceed with reasonable diligence (i) at Tenant’s option, to repair all or such portions of Tenant’s Property as Tenant may elect to repair and (ii) to perform the Improvements Restoration Work.

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Notwithstanding anything to the contrary contained herein, in the event of any taking pursuant to this Section 20.3, the entire award received by Landlord pursuant to Section 20.3 shall be held in trust by Landlord or the Superior Mortgagee (subject to the depository agreement referred to in Section 9.03) for the benefit of Tenant and paid to Tenant for application to the cost of restoration of the Base Elements in accordance with this Section 20.5 and subject to the provisions of Section 20.3, the balance of such award, if any remaining after such application, shall belong to Landlord.

20.06. The provisions of Section 35.04 regarding Force Majeure Causes shall have no applicability to the provisions of this Article 20, and in no event will any of the time periods set forth in this Article 20 be extended as the result of Force Majeure Causes.

ARTICLE 21

Surrender

21.01. On the Expiration Date or upon any earlier termination of this lease, or upon any reentry by Landlord upon the Premises, Tenant shall quit and surrender the Premises to Landlord “broom-clean” and in good order, condition and repair, except for ordinary wear and tear and such damage or destruction as Landlord is required to repair or restore under this lease, free and clear of all lettings, occupancies, liens and encumbrances caused or created by Tenant or any person claiming through or under Tenant, other than those agreements of record set forth on Exhibit B attached hereto (the “Recorded Agreements”) or otherwise consented to in writing by Landlord and Tenant. Tenant shall remove all of Tenant’s Property and any Specialty Alterations designated by Landlord in accordance with, and except as otherwise provided in, Section 12.03. The provisions of this Section 21.01 shall survive the expiration or earlier termination of this lease.

21.02. On or promptly following the Expiration Date or any earlier termination of this lease, or any reentry by Landlord upon the Premises, Tenant shall also deliver to Landlord all keys, cardkeys and lock combinations for the Premises, originals or copies of all operating manuals, operating records and maintenance records and logs relating to the Premises, and originals or copies of all permits, licenses, certificates of occupancy, approvals, architectural, mechanical, electrical, structural and other plans, studies, drawings, specifications, surveys, renderings and technical descriptions that relate to the ownership and use of the Premises, to the extent the same are in Tenant’s possession and to the extent (but only to the extent) the same are transferable and do not contain any proprietary or confidential information. The provisions of this Section 21.02 shall survive the expiration or earlier termination of this lease.

21.03. No act or thing done by Landlord or its agents shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender

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shall be valid unless in writing and signed by Landlord and consented to by each Superior Mortgagee whose lease or mortgage, as the case may be, provides that no such surrender may be accepted without its consent.

21.04. Landlord and Tenant agree that, as of expiration of the Term or commencement of the Amended and Restated Lease, as the case may be, Landlord may either (x) offer the same employment by Landlord (or by the property manager engaged by Landlord) to any or all employees set forth on Schedule 2 (as such list may be updated from time to time by Tenant so as to appropriately reflect the employees employed as of the end of the Term) who are union employees under their then current employment contracts or agreements, including any collective bargaining agreements or (y) terminate the employment of any or all such employees at the Real Property; provided, that, Landlord shall give consideration to (but in no event be bound by) the recommendations of Tenant with respect to the retention of any such employees. If Landlord elects to terminate (i) any of such union employees or (ii) any of the cleaning contractor, building engineer or carpenter of the Building or requires those companies to reduce their employees at the Real Property from those listed on Schedule 2 and, as a result, any of the union employees engaged by such companies are terminated, then the parties hereto acknowledge that certain termination benefits may be payable with respect to such terminated employees. Landlord agrees that it shall be liable for the payment of all such termination benefits and hereby agrees to indemnify and hold harmless Tenant and any other Tenant Party from and against any loss, cost, damage, liability or expense (including, without limitations, reasonable attorneys’ fees, court costs and disbursements) incurred by Tenant or any other Tenant Party arising from or by reason of Landlord’s failure to pay such termination benefits as and when due and payable. Notwithstanding anything to the contrary contained in this Section 21.04, Landlord and Tenant agree that (i) Tenant shall not have any liability hereunder with respect to the termination of employment of any employees who do not spend the predominance of their time providing services to the base building operations at the Real Property, and (ii) Landlord shall have no obligation to offer employment to any employees set forth on Schedule 2 which would not be required for the operation by prudent non-institutional owners of Comparable Buildings and Landlord shall have no liability hereunder with respect to the termination of employment of such employees. Any dispute between Landlord and Tenant as to whether the employment of any employees set forth on Schedule 2 would be required for the operation of a Comparable Building may be submitted by either party to arbitration in accordance with Article 37. At Tenant’s request, during the last year of the term of the lease Landlord will review with Tenant the employees then listed on Schedule 2, and Landlord shall advise Tenant as to whether in its opinion it believes that any employees on such Schedule 2 are not required in order to operate a Comparable Building.

21.05. In the event that during the Term, Tenant has changed the Certificate of Occupancy as permitted under Section 2.02(b) such that the Premises may no longer be used for office use and Landlord elects to restore the Certificate of

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Occupancy to provide for the same, Tenant shall reimburse Landlord for all reasonable third party out-of-pocket costs and expenses, including reasonable attorneys fees, incurred by Landlord in connection with restoring the Certificate of Occupancy to permit office use.

21.06. Tenant hereby agrees to terminate, at its sole cost and expense, all service, management and other operating agreements relating to the operation and management of the Real Property effective on or prior to the expiration or earlier termination of this lease (i.e., which termination shall be deemed to include any conversion to the Amended and Restated Lease in the event Tenant elects to renew this lease for less than the entire Premises); provided that, for the avoidance of doubt, the foregoing shall not apply to the termination of union employees which is addressed in Section 21.04.

ARTICLE 22

Conditions of Limitation

22.01. This lease and the term and estate hereby granted are subject to the limitation that whenever Tenant shall make an assignment for the benefit of creditors, or shall file a voluntary petition under any bankruptcy or insolvency law, or an involuntary petition alleging an act of bankruptcy or insolvency shall be filed against Tenant under any bankruptcy or insolvency law, or whenever a petition shall be filed by or against Tenant under the reorganization provisions of the United States Bankruptcy Code (herein called the “Bankruptcy Code”) or under the provisions of any law of like import, or whenever a petition shall be filed by Tenant under the arrangement provisions of the Bankruptcy Code or under the provisions of any law of like import, or whenever a permanent receiver of Tenant or of or for the property of Tenant shall be appointed, then Landlord (a) if such event occurs without the acquiescence of Tenant at any time after the event continues for one hundred eighty (180) days, or (b) in any other case at any time after such event continues for sixty (60) days after written notice thereof has been given by Landlord to Tenant and any Leasehold Mortgagee whose name and address has been delivered to Landlord, may give Tenant and any such Leasehold Mortgagee a notice of intention to end the Term at the expiration of ten (10) days from the date of service of such notice of intention to Tenant and such Leasehold Mortgagee, and upon the expiration of said ten (10) day period this lease and the term and estate hereby granted, whether or not the term shall theretofore have commenced, shall terminate with the same effect as if that day were the expiration date of this lease, but Tenant shall remain liable for damages as provided in Article 24.

22.02. This lease and the term and estate hereby granted are subject to the further limitations that:

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(a) if Tenant shall default in the payment of any Fixed Rent or Additional Charges and such failure continues for (i) in the case of Fixed Rent, three (3) Business Days after written notice thereof has been given to Tenant and any Leasehold Mortgagee whose name and address has been delivered to Landlord and (ii) in the case of Additional Charges, ten (10) Business Days after written notice of such continued failure has been given to Tenant and any such Leasehold Mortgagee, or

(b) if Tenant shall, whether by action or inaction, be in default of any of its obligations under this lease (other than a default in the payment of Fixed Rent or Additional Charges) and such default shall continue and not be remedied within thirty (30) days after Landlord shall have given to Tenant and any Leasehold Mortgagee whose name and address has been delivered to Landlord a written notice specifying the same; provided, that, in the case of a default which cannot with due diligence be cured prior to the expiration of such thirty (30) day period, if Tenant, or such Leasehold Mortgagee shall not (A) prior to the expiration of such thirty (30) day period advise Landlord of its intention to take all steps reasonably necessary to remedy such default, (B) duly commence prior to the expiration of such thirty (30) day period, and thereafter diligently prosecute to completion, all steps reasonably necessary to remedy the default and (C) complete such remedy within a reasonable time after the date of said notice of Landlord, or

(c) if any event shall occur or any contingency shall arise whereby this lease or the estate hereby granted or the unexpired balance of the term hereof would, by operation of law or otherwise, devolve upon or pass to any person, firm or corporation other than Tenant, except as expressly permitted by Article 7 or Article 43 and such event or contingency shall not be rescinded without adverse consequences, cost or liability to Landlord within thirty (30) days after the occurrence of such event or contingency, then in any of said cases Landlord may give to Tenant and any such Leasehold Mortgagee a notice of intention to end the Term at the expiration of ten (10) Business Days from the date of the service of such notice of intention, and upon the expiration of said ten (10) Business Days this lease and the term and estate hereby granted, whether or not the term shall theretofore have commenced, shall terminate with the same effect as if that day was the day herein definitely fixed for the end and expiration of this lease, but Tenant shall remain liable for damages as provided in Article 24. All notices given to Tenant and any such Leasehold Mortgagee under this Section 22.02 shall contain a statement in at least 12-point bold type and capital letters stating “THIS IS A DEFAULT NOTICE” as a condition to the effectiveness thereof.

22.03. (a) If Tenant shall have assigned its interest in this lease, and this lease shall thereafter be disaffirmed or rejected in any proceeding under the Bankruptcy Code or under the provisions of any Federal, state or foreign law of like import, or in the event of termination of this lease by reason of any such proceeding, the

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assignor or any of its predecessors in interest under this lease, upon request of Landlord given within ninety (90) days after such disaffirmance or rejection shall (a) pay to Landlord all Fixed Rent and Additional Charges then due and payable to Landlord under this lease to and including the date of such disaffirmance or rejection and (b) enter into a new lease as lessee with Landlord of the Premises for a term commencing on the effective date of such disaffirmance or rejection and ending on the Expiration Date, unless sooner terminated as in such lease provided, at the same Fixed Rent and Additional Charges and upon the then executory terms, covenants and conditions as are contained in this lease, except that (i) the rights of the lessee under the new lease, shall be subject to any possessory rights of the assignee in question under this lease and any rights of persons claiming through or under such assignee, (ii) such new lease shall require all defaults existing under this lease to be cured by the lessee with reasonable diligence, and (iii) such new lease shall require the lessee to pay all Additional Charges which, had this lease not been disaffirmed or rejected, would have become due after the effective date of such disaffirmance or rejection with respect to any prior period. If the lessee shall fail or refuse to enter into the new lease within ten (10) days after Landlord’s request to do so, then in addition to all other rights and remedies by reason of such default, under this lease, at law or in equity, Landlord shall have the same rights and remedies against the lessee as if the lessee had entered into such new lease and such new lease had thereafter been terminated at the beginning of its term by reason of the default of the lessee thereunder.

(b) If pursuant to the Bankruptcy Code Tenant is permitted to assign this lease in disregard of the restrictions contained in Article 7 (or if this lease shall be assumed by a trustee), the trustee or assignee shall cure any default under this lease and shall provide adequate assurance of future performance by the trustee or assignee including (i) of the source of payment of rent and performance of other obligations under this lease and (ii) that the use of the Premises shall in no way diminish the reputation of the Building as a first-class office building or impose any additional burden upon the Building or increase the services to be provided by Landlord. If all defaults are not cured and such adequate assurance is not provided within sixty (60) days after there has been an order for relief under the Bankruptcy Code, then this lease shall be deemed rejected, Tenant or any other person in possession shall vacate the Premises, and Landlord shall be entitled to retain any rent or security deposit previously received from Tenant and shall have no further liability to Tenant or any person claiming through Tenant or any trustee. If Tenant’s trustee, Tenant or Tenant as debtor-in-possession assumes this lease and proposes to assign the same (pursuant to Title 11 U.S.C. Section 365, as the same may be amended) to any person, including, without limitation, any individual, partnership or corporate entity, who shall have made a bona fide offer to accept an assignment of this lease on terms acceptable to the trustee, Tenant or Tenant as debtor-in-possession, then notice of such proposed assignment, setting forth (1) the name and address of such person, (2) all of the terms and conditions of such offer, and (3) the adequate assurance to be provided Landlord to assure such person’s future performance under this lease, including, without limitation, the assurances referred to in Title 11 U.S.C.

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Section 365(b)(3) (as the same may be amended), shall be given to Landlord by the trustee, Tenant or Tenant as debtor-in-possession no later than twenty (20) days after receipt by the trustee, Tenant or Tenant as debtor-in-possession of such offer, but in any event no later than ten (10) days prior to the date that the trustee, Tenant or Tenant as debtor-in-possession shall make application to a court of competent jurisdiction for authority and approval to enter into such assignment and assumption, and Landlord shall thereupon have the prior right and option, to be exercised by notice to the trustee, Tenant or Tenant as debtor-in-possession, given at any time prior to the effective date of such proposed assignment, to accept an assignment of this lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such person, less any brokerage commissions which may be payable out of the consideration to be paid by such person for the assignment of this lease.

ARTICLE 23

Reentry by Landlord

23.01. If this lease shall terminate as provided in Article 22, Landlord or Landlord’s agents and employees may immediately or at any time thereafter reenter the Premises, or any part thereof, either by summary dispossess proceedings or by any suitable action or proceeding at law, or otherwise as permitted by law (but in no event by forcible entry), without being liable to indictment, prosecution or damages therefor (except to the extent resulting from Landlord’s negligence or willful misconduct), and may repossess the same, and may remove any person therefrom, to the end that Landlord may have, hold and enjoy the Premises. The word “reenter,” as used herein, is not restricted to its technical legal meaning. If this lease is terminated under the provisions of Article 22, or if Landlord shall reenter the Premises under the provisions of this Article, or in the event of the termination of this lease, or of reentry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall thereupon pay to Landlord the Fixed Rent and any and all Additional Charges payable up to the time of such termination of this lease (including without limitation any such Additional Charges payable pursuant to Section 24.05 and Article 27), or of such recovery of possession of the Premises by Landlord, as the case may be, and shall also pay to Landlord damages as provided in Article 24.

23.02. In the event of a breach or threatened breach by Tenant of any of its obligations under this lease, Landlord shall also have the right of injunction. The special remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any other remedies to which Landlord may lawfully be entitled at any time and Landlord may invoke any remedy allowed at law or in equity as if specific remedies were not provided for herein. In the event of a breach or threatened breach by Landlord of any of its obligations under this lease, Tenant shall have the right

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of injunction in addition to any other remedy which may be available to Tenant hereunder, allowed at law or in equity. The remedies to which Tenant may resort hereunder are cumulative and are not intended to be exclusive of any other remedies to which Tenant may lawfully be entitled at any time and Tenant may invoke any remedy allowed at law or in equity as if specific remedies were not provided for herein.

23.03. If this lease shall terminate under the provisions of Article 22, or if Landlord shall reenter the Premises under the provisions of this Article 23, or in the event of the termination of this lease, or of reentry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Landlord shall be entitled to retain all monies, if any, paid by Tenant to Landlord, whether as advance rent, security or otherwise, but such monies shall be credited by Landlord against any Fixed Rent or Additional Charges due from Tenant at the time of such termination or reentry or, at Landlord’s option, against any damages payable by Tenant under Article 24 or pursuant to law, with the balance, if any, to be promptly refunded to Tenant.

ARTICLE 24

Damages

24.01. If this lease is terminated under the provisions of Article 22, or if Landlord shall reenter the Premises under the provisions of Article 23, or in the event of the termination of this lease, or of reentry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall pay to Landlord as damages, at the election of Landlord, either:

(a) a sum which at the time of such termination of this lease or at the time of any such reentry by Landlord, as the case may be, represents the then value of the excess, if any (assuming a discount at a rate per annum equal to the interest rate then applicable to United States Treasury Bonds having a term which most closely approximates the period commencing on the date that this lease is so terminated, or the date on which Landlord re-enters the Premises, as the case may be, and ending on the date on which this lease was scheduled to expire but for such termination or reentry, which date shall be the last day of the next succeeding Extension Term if Tenant timely delivered an Extension Election Notice prior to the exercise by Landlord of its rights under Article 22 or 23), of (i) the aggregate amount of the Fixed Rent and the Net Taxes Additional Charges which would have been payable by Tenant (conclusively presuming the average monthly Net Taxes Additional Charges to be the same as were payable for the last twelve (12) calendar months, or if less than twelve (12) calendar months have then elapsed since the Commencement Date, all of the calendar months immediately preceding such termination or reentry) for the period commencing with such earlier termination of this lease or the date of any such reentry, as the case may be, and ending with the date contemplated as the expiration date hereof if this lease had not so

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terminated or if Landlord had not so reentered the Premises, which date shall be the last day of the next succeeding Extension Term if Tenant timely delivered an Extension Election Notice prior to the exercise by Landlord of its rights under Article 22 or 23, over (ii) the aggregate fair market rental value of the Premises for the same period, or

(b) sums equal to the Fixed Rent and the Net Taxes Additional Charges which would have been payable by Tenant had this lease not so terminated, or had Landlord not so reentered the Premises, payable upon the due dates therefor specified herein following such termination or such reentry and until the date contemplated as the expiration date hereof if this lease had not so terminated or if Landlord had not so reentered the Premises (which date shall be the last day of the next succeeding Extension Term if Tenant timely delivered an Extension Election Notice prior to the exercise by Landlord of its rights under Article 22 or 23); provided, however, that if Landlord shall relet the Premises during said period, or receive any other income or consideration in connection with the use or occupancy of the Premises or otherwise deriving therefrom (including without limitation through the receipt of insurance or condemnation proceeds), Landlord shall credit Tenant with the net rents received by Landlord from such reletting (or the net amounts of such other income or consideration), such net rents and other amounts to be determined by first deducting from the gross rents from such reletting (or the gross amounts of such other income or consideration) as and when received by Landlord the reasonable and actual expenses incurred or paid by Landlord in terminating this lease or in reentering the Premises and in securing possession thereof, as well as the reasonable and actual expenses of reletting (including, without limitation, altering and preparing the Premises for new tenants, brokers’ commissions, reasonable legal fees, and all other customary and reasonable expenses properly chargeable against the Premises and the rental therefrom) or of realizing such other income or consideration, it being understood that any such reletting may be for a period shorter or longer than the remaining Term, which date shall be the last day of the next succeeding Extension Term if Tenant timely delivered an Extension Election Notice prior to the exercise by Landlord of its rights under Article 22 or 23; but in no event shall Tenant be entitled to receive any excess of such net rents or other amounts over the sums payable by Tenant to Landlord hereunder, nor shall Tenant be entitled in any suit for the collection of damages pursuant to this subdivision to a credit in respect of any net rents from a reletting or any net amounts of such other income or consideration, except to the extent that such net rents or other amounts are actually received by Landlord. If the Premises or any part thereof should be relet in combination with other space, then proper apportionment on a square foot basis shall be made of the rent received from such reletting and of the expenses of reletting.

If the Premises or any part thereof be relet by Landlord for the unexpired portion of the Term, or any part thereof, before presentation of proof of such damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall, prima facie, be the fair and reasonable rental value for the Premises, or part thereof, so relet during the term of the reletting, provided that such reletting shall constitute a bona-fide

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arm’s-length third party transaction. Notwithstanding anything to the contrary contained in this lease, except as may be required by then applicable Legal Requirements, Landlord shall have no obligation to relet the Premises or mitigate damages if this lease shall terminate in accordance with Article 22 and Landlord shall not be liable in any way whatsoever for its failure to relet the Premises or any part thereof, or if the Premises or any part thereof are relet, for its failure to collect the rent under such reletting, and no such failure to relet or failure to collect rent shall release or affect Tenant’s liability for damages or otherwise under this lease.

If Landlord or any Affiliate of Landlord shall use or occupy the Premises or any portion thereof following the termination of this lease under the provisions of Article 22, the damages payable by Tenant pursuant to paragraph (b) above shall be reduced by the fair market rental value of the Premises or such portion thereof that is so occupied by Landlord or its Affiliate (or by the excess, if any, of such fair market rental value over the amounts, if any, actually paid by Landlord or such Affiliate in connection with such use or occupancy).

Notwithstanding anything to the contrary contained herein, Landlord shall not commence any action for, nor require Tenant to pay damages calculated in accordance with the provisions of paragraph (a) above prior to the date upon which any rights of any Leasehold Mortgagee pursuant to Article 43 (if applicable) to cure Tenant’s default and to request and receive a new lease have expired.

24.02. Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the Term would have expired if it had not been so terminated under the provisions of Article 22, or had Landlord not reentered the Premises. Nothing herein contained shall be construed to limit or preclude recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant. Nothing herein contained shall be construed to limit or prejudice the right of Landlord to prove for and obtain as damages by reason of the termination of this lease or reentry on the Premises for the default of Tenant under this lease an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved whether or not such amount be greater than any of the sums referred to in Section 24.01. Except as expressly provided in this lease, Landlord shall not be liable to Tenant, and Tenant shall not be liable to Landlord, for indirect, consequential, special, punitive, exemplary, incidental or other like damages (including, without limitation, damages to Landlord for lost profits or opportunities, or the loss by foreclosure, deed in lieu, or otherwise, of all or any portion of Landlord’s interest in the Premises), even if arising from any act, omission or negligence of such party or from the breach by such party of its obligations under this lease.

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24.03. [Intentionally Omitted]

24.04. In addition, if this lease is terminated under the provisions of Article 22, or if Landlord shall reenter the Premises under the provisions of Article 23, Tenant agrees that:

(a) the Premises then shall be in the condition in which Tenant has agreed to surrender the same to Landlord at the expiration of the term hereof;

(b) Tenant shall have performed prior to any such termination any covenant of Tenant contained in this lease for the making of any Alterations or for restoring or rebuilding the Premises or any part thereof; and

(c) for the breach of any covenant of Tenant set forth above in this Section 24.04, Landlord shall be entitled immediately, without notice or other action by Landlord, to recover, and Tenant shall pay, as and for liquidated damages therefor, the cost of performing such covenant (as estimated by a reputable independent contractor selected by Landlord).

24.05. In addition to any other remedies Landlord may have under this lease, and without reducing or adversely affecting any of Landlord’s rights and remedies under Article 22, if any installment of Fixed Rent or of any Additional Charges payable hereunder by Tenant to Landlord is not paid (x) in the case of Fixed Rent, on or prior to the due date thereof, or (y) in the case of Additional Charges payable to Landlord within five (5) Business Days after the due date thereof, the same shall bear interest at the Interest Rate from the due date thereof until paid, and the amount of such interest shall be an Additional Charge hereunder; provided, that, if for the month in which there is an increase in Fixed Rent pursuant to Section 1.04(a), Tenant fails to pay the adjusted amount of Fixed Rent (but pays at least the amount of Fixed Rent for the immediately preceding month), interest under this Section 24.05 shall not accrue unless Tenant fails to pay the amount of such shortfall within seven (7) Business Days after receiving notice thereof from Landlord, and if Tenant fails to pay such shortfall within said seven (7) Business Day period, interest shall accrue only on the amount of such shortfall from the day such Fixed Rent was first due and payable until the date such shortfall is paid. Landlord shall provide Tenant with notice of any failure of Tenant to pay Fixed Rent and/or Additional Charges; it being understood and agreed that the delivery of any such notice shall not be a condition to the imposition of interest pursuant to this Section 24.05. For the purposes of this Section 24.05, a rent bill sent by first class mail, to the address to which notices are to be given under this lease, shall be deemed a proper demand for the payment of the amounts set forth therein but no such demand shall be required as a condition to the payment thereof. To the extent that Tenant is required under this lease to make any payments directly to third parties on behalf of Landlord, Tenant shall be responsible for any late charges or interest imposed by such third parties in the event that Tenant does not make such payments in a timely manner.

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ARTICLE 25

Affirmative Waivers

25.01. Tenant, on behalf of itself and any and all persons claiming through or under Tenant, does hereby waive and surrender all right and privilege which it, they or any of them might have under or by reason of any present or future law, to redeem the Premises or to have a continuance of this lease after being dispossessed or ejected therefrom by process of law or under the terms of this lease or after the termination of this lease as provided in this lease.

25.02. If Tenant shall be in default, after the expiration of any applicable notice and grace periods, in the payment of Fixed Rent or Additional Charges, Tenant waives Tenant’s right, if any, to designate the items to which any payments made by Tenant are to be credited, and Tenant agrees that Landlord may apply any payments made by Tenant to such items as Landlord sees fit, irrespective of and notwithstanding any designation or request by Tenant as to the items which any such payments shall be credited.

25.03. Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either against the other on any matter whatsoever arising out of or in any way connected with this lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Premises, including, without limitation, any claim of injury or damage, and any emergency and other statutory remedy with respect thereto.

25.04. Tenant shall not interpose any counterclaim of any kind in any action or proceeding commenced by Landlord to recover possession of the Premises (other than compulsory counterclaims), provided that nothing herein shall be deemed to preclude Tenant from bringing a separate action for any claim that Tenant may have hereunder.

ARTICLE 26

No Waivers

26.01. The failure of either party to insist in any one or more instances upon the strict performance of any one or more of the obligations of this lease, or to exercise any election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations of this lease or of the right to exercise such election, and such right to insist upon strict performance shall continue and remain in full force and effect with respect to any subsequent breach, act or omission. The receipt by Landlord or tender by Tenant of Fixed Rent or partial payments thereof or Additional Charges or partial payments thereof

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with knowledge of breach by Tenant or Landlord, as the case may be, of any obligation of this lease shall not be deemed a waiver of such breach.

26.02. If there be any agreement between Landlord and Tenant providing for the cancellation of this lease upon certain provisions or contingencies and/or an agreement for the renewal hereof at the expiration of the term, the right to such renewal or the execution of a renewal agreement between Landlord and Tenant prior to the expiration of the term shall not be considered an extension thereof or a vested right in Tenant to such further term so as to prevent Landlord from canceling this lease and any such extension thereof during the remainder of the original term; such privilege, if and when so exercised by Landlord, shall cancel and terminate this lease and any such renewal or extension; any right herein contained on the part of Landlord to cancel this lease shall continue during any extension or renewal hereof; any option on the part of Tenant herein contained for an extension or renewal hereof shall not be deemed to give Tenant any option for a further extension beyond the first renewal or extended term, unless such additional options are expressly provided for herein.

ARTICLE 27

Curing Tenant’s Defaults

27.01. If Tenant shall default in the performance of any of Tenant’s obligations under this lease and such default continues after written notice (which notice may be oral in the case of an emergency that posses an imminent threat to the safety of persons or significant damage to Premises) and the expiration of the applicable grace period (or in the event of an emergency, a reasonable time under the circumstances), if any, Landlord or any Superior Mortgagee without thereby waiving such default, may (but shall not be obligated to) perform the same for the account and at the expense of Tenant (provided such expense is commercially reasonable). If Landlord effects such cure by bonding any lien which Tenant is required to bond, Tenant shall obtain and substitute a bond for Landlord’s bond at its sole cost and expense and reimburse Landlord for the commercially reasonable cost of Landlord’s bond.

27.02. Bills for any reasonable actual out-of-pocket expenses incurred by Landlord in connection with any such performance by it for the account of Tenant, and bills for all reasonable actual out-of-pocket costs, expenses and disbursements of every kind and nature whatsoever, including reasonable counsel fees, involved in collecting or endeavoring to collect the Fixed Rent or Additional Charges or any part thereof or enforcing or endeavoring to enforce any rights against Tenant or Tenant’s obligations hereunder, under or in connection with this lease or pursuant to law, including any such cost, expense and disbursement involved in instituting and prosecuting summary proceedings or in recovering possession of the Premises after default by Tenant or upon the expiration or sooner termination of this lease, and interest on all sums advanced by Landlord under this Section 27.02 and/or Section 27.01 (at the Interest Rate or the

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maximum rate permitted by law, whichever is less) may be sent by Landlord to Tenant monthly, or immediately, at its option, and such amounts shall be due and payable (as Additional Charges) in accordance with the terms of such bills, but not sooner than thirty (30) days after the rendering of such bills, together with reasonable documentation with respect to such expenses. Notwithstanding anything to the contrary contained in this Section, Tenant shall have no obligation to pay the costs, expenses or disbursements of Landlord in any proceeding in which there shall have been rendered a final judgment against Landlord, and the time for appealing such final judgment shall have expired (the “Appeal Deadline”) and within thirty (30) days following the Appeal Deadline, Landlord shall reimburse to Tenant any amounts on account thereof that were previously paid by Tenant to any such party together with interest thereon at the Base Rate calculated from the date such amounts were paid by Tenant until the date on which Tenant is so reimbursed in full.

ARTICLE 28

Broker

28.01 Landlord and Tenant each covenant, warrant and represent that, except for Citigroup Global Markets Inc. and Cushman & Wakefield, Inc. (collectively, “Broker”) no broker was instrumental in bringing about or consummating this lease and that it had no conversations or negotiations with any broker concerning the leasing of the Premises to Tenant. Tenant agrees to indemnify and hold harmless Landlord against and from any claims for any brokerage commissions and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys’ fees and expenses, arising out of any conversations or negotiations had by Tenant with any broker (including Broker). Landlord agrees to indemnify and hold harmless Tenant against and from any claims for any brokerage commissions and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys’ fees and expenses, arising out of conversations or negotiations had by Landlord with any broker other than Broker. Tenant shall pay Broker any commissions due in connection with this lease pursuant to a separate written agreement. The provisions of this Article 28 shall survive the expiration or earlier termination of this Lease.

ARTICLE 29

Notices

29.01. Any notice, statement, demand, consent, approval or other communication required or permitted to be given, rendered or made by either party to this lease or pursuant to any applicable law or requirement of public authority (collectively, “notices”) shall be in writing (whether or not so stated elsewhere in this lease) and shall be deemed to have been properly given, rendered or made only if sent by (a) registered or

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certified mail, return receipt requested, posted in a United States post office station or letter box in the continental United States, (b) nationally recognized overnight courier (e.g., Federal Express) with verification of delivery requested or (c) personal delivery with verification of delivery requested, in any of such cases addressed as follows:

If to Landlord as follows:

388 Realty Owner, LLC

c/o SL Green Realty Corp.

420 Lexington Avenue

New York, New York 10170

Attn: Chief Legal Officer

with copies to:

388 Realty Owner, LLC

c/o SL Green Realty Corp.

420 Lexington Avenue

New York, New York 10170

Attn: General Counsel – Real Property

and

SITQ Greenwich LP

Centre CDP Capital

1001, Square Victoria

Bureau C-200

Montreal (Quebec) H2Z 2B1

Canada

Attention: President

and

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, New York 10004

Attn: Jonathan L. Mechanic, Esq.

If to Tenant as follows:

Citigroup Global Markets Inc.

c/o Citi Realty Services

Northeast Region

2 Court Square, 4th Floor

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Long Island City, NY 11120

Attn: Director of Real Estate

with copies to:

Citigroup Inc.

Corporate Law Department

125 Broad Street, 7th Floor

New York, New York 10004

Attn: Assistant General Counsel of Real Estate

and

Citigroup Inc.

388 Greenwich Street

New York, New York 10013

Attn: Thomas Welsh, Senior Vice President

and

Citigroup Inc.

388 Greenwich Street

New York, New York 10013

Attn: Gus Gollisz, Senior Vice President

and

Paul, Hastings, Janofsky & Walker LLP

75 East 55th Street

New York, New York 10022

Attn: David M. Brooks, Esq.

and shall be deemed to have been given, rendered or made (i) if mailed, on the second Business Day following the day so mailed, unless mailed to a location outside of the State of New York, in which case it shall be deemed to have been given, rendered or made on the third (3rd) Business Day after the day so mailed, (ii) if sent by nationally recognized overnight courier, on the first Business Day following the day sent or (iii) if sent by personal delivery, when delivered and receipted by the party to whom addressed (or on the date that such receipt is refused, if applicable). Either party may, by notice as aforesaid, designate a different address or addresses for notices intended for it. Rent bills may be given by ordinary mail to Tenant’s first address above only, or to such other address as Tenant shall specify. Tenant may send proofs of payment of Additional

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Charges by ordinary mail to Landlord’s first address above only, or to such other address as Landlord shall specify.

29.02. Notices hereunder from Landlord may be given by Landlord’s managing agent, if one exists, or by Landlord’s attorney. Notices hereunder from Tenant may be given by Tenant’s attorney.

29.03. In addition to the foregoing, Landlord or Tenant may, from time to time, request in writing that the other party serve a copy of any notice on one other person or entity designated in such request, and Landlord shall also have the right to request in writing that Tenant serve a copy of any notice on any Superior Mortgagee, such service in any case to be effected as provided in Section 29.01 or 29.02.

29.04. All notices given by Landlord under Section 22.02 shall contain a statement in at least 12-point bold type and capital letters stating “THIS IS A DEFAULT NOTICE” as a condition to the effectiveness thereof.

29.05. All notices given by Tenant claiming any right to terminate this Lease shall contain a statement in at least 12-point bold type and capital letters stating “THIS IS A TERMINATION NOTICE” as a condition to the effectiveness thereof.

ARTICLE 30

Estoppel Certificates

30.01. Each party agrees, at any time and from time to time, as requested by the other party with not less than ten (10) Business Days’ prior notice, to execute and deliver to the other a statement in the form annexed hereto as Exhibit M-1 (with such other information concerning this lease as Landlord or any Superior Mortgagee may reasonably request), in the case of a statement to be delivered by Tenant, and in the form annexed hereto as Exhibit M-2 (with such other information concerning this lease as Tenant may reasonably request), in the case of a statement to be delivered by Landlord, it being intended that any such statement delivered pursuant hereto shall be deemed a representation and warranty to be relied upon by the party requesting the certificate and by others with whom such party may be dealing, regardless of independent investigation; provided, however, the reliance referred to herein shall be limited to the party giving such statement being estopped from contradicting any of the statements made in such certificate.

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ARTICLE 31

Memorandum of Lease

31.01. Tenant shall not record this lease, but contemporaneous herewith, Landlord and Tenant shall execute, acknowledge and deliver to other, and Tenant may record, a statutory form of memorandum with respect to this lease pursuant to the provisions of Section 291-C of the Real Property Law of the State of New York. The form of memorandum of lease annexed hereto as Exhibit I-1 is hereby approved by both Landlord and Tenant for purposes of this Article 31. On the Commencement Date, Tenant shall deliver to Landlord’s attorney’s, Fried, Frank, Harris, Shriver & Jacobson LLP (the “Escrow Agent”), as escrow agent pursuant to escrow arrangements mutually satisfactory to the parties thereto, an executed and notarized release of the memorandum of lease, in form attached hereto as Exhibit I-2, and approved by the Escrow Agent as being in proper form to effectuate a release of the memorandum of record, which release shall be held in escrow by the Escrow Agent until the date (the “Applicable Release Date”) that is the later to occur of (x) the expiration or earlier termination of this lease and (y) if the Amended and Restated Lease were in effect, the expiration or earlier termination of the Amended and Restated Lease (the “Escrowed Release”). An assignee of Tenant pursuant to Article 7 shall deliver to Escrow Agent a replacement of the Escrowed Release executed and notarized by such assignee. If, due to changes in applicable Legal Requirements, modifications are required to be made to the Escrowed Release then in escrow in order to effectuate a release of the memorandum following the Applicable Release Date, upon the request of Landlord, Tenant shall execute and deliver to the Escrow Agent a replacement Escrowed Release. Following the expiration of the Applicable Release Date, Landlord shall provide Escrow Agent with notice of such expiration and the Escrowed Release shall be delivered to Landlord for recordation. Notwithstanding the foregoing, in the event supplemental or additional documentation (including, without limitation, transfer tax forms) is required in order to remove the memorandum of record at the end of the Applicable Release Date, Tenant shall execute and deliver such supplemental or additional documentation as may be reasonable requested by Landlord, in each case in form and substance mutually satisfactory to the parties. The provisions of this Article 31 shall survive the expiration or earlier termination of this lease.

ARTICLE 32

No Representations by Landlord

32.01. Tenant expressly acknowledges and agrees that Landlord has not made and is not making, and Tenant, in executing and delivering this lease, is not relying upon, and Landlord expressly disclaims, any and all warranties, representations, promises or statements of any kind and character, express or implied, written or oral, with respect

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to the Real Property, except to the extent that the same are expressly set forth in this lease or in any other written agreement which may be made between the parties concurrently with the execution and delivery of this lease and shall expressly refer to this lease. All understandings and agreements heretofore had between the parties are merged in this lease and any other written agreement(s) made concurrently herewith, which alone fully and completely express the agreement of the parties and which are entered into after full investigation, neither party relying upon any statement or representation not embodied in this lease or any other written agreement(s) made concurrently herewith. Without limiting the generality of the first sentence of the preceding paragraph or any other disclaimer set forth in this lease, Landlord and Tenant hereby agree that, except to the extent the same are expressly set forth in this lease, Landlord has not made and is not making any representations or warranties, express or implied, written or oral, as to (a) the nature or condition, physical or otherwise, of the Real Property or any aspect thereof, including, without limitation, any warranties of habitability, suitability, merchantability, or fitness for a particular use or purpose, of the absence of redhibitory or latent vices or defects in the Real Property, (b) the nature or quality of construction, structural design or engineering of the improvements or the state of repair or lack of any of the improvements, (c) the quality of the labor or materials included in the improvements, (d) the soil conditions, drainage conditions, topographical features, access to public rights-of-way, availability of utilities or other conditions or circumstances which affect or may affect the Real Property or any use to which the Real Property may be put, (e) any conditions at or which affect or may affect the real property with respect to any particular purpose, use, development potential or otherwise, (f) the area, size, shape, configuration, location, capacity, quantity, quality, cash flow, expenses or value of the Real Property or any part thereof except with respect to the rentable area of the Building set forth in this lease which has been deemed agreed to, (g) the nature or extent of title to the Real Property, or any easement, servitude, right-of-way, possession, lien, encumbrance, license, reservation, condition or otherwise that may affect title to the Real Property, (h) any environmental, geological, structural or other condition or hazard or the absence thereof heretofore, now or hereafter affecting in any manner the Real Property, including but not limited to the presence or absence of asbestos or any environmentally hazardous substance on, in, under or adjacent to the Real Property, (i) the compliance of the Real Property or the operation or use of the Real Property with any applicable restrictive covenants, or with any laws, ordinances or regulations of any governmental body (including specifically, without limitation, any zoning or land use laws, regulations or restrictions (including those which are applicable to the Real Property as a result of its location in a designated historic district), any building codes, any environmental laws, and the Americans With Disabilities Act of 1990, 42 U.S.C. 12101 et seq.).

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ARTICLE 33

Easements

33.01. So long as Tenant is a Citigroup Tenant, Tenant shall have the right to grant easements or enter into reciprocal easement or other agreements to the extent desirable for the operation of the Real Property, which purposes may include, without limitation, (i) extending the sidewalks and/or closing off streets adjacent to Premises, and/or (ii) providing ingress and egress between the Real Property and the land and building located at 390 Greenwich Street, New York, New York (the “Adjacent Parcel”), and/or (iii) running, maintaining and operating telecommunication cabling (herein called “Cables”) between the Real Property and the Adjacent Parcel, and/or (iv) Cogeneration Procurement so long as (a) any such easements and agreements do not materially reduce the value of the Premises, (b) any such easements and agreements pursuant to their terms terminate on the Expiration Date or earlier termination of this lease or (c) any such easements and agreements do not adversely affect Landlord’s ability to finance Landlord’s interest in the Real Property, and (d) in the case of clause (ii), the Adjacent Parcel is owned, controlled or occupied by Named Tenant or any of its Affiliates, and if requested by Landlord at time that there is at least (1) year remaining in the Term, Tenant, at its sole cost and expense, will be responsible to disconnect the Cables from the Adjacent Building and the Building and, if necessary, seal up any connecting pipes or conduits relating thereto, if the Cables are no longer being used by an occupant of both the Building and the Adjacent Building. Landlord shall, at no cost to Landlord, join in the grant of any such easements and shall use commercially reasonable efforts to cause any Superior Mortgagee to recognize same as part of any Superior Mortgage SNDA Agreement; it being understood and agreed that notwithstanding anything to the contrary contained in this lease, the recognition of, and non-disturbance of Tenant’s rights under, the Reciprocal Easement Agreement under a Superior Mortgage SNDA Agreement is as a condition to the subordination of the Reciprocal Easement Agreement to any such Superior Mortgage. Landlord hereby approves the Cable Interconnect between the Building and Adjacent Parcel as more particularly set forth in Exhibit K attached hereto. Any such aforementioned easement or other agreement, including the Reciprocal Easement Agreement, shall be subject and subordinate to this lease, and Tenant, subject to the terms of such easement or other agreement, agrees to perform or cause to be performed, all of its obligations thereunder subject to and in accordance with the terms thereof; it being understood and agreed that Tenant shall not be deemed in default of the foregoing if Tenant shall be disputing the validity of any such obligation. The parties hereto acknowledge that contemporaneous with the execution and delivery of this lease, Tenant and Landlord have executed and delivered that certain Reciprocal Easement Agreement in the form attached hereto as Exhibit L the “Reciprocal Easement Agreement”), which Tenant may record. Landlord acknowledges that Tenant has been delegated with all the rights of Landlord under the Reciprocal Easement Agreement, and Tenant acknowledges that Tenant is responsible

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for all obligations thereunder, subject to and in accordance with the terms thereof arising during the Term.

ARTICLE 34

Holdover

34.01. (a) In the event this lease is not renewed or extended or a new lease is not entered into between the parties, and if Tenant shall then hold over after the expiration of the Term (it being agreed that Tenant shall not be deemed holding over by the mere fact that Tenant’s Property remains in the Premises after the expiration of the Term), the parties hereby agree that Tenant’s occupancy of the Premises after the expiration of the term shall be a tenancy at will commencing on the first day after the expiration of the Term, which tenancy shall be upon all of the terms set forth in this lease except Tenant shall pay on the first day of each month of the holdover period as Fixed Rent, an amount equal to the product obtained by multiplying one-twelfth of the Fixed Rent payable by Tenant during the last year of the Term (i.e., the year immediately prior to the holdover period) prorated for any partial month on a per diem basis, by (ii) one hundred twenty-five (125%) percent for the first thirty days of such holdover, one hundred fifty (150%) percent for the next thirty (30) days of such holdover, and one hundred seventy-five (175%) percent thereafter. It is further stipulated and agreed that if Landlord shall, at any time after the expiration of the Term, proceed to remove Tenant from the Premises as a holdover, the Fixed Rent for the use and occupancy of the Premises during any holdover period shall be calculated in the same manner as set forth above.

(b) Notwithstanding anything to the contrary contained in this lease, the acceptance of any rent paid by Tenant pursuant to Section 34.01(a) shall not preclude Landlord from commencing and prosecuting a holdover or summary eviction proceeding, or from collecting any amounts (including, without limitation, reasonable counsel fees) payable by Tenant pursuant to Section 27.02 in connection with any such holdover or summary eviction proceeding, and the preceding sentence shall be deemed to be an “agreement expressly providing otherwise” within the meaning of Section 223-c of the Real Property Law of the State of New York but in no event shall Tenant be responsible to the Landlord for any monetary damages, including, without limitation, any consequential, punitive, special or speculative damages of any kind, lost profits or like damages alleged to have occurred as a result of any breach of this Lease, if any, suffered by the Landlord by reason of the Tenant’s holdover in the Premises except as expressly provided in Section 34.02.

34.02. Notwithstanding anything to the contrary contained herein, in the event that:

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(a) Landlord shall enter into one or more (i) leases for all or any portion of the Premises or (ii) letters of intent with respect to all or a portion of the Premises, which either (x) is for a term that is scheduled to commence within one hundred twenty (120) days after the Expiration Date or (y) is for a term that is scheduled to commence within twelve (12) months after the Expiration Date and which requires Landlord to perform any material demolition, tenant improvement work or any other material work as a precondition to the commencement of such term (any such lease is herein called a “Qualifying Lease”), and

(b) Landlord shall give Tenant written notice of any such Qualifying Lease(s) (herein called a “Qualifying Lease Notice”), which Qualifying Lease Notice may be given at any time prior to, or if Tenant has held-over or remains in possession of any portion of the Premises following, the Expiration Date and shall describe the premises leased pursuant to such Qualifying Lease(s), and

(c) Tenant shall hold-over or remain in possession of any portion of the Premises beyond the date which is one hundred twenty (120) days following the later of (x) the Expiration Date or (y) the date on which Landlord shall have given such Qualifying Lease Notice to Tenant, then, in such event, Tenant shall be subject to all losses, injuries and damages incurred by Landlord arising out of any new leases or lost opportunities by Landlord to re-let all or any part of the Premises covered by a Qualifying Lease Notice given at least thirty (30) days prior to the date on which Landlord incurs such damages, including without limitation any such damages in connection with Landlord’s inability to deliver the premises leased pursuant to such Qualifying Lease to the tenant under such Qualifying Lease (collectively, “Holdover Damages”). All damages to Landlord by reason of such holding over by Tenant may be the subject of a separate action and need not be asserted by Landlord in any summary proceedings against Tenant. Landlord shall not be required to mitigate Holdover Damages except as may be required by then applicable Legal Requirements.

ARTICLE 35

Miscellaneous Provisions and Definitions

35.01. Modifications. No agreement shall be effective to change, modify, waive, release, discharge, terminate or effect an abandonment of this lease, in whole or in part, including, without limitation, this Section 35.01, unless such agreement is in writing, refers expressly to this lease and is signed by the party against whom enforcement of the change, modification, waiver, release, discharge, termination or effectuation of the abandonment is sought.

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35.02. Successors and Assigns. Except as otherwise expressly provided in this lease, the obligations of this lease shall bind and benefit the successors and assigns of the parties hereto with the same effect as if mentioned in each instance where a party is named or referred to; provided, however, that (a) no violation of the provisions of Article 7 shall operate to vest any rights in any successor or assignee of Tenant and (b) the provisions of this Article 35 shall not be construed as modifying the conditions of limitation contained in Article 22.

35.03. Limitation on Liability. Tenant shall look only to Landlord’s estate and property in the Real Property (which shall be deemed to include the proceeds of any insurance (net of any required expenditures under this lease made by Landlord), condemnation (after all required expenditures under this lease made by Landlord), sale or refinancing proceeds received by Landlord with respect to the Real Property) for the satisfaction of Tenant’s remedies, for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default by Landlord hereunder, and otherwise no other property or assets of Landlord or any property or assets of any Landlord Party, disclosed or undisclosed, shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to this lease, the relationship of Landlord and Tenant hereunder or Tenant’s use or occupancy of the Premises. Notwithstanding the foregoing, with respect to any sale of the Real Property, the purchaser shall assume all the obligations of Landlord under this lease, including, without limitation, all Landlord Reimbursement Amounts and other amounts that are then payable by Landlord to Tenant under this lease. Further, any contract respecting such sale shall be deemed to include an assumption by purchaser of the contingent liability for the unaccrued portion of Landlord Reimbursement Amounts. The obligations of Tenant under this Lease do not constitute personal obligations of the individual partners, directors, officers, or shareholders of Tenant solely in such capacity and any such person or entity that shall be an assignee, subtenant, guarantor or otherwise agree to be bound to Landlord pursuant to a separate written agreement shall have express liability hereunder in such capacity.

35.04. Force Majeure. Except as expressly provided in this lease, Tenant shall have no liability whatsoever to Landlord because (i) Tenant is unable to fulfill, or is delayed in fulfilling, any of its obligations under this lease by reason of strike, lock-out or other labor trouble, governmental preemption of priorities or other controls in connection with a national or other public emergency or shortages of fuel, supplies or labor resulting therefrom, or any other cause, whether similar or dissimilar, beyond Tenant’s reasonable control; or (ii) of any failure or defect in the supply, quantity or character of electricity or water furnished to the Premises, by reason of any requirement, act or omission of the public utility or others serving the Building with electric energy, steam, oil, gas or water, or for any other reason whether similar or dissimilar, beyond Tenant’s reasonable control (the foregoing circumstances described in this Section 35.04 being herein called “Force Majeure Causes”). In no event shall lack of funds be deemed a Force Majeure Cause, nor shall any matter be deemed to be beyond Tenant’s reasonable control if the same

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could be remedied by the satisfaction of a lien, judgment or other monetary obligation. In addition, Force Majeure Causes shall not apply to the payment of Fixed Rent or Additional Charges when due hereunder.

35.05. Definitions. For the purposes of this lease, the following terms have the meanings indicated:

(a) The term “Business Day” shall mean any day that the New York Stock Exchange is open for business.

(b) The term “CPI” shall mean the Consumer Price Index for All Urban Consumers for New York-northern New Jersey-Long Island statistical area (“CPI-AUC”), All Items (1982-1984=100), issued and published by the Bureau of Labor Statistics of the United States Department of Labor. In the event that CPI-AUC ceases to use a 1982-84 base rate of 100 as the basis of calculation, then the CPI-AUC shall be adjusted to the figure that would have been arrived at had the manner of computing the CPI-AUC in effect at the date of this lease not been altered. If CPI-AUC is not available or may not lawfully be used for the purposes herein stated, the term “CPI” shall mean (i) a successor or substitute index to CPI-AUC, appropriately adjusted; or (ii) if such a successor or substitute index is not available or may not lawfully be used for the purposes herein stated, a reliable governmental or other non-partisan publication, selected by Tenant and approved by Landlord (which approval shall not be unreasonably withheld or delayed), evaluating the information theretofore used in determining CPI-AUC.

(c) Intentionally omitted.

(d) The term “mortgage” shall include a mortgage and/or a deed of trust, and the term “holder of a mortgage” or “mortgagee” or words of similar import shall include a mortgagee of a mortgage or a beneficiary of a deed of trust.

(e) The terms “Legal Requirements” and “laws and requirements of any public authorities” and words of a similar import shall mean laws and ordinances of any or all of the federal, state, city, town, county, borough and village governments, including, without limitation, The Americans with Disabilities Act of 1990, as amended, and rules, regulations, orders and directives of any and all departments, subdivisions, bureaus, agencies or offices thereof, and of any other governmental, public or quasi-public authorities having jurisdiction over the Premises, and the direction of any public officer pursuant to law, whether now or hereafter in force.

(f) The term “requirements of insurance bodies” and words of similar import shall mean rules, regulations, orders and other requirements of the New York Board of Underwriters and/or the New York Fire Insurance Rating Organization and/or any other similar body performing the same or similar functions and having jurisdiction or cognizance over the Premises, whether now or hereafter in force.

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(g) The term “Tenant” shall mean the Tenant herein named or any assignee or other successor in interest (immediate or remote) of the Tenant herein named, which at the time in question is the owner of the Tenant’s estate and interest granted by this lease; but the foregoing provisions of this subsection shall not be construed to permit any assignment of this lease or to relieve the Tenant herein named or any assignee or other successor in interest (whether immediate or remote) of the Tenant herein named from the full and prompt payment, performance and observance of the covenants, obligations and conditions to be paid, performed and observed by Tenant under this lease, unless Landlord and Tenant shall otherwise agree.

(h) The term “Landlord” shall mean only the owner at the time in question of Landlord’s interest in the Real Property or a lease of the Real Property, so that in the event of any transfer or transfers of Landlord’s interest in the Real Property or a lease thereof, the transferor shall be and hereby is relieved and freed of all obligations of Landlord under this lease accruing after such transfer; provided, however, that such transferee has assumed and agreed in writing (or is required by an Superior Mortgagee SNDA Agreement between such transferee and Tenant or by operation of law) to perform and observe all obligations of Landlord herein during the period it is the holder of Landlord’s interest under this lease.

(i) The terms “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this lease as a whole, and not to any particular article or section, unless expressly so stated.

(j) The term “and/or” when applied to one or more matters or things shall be construed to apply to any one or more or all thereof as the circumstances warrant at the time in question.

(k) The term “person” shall mean any natural person or persons, a partnership, a corporation, joint venture, estate, trust, unincorporated associated or any other form of business or legal association or entity or any federal, state, county or municipal government or any bureau, department or agency thereof.

(l) The term “Interest Rate,” when used in this lease, shall mean an interest rate equal to three (3%) percent above the so-called annual “Base Rate” of interest established and approved by Citibank, N.A., New York, New York (herein called the “Base Rate”), from time to time, as its interest rate charged for unsecured loans to its corporate customers, or if Citibank, N.A. is no longer quoting a “Base Rate”, the “Base Rate” of an alternative bank identified by Landlord in notice to Tenant, but in no event greater than the highest lawful rate from time to time in effect.

(m) The term “Hazardous Materials” shall, for the purposes hereof, mean any flammable explosives, radioactive materials, hazardous wastes, hazardous and toxic substances, or related materials, asbestos or any material containing asbestos, or any other hazardous substance or material, defined as such by any federal,

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state or local environmental law, ordinance, rule or regulation including, without limitation, CERCLA, RCRA and HMTA, as each of same may have been amended, and in the regulations adopted and publications promulgated pursuant to each of the foregoing (collectively, “Environmental Laws”).

35.06. Survival. Upon the expiration or other termination of this lease neither party shall have any further obligation or liability to the other except as otherwise expressly provided in this lease and except for such obligations as by their nature or under the circumstances can only be, or by the provisions of this lease, may be, performed after such expiration or other termination; and, in any event, unless otherwise expressly provided in this lease, any liability for a payment (including, without limitation, Additional Charges and Landlord Reimbursement Amounts under Article 3) which shall have accrued to or with respect to any period ending at the time of, or in the case of Landlord Reimbursement Amounts, following, the expiration or other termination of this lease shall survive the expiration or other termination of this lease, subject to any deadlines expressly set forth in Article 3 or in any other applicable provision of this lease. In the event that Tenant shall be entitled to a refund or credit from Landlord hereunder at the time of the expiration or termination of the Term, the amount of such refund or credit shall be paid to Tenant within thirty (30) days after such expiration or termination, unless otherwise expressly set forth in this lease, failing which any unpaid amount shall bear interest at the Interest Rate from the due date thereof until such amount is paid to Tenant.

35.07. (a) Requests for Consent. If Tenant shall request Landlord’s consent and Landlord shall fail or refuse to give such consent, Tenant shall not be entitled to any damages for any withholding by Landlord of its consent, it being intended that, except as expressly provided in this lease, Tenant’s sole remedy shall be an action for specific performance or injunction, and that such remedy shall be available only in those cases where Landlord has expressly agreed in writing not to unreasonably withhold its consent or where as a matter of law Landlord may not unreasonably withhold its consent. Notwithstanding the foregoing, Tenant shall not be deemed to have waived a claim for damages if there is a final judicial determination from which time for appeal has been exhausted that Landlord acted maliciously or in bad faith in exercising its judgment or withholding its consent or approval despite its agreement to act reasonably, in which case Tenant shall have the right to make a claim for the actual damages incurred by Tenant, but in no event shall Landlord, nor any other Landlord Party be liable for indirect, consequential, special, punitive, exemplary, incidental or other like damages. Tenant shall have the right to seek such a final judicial determination that Landlord acted maliciously or in bad faith without respect to whether Tenant pursued an action for specific performance or injunction, or whether Tenant pursued an arbitration relating to Landlord’s withholding of consent pursuant to any provision of this lease.

(b) If Tenant desires to determine any dispute between Landlord and Tenant as to the reasonableness of Landlord’s decision to refuse to consent or approve any item as to which Landlord has specifically agreed that its consent or

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approval shall not be unreasonably withheld, such dispute shall be settled and finally determined by arbitration in The City of New York in accordance with the following provisions of this Section 35.07(b). Within ten (10) Business Days next following the giving of any notice by Tenant stating that it wishes such dispute to be so determined, Landlord and Tenant shall each give notice to the other setting forth the name and address of an arbitrator designated by the party giving such notice. If the two arbitrators shall fail to agree upon the designation of a third arbitrator within five (5) Business Days after the designation of the second arbitrator then either party may apply to the Manhattan office of the AAA for the designation of such arbitrator and if he or she is unable or refuses to act within ten (10) Business Days, then either party may apply to the Supreme Court in New York County or to any other court having jurisdiction for the designation of such arbitrator. The three arbitrators shall conduct such hearings as they deem appropriate, making their determination in writing and giving notice to Landlord and Tenant of their determination as soon as practicable, and if possible, within five (5) Business Days after the designation of the third arbitrator (but in no event more than fifteen (15) Business Days unless Landlord and Tenant grant a written extension(s) of said time frame); the concurrence of or, in the event no two of the arbitrators shall render a concurring determination, then the determination of the third arbitrator designated, shall be binding upon Landlord and Tenant. Judgment upon any decision rendered in any arbitration held pursuant to this Section 35.07(b) shall be final and binding upon Landlord and Tenant, whether or not a judgment shall be entered in any court. Each party shall pay its own counsel fees and expenses, if any, in connection with any arbitration under this Section 35.07(b), including the expenses and fees of any arbitrator selected by it in accordance with the provisions of this Section 35.07(b), and the parties shall share all other expenses and fees of any such arbitration. The arbitrators shall be bound by the provisions of this lease, and shall not add to, subtract from or otherwise modify such provisions. The sole remedy which may be awarded by the arbitrators in any proceeding pursuant to this Section 35.07(b) is an order compelling Landlord to consent to or approve the matter in dispute, and the arbitrators may not award damages or grant any monetary award or any other form of relief. Any determination by the arbitrators that Landlord was unreasonable in refusing to grant its consent or approval as to the matter in dispute shall be deemed a granting of Landlord’s consent or approval, and upon receipt of the arbitrators’ determination, Tenant shall be authorized to take the action for which Landlord’s consent or approval was sought.

35.08. Excavation upon Adjacent Land or Under the Building. If an excavation shall be made upon land adjacent to or under the Building, or shall be authorized to be made, then, subject to any applicable provisions of Article 16, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter the Premises for the purpose of performing such work as said person shall deem reasonably necessary or desirable to preserve and protect the Building from injury or damage to support the same by proper foundations, without any claim for damages or liability against Landlord and without reducing or otherwise affecting Tenant’s obligations under this lease. In the event that Landlord or its employees or contractors

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shall perform such excavation, Landlord shall use reasonable efforts to cause the foregoing to be performed in such a manner as to minimize any interference with Tenant’s operation of its business in the Premises and, Landlord shall indemnify Tenant from and against any and all claims arising from or in connection with the performance of such work, together with all reasonable, actual out-of-pocket costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon, including, without limitation, all reasonable attorneys’ fees and expenses.

35.09. Governing Law; Severability; Captions; Rules of Interpretation; Independent Covenants; Gender. Irrespective of the place of execution or performance, this lease shall be governed by and construed in accordance with the laws of the State of New York. If any provisions of this lease or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this lease and the application of that provision to other persons or circumstances shall not be affected but rather shall remain valid and be enforced to the extent permitted by law. The table of contents, captions, headings and titles in this lease are solely for convenience of references and shall not affect its interpretation. This lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this lease to be drafted. Each covenant, agreement, obligation or other provision of this lease on Tenant’s part to be performed, shall be deemed and construed as a separate and independent covenant of Tenant, not dependent on any other provision of this lease. All terms and words used in this lease, shall be deemed to include any other number and any other gender as the context may require.

35.10. Time for Payment of Rent. If under the terms of this lease Tenant is obligated to pay Landlord a sum in addition to the Fixed Rent under the lease and no payment period therefor is specified, Tenant shall pay Landlord the amount due within thirty (30) days after being billed (accompanied by reasonable supporting documentation where such supporting documentation is required by an express provision of this lease). If any amount payable by Landlord to Tenant hereunder is not paid within five (5) Business Days after the due date thereof, unless otherwise set forth in any other provision of this lease, the same shall bear interest at the rate set forth in Section 24.05 from the due date thereof until such amount is paid to Tenant.

35.11. Due Authorization; Execution and Delivery. Each party hereto represents and warrants to the other that this lease has been duly authorized, executed and delivered by such party.

35.12. Sales Tax. If any sales or other tax is payable with respect to any cleaning, electricity or other services which Tenant obtains or contracts for directly from any third party or parties, Tenant shall file any required tax returns and shall pay any such tax, and Tenant shall indemnify and hold Landlord harmless from and against any loss, damage or liability suffered or incurred by Landlord on account thereof.

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35.13. Standard for Consent. Whenever this lease provides that a party shall not unreasonably withhold its consent or approval, such phrase shall be deemed to mean that such consent or approval will not be unreasonably withheld, conditioned or delayed. Whenever this lease is silent as to the standard of consent or approval, such consent or approval shall be in the sole discretion of the party granting such consent or approval.

35.14. Meaning of Other “tenants”. Wherever references are made in this lease to any other “tenant” of the Building, such references shall be deemed to include any occupant occupying space in the Building, whether or not pursuant to a written agreement.

35.15. Conflicts with Exhibits. Any conflicts between this lease and the exhibits to this lease shall be resolved in favor of this lease.

35.16. Temporary Takings. Any provision of this lease which prohibits or limits the use or occupancy of any part of the Premises by any government agency or department shall not apply with respect to any temporary taking or occupancy described in Article 20 hereof. Any provision of this lease which requires Tenant to indemnify or otherwise be responsible to Landlord or any other party for the acts or omissions of any occupant of the Premises shall not apply with respect to any government agency or department occupying any portion of the Premises or anyone occupying any portion of the Premises through or under such government agency or department in connection with any temporary taking or occupancy described in Article 20 hereof.

35.17. USA Patriot Act: Landlord and Tenant each hereby represents and warrants to the other that (i) the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”) has not listed such party or any of such party’s affiliates, or any person that controls, is controlled by, or is under common control with such party, on its list of Specially Designated Nationals and Blocked Persons; and (ii) such party is not acting, directly or indirectly, for or on behalf of any person, group, entity or nation named by any Executive Order, the United States Treasury Department, or United States Office of Homeland Security as a terrorist, Specially Designated National and Blocked Person, or other banned or blocked person, entity, nation or pursuant to any law, order, rule or regulation that is enforced or administered by the OFAC.

35.18. Guaranty of Lease. Simultaneously with the execution and delivery of this lease by Tenant, Citigroup Inc. (“Guarantor”) delivered a guaranty of lease in favor of Landlord in the form annexed hereto as Exhibit C (the “Guaranty”). If upon a merger, consolidation or other corporate reorganization of Citigroup Inc., Citigroup Inc. is no longer the parent corporation, Tenant shall cause to be executed and delivered a replacement guaranty in substantially the same form as the Guaranty from the succeeding parent corporation; provided that in any such replacement, said merger,

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consolidation or other corporate reorganization was done for a bona fide business purpose and not principally for the purpose of replacing the Guaranty delivered with this lease.

35.19. Revocable Consent Agreements. Landlord acknowledges that Tenant is entitled to all rights of grantee under the Revocable Consent Agreements, and Tenant acknowledges that it is responsible for (and subject to the provisions of Section 18.02, shall indemnify and hold Landlord harmless from) all obligations thereunder, including, without limitation, any payment and restoration obligations, whether arising before or during the Term. On or prior to the Expiration Date or such earlier date upon which the Term may expire or terminate, Tenant shall either terminate the Revocable Consent Agreements or, upon Landlord’s request, assign same to Landlord to the extent assignable; provided, that Tenant shall not be required to do either of the foregoing in the case that Tenant continues to lease a portion of the Premises pursuant to the Amended and Restated Lease. “Revocable Consent Agreement” means that certain Revocable Consent Agreement made by the Franchise Division and accepted and agreed to by Tenant and US Bank National Association and recorded on May 19, 2004 in the Office of the City Register of the City of New York under CRFN 2004000314864. “Franchise Division” means The City of New York Department of Transportation, Division of Franchises, Concessions and Consents.

ARTICLE 36

Extension Terms

36.01. (a) For purposes hereof:

the term “First Ten Year Option” shall mean Tenant’s right to extend the term of this lease for an additional term (herein called the “First Extension Term“) of ten (10) years commencing on January 1, 2021 and ending on December 31, 2030;

the term “Second Ten Year Option” shall mean Tenant’s right to extend the term of this lease for an additional term (herein called the “Second Extension Term”) of ten (10) years commencing on January 1, 2031 and ending on December 31, 2040. Tenant shall have the right to exercise the Second Ten Year Option only if Tenant shall have exercised the First Ten Year Option;

the term “Third Ten Year Option” shall mean Tenant’s right to extend the term of this lease for an additional term (herein called the “Third Extension Term”) of ten (10) years commencing on January 1, 2041 and ending on December 31, 2050. Tenant shall have the right to exercise the Third Ten Year Option only if Tenant shall have exercised the Second Ten Year Option;

the term “Extension Option” shall mean the First Ten Year Option or the Second Ten Year Option or the Third Ten Year Option, as the case may be;

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the term “Extension Term” shall mean the First Extension Term or the Second Extension Term or the Third Extension Term, as the case may be;

the term “390 Renewal Exercise” shall mean that Tenant has exercised its renewal right to extend the term of that certain Lease dated as of the date hereof between Landlord and Tenant for the entire space at 390 Greenwich Street, New York, New York, for a term that corresponds with an applicable Extension Term hereunder; it being understood and agreed that Tenant’s right to exercise any Extension Option shall be conditioned upon a 390 Renewal Exercise corresponding to the applicable Extension Term;

the term “Extension Premises” shall mean that portion of the Premises selected by Tenant and designated in the applicable Extension Election Notice; provided, however, that, with respect to each Extension Option, (1) Tenant only shall have the right to designate as the Extension Premises one of the options in clauses (i) through (vi) below, and (2) if Tenant selects less than the entire Premises as the Extension Premises, the portion of the Premises that is not part of the Extension Premises (i.e., the portion surrendered and given back to Landlord, the “Contracted Space”) shall not consist of more than (A) with respect to the First Extension Term, 654,132 rentable square feet, (B) with respect to the Second Extension Term, (x) 280,426 rentable square feet plus (y) the difference, if any, between 654,132 rentable square feet and the actual rentable square footage of the Contracted Space for the First Extension Term, and (C) with respect to the Third Extension Term, (x) the difference, if any, between, 934,876 rentable square feet and the actual aggregate rentable square footage of the Contracted Space for the First Extension Term and the Second Extension Term:

(i) the entire Premises demised by this lease as of the date on which Tenant gives the applicable Extension Election Notice (the “Option One Extension Premises”); or

(ii) a portion of the Premises demised by this lease as of the date on which Tenant gives the applicable Extension Election Notice consisting of full contiguous Office Floors starting at the 2nd floor of the Building and going up (the “Option Two Extension Premises”); or

(iii) a portion of the Premises demised by this lease as of the date on which Tenant gives the applicable Extension Election Notice consisting of full contiguous Office Floors starting at the 2nd floor of the Building, plus at Tenant’s election, the following Office Floors which need not be contiguous with the other portion of the Extension Premises: (x) the 26th floor of the Building, or (y) the 27th floor of the Building, or (z) the 26th and 27th floors of the Building (the “Option Three Extension Premises”); or

(iv) a portion of the Premises demised by this lease as of the date on which Tenant gives the applicable Extension Election Notice

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consisting of full contiguous Office Floors starting at the 2nd floor of the Building through and including the 25th floor, plus at Tenant’s election, (w) the 26th floor of the Building, or (x) the 27th floor of the Building, or (y) the 26th and the 27th floors of the Building, and/or (z) contiguous Office Floors starting at the 39th floor of the Building and going down (the “Option Four Extension Premises”); it being the intention of Landlord and Tenant that there be no Contracted Space below the 26th floor of the Building until Tenant has surrendered all of the 28th through and including the 39th floors of the Building; or

(v) a portion of the Premises demised by this lease as of the date on which Tenant gives the applicable Extension Election Notice consisting of full contiguous Office Floors starting at the 2nd floor of the Building through and including the 25th floor, plus at Tenant’s election, (w) the 26th floor of the Building, or (x) the 27th floor of the Building, or (y) the 26th floor and the 27th floors of the Building, or (z) contiguous Office Floors starting at the 26th or 27th or 28th floors of the Building and going up (the “Option Five Extension Premises”); it being the intention of Landlord and Tenant that there be no Contracted Space below the 26th floor of the Building until Tenant has surrendered all of the 28th through and including the 39th floors of the Building; or

(vi) in combination with any of the Option One Extension Premises, Option Two Extension Premise, Option Three Extension Premises, Option Four Extension Premises or Option Five Extension Premises, all or any portion of the Premises comprising retail space and/or storage space located in the Lobby and/or Basement as shown on Exhibit B-2 and Exhibit B-3 annexed to the Amended and Restated Lease and/or the two mechanical rooms located on the 12th floor of the Building (the “12th Floor Mechanical Rooms”) as shown on Exhibit B-4 (the “Option Six Extension Premises”).

Any Extension Election Notice which fails to designate as the Extension Premises one of the six options set forth in the immediately preceding sentence shall be deemed to constitute a designation of the Option One Extension Premises.

(b) The applicable Extension Option may be exercised only by Tenant giving notice to Landlord to that effect (herein called an “Extension Election Notice”) at least (x) forty (40) months prior to the expiration of the initial term of this lease with respect to the First Extension Term, and (y) thirty six (36) months prior to the expiration of the First Extension Term or Second Extension Term, as the case may be. Time shall be of the essence with respect to the exercise of each Extension Option. Within thirty (30) days after Landlord receives an Extension Election Notice, Landlord shall deliver a notice to Tenant specifying its estimate of the Market Value Rent for the Extension Premises for such Extension Term (herein called a “Rent Notice”). Tenant shall notify Landlord within thirty (30) days after the date that Tenant receives the Rent Notice whether it approves Landlord’s estimate of the Market Value Rent (herein called a

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“Response Notice”). If Tenant fails to reject such estimate within such thirty (30) day period, Landlord shall have the right to give a second notice to Tenant (herein called a “Landlord’s Notice”), which notice, as a condition to its effectiveness, shall state in bold capital letters that it is a DEEMED REVOCATION NOTICE, and if Tenant fails to reject such estimate within five (5) business days after the giving of the Landlord’s Notice to Tenant, time being of the essence, then Tenant shall be deemed to have sent a Revocation Notice. If Tenant gives a Response Notice that it disapproves of Landlord’s designation of the Market Value Rent, then Landlord and Tenant shall negotiate in good faith for a period of thirty (30) days after the date of the Response Notice to reach agreement on the Market Value Rent. If Landlord and Tenant do not reach agreement on the Market Value Rent within the thirty (30) day period, then Tenant, as its sole options, may either (i) revoke its Extension Election Notice by delivering a “Revocation Notice” (herein so called) to Landlord within ten (10) days after the end of the thirty (30) day negotiation period (herein called the “Revocation Period”), or (ii) deliver an “Arbitration Notice” (herein so called) to Landlord before the end of the Revocation Period, notifying Landlord of its election to submit the determination of Market Value Rent to arbitration in accordance with Section 36.03. If Tenant does not deliver a Revocation Notice or an Arbitration Notice before the end of the Revocation Period, then Tenant shall be deemed to have given a Revocation Notice. If Tenant gives a Revocation Notice before the end of the Revocation Period or is otherwise deemed to have given a Revocation Notice under this Section 36.01(b), Tenant shall be deemed to have rescinded its Extension Election Notice ab initio and Tenant shall have no further rights to extend the term of this lease under this Article 36. Subject to the provisions of this Article 36, upon the giving of an Extension Election Notice the term of this lease shall be extended in accordance with the terms hereof for the applicable Extension Term without the execution of any further instrument (except as provided below respecting the Amended and Restated Lease, if applicable). Unless the context shall otherwise require, and except as hereinafter set forth with respect to an extension of the term of this lease with respect to less than the entire Premises, each Extension Term shall be upon the same terms, covenants and conditions of this lease as shall be in effect immediately prior to such extension, except that:

(A) there shall be no right or option to extend the term of this lease for any period of time beyond the expiration of the Third Extension Term; and

(B) the Fixed Rent for each Extension Term shall be an amount equal to the greater of (x) ninety percent (90%) of the Fixed Rent payable during the Lease Year immediately preceding the subject Extension Term, and (y) ninety-five percent (95%) of the Market Value Rent prevailing at the time of delivery of the applicable Extension Election Notice as determined in accordance with this Article 36.

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Notwithstanding anything to the contrary contained herein, and in recognition of the fact that many of the terms and conditions of this lease may not be appropriate with respect to a tenancy for less than the entire Premises and Landlord and Tenant would wish to make appropriate amendments or modifications to such terms and conditions, if Tenant designates as the Extension Premises less than the entire Premises, then this lease shall automatically, without further action or execution by the parties, be deemed to be restated and amended as of the commencement date of the applicable Extension Term to reflect all of the terms and conditions set forth in the form of Amended and Restated Lease annexed hereto as Exhibit J, modified only to complete, in accordance with the terms hereof, those items left blank by necessity on said Exhibit J, such as the description of the Extension Premises, Tenant’s Share and the amount of Fixed Rent. Upon the request of either party, Landlord and Tenant shall sign and deliver the Amended and Restated Lease annexed hereto, with the completion of items as aforesaid; provided, however, that without limiting the remedies available to either party for the other party’s failure or refusal to so sign and deliver said Amended and Restated Lease, such failure by either party shall not in any way affect the aforesaid automatic restatement and amendment of this lease.

36.02. The exercise of any of the aforesaid options to extend the term of this lease at a time when any default has occurred and is continuing beyond the expiration of any applicable notice or grace period provided for in this lease, shall, upon written notice by Landlord, be void and of no force and effect unless either (i) Landlord shall elect otherwise or (ii) Tenant disputes Landlord’s determination that the Extension Election Notice is void and of no force or effect and seeks judicial relief within fifteen (15) Business Days after the giving of such notice by Landlord to Tenant, in which event the issue of whether the Extension Election Notice is void and of no force or effect shall be determined by a court of competent jurisdiction. The termination of this lease during the initial term shall also terminate and render void any option or right on Tenant’s part to extend this lease for any Extension Term (and the termination of this lease during a particular Extension Term shall also terminate and render void any option or right on Tenant’s part to extend this lease for any successive Extension Term), whether or not such option or right shall have been exercised. Tenant’s option to extend the term of this lease for the Extension Term may not be severed from this lease or separately sold, assigned or otherwise transferred.

36.03. (a) If Tenant delivers an Arbitration Notice, then Landlord and Tenant shall negotiate in good faith for a period of thirty (30) days following delivery (or deemed delivery) of the Arbitration Notice to reach agreement on the then prevailing Market Value Rent. If Landlord and Tenant do not reach agreement on the then prevailing Market Value Rent within said thirty (30) day period, then either Tenant or Landlord may initiate the arbitration process (the party initiating such process being herein referred to as the “Initiating Party”) provided for herein by designating its arbitrator in a subsequent notice to the other party (herein called the “Responding Party”) (which notice shall specify the name and address of the person designated to act

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as an arbitrator on its behalf) given to the Responding Party within thirty (30) days following the expiration of said thirty (30) day negotiation period. Within ten (10) Business Days after the Responding Party’s receipt of notice of the designation of the Initiating Party’s arbitrator, the Responding Party shall give notice to the Initiating Party specifying the name and address of the person designated to act as an arbitrator on its behalf. If the Responding Party fails to notify the Initiating Party of the appointment of its arbitrator within the time above specified, then the Initiating Party shall provide an additional notice to the Responding Party requiring the Responding Party’s appointment of an arbitrator within five (5) Business Days after the Responding Party’s receipt thereof. If the Responding Party fails to notify the Initiating Party of the appointment of its arbitrator within the time specified by the second notice, the appointment of the second arbitrator shall be made in the same manner as hereinafter provided for the appointment of a third arbitrator in a case where the two arbitrators appointed hereunder and the parties are unable to agree upon such appointment. The two arbitrators so chosen shall meet within ten (10) Business Days after the second arbitrator is appointed, and shall exchange sealed envelopes each containing such arbitrator’s written determination of an amount equal to the Market Value Rent for the Extension Premises then prevailing at the time of the exchange for the applicable Extension Term. The Market Value Rent specified by Landlord’s arbitrator shall herein be called “Landlord’s Submitted Value” and the Market Value Rent specified by Tenant’s arbitrator shall herein be called “Tenant’s Submitted Value”. Neither Landlord nor Landlord’s arbitrator shall be bound by nor shall any reference be made to the determination of the Market Value Rent for the Extension Premises for the applicable Extension Term which was furnished by Landlord in the Rent Notice. Neither Tenant nor Tenant’s arbitrator shall be bound by nor shall any reference be made to the determination of the Market Value Rent for the Extension Premises for the applicable Extension Term which was furnished by Tenant in response to the Rent Notice. Copies of such written determinations shall promptly be sent to both Landlord and Tenant. Any failure of either such arbitrator to meet and exchange such determinations shall be acceptance of the other party’s arbitrator’s determination as the Market Value Rent, if, and only if, such failure persists for three (3) days after notice to the party for whom such arbitrator is acting, and provided that such three (3) day period shall be extended by reason of any applicable condition of Force Majeure Causes. If the higher determination of Market Value Rent is not more than one hundred two percent (102%) of the lower determination of the Market Value Rent, then the Market Value Rent shall be deemed to be the average of the two determinations. If, however, the higher determination is more than one hundred two percent (102%) of the lower determination, then within five (5) days of the date the arbitrators submitted their respective Market Value Rent determinations, the two arbitrators shall together appoint a third arbitrator. In the event of their being unable to agree upon such appointment within said five (5) day period, the third arbitrator shall be selected by the parties themselves if they can agree thereon within a further period of five (5) days. If the parties do not so agree, then either party, on behalf of both and on notice to the other, may request such appointment by the American Arbitration Association (or any successor organization thereto) in accordance with its rules then prevailing or if the

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American Arbitration Association (or such successor organization) shall fail to appoint said third arbitrator within fifteen (15) days after such request is made, then either party may apply, on notice to the other, to the Supreme Court, New York County, New York (or any other court having jurisdiction and exercising functions similar to those now exercised by said Court) for the appointment of such third arbitrator. Within five (5) days after the appointment of such third arbitrator, Landlord’s arbitrator shall submit Landlord’s Submitted Value to such third arbitrator and Tenant’s arbitrator shall submit Tenant’s Submitted Value to such third arbitrator. Such third arbitrator shall, within thirty (30) days after the end of such five (5) day period, select either Landlord’s Submitted Value or Tenant’s Submitted Value the Market Value Rent of the Premises during the applicable Extension Term and send copies of his or her determination promptly to both Landlord and Tenant specifying whether Landlord’s Submitted Value or Tenant’s Submitted Value shall be the Market Value Rent of the Extension Premises during the applicable Extension Term, subject to adjustment to ninety-five percent (95%) of the Market Value Rent pursuant to Section 36.01(b)(B).

(b) Each party shall have a right to present evidence to the arbitrators, produce witnesses or experts to be heard by the arbitrators, and provide such other information that may be relevant in connection with the arbitration. The decision of the first and second arbitrator or the third arbitrator, as the case may be, shall be conclusively binding upon the parties, and judgment upon the decision may be entered in any court having jurisdiction.

(c) Each party shall pay the fees and expenses of the one of the two original arbitrators appointed by or for such party, and the fees and expenses of the third arbitrator and all other expenses (not including the attorneys’ fees, witness fees and similar expenses of the parties which shall be borne separately by each of the parties) of the arbitration shall be borne by the parties equally.

(d) The third arbitrator, if any, selected as herein provided shall have been actively engaged for a period of at least ten (10) years experience in the leasing or renting of office space in Comparable Buildings before the date of his or her appointment as arbitrator. Impartiality shall not be required for arbitrators selected by Landlord or Tenant but shall be required for any third party arbitrator.

36.04. For purpose for this Article 36, the determination of “Market Value Rent” shall be based on the rent on a per rentable square foot basis then being paid by tenants to landlords for comparable space on comparable terms in Comparable Buildings taking into account all relevant factors, including any step up in rents over leases of comparable terms, a then standard tenant inducement package of free rent and tenant improvement allowance, and the fact that Tenant will be paying its pro rata share of Operating Expenses and Taxes on a net basis (as opposed to its pro rata share of increases in Operating Expenses and Taxes over a base year). Upon commencement of the applicable Extension Term, Landlord shall provide Tenant with such a tenant

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inducement package comparable to those given by landlords of Comparable Buildings, but taking into account the size of the Premises, which inducement package shall be payable to Tenant, at Landlord’s option, in kind, in cash or with a rent credit upon the commencement of the applicable Extension Term; provided, that, if paid in cash, Tenant shall not be required to invest same in the Premises.

36.05. In the event that Tenant exercises any Extension Option with respect to less than the entire Premises then demised by this lease in accordance with the applicable provisions hereof, then effective as of the Expiration Date of the initial term of this lease or the applicable Extension Term, as the case may be, the provisions of this lease governing the respective rights and obligations of Landlord and Tenant as of the expiration of the term of this lease (including, without limitation, the provisions of Article 21 and Article 34 shall apply with full force and effect to the portion of the Premises that has been omitted by Tenant from the Extension Premises.

36.06. In the event that Tenant designates as the Extension Premises less than the entire Premises, then, prior to the commencement date of such Extension Term, Tenant shall, at its sole cost and expense, (i) install a separate submeter on each Office Floor of the Building comprising the Extension Premises and any equipment that exclusively services any such Office Floor, (ii) install a separate submeter for each separately demised retail space in the Building comprising the Extension Premises and any equipment that exclusively services any such areas. With respect to the 12th Floor Mechanical Rooms (which shall be the only partial Office Floor permitted upon an extension of less than the entire Premises), Tenant’s demising work shall include, to the extent necessary, separately demising the 12th Floor Mechanical Rooms from the remainder of the floor in such a manner so that the balance of the 12th floor can be reasonably configured into leaseable space.

ARTICLE 37

Arbitration

37.01. Either party may request arbitration of any matter in dispute which, pursuant to the terms of this lease, expressly allows such dispute to be resolved by arbitration, in which case, except as provided to the contrary elsewhere in this lease, the following procedures shall apply. The party desiring such arbitration shall give notice to the other party. If the parties shall not have agreed on a choice of an arbitrator within fifteen (15) days after the service of such notice, then each party shall, within ten (10) days thereafter appoint an arbitrator, and advise the other party of the arbitrator so appointed. A third arbitrator shall, within ten (10) days following the appointment of the two (2) arbitrators, be appointed by the two arbitrators so appointed or by the AAA, if the two arbitrators are unable, within such ten (10) day period, to agree on the third arbitrator. If either party fails to appoint an arbitrator (the “Failing Party”), the other party shall provide an additional notice to the Failing Party requiring the Failing Party’s

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appointment of an arbitrator within five (5) Business Days after the Failing Party’s receipt thereof. If the Failing Party fails to notify the other party of the appointment of its arbitrator within such five (5) Business Day period, the appointment of the second arbitrator shall be made by the AAA in the same manner as hereinabove provided for the appointment of a third arbitrator in a case where the two arbitrators appointed hereunder are unable to agree upon such appointment. The three (3) arbitrators shall render a resolution of said dispute or make the determination in question. In the absence, failure, refusal or inability of the AAA to act within twenty (20) days, then either party, on behalf of both, may apply to a Justice of the Supreme Court of New York, New York County, for the appointment of the third arbitrator, and the other party shall not raise any question as to the court’s full power and jurisdiction to entertain the application and make the appointment. In the event of the absence, failure, refusal or inability of an arbitrator to act, a successor shall be appointed within ten (10) days as hereinbefore provided. Any arbitrator acting under this Article 37 in connection with any matter shall be experienced in the issue with which the arbitration is concerned and shall have been actively engaged in such field for a period of at least ten (10) years before the date of his appointment as arbitrator hereunder.

37.02. All arbitrators chosen or appointed pursuant to this Article 37 shall (a) be sworn fairly and impartially to perform their respective duties as such arbitrator, and (b) not be an employee or past employee of Landlord or Tenant or of any other person, partnership, corporation or other form of business or legal association or entity that controls, is controlled by or is under common control with Landlord or Tenant. Within sixty (60) days after the appointment of such arbitrators, such arbitrators shall determine the matter which is the subject of the arbitration and shall issue a written opinion. The decision of the arbitrators shall be conclusively binding upon the parties, and judgment upon the decision may be entered in any court having jurisdiction. Landlord and Tenant shall each pay (i) the fees and expenses of the arbitrator selected by it, and (ii) fifty (50%) percent of the fees and expenses of the arbitrator appointed by the AAA. The losing party shall reimburse the prevailing party for the reasonable counsel fees and disbursements incurred by the prevailing party in connection with such arbitration. Each party shall have a right to present evidence to the arbitrators, produce witnesses or experts to be heard by the arbitrators, and provide such other information that may be relevant in connection with the arbitration. Impartiality shall not be required for arbitrators selected by Landlord or Tenant but shall be required for any third party arbitrator.

37.03. Landlord and Tenant agree to sign all documents and to do all other things necessary to submit any such matter to arbitration and further agree to, and hereby do waive, any and all rights they or either of them may at any time have to revoke their agreement hereunder to submit to arbitration and to abide by the decision rendered thereunder. For such period, if any, that this agreement to arbitrate is not legally binding or the arbitrator’s award is not legally enforceable, the provisions requiring arbitration

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shall be deemed deleted, and matters to be determined by arbitration shall be subject to litigation.

37.04. Any dispute which is required by this lease to be resolved by expedited arbitration shall be submitted to binding arbitration under the Expedited Procedures provisions (currently, Rules 56 through 60) of the Arbitration Rules of the Real Estate Industry of the AAA. In cases where the parties utilize such expedited arbitration: (a) the parties will have no right to object if the arbitrator so appointed was on the list submitted by the AAA and was not objected to in accordance with Rule 54 (except that any objection shall be made within four (4) days from the date of mailing), (b) the Notice of Hearing shall be given four (4) days in advance of the hearing, (c) the first hearing shall be held within seven (7) Business Days after the appointment of the arbitrator, (d) if the arbitrator shall find that a party acted unreasonably in withholding or delaying a consent or approval, such consent or approval shall be deemed granted (but the arbitrator shall not have the right to award damages, unless the arbitrator shall find that such party acted in bad faith), and (e) the losing party in such arbitration shall pay the arbitration costs charged by the AAA and/or the arbitrator, together with the reasonable counsel fees and disbursements incurred by the prevailing party in connection with such arbitration.

37.05. Arbitration hearings hereunder shall be held in New York County. The arbitrators shall, in rendering any decision pursuant to this Article 37, answer only the specific question or questions presented to them. In answering such question or questions (and rendering their decision), the arbitrators shall be bound by the provisions of this lease, and shall not add to, subtract from or otherwise modify such provisions.

37.06. Judgment may be had on the decision and award of an arbitrator rendered pursuant to the provisions of this Article 37 and may be enforced in accordance with the laws of the State of New York.

37.07. The provisions of this Article 37 shall not be applicable to any arbitration conducted pursuant to Article 34 or Article 36.

ARTICLE 38

Confidentiality; Press Releases

38.01. Landlord acknowledges that it may have access to certain confidential information of Tenant concerning Tenant’s businesses, facilities, operations, plans, proprietary software, technology, and products (“Confidential Information”). Confidential Information shall not include any information that is available to the general public (e.g., SEC filings). Landlord agrees that it will not use in any way, for its own account or the account of any third party, except as expressly permitted by this lease, nor disclose to any third party (except public filings and other information available to the

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general public, as required by law (including, without limitation, any plans and specifications, drawings or other like items which must be submitted to or filed with any governmental agency), judicial proceeding or to its attorneys, accountants, and other advisors and investors, mortgagees and prospective purchasers of the Real Property, but only as reasonably necessary and subject to the confidentiality provisions hereof), any of Tenant’s Confidential Information or any of the terms and conditions of this lease and will take reasonable precautions to protect the confidentiality of such Confidential Information and the terms and conditions of this lease (in each case, except as permitted hereby). Tenant agrees that it will not use in any way, for its own account or the account of any third party, except as expressly permitted by this lease, nor disclose to any third party (except public filings and other information available to the general public, as required by law, judicial proceeding or to its attorneys, accountants, and other advisors, but only as reasonably necessary and subject to the confidentiality provisions hereof), any of the terms and conditions of this lease and will take reasonable precautions to protect the confidentiality of the terms and conditions of this lease (except as permitted hereby). The obligations of Landlord and Tenant under this Section 38.01 shall survive the expiration or termination of this lease.

38.02. Neither party hereto may issue (or cause to be issued) a press release or written statement to the press with respect or concerning this lease or the terms hereof without the express consent of the other party hereto. Notwithstanding the foregoing, either party shall be permitted to issue any such press release or written statement that is necessary in order to comply with Legal Requirements. Furthermore, upon notice from Tenant that any of Landlord’s advertisements or press releases are not consistent with Tenant’s corporate policies relating to public relations, Landlord shall endeavor to cause its advertisements and press releases to be consistent with Tenant’s corporate policies relating to public relations to the extent same are commercially reasonable.

38.03. Tenant recognizes that Landlord makes extensive disclosures to its investors and that it is not feasible to require confidentiality from its investors and that Landlord will make extensive disclosures to its lenders, secured and unsecured, rating agencies, prospective purchasers and other parties in the ordinary course of its ownership of the Real Property. Tenant agrees that no such disclosures made in the ordinary course of Landlord’s business shall be restricted by or deemed a breach by Landlord of this Article 38. The provisions of this Section 38.03 shall only apply in the case that the Landlord is SL Green Realty Corp. or an affiliate thereof.

ARTICLE 39

Rooftop; Tenant’s Antenna and Other Equipment

39.01. Landlord agrees that, subject to all applicable Legal Requirements, Tenant, at Tenant’s sole cost and expense, shall have all rights (i) with respect to the

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rooftop of the Building, including without limitation the rights to use the rooftop of the Building and install (and thereafter maintain, repair, and operate) equipment thereon, including without limitation one or more communications apparati (e.g., antennae, microwave dishes or satellite communications apparati) and other mechanical equipment serving the Premises (e.g., equipment serving Tenant’s supplemental air-conditioning systems), (ii) in connection therewith, all such rights to install and thereafter maintain, repair, and operate in one or more portions of the Building (together with any shaftways, closets and conduits of the Building) any related support structures, wires and cables for such communications apparati and any other mechanical equipment serving the Premises (including, by way of example, equipment serving Tenant’s supplemental air-conditioning systems), and (iii) in connection therewith, the right to grant licenses or other occupancy agreements to third parties for the use of the rooftop and installation of equipment thereon and Tenant shall have exclusive rights to any and all revenue generated therefrom.

39.02. Upon the expiration or earlier termination of this lease, (i) Tenant shall not be required to remove any of its equipment installed pursuant to this Article 39 prior to the Commencement Date and (ii) subject to the provisions of Section 12.03, Tenant shall be required to remove any equipment installed pursuant to this Article 39 after the Commencement Date but only to the extent the same would constitute a Specialty Alteration.

ARTICLE 40

Back-Up Power System; Chillers

40.01. Landlord agrees that, subject to all applicable Legal Requirements, Tenant, at Tenant’s sole cost and expense, shall have the right to install (and/or replace) on any one or more portions of the Building (together with any shaftways, closets and conduits of the Building) and thereafter maintain, repair and operate: (i) one or more battery-powered uninterruptible power systems, including, without limitation, the two (2) MGE 225 KVA single module UPS systems currently located on the 12th floor of the Building (each herein called a “UPS Battery System”), in a portion or portions of the Premises to be designated by Tenant (each such portion herein called a “UPS Area”) and (ii) one or more diesel generators and chiller units, including, without limitation, the one (1) Caterpillar 1500 KW diesel stand-by generator Basement (the “Diesel Generator”) currently located in the Basement (the “Diesel Area”), and (iii) the four (4) 1,350 ton and one 750 ton train chillers located in the 12th floor mechanical equipment room (the “Chillers”), in a portion or portions of the Premises designated by Tenant (herein called the “Generator Area”, the UPS Battery System and the Diesel Generator are sometimes herein collectively called the “Back-Up Power System”; the UPS Area, Diesel Area and the Generator Area are sometimes herein collectively called the “System Area”);

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provided that in connection with such installation of the Back-Up Power System and/or Chillers, Tenant hereby covenants and agrees that:

(i) such installation shall be performed in accordance with all applicable Legal Requirements and with all of the applicable provisions of this lease;

(ii) Tenant shall promptly repair any damage caused to the System Area by reason of such installation, including any repairs, restoration, maintenance, renewal or replacement thereof necessitated by or in any way caused by or relating to such installations except to the extent such damage has resulted from the negligence or willful misconduct of Landlord, its agents, contractors or employees;

(iii) Tenant will, and does hereby, indemnify and save harmless Landlord from and against: (A) any and all claims, reasonable counsel fees, demands, damages, expenses or losses by reason of any liens, orders, claims or charges resulting from any work done, or materials or supplies furnished, in connection with the fabrication, erection, installation, maintenance and operation of the Back-Up Power System and Chillers installed by Tenant pursuant to the provisions of this Article; and (B) any and all claims, costs, demands, expenses, fees or suits arising out of accidents, damage, injury or loss to any and all persons and property, or either, whomsoever, or whatsoever resulting from or arising in connection with the erection, installation, maintenance, operation and repair of the Back-Up Power System and Chillers installed by Tenant pursuant to the provisions of this Article, except in the case of both (A) and (B) above to the extent occasioned by the negligence or willful misconduct of Landlord, its agents, contractors or employees; and

(iv) Tenant shall pay as and when due, and shall be solely responsible for, any and all taxes, fees, license charges or other amounts imposed upon Tenant, Landlord or the Real Property in connection with the Back-Up Power System and Chillers.

(v) upon the expiration or earlier termination of this lease, (i) Tenant shall not be required to remove any Back-Up Power Systems and Chillers installed on the Real Property prior to the Commencement Date and (ii) subject to the provision of Section 12.03, Tenant shall be required to remove any Back-Up Power Systems and Chillers installed on the Real Property from and after the Commencement Date but only to the extent the same would constitute Specialty Alterations.

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ARTICLE 41

Benefits Cooperation

41.01. Landlord agrees to reasonably cooperate with Tenant in connection with any application by Tenant (or by any subtenant of Tenant) for any real estate tax or utility benefits or other benefits, credits or incentives, including, without limitation, any Industrial Commercial Incentive Program (ICIP) benefits (herein collectively called “Benefits”) as may be available from the City or State of New York, or any governmental agency, quasi-governmental agency or any public utility or alternate provider, including the execution and filing of any documentation that may be required for the receipt of such Benefits and/or for any such Benefits to be paid by Landlord to Tenant, as hereinafter provided. Landlord further agrees that Tenant shall be entitled to one hundred percent (100%) of such Benefits that Landlord or the Premises shall receive as a result of Tenant’s use of the Premises or any Leasehold Improvements or other Alterations performed by or on behalf of Tenant, whether during the Term or prior. Such cooperation by Landlord shall include, without limitation, the execution of any necessary or appropriate modification to this lease, if and to the extent any such approval shall be required and shall not adversely affect any of the rights or benefits of Landlord or increase the obligations or liabilities, or reduce the rights, of Landlord under this lease (except to a de minimis extent, Landlord hereby agreeing that the obligation to provide notices to the City or State of New York or to any such agency, utility or provider shall in and of itself constitute a de minimis obligation). Tenant agrees that (a) to the extent that Landlord shall incur any reasonable out-of-pocket expense in connection with such cooperation (including, without limitation, reasonable legal and other professional fees and all reasonable costs incurred in obtaining State and City tax rulings regarding any such Benefits transaction), Tenant shall reimburse Landlord for such expense as Additional Charges hereunder and (b) Tenant agrees to indemnify and hold harmless Landlord with respect to any liability incurred by Landlord by reason of such cooperation unless caused by the wrongful acts or omissions of Landlord or its agents, employees, representatives or contractors.

ARTICLE 42

Intentionally Omitted

ARTICLE 43

Leasehold Mortgages

43.01. As used herein, the term “Leasehold Mortgage” shall mean any third-party bona fide mortgage, deed of trust, deed to secure debt, assignment, security interest, pledge, financing statement or any other instrument(s) or agreement(s) intended

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to grant security for any obligation (including a purchase-money or other promissory note) encumbering Tenant’s leasehold estate hereunder, as entered into, renewed, modified, consolidated, amended, extended or assigned from time to time during the Term. Notwithstanding anything contained in Article 7 or any other provision of this lease to the contrary, Tenant’s interest in this lease and the leasehold interest created hereby may at any time and from time to time be, directly or indirectly, subjected to one or more Leasehold Mortgages upon prior notice to Landlord, but without the consent of Landlord, and Tenant’s interest in this lease may at any time, directly or indirectly, be assigned to a Leasehold Mortgagee (as hereinafter defined) as collateral security; provided, that notwithstanding anything to the contrary contained in this Article 43 or elsewhere in this lease: (i) no Leasehold Mortgage or any extension thereof shall be a lien or encumbrance upon the estate or interest of Landlord in and to the Premises (collectively, the “Superior Interests”); (ii) such Leasehold Mortgage shall be subject and subordinate at all times to such Superior Interests; (iii) there shall be no obligation of Landlord whatsoever to subordinate its interest in any of the Superior Interests to any Leasehold Mortgage or to “join in” any Leasehold Mortgage; and (iv) and notwithstanding anything to the contrary contained here, the right to enter into a Leasehold Mortgage shall be the exclusive right of the Named Tenant or its an Affiliate of the Named Tenant if this lease is assigned to such Affiliate and for so long as it is an Affiliate. In addition, Tenant may assign any or all subleases entered into by Tenant in accordance with Article 7 to a Leasehold Mortgagee as collateral security for the obligations of Tenant under such mortgage. No such mortgage shall be valid or of any force or effect unless and until a true copy of the original of each instrument creating and effecting such mortgage and written notice containing the name and post office address of the Leasehold Mortgagee thereunder shall have been delivered to Landlord. Any Leasehold Mortgage which does not conform to the provisions of this Article 43 shall be deemed to be null and void ab initio. As used herein, the term “Leasehold Mortgagee” shall mean the holder of a Leasehold Mortgage that is in the business of making commercial loans; provided that no Citigroup Tenant may hold any interest in the Leasehold Mortgagee.

43.02. (a) If Tenant shall mortgage its interest in this lease and the leasehold interest created hereby, Landlord shall give to each Leasehold Mortgagee whose name and address shall have theretofore been provided to Landlord, a copy of each notice of default by Tenant and each notice of termination of this lease at the same time as, and whenever, any such notice of default or notice of termination shall thereafter be given by Landlord to Tenant, and no such notice of default or notice of termination by Landlord shall be deemed to have been duly given to Tenant unless and until a copy thereof shall have been so given to each such Leasehold Mortgagee.

(b) Notwithstanding the provisions of Section 43.02(a) Landlord shall not have the right to terminate this lease under the provisions of Article 22 or to reenter the Premises under the provisions of Article 23, or to otherwise terminate this lease or reenter the Premises, as long as:

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(i) a Leasehold Mortgagee, in good faith, shall have commenced promptly to cure the default in question and prosecutes the same to completion with reasonable diligence and continuity, subject to Force Majeure Causes, which for purposes of this Section 43.02(b) shall include causes beyond the control of such Leasehold Mortgagee instead of causes beyond the control of Tenant; provided that, with respect to any default in the payment of Fixed Rent and Additional Charges, Leasehold Mortgagee shall have no more than three (3) Business Days from receipt of notice of such default from Landlord to cure same by making payment thereof, and Landlord may terminate this lease in the event such default threatens Landlord’s interest in the Real Property, or

(ii) if possession of the Premises is required in order to cure the default in question, a Leasehold Mortgagee, in good faith, (A) shall have entered into possession of the Premises with the permission of Tenant for such purpose or (B) shall have notified Landlord of its intention to institute foreclosure proceedings to obtain possession directly or through a receiver, and within thirty (30) days of the giving of such notice commences such foreclosure proceedings, and thereafter prosecutes such proceedings with reasonable diligence and continuity (subject to Force Majeure Causes) or receives an assignment of this lease in lieu of foreclosure from Tenant, and, upon obtaining possession pursuant to clause (A) or clause (B) above, commences promptly to cure the default in question and prosecutes the same to completion with reasonable diligence and continuity (subject to Force Majeure Causes), or

(iii) if the Leasehold Mortgagee is the holder of the Leasehold Mortgage in question by collateral assignment and the foreclosure of its collateral assignment is required in order to act under clause (i) or clause (ii) above, a Leasehold Mortgagee, in good faith, shall have notified Landlord of its intention to institute proceedings to foreclose such collateral assignment and within thirty (30) days of the giving of such notice commences such foreclosure proceedings, and thereafter prosecutes such proceedings with reasonable diligence and continuity (subject to Force Majeure Causes) or receives a direct and absolute assignment from the assignor under the collateral assignment of its interest in such mortgage, in lieu of foreclosure, and upon the completion of such foreclosure or the obtaining of such assignment commences promptly to act under clause (i) or clause (ii) above, or

(iv) a Leasehold Mortgagee, in good faith, shall have proceeded pursuant to clause (ii) or clause (iii) above and during the period such Leasehold Mortgagee is proceeding pursuant to clause (ii) or clause (iii) above, such default is cured;

provided, that the Leasehold Mortgagee shall have delivered to Landlord its written agreement to take the action described in clause (i), (ii) or (iii) above and, subject to the

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provisions of Section 43.02(d), shall have assumed the obligation to cure the default in question and that during the period in which such action is being taken (and any foreclosure proceedings are pending), all of the other obligations of Tenant under this lease, to the extent they are susceptible of being performed by the Leasehold Mortgagee, including the payment of Fixed Rent and Additional Charges, are being duly performed within any applicable grace periods stated in Article 22. Notwithstanding the foregoing, at any time after the delivery of the aforementioned agreement, the Leasehold Mortgagee may notify Landlord, in writing, that it has relinquished possession of the Premises or that it will not institute foreclosure proceedings or, if such proceedings have been commenced, that it has discontinued them, and in such event, the Leasehold Mortgagee shall have no further liability under such agreement from and after the date it delivers such notice to Landlord (except for any obligations assumed by the Leasehold Mortgagee and accruing prior to the date it delivers such notice) and thereupon, Landlord shall give notice thereof to the next Leasehold Mortgagee entitled to such notice under Section 43.03(e). Unless such default has been cured or Tenant’s time period to cure under Section 22.02 has not expired as of the date that is ten (10) days after the giving of such notice to such other Leasehold Mortgagee, Landlord shall thereafter have the unrestricted right, subject to and in accordance with all of the terms and provisions of this lease, to terminate this lease and to take any other action it deems appropriate by reason of any default by Tenant, and upon any such termination the provisions of Section 43.03 shall apply. For all purposes of this lease, the term “foreclosure proceedings” shall include, in addition to proceedings to foreclose a mortgage, where applicable, any foreclosure or similar proceedings commenced by a collateral assignee thereof with respect to its collateral assignment. Nothing contained herein shall be deemed to impose upon any Leasehold Mortgagee the obligation to perform any obligation of Tenant under this lease or to remedy any default by Tenant hereunder. Landlord shall accept performance by a Leasehold Mortgagee of any covenant, condition or agreement on Tenant’s part to be performed hereunder with the same force and effect as though performed by Tenant. Notwithstanding anything to the contrary contained herein, no performance by or on behalf of a Leasehold Mortgagee shall cause it to become a “mortgagee in possession” or otherwise cause it to be deemed to be in possession of the Premises or bound by or liable under this lease.

(c) From and after the date upon which Landlord receives notice of any mortgage by Tenant of its interest in this lease, Landlord and Tenant shall not modify or amend this lease in any respect or cancel or terminate this lease other than as provided herein without the prior written consent of the Leasehold Mortgagee(s) specified in such notice.

(d) Notwithstanding anything contained in Section 43.02(b) or elsewhere in this lease to the contrary, any default of Tenant under any provision of this lease which would not be susceptible of being cured by the Leasehold Mortgagee, even after completion of foreclosure proceedings or the Leasehold Mortgagee otherwise acquiring title to Tenant’s interest in this lease, shall be treated as if it were a default for

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which “possession of the Premises is required in order to cure” for purposes of clause (ii) of Section 43.02(b) and shall be automatically waived by Landlord upon the occurrence of the events described in clause (ii) or clause (iii) of Section 43.02(b), provided that during the pendency of such events all of the other obligations of Tenant under this lease, to the extent they are susceptible of being performed by the Leasehold Mortgagee, including the payment of Fixed Rent and Additional Charges, are being duly performed within any applicable grace periods. Notwithstanding anything in Section 43.02(b) to the contrary, no Leasehold Mortgagee shall have any obligation to cure any such default described above nor shall any Leasehold Mortgagee be required to agree in writing to cure such default in order to proceed under clause (ii) or clause (iii) of Section 43.02(b).

43.03. (a) In case of termination of this lease under the provisions of Article 22 or otherwise, or a reentry into the Premises under the provisions of Article 23 or otherwise, Landlord, subject to the provisions of Section 43.03(e), shall give prompt notice thereof to each Leasehold Mortgagee under a Leasehold Mortgage whose name and address shall have theretofore been given to Landlord, which notice shall be given as provided in Section 43.02(a). Landlord, on written request of such Leasehold Mortgagee made any time within fifteen (15) days after the giving of such notice by Landlord and at such Leasehold Mortgagee’s expense, shall execute and deliver within fifteen (15) days thereafter a new lease of the Premises to the Leasehold Mortgagee, or its nominee or designee, for the remainder of the Term, upon all the covenants, conditions, limitations and agreements herein contained; provided that the Leasehold Mortgagee or its nominee or designee shall (i) pay to Landlord, simultaneously with the delivery of such new lease, all unpaid Fixed Rent and Additional Charges due under this lease up to and including the date of the commencement of the term of such new lease and all expenses including, without limitation, reasonable attorneys’ fees and disbursements and court costs, incurred by Landlord in connection with the default by Tenant, the termination of this lease and the preparation of the new lease, and (ii) deliver to Landlord a statement, in writing, acknowledging that Landlord, by entering into a new lease with the Leasehold Mortgagee or its nominee or designee, shall not have or be deemed to have waived any rights or remedies with respect to defaults existing under this lease, notwithstanding that any such defaults existed prior to the execution of the new lease, and that the breached obligations which gave rise to the defaults and which are susceptible of being cured by Leasehold Mortgagee or its nominee or designee are also obligations under said new lease, but such statement shall be subject to the proviso that the applicable grace periods, if any, provided under the new lease for curing such obligations shall begin to run as of the first day of the term of said new lease

(b) Any such new lease and the leasehold estate thereby created shall be subject to any estate vested in or claims of Tenant and to any intervening liens, claims and encumbrances arising by reason of the acts or omissions of Tenant and Landlord shall have no obligation as to the priority of such new lease.

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(c) Upon the execution and delivery of a new lease under this Section 43.03, all subleases of the Premises which have become direct leases between Landlord and the sublessee thereunder pursuant to Section 7.07(b) or pursuant to a Landlord’s Non-Disturbance Agreement entered into by Landlord with such sublessee shall thereupon be assigned and transferred by Landlord to the tenant named in such new lease, and Landlord shall enter into Landlord’s Non-Disturbance Agreements with respect to any such subleases that became a direct lease with Landlord pursuant to a pre-existing Landlord’s Non-Disturbance Agreement, and Leasehold Mortgagee shall provide a guarantor of such new lease which guarantor shall be satisfactory to Landlord in its sole discretion and which guarantor shall deliver a guaranty of lease in form and substance satisfactory to Landlord in its sole discretion. Between the date of termination of this lease and the earlier of (i) the date of execution and delivery of the new lease and (ii) the date such Leasehold Mortgagee’s option to request a new lease pursuant to this Section 43.03 expires if such Leasehold Mortgagee does not exercise such option, Landlord shall not enter into any new leases or subleases of the Premises, cancel or modify any then existing subleases, or accept any cancellation, termination or surrender thereof without the written consent of the Leasehold Mortgagee.

(d) Notwithstanding anything contained in this Section 43.03 to the contrary, a Leasehold Mortgagee shall have no obligation to cure any default by Tenant under any provision of this lease which is not susceptible of being cured.

(e) If there is more than one Leasehold Mortgage, Landlord shall recognize the Leasehold Mortgagee whose mortgage is senior in lien (or any other Leasehold Mortgagee designated by the Leasehold Mortgagee whose mortgage is senior in lien) as the Leasehold Mortgagee entitled to the rights afforded by Section 43.02 and this Section 43.03 for so long as such Leasehold Mortgagee shall be exercising its rights under this lease with respect thereto with reasonable diligence, subject to Force Majeure Causes, and thereafter Landlord shall give notice that such Leasehold Mortgagee has failed or ceased to so exercise its rights to the Leasehold Mortgagee whose mortgage is next most senior in lien (and so on with respect to each succeeding Leasehold Mortgagee that is given such notice and either fails or ceases to so exercise its rights), and then only such Leasehold Mortgagee whose mortgage is next most senior in lien shall be recognized by Landlord, unless such Leasehold Mortgagee has designated a Leasehold Mortgagee whose mortgage is junior in lien to exercise such right. If the parties shall not agree on which Leasehold Mortgage is prior in lien, such dispute shall be determined by a then current certificate of title issued by a title insurance company licensed to do business in the State of New York chosen by Landlord, and such determination shall bind the parties.

(f) Notwithstanding anything to the contrary contained herein, Landlord shall not commence an action for, nor require Tenant to pay damages calculated in accordance with the provisions of paragraph (a) of Section 24.01 prior to the date upon

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which the rights of any Leasehold Mortgagee to cure Tenant’s default and to request and receive a new lease have expired.

43.04. (a) Notwithstanding anything to the contrary herein, any foreclosure under any Leasehold Mortgage, or any exercise of rights or remedies under or pursuant to any Leasehold Mortgage, including the appointment of a receiver, shall not be deemed to violate this lease or, in and of itself, entitle Landlord to exercise any rights or remedies. Notwithstanding any other provision of this lease to the contrary, this lease may be assigned (i) by Tenant to a Leasehold Mortgagee (or its nominee or designee) at any time that Tenant is in default under this lease or under such Leasehold Mortgage and (ii) by a Leasehold Mortgagee (or its nominee or designee) at a foreclosure sale or by an assignment in lieu thereof, in either case without the consent of Landlord, and the provisions of Article 7 shall be inapplicable to any such assignment.

(b) In the event of any lawsuit, arbitration, appraisal or other dispute resolution proceeding, or any proceeding relating to the determination of rent or any component thereof, between Landlord and Tenant, Landlord shall notify each Leasehold Mortgagee of whom Landlord shall have been given notice of the commencement thereof, which notice shall enclose copies of all notices, papers, and other documents related to such proceeding to the extent given or received by Landlord.

(c) Any insurance policies required to be maintained by Landlord under this lease shall name as additional insureds any Leasehold Mortgagees whose name and address shall have theretofore been provided to Landlord.

(d) Any assignment of subleases and/or the rents thereunder (i.e., an assignment of rents and leases) given to a Leasehold Mortgagee and/or any security interest in equipment or any other personal property given to a Leasehold Mortgagee shall, for all purposes of this lease be deemed to be “collateral to” a mortgage and made “in connection with” a mortgage, notwithstanding that such assignment or security interest secures an obligation to the Leasehold Mortgagee that is different from, or in addition to, that secured by the mortgage held by such Leasehold Mortgagee.

(e) Tenant’s making of a Leasehold Mortgage shall not be deemed to constitute an assignment or transfer of this lease, nor shall any Leasehold Mortgagee, as such, or in the exercise of its rights under this lease, be deemed to be an assignee or transferee of this lease so as to require such Leasehold Mortgagee, as such, to assume or otherwise be obligated to perform any of Tenant’s obligations hereunder except when, and then only for so long as, such Leasehold Mortgagee has acquired ownership and possession of Tenant’s leasehold estate pursuant to a foreclosure or other exercise of rights or remedies under its Leasehold Mortgage (as distinct from its rights under this lease to cure defaults of Tenant hereunder). Notwithstanding anything to the contrary contained in this lease, no Leasehold Mortgagee, or any person acting for or on behalf of a Leasehold Mortgagee, or any person acquiring Tenant’s leasehold estate pursuant to any foreclosure or other exercise of a Leasehold Mortgagee’s rights under its

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Leasehold Mortgage, shall have any liability under or with respect to this lease or a new lease except during such period as such person is Tenant under this lease or a new lease. Notwithstanding anything to the contrary herein, such person’s liability shall not in any event extend beyond its interest in this lease or a new lease and shall terminate upon such person’s assignment or abandonment of this lease or the new lease.

(f) No Leasehold Mortgage shall affect or reduce any rights or obligations of either party under this lease. All such rights and obligations shall continue in full force and effect notwithstanding any Leasehold Mortgage.

(g) There shall be no limitation whatsoever on the amount or nature of any obligation secured by a Leasehold Mortgage, the purpose for which the proceeds of any such financing may be applied, the nature or character of any Leasehold Mortgagee, the subsequent assignment, transfer or hypothecation of any Leasehold Mortgage, or the creation of participation or syndication interests with respect to any Leasehold Mortgage.

(h) If any actual or prospective Leasehold Mortgagee requires any modification(s) of this lease, then Landlord shall, at Tenant’s or such Leasehold Mortgagee’s request and expense, promptly execute and deliver to Tenant such instruments in recordable form effecting such modification(s) as such actual or prospective Leasehold Mortgagee shall require, provided that such modification(s) do not in any way alter the rent payable hereunder or the term hereof, or adversely affect Landlord’s rights or increase Landlord’s liability or obligations hereunder to more than a de minimis extent.

(i) Landlord shall, at Tenant’s request and expense, acknowledge receipt of the name and address of any Leasehold Mortgagee (or proposed Leasehold Mortgagee) and confirm to such party that such party is or would be, upon closing of its loan, a Leasehold Mortgagee with all rights of a Leasehold Mortgagee under this lease, which acknowledgment shall, if requested, be in recordable form, subject to confirmation then and at all times thereafter that neither Tenant nor any Affiliate of Tenant holds any interest therein.

(j) Upon request by Tenant or by any existing or prospective Leasehold Mortgagee, Landlord shall deliver to the requesting party such documents and agreements as the requesting party shall reasonably request to further effectuate the intentions of the parties with respect to Leasehold Mortgages as set forth in this lease, including a separate written instrument in recordable form signed and acknowledged by Landlord setting forth and confirming, directly for the benefit of specified Leasehold Mortgagee(s), any or all rights of Leasehold Mortgagees, but no such document, agreement or instrument or any provision contained in any thereof shall increase Landlord’s obligations or liabilities or decrease Landlord’s rights hereunder.

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(k) If a Leasehold Mortgagee’s Leasehold Mortgage expressly limits such Leasehold Mortgagee’s exercise of any rights and protections provided for in this lease, then as between Tenant and such Leasehold Mortgagee the terms of such Leasehold Mortgage shall govern. A Leasehold Mortgagee may, by notice to Landlord, temporarily or permanently waive any specified rights of a Leasehold Mortgagee under this lease, and any such waiver shall be effective in accordance with its terms, but any such waiver shall not bind any subsequent Leasehold Mortgagee under a subsequent Leasehold Mortgage unless Landlord has relied to its detriment upon the initial waiver. Tenant’s default as mortgagor under a Leasehold Mortgage shall not constitute a default under this lease except to the extent that Tenant’s actions or failure to act in and of itself constitutes a breach of its obligations under this lease.

(l) Notwithstanding any provision hereof, the cure and new lease rights of any Leasehold Mortgage shall be subject to the following:

(i) No default shall be considered not susceptible of being cured if the failure to cure the same shall reduce the Fixed Rent or Additional Charges hereunder, create any lien or encumbrance on Landlord’s interest under this lease or in the Real Property or, other than to an immaterial extent, result in any increase in Landlord’s obligations or liabilities hereunder or reduce Landlord’s rights hereunder;

(ii) No extended cure period allowed to any Leasehold Mortgagee hereunder shall subject Landlord to any criminal or civil fine or penalty or to any criminal prosecution (except that as o any civil fine or penalty such Leasehold Mortgagee shall unconditionally indemnify and hold harmless Landlord pursuant to an indemnity in form and substance reasonably satisfactory to Landlord from a reasonably credit-worthy party;

(iii) No extended cure period allowed to any Leasehold Mortgagee hereunder shall void, limit or restrict any insurance required to be maintained by Tenant hereunder or permit the Real Property to go uninsured for any period of time; and

(iv) If any lender to Landlord shall assert that Landlord is in default to such lender by reason of any extended cure period hereunder, the Leasehold Mortgagee shall immediately cure such default or lose the right to do so.

ARTICLE 44

Right Of First Offer To Purchase

44.01. (a) If during the initial term of this lease, Landlord desires to sell all or any portion of the Premises, whether in an asset transaction or, in substance, as a transfer of ownership interests, directly or indirectly, pertaining to the Premises, in a transaction intended to affect interests in the Premises as distinguished from all or

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substantially all of Landlord’s and its affiliates’ business interests, unless all or substantially all of said interests relate primarily to Landlord’s interest in the Premises (in either case, herein called the “Offered Property”), subject to the provisions of Section 44.03, Landlord shall give Tenant a notice (herein called the “Offering Notice”) offering to sell the Offered Property to Tenant at the purchase price (the “Offer Price”) and on the terms and conditions contained therein. Within thirty (30) days after the Offering Notice is given to Tenant (herein called the “Option Period”), Tenant shall elect, by notice to Landlord, to either (i) purchase the Offered Property on the terms contained in the Offering Notice (without any substantive change whatsoever) or (ii) refuse to purchase the Offered Property as herein provided. Time shall be of the essence with respect to Tenant’s election, and any failure by Tenant to notify Landlord of its election shall be deemed to be an election to refuse, and a waiver of Tenant’s right, to purchase the Offered Property in response to such Offering Notice (but not a waiver of any other rights that Tenant may have pursuant to this Article 44 in connection therewith). Landlord shall not be permitted to revoke the Offering Notice during the Option Period, but the Offering Notice shall be deemed to be revoked during the Option Period if Landlord and Tenant or its designee enter into a purchase agreement on terms different than those contained in the Offering Notice. If Tenant desires to purchase the Offered Property, Tenant and Landlord shall enter into a purchase agreement, the form of which shall be negotiated in good faith by the parties and must include the terms set forth in the Offering Notice and the Terms set forth in Section 44.01(b) (the “Offer Contract”). The Offer Contract must be entered into within thirty (30) days following the expiration of the Option Period. Notwithstanding the foregoing, if the parties are not able to agree upon a final form of the Offer Contract within said thirty (30) day period, upon the request of either party, the final form of Offer Contract may be determined by expedited arbitration in accordance with Article 37 hereof. To provide further assurances for the parties, at any time prior to the execution of a contract with a third-party purchaser for a sale of ownership interests, Landlord shall have the right to give a written notice to Tenant, requesting that Tenant advise Landlord as to whether Tenant believes that such a sale would constitute a sale of the Offered Property as contemplated by the first sentence of this Section 44.01(a), and Tenant shall respond to any such request of Landlord within ten (10) Business Days after receipt of same (time being of the essence with respect to such response), failing which the transaction shall be deemed not to be a sale subject to this Article 44.

(b) Among other matters, the Offer Contract shall incorporate the following (“Terms”):

(i) a closing date that is thirty (30) days following the date of the Offer Contract;

(ii) the Offer Price shall be payable either solely in lawful money of the United States or, if not payable in its entirety in cash, then any other consideration must be of a type readily obtainable by Tenant;

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(iii) the deposit required to bind the Offer Contract shall equal five percent (5%) of the Offer Price; and

(iv) that the seller will deliver the Offered Property to the buyer on the proposed closing date free of any liens (other than the lien of any first mortgage and other financing of Landlord’s interest in the Premises if such term was set forth as a requirement of the buyer to assume in the Offering Notice, and any liens created or arising from the acts of Tenant or its agents, or anyone claiming by or through such parties).

(v) that the Landlord shall not be required to give any representation or warranty regarding the Premises or this lease.

44.02. (a) If Tenant shall refuse (or shall be deemed to have refused) to purchase the Offered Property pursuant to this Article 44, then Landlord may undertake to complete the transfer of the Offered Property to a third party purchaser. Such transfer shall not be undertaken at a price which is not “substantially the same” as the Offer Price. For purposes hereof, “substantially the same” shall mean that the purchase price to be paid by the prospective buyer shall be no less than ninety percent (90%) of the Offer Price taking into account all material relevant economic matters, including, without limitation, the payment of the purchase price in its entirety in cash (subject to any assumption of any financing by buyer, if any, in accordance with the parenthetical set forth in Section 44.01(b)(iv)) and a closing date of no more than thirty (30) days following the execution and delivery of the subject contract of sale. If Landlord does not then consummate the proposed transfer to the third party purchaser in accordance with the foregoing within twelve (12) months after the date of Tenant’s refusal or deemed refusal to purchase, and if a sale of the Offered Property is desired by Landlord after such period, Landlord must again offer the Offered Property to Tenant pursuant to Section 44.01(a). In addition, if Tenant shall refuse (or shall be deemed to have refused) to purchase the Offered Property pursuant to this Article 44 and thereafter within such six (6) month period Landlord desires to consummate a transaction in which the purchase price is not substantially the same as the Offer Price (hereinafter called the “Lower Price”), Landlord shall, prior to consummation of such transaction, deliver to Tenant a notice specifying the terms of such transaction, and such notice shall constitute an Offering Notice pursuant to which Landlord re-offers the Offered Property to Tenant pursuant to Section 44.01(a) at the Lower Price and otherwise on all the same terms set forth in said notice.

(b) If Tenant has refused or is deemed to have refused to purchase the Offered Property, Landlord shall, not more than ten (10) Business Days preceding a closing with a third party purchaser, deliver a notice to Tenant together with a fully executed copy of the contract of sale (and all amendments and exhibits thereto) and side letters and pertinent agreements, with such third party purchaser and its affiliates. Tenant shall, in writing and within five (5) Business Days after the delivery of

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such notice by Landlord, confirm or dispute that a specified purchase price is substantially the same as the Offer Price. Time shall be of the essence with respect to such notice from Tenant to Landlord and any failure to notify Landlord within such five (5) Business Day period shall be deemed for all purposes and as against all parties as Tenant’s agreement that the purchase price is substantially the same as the Offer Price. If Landlord fails to comply with its obligations pursuant to Section 44.02(a) or pursuant to this Section 44.02(b), Tenant may pursue any and all legal (but not equitable) rights and remedies that it may have in connection therewith.

44.03. Tenant’s rights granted under this Article 44 shall not apply to (a) a conveyance or assignment to an Affiliate of Landlord, (b) a transfer of up to fifty percent (50%) of the ownership interests directly or indirectly pertaining to the Premises to an unaffiliated third party, (c) to the sale to the purchaser at a foreclosure sale in connection with the foreclosure or to any sale pursuant to a bankruptcy proceeding or an order of a bankruptcy court, (d) to the conveyance or assignment to Superior Mortgagee or any designee of Superior Mortgagee in connection with a deed in lieu of foreclosure of the Mortgage, (e) a sale of interests in Landlord or an Affiliate of Landlord pursuant to a pledge of such interests to secure “mezzanine debt” or a transfer in lieu of any such sale or (f) any direct or indirect transfer, sale or pledge (including (but not limited to) by way of any merger, consolidation, amalgamation, sale, or other transfer of any kind) of the legal or beneficial interests (including, without limitation, any rights, distributions, profits or proceeds relating thereto) or assets of the parent entities (or other upper tier level entities) which comprise the indirect members of the Landlord entity; provided that any such transfer, sale or pledge is done for a good business purpose and not principally for the purpose of selling the Premises or any portion thereof or any interest therein to circumvent Tenant’s rights granted under this Article 44 or (g) transfers of the direct or indirect interests in the Landlord entity between its existing holders (as of the date hereof) of direct or indirect interests in the Landlord entity; it being understood and agreed that the foregoing shall not vitiate Landlord’s rights under clause (b) of this Section 44.03. Tenant’s rights hereunder shall survive any sale or transfer described in this Section 44.03.

44.04. Notwithstanding anything to the contrary in this Article 44, any transfer of the Offered Property pursuant to this Article shall be subject to this lease (i.e., Tenant shall retain its rights under this Article 44 following any and all transfers of the Offered Property during the Term), any subleases and any defects created, arising or resulting from any acts of Tenant or any assignee or subtenant of Tenant, and Landlord shall make no representations, warranties or covenants concerning same to Tenant or its assignee or subtenant.

44.05. Tenant shall keep confidential all information it receives with respect to the Offered Property or contained in any Offering Notice or any contract of sale submitted hereunder (except that Tenant may disclose such information (i) to such of its executive officers, employees and professional advisors as are reasonably required in

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connection with the analysis of the Offered Property, (ii) in connection with any arbitration or suit regarding same, and (iii) as may be required by law), provided that Tenant’s obligations pursuant to this Section 44.05 shall terminate after closing of the purchase of the Offered Property by Tenant (but otherwise Tenant’s obligations pursuant to this Section 44.05 shall survive).

44.06. Tenant agrees, at any time and from time to time after the rights to Tenant under this Article 44 are no longer in effect as to any particular transaction, as requested by Landlord with not less than ten (10) Business Days’ prior notice, to execute and deliver to Landlord a statement certifying that the rights granted to Tenant under this Article 44 are no longer in effect, it being intended that any such statement delivered pursuant hereto shall be deemed a representation and warranty to be relied upon by Landlord and others with whom Landlord may be dealing, regardless of independent investigation; provided, however, the reliance referred to herein shall be limited to Tenant being estopped from contradicting any of the statements made in such certificate.

44.07. The provisions of this Article 44 shall be null and void if either (i) the Tenant under this Lease is no longer a Citigroup Tenant or (ii) the Named Tenant together with its Affiliates does not then occupy at least 80% of the Premises.

[signature page follows]

116

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this lease as of the day and year first above written.

388 REALTY OWNER LLC, Landlord

By: 388 Realty Mezz LLC, a Delaware limited liability company, its sole member

By: Building Exchange Company, a Virginia corporation, its sole member

By:	/s/ Matthew Narby
Name:	Matthew Narby
Title:	Vice President

CITIGROUP GLOBAL MARKETS INC., Tenant

By:	/s/ Gus Gollisz
Name:	Gus Gollisz
Title:	Authorized Signatory

Tenant’s Federal Identification Number:

11-2418191

Schedule 1

Certificate of Insurance

(See Attached)

Schedule 21

Employees

Employee	Union	Job Title
A. CATALA	32BJ	CLEANER
C. FERGUSON	32BJ	CLEANER
W. BENITEZ	32BJ	CLEANER
B. JOHNSON	32BJ	LEAD H/M
J. PRIVOTT	32BJ	STARTER
M. VALENTIN	32BJ	CLEANER
J. KATEHIS	32BJ	CARPENTER
A. MARTE	32BJ	CLEANER
J. Mohammed	32BJ	CLEANER
Y. ZEJNELI	32BJ	CLEANER
J. CARRASCO	32BJ	CLEANER
B. ARIAS	32BJ	CLEANER
B. CWIEKALA	32BJ	CLEANER
T. BARYLSKA	32BJ	CLEANER
C. MEROLA	32BJ	STARTER
F. DOWLING	32BJ	CARPENTER
L. LORA	32BJ	HANDYMAN
N. THIEN	32BJ	HANDYMAN
Y. SEUN	32BJ	FOREPERSON
C. TEJEDA	32BJ	CLEANER
P. ORELLANA	32BJ	LOCKSMITH
O. OLENSKY	32BJ	HANDYMAN
H. NGUYEN	32BJ	Supervisor
A. MENAGI	32BJ	CLEANER
C.E. YEAU	32BJ	CLEANER
R. LY	32BJ	CLEANER
P. HUYNH	32BJ	CLEANER
J. AHMED	32BJ	CLEANER
M. SUON	32BJ	CLEANER
R. CASTRO	32BJ	CLEANER
M. TY	32BJ	CLEANER

[1]	Schedule to be revised as of the end of the term of this lease or as of the Commencement Date of the Amended and Restated Lease, as applicable, to reflect the then current employees.

E. GAWRYCHOWSKI	32BJ	CLEANER
G. ADAMS	32BJ	CLEANER
V. THOMAS	32BJ	CLEANER
S. SOK	32BJ	CLEANER
A. MAINU	32BJ	CLEANER
M. LASHEY	32BJ	CLEANER
D. LOUIS-JEUNE	32BJ	CLEANER
S. BY	32BJ	CLEANER
L. RODRIGUEZ	32BJ	CLEANER
A. KABA	32BJ	CLEANER
J. LY	32BJ	CLEANER
B. BACCHUS	32BJ	CLEANER
N. FLORES	32BJ	CLEANER
A. BERNACKA	32BJ	CLEANER
M. ZEOLI	32BJ	FOREPERSON
P. LUONG	32BJ	CLEANER
M. SALAM	32BJ	CLEANER
D. NOURIEL	32BJ	CLEANER
K. RIFAT	32BJ	CLEANER
K. ALBARDAK	32BJ	CLEANER
R. KUSZ	32BJ	CLEANER
M. MONTANA	32BJ	CLEANER
A. ZARUBIN	32BJ	CLEANER
R. PAGOADA	32BJ	CLEANER
J. TRUSZKOWSKI	32BJ	CLEANER
L. KLESZCZEWSKA	32BJ	CLEANER
I. BANUSHI	32BJ	CLEANER
M. SZETELA	32BJ	CLEANER
T. MAI	32BJ	CLEANER
B. ULMA	32BJ	CLEANER
T. NGUYEN	32BJ	CLEANER
J. SULLIVAN	32BJ	CLEANER
R. SMITH	32BJ	CLEANER
H. MIAH	32BJ	CLEANER
C. DESIMONE	32BJ	CLEANER
S. DEMIRCANLI	32BJ	CLEANER
O. KUKIC	32BJ	CLEANER
E. JIMENEZ	32BJ	CLEANER
D. CEKOVIC	32BJ	CLEANER
J. DEREWIECKI	32BJ	CLEANER
B. OLIVERA	32BJ	CLEANER
Z. VELESKI	32BJ	CLEANER

2

M. PRZYBEK	32BJ	CLEANER
P. PHAN	32BJ	CLEANER
R. GRANT	32BJ	CLEANER
G. PEREZ	32BJ	CLEANER
C. VONG	32BJ	CLEANER
KIM NA	32BJ	CLEANER
KONGORSKI JERZY	32BJ	CLEANER
R. KANDIC	32BJ	FOREPERSON
J. MALEC	32BJ	CLEANER
A. KRIKEL	32BJ	CLEANER
M. FRANCO-ALZATE	32BJ	Replacement Cleaner
LA HUNG	32BJ	Replacement Cleaner
F. DJONBALJAJ	32BJ	Replacement Cleaner
A. KRAJC	32BJ	Replacement Cleaner
L. NDOCI	32BJ	Replacement Cleaner
M. DIEP	32BJ	Replacement Cleaner
H. GJEVUKAJ	32BJ	Replacement Cleaner
J. LUGO	32BJ	Replacement Cleaner
E. MARULANDA	32BJ	Replacement Cleaner
M. BERISHA	32BJ	Replacement Cleaner
H. RUTKOWSKA	32BJ	Replacement Cleaner
E. ANDERSON	Local 94	Mechanic
J. PRIMIANO	Local 94	Asst. Chief Engineer
D. DOUGHERTY	Local 94	ENGINEER
W. BILECKY	Local 94	ENGINEER
T. MAZZA	Local 94	ENGINEER
W. SVIHRA	Local 94	ENGINEER
K. WELSH	Local 94	Engineer Helper
A. PERRICONE	Local 94	Engineer Helper
W. DOLAN	Local 94	ENGINEER
P. NOTO	Local 94	ENGINEER
R. HUARNECK	Local 94	ENGINEER
D. SCHOOK	Local 94	ENGINEER
E. WHITE	Local 94	Engineer

3

Schedule 3

Current Occupancy Agreements

1. Lease dated as of September 29, 1989 between Shearson Lehman Hutton Inc. (a remote predecessor in interest to Tenant) and Martin’s News & Sundry Shops, Inc.

First Amendment of Lease dated as of January     , 2004 between Seller and Martin’s News & Sundry Shops, Inc.

EXHIBIT A

Legal Description

388 Greenwich St (Block 186 Lot 1)

ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, County, City and State of New York, bounded and described as follows:

BEGINNING at the corner formed by the intersection of the easterly line of West Street with the northerly line of North Moore Street;

RUNNING THENCE North 20 degrees 04 minutes 45 seconds West, along the easterly line of West Street, 190.09 feet;

THENCE North 68 degrees 07 minutes 20 seconds East, 281.89 feet;

THENCE North 21 degrees 52 minutes 40 seconds West, 9.00 feet;

THENCE North 68 degrees 07 minutes 20 seconds East, 140.00 feet to a point in the westerly line of Greenwich Street;

THENCE South 21 degrees 28 minutes 00 seconds East, along the westerly line of Greenwich Street, 199.00 feet to the corner formed by the intersection of the northerly line of North Moore Street with the westerly line of Greenwich Street;

THENCE South 68 degrees 07 minutes 20 seconds West, along the northerly line of North Moore Street, 426.43 feet to the point or place of BEGINNING.

The street lines described above are as shown on map entitled “Map Showing a Change in the Street System, Etc., in Connection with the Washington Market Urban Renewal Area”, dated March 4, 1970, modified July 1, 1970, Acc. 29985 adopted by the Board of Estimate, October 8, 1970, CAL 15 and filed in the Office of the City Register, New York County, on November 30, 1970 as Map # 3756.

A-1

EXHIBIT B

Recorded Agreements

1. Revocable Consent Agreement made by the Franchise Division and accepted and agreed to by Tenant and US Bank National Association and recorded on May 19, 2004 in the Office of the City Register of the City of New York under CRFN 2004000314864.

2. Zoning Lot Description and Ownership Statement, dated 3/28/1985 and recorded 3/29/1985 in Reel 892 Page 116.

3. Map Showing a Change in the Street System, Etc., in connection with the Washington Market Urban Renewal Area, dated March 4, 1970, modified July 1, 1970, Acc. 29985 adopted by the Board of Estimate, October 8, 1970, CAL 15 and filed in the Office of the City Register, New York County, on November 30, 1970 as Map #3756.

4. (l) Notice of Appropriation made by the Commissioner of Transportation of the State of New York, recorded 3/15/1999 in Reel 2836 Page 628. (Affects Streets)

With respect thereto:

a. Acquisition Map recorded 3/15/1999 in Reel 2836 Page 631.

(2) Superseding Notice of Appropriation made by the Commissioner of Transportation of the State of New York, recorded 3/15/1999 in Reel 2836 Page 471. (Affects Streets)

With respect thereto:

a. Acquisition Map recorded 3/15/1999 in Reel 2836 Page 474.

6. State of facts shown on that certain survey dated July 3, 1990, prepared by Earl B. Lovell – S.P. Belcher, Inc., as last redated pursuant to visual inspection on November 13, 2007.

B-1

EXHIBIT C

Form of Guaranty

Date: December    , 2007

388 Realty Owner LLC

c/o SL Green Realty Corp.

420 Lexington Avenue

New York, New York 10170

Ladies and Gentlemen:

In consideration of 388 Realty Owner LLC (“Landlord”) entering into that certain Lease with Citigroup Global Markets Inc. (“Tenant”), an indirect wholly-owned subsidiary of Citigroup Inc., dated [December     , 2007] and relating to the real property located at 388 Greenwich Street, New York, New York (the “Agreement”), Citigroup Inc., a corporation incorporated under the laws of Delaware, hereby agrees in accordance with the following:

1.	Citigroup Inc. guarantees to Landlord the payment of the amounts owing by the Tenant in accordance with the provisions of the Agreement (collectively, the “Obligations”) subject to the terms set forth below (this “Guarantee”).

2.	Notice of acceptance of this Guarantee and of default or non-payment by the Tenant is expressly waived, and payment under this Guarantee shall be subject to no other condition than the giving of a written request by Landlord, stating the fact of default or non-payment, mailed to Citigroup Inc. at its offices located at: Citigroup Inc., Corporate Treasury, 153 East 53rd Street, 5th Floor, New York, New York 10043. Citigroup Inc. shall make payment to Landlord of any and all amounts set forth in said written request, in immediately available funds in lawful money of the United States, within five (5) business days of Landlord’s delivery of said request. Landlord shall have the right to enforce this Guarantee without pursuing any right or remedy of Landlord against Tenant or any other party. Landlord may commence any action or proceeding based upon this Guarantee directly against Guarantor without making Tenant or anyone else a party defendant in such action or proceeding.

3.	Citigroup Inc. will have all those defenses that would be available to it if it were a primary co-obligor jointly and severally liable with Tenant, on the Obligations. However, subject to the first sentence of this paragraph 3, the obligations of Citigroup Inc. under this Guarantee shall in no way be impaired, abated, deferred, diminished, modified, released, terminated or discharged, in whole or in part, or otherwise affected, by any event, condition, occurrence, circumstance, proceeding, action or failure to act, with or without notice to, or the knowledge or consent of, Citigroup Inc., including, without limitation:

•	any extension, amendment, modification or renewal of the Agreement or of the Obligations;

•

any assignment, mortgage or other voluntary or involuntary transfer (whether by operation of law or otherwise), of all or any part of Tenant’s interest in the Agreement, or the occurrence of any such assignment, other voluntary or involuntary transfer;

•	any right, power or privilege that Landlord may now or hereafter have against any person, entity or collateral;

•	any waiver of any event of default, extension of time or failure to enforce any of the Obligations; or

•	any extension, moratorium or other relief granted to the Tenant pursuant to any applicable law or statute.

4.	This Guarantee and the obligations of Citigroup Inc. hereunder shall be irrevocably valid with respect to any claims asserted by Landlord prior to the date upon which the earlier to occur of:

•	return by Landlord of the original of this Guarantee; or

•	the close of business in New York on the first (1st) anniversary of the end of the term of the Agreement (“Final Termination Date”).

No claim by Landlord may be asserted under this Guarantee after the Final Termination Date.

5.	This Guarantee shall be binding upon Citigroup Inc. and its successors and assigns, and shall inure to the benefit of and may be enforced by the successors and assigns of Landlord or by any party to whom Landlord’s interest in the Agreement or any part thereof, including the rents, may be assigned whether by way of mortgage or otherwise. Wherever in this Guarantee reference is made to either Landlord or Tenant, the same shall be deemed to refer also to the then successor or assign of Landlord or Tenant.

6.	Citigroup Inc. represents and warrants to Landlord that as of the date hereof: (a) Citigroup Inc. has full power, authority and legal right to execute, deliver, perform and observe this Guarantee, including, without limitation, the payment of all moneys hereunder; (b) the execution, delivery and performance by Citigroup Inc. of this Guarantee have been duly authorized by all necessary corporate action; and (c) this Guarantee constitutes the legal, valid and binding obligation of Citigroup Inc., enforceable in accordance with its terms.

7.	Citigroup Inc. hereby waives any and all rights of subrogation (if any) which it may have against Tenant as a result of actions taken or amounts paid in connection with or relating to this Guarantee or to the Agreement until satisfaction and payment in full of all of the Obligations.

8.	No more than two (2) times during any calendar year, Citigroup Inc. shall, within ten (10) business days following request by Landlord, execute, acknowledge and deliver to Landlord a statement certifying that this Guarantee is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating such modifications) and that to the best of the certifying party’s knowledge, Citigroup Inc. is not in default hereunder (or if there is such a default, describing such default in reasonable detail).

9.	This Guarantee shall be governed by and construed in accordance with the laws of the State of New York. Citigroup Inc. shall be obligated to make payment hereunder only at the principal office of Citigroup Inc. in New York, New York.

Citigroup Inc. shall have no obligation to make payment or take action hereunder during any period when payment by the Tenant, in accordance with the provisions of the Agreement, would constitute a violation of any applicable laws (other than bankruptcy, liquidation, reorganization or similar laws affecting the enforcement of the rights of creditors generally).

IN WITNESS WHEREOF, Citigroup Inc. has caused these presents to be executed by its duly authorized officer this              day of December, 2007.

Very truly yours,

CITIGROUP INC.

By:

STATE OF NEW YORK	)
: ss.:
COUNTY OF NEW YORK	)

On this              day of December, in the year 2007, before me, the undersigned, a Notary Public in and for said State, personally appeared             , personally known to me or proved to me on the basis of satisfactory evidence to be the              of              and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.

Notary Public

EXHIBIT D

Superior Mortgagee SNDA Agreement

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

THIS AGREEMENT, dated the              day of             , 200     by and among             (including its successors and assigns), [as agent] (hereinafter called “Mortgagee”),                                         , a                                         , having an office at                                          (hereinafter called “Landlord”) and                                         , a                                          having an office at 388 Greenwich Street, New York, New York 10013 (hereinafter called “Tenant”).

W I T N E S S E T H:

WHEREAS, Tenant has entered into a certain lease dated as of the date hereof with Landlord (such lease, as the same may be amended and restated pursuant to the form of lease annexed thereto as Exhibit J, is hereinafter called the “lease” or the “Lease”), covering the entire land and improvements thereon commonly known as 388 Greenwich Street and located in New York, New York, as more particularly described on Schedule A attached hereto;

WHEREAS, Tenant has entered into a certain Reciprocal Easement Agreement respecting the Premises and 390 Greenwich Street, New York, New York, a copy of which is annexed to the Lease (the “REA”); and

WHEREAS, [certain lenders for which Mortgagee is acting as agent have made] Mortgagee has made a certain mortgage loan to the Landlord (hereinafter called the “Mortgage”; the documents entered into in connection therewith, as the same may be amended, restated, supplemented, replaced, consolidated, or otherwise modified from time to time, the “Mortgage Loan Documents”) and the parties desire to set forth their agreement as hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and of the sum of One Dollar ($1.00) by each party in hand paid to the other, the receipt of which is hereby acknowledged, it is hereby agreed as follows:

1. Subject to the terms and conditions hereof, the lease and the REA shall be subject and subordinate in each and every respect to the lien of the Mortgage insofar as it affects the real property of which the Premises form a part, and to all renewals, modifications, consolidations, replacements and extensions thereof, to the full extent of the principal sum secured thereby and interest thereon and other sums payable thereunder and the Mortgage Loan Documents.

2. Tenant agrees that after notice is given to Tenant by Mortgagee it will attorn to and recognize Mortgagee, any purchaser at a foreclosure sale under the Mortgage, any transferees by deed in lieu of foreclosure of the Mortgage, and the successors and assigns of Mortgagee or any such purchasers or tranferees who acquire the premises demised (the “Premises”) under the Lease (any of such parties is herein referred to as an “Acquiring Party”) in the event of any suit, action or proceeding for the foreclosure of the Mortgage or to enforce any rights thereunder, any judicial sale or execution or other sale of the Premises or the giving of a deed in lieu of foreclosure of any default under the Mortgage or, with respect to Mortgagee, after any event of default under the Mortgage Loan Documents pursuant to which Mortgagee has the right and elects to exercise the rights of Landlord under the Lease (each, an “Attornment Event”), as its landlord for the unexpired balance (and any extensions, if exercised) of the term of the Lease upon the terms and conditions set forth in the Lease and this Agreement. Such attornment is to be effective as of the date that such Attornment Event occurs, without the execution of any further agreement. However, Tenant and the Acquiring Party agree to confirm the provisions of this Agreement in writing upon the request of either party.

3. In the event that it should become necessary to foreclose the Mortgage, Mortgagee thereunder or any Acquiring Party will not terminate the Lease nor the REA nor join Tenant in summary or foreclosure proceedings (unless Tenant is a necessary party thereto under law), nor disturb the possession of Tenant, nor diminish or interfere with Tenant’s rights and privileges under the Lease or the REA or any extensions or renewals of the Lease entered into pursuant to the Lease or consented to by Mortgagee, as applicable, so long as Tenant is not in default, after any applicable notice and grace period, under any of the terms, covenants, or conditions of the Lease and the REA, as the case may be.

4. In the event that Mortgagee or an Acquiring Party shall succeed to the interest of Landlord under the Lease (the date of such succession being hereinafter called the “Succession Date”), so long as Tenant is not in default, after any applicable notice and grace period, under any of the terms, covenants, or conditions of the Lease, Mortgagee or the Acquiring Party, as the case may be, shall not disturb the possession of Tenant and shall be bound by all of Landlord’s obligations under the Lease and the REA; provided that neither the Mortgagee nor any Acquiring Party shall be:

(a) liable for any act or omission or negligence or failure or default of any prior landlord (including Landlord) to comply with any of its obligations under the Lease or the REA, except to the extent that (1) such act or omission constitutes a default by landlord under the Lease or the REA and continues after the Succession Date, and (2) Mortgagee’s or Acquiring Party’s liability is limited to the effects of the continuation of such act or omission from and after the Succession Date and shall not include any liability of any prior landlord (including Landlord) which accrued prior to the Succession Date; or

(b) liable for the return of any security deposit, except to the extent such security deposit shall have been paid over (or assigned, in case of any letter of credit) to the Mortgagee or Acquiring Party; or

(c) subject to any counterclaims, offsets or defenses which Tenant might have against any prior landlord (including Landlord) except to the extent (1) that such counterclaims, offsets or defenses shall have accrued in accordance with the terms of the Lease or the REA, as applicable, including, without limitation, any offsets with respect to Landlord Reimbursement Amounts (as defined in the Lease) or (2) the basis for such counterclaims, offsets or defenses continue to exist from and after the Succession Date; provided that Mortgagee receives notice thereof in accordance with the Lease or the REA, as applicable; or

(d) bound by any rent or additional rent which Tenant might have paid for more than the current month to any prior landlord, including Landlord, under the Lease (other than customary prepayments of operating expense and real estate tax and Landlord Reimbursement Amounts); or

(e) bound by any amendment or modification of the Lease or REA made without its consent, other than an amendment or modification entered into to confirm the exercise of a specific right or option under the Lease in accordance with all of the material terms of the Lease governing the exercise of such specific right or option.

[Clauses (a) through (e) shall not apply where the mortgagee of Superior Lessor (in the case of a Superior Lease) is an affiliate of Landlord]

5. Tenant agrees to give the Mortgagee and/or Acquiring Party, as applicable, a copy of any notice of default served upon the Landlord by Tenant at such time as such notice is served upon Landlord, provided that prior to being obligated to give notice to any Acquiring Party, Tenant has been notified, in writing (by way of Notice of Assignment of Rents and Leases, or otherwise), of the address of the Acquiring Party. No termination of the Lease as a result of such default will be effective as against Mortgagee unless it has received the aforementioned notice and the same opportunity to cure provided to Landlord under the Lease, running from the date Mortgagee receives such notice.

6. Mortgagee hereby consents to the Lease and, subject to the provisions of Paragraph 4 hereof, all of the terms and conditions thereof, and the terms of the Mortgage shall not affect such terms and conditions of the Lease.

7. Any notice, statement, demand, consent, approval or other communication required or permitted to be given, rendered or made hereunder (hereinafter collectively called “notices”) shall be in writing (whether or not so stated elsewhere in this agreement) and shall be deemed to have been properly given, rendered or made only if sent by (a) registered or certified mail, return receipt requested, posted in a United States post office station or letter box in the continental United States, (b) nationally recognized overnight courier (e.g., Federal Express) with verification of delivery requested or (c) personal delivery with verification of delivery requested, in any of such cases addressed to the other party as follows:

If to Mortgagee:

with a copy to:

If to Landlord:

with a copy to:

If to Tenant:

with a copy to:

with an additional copy to:

and shall be deemed to have been given, rendered or made (i) if mailed, on the second Business Day following the day so mailed, unless mailed to a location outside of the State of New York, in which case it shall be deemed to have been given, rendered or made on the third Business Day after the day so mailed, (ii) if sent by nationally recognized overnight courier, on the first Business Day following the day sent or (iii) if sent by personal delivery, when delivered and receipted by the party to whom addressed (or on the date that such receipt is refused, if applicable). Each party may designate a change of address (or substitute parties for notice) by notice to the other, given at least fifteen (15) days before such change of address or notice party is to become effective. For purposes of this Agreement the term “Business Day” means any day that the New York Stock Exchange is open for business.

8. The liability of Mortgagee for the performance of any obligation of Landlord under the Lease shall be limited to Mortgagee’s interest in the Premises (which shall be deemed to include the proceeds of any insurance, condemnation, sale or refinancing proceeds received by Mortgagee or an Acquiring Party with respect to all or any portion of the Premises), and Tenant hereby agrees that any monetary judgment it may obtain against Mortgagee as a result of Mortgagee’s failure, as Landlord, to perform any of Landlord’s obligations under the Lease shall be enforceable solely against Mortgagee’s interest in the Premises. Notwithstanding the foregoing, Mortgagee shall not, by virtue of the Mortgage, be or become a mortgagee-in-possession or become subject to any liability or obligation under the Lease or otherwise until Mortgagee shall have acquired the interest of Landlord in the Premises, by foreclosure or otherwise.

9. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their successors and assigns.

10. Tenant acknowledges notice of the Mortgage and assignment of rents and leases from the Landlord for the benefit of the Mortgagee. Tenant agrees to continue making payments of rents and other amounts owed by Tenant under the Lease to the Landlord until notified otherwise in writing by the Mortgagee, and after receipt of such notice the Tenant agrees thereafter to make all such payments to the Mortgagee, without any further inquiry on the part of the Tenant, and Landlord consents to such payments made to the Mortgagee and Landlord waives and releases any claim it may have against Tenant for any sum paid by Tenant to Mortgagee pursuant to any such demand. This Agreement constitutes the entire agreement between the Mortgagee and Tenant regarding the subordination and non-disturbance of the Lease and the REA to the Mortgage. If this Agreement conflicts with the Lease or the REA, as applicable, then this Agreement shall govern as between the parties and their successors and assigns and any Acquiring Party.

11. This Agreement shall be governed by the laws of the State of New York, excluding such state’s principles of conflict of laws.

12. This Agreement may be amended, discharged or terminated, or any of its provisions waived, only by a written instrument executed by the party to be charged.

13. Tenant, Landlord and the Mortgagee hereby irrevocably waive all right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.

14. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed these presents the day and year first above written.

MORTGAGEE:

By:
Name:
Title:

LANDLORD:

By:
Name:
Title:

TENANT:

By:
Name:
Title:

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

On the              day of             , 200    , before me, the undersigned, a Notary Public in and for said State, personally appeared                                         , personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their/ capacity(ies), and that by, his/her/their signature(s) on the instrument, the individuals) or the person upon behalf of which the individuals acted, executed the instrument.

Notary Public

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

On the              day of             , 200    , before me, the undersigned, a Notary Public in and for said State, personally appeared                                         , personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their/ capacity(ies), and that by, his/her/their signature(s) on the instrument, the individuals) or the person upon behalf of which the individuals acted, executed the instrument.

Notary Public

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

On the              day of             , 200    , before me, the undersigned, a Notary Public in and for said State, personally appeared                                         , personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their/ capacity(ies), and that by, his/her/their signature(s) on the instrument, the individuals) or the person upon behalf of which the individuals acted, executed the instrument.

Notary Public

SCHEDULE A

Description of Premises

EXHIBIT E

Not Used

E-12

EXHIBIT F

Not Used

F-1

EXHIBIT G

Landlord’s Non-Disturbance Agreement

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

THIS AGREEMENT made as of the              day of             , 200     by and among                                          (hereinafter called “Landlord”),                                          (hereinafter called “Tenant”), and                                          (hereinafter called “Subtenant”).

W I T N E S S E T H:

WHEREAS, Landlord is the landlord under that certain lease dated as of             , 2005 between Landlord, as lessor, and Tenant, as lessee (hereinafter called the “Overlease”), covering the entire premises (hereinafter called the “Demised Premises”) in the building known as 388 Greenwich Street, New York, New York (hereinafter called the “Building”) on land more particularly described in Exhibit A annexed hereto; and

WHEREAS, a portion of the Demised Premises comprised of                                          (hereinafter called the “Sublease Premises”) has been subleased to Subtenant pursuant to that certain sublease dated as of             , 20     between Tenant, as sublessor, and Subtenant, as sublessee (hereinafter called the “Sublease”).

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration in hand paid, the parties hereto agree as follows:

1. So long as Subtenant is not in default, after notice and the lapse of any applicable grace period, in the performance of any terms, covenants and conditions to be performed on its part under the Sublease, then in such event:

(a) Unless any applicable law requires same, Subtenant shall not be joined as a party defendant in any action or proceeding which may be instituted or taken by the Landlord for the purpose of terminating the Overlease by reason of any default thereunder;

(b) Subtenant shall not be evicted from the Sublease Premises nor shall any of Subtenant’s rights under the Sublease be affected in any way by reason of any default under the Overlease, and

(c) Subtenant’s leasehold estate under the Sublease shall not be terminated or disturbed by reason of any default under the Overlease.

2. (a) If Landlord shall succeed to the rights of Tenant under the Sublease by termination of the Overlease or the expiration of the term thereof or otherwise, Landlord, as Subtenant’s landlord under said Sublease, shall accept Subtenant’s attornment and Subtenant agrees to so attorn and recognize Landlord as Subtenant’s landlord under said Sublease without further requirement for execution and delivery of any instrument to further evidence the attornment set forth herein. Subtenant or Landlord will, each within ten (10) business days after demand of the other, execute and deliver any instrument that may reasonably be required to evidence such attornment.

(b) Subject to the provisions of subparagraph 2(c) below, upon any such attornment and recognition, the Sublease shall continue in full force and effect as, or as if it were, a direct lease between Landlord and Subtenant upon all of the then executory terms, conditions and covenants as are set forth in the Sublease (as the same incorporates by reference the Overlease, notwithstanding the termination of the Overlease), and shall be applicable after such attornment, provided, to the extent that Landlord has any rights under the Overlease which are applicable to the Demised Premises and are in addition to the rights of the lessor under the Sublease, such rights shall be deemed incorporated into the Sublease, notwithstanding the termination of the Overlease; and provided, further that Landlord shall not be (i) subject to any credits, offsets, defenses or claims which Subtenant might have against Tenant; nor (ii) bound by any rent which Subtenant might have paid for more than the current month to Tenant (other than customary prepayments of Taxes and Operating Expenses), unless such prepayment shall have been made with Landlord’s prior written consent; nor (iii) liable for any act or omission of Tenant; nor (iv) bound by any covenant to undertake or complete any improvement to the Sublease Premises or the Building; nor (v) be required to account for any security deposit other than any security deposit actually delivered to Landlord; nor (vi) liable for any payment to Subtenant of any sums, or the granting to Subtenant of any credit, in the nature of a contribution towards the cost of preparing, furnishing or moving into the Sublease Premises or any portion thereof; nor (vii) bound by any amendment, modification or surrender of the Sublease made without Landlord’s prior written consent, other than an amendment or modification entered into to confirm the exercise of a specific right or option under the Sublease in accordance with all of the material terms of the Sublease governing the exercise of such specific right or option. Subtenant waives the provisions of any statute or rule of law now or hereafter in effect that may give or purport to give it any right or election to terminate or otherwise adversely affect the Sublease or the obligations of Subtenant thereunder by reason of any action or proceeding for the purpose of terminating the Overlease by reason of any default thereunder.

(c) Notwithstanding anything to the contrary contained herein, in the event that the rental rate set forth in the Sublease, on a per rentable square foot basis (including fixed rent and additional rent on account of real estate taxes, operating expenses and electricity), after taking into account all rent concessions provided for in the Sublease, is less than the Minimum Sublease Rent (as such term is defined in Section 7.09 of the Lease), the Sublease shall be deemed to be automatically amended effective as of the date of the aforementioned attornment and recognition so that from and after the date of such attornment and recognition, the rental rate payable under the Sublease shall be increased to an amount that is equal to all of the same economic terms and conditions (including fixed rent and additional rent on account of real estate taxes, operating expenses and electricity) that would have been applicable as between Landlord and Tenant under the Overlease with respect to the Sublease Premises for the period commencing on such date of attornment and ending on the expiration date of the such Sublease. Subtenant or Landlord will, each within ten (10) business days after demand of the other, execute and deliver an amendment to the Sublease, in form reasonably satisfactory to Landlord and Subtenant, setting forth such increase in the rental rate payable under the Sublease to the Lease Rent; provided, however, that the absence of such written amendment shall not, in any event, affect the automatic rental increase described herein.

3. The Sublease now is and shall remain subject and subordinate to the Overlease and to any ground or underlying lease affecting the Demised Premises and to all renewals and replacements, extensions, consolidations and modifications thereof, and to all other matters to which the Overlease shall be subordinate, subject to the terms and conditions of this Agreement.

4. This Agreement shall be binding upon and shall inure to the benefit of the respective parties hereto, their successor and assigns.

5. This Agreement may not be modified except by an agreement in writing signed by the parties or their respective successors in interest.

6. Any notice, statement, demand, consent, approval or other communication (collectively, “notices”) required or permitted to be given, rendered or made pursuant to, under, or by virtue of this Agreement (or any amendment to the Sublease made pursuant hereto) must be in writing and shall be deemed to have been properly given, rendered or made only if sent by (a) registered or certified mail, return receipt requested, posted in a United States post office station or letter box in the continental United States, (b) nationally recognized overnight courier (e.g., Federal Express) with verification of delivery requested or (c) personal delivery with verification of delivery requested, in any of such cases addressed to the party for whom intended at its address set forth above. Notices shall be deemed to have been given, rendered and made (i) if mailed, on the second Business Day following the day so mailed, unless mailed to a location outside of the State of New York, in which case it shall be deemed to have been given, rendered or made on the third Business Day after the day so mailed, (ii) if sent by nationally recognized overnight courier, on the first Business Day following the day sent or (iii) if sent by personal delivery, when delivered and receipted by the party to whom addressed (or on the date that such receipt is refused, if applicable). Each party may designate a change of address (or substitute parties for notice) by notice to the others, given at least fifteen (15) days before such change of address or notice party is to become effective.

[Signatures follow]

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto.

LANDLORD:

By:
Name:
Title:

TENANT:

By:
Name:
Title:

SUBTENANT:

By:
Name:
Title:

EXHIBIT H

Not Used

H-1

EXHIBIT I-1

Form of Memorandum of Lease

MEMORANDUM OF LEASE

between

388 REALTY OWNER LLC,

as Landlord

and

CITIGROUP GLOBAL MARKETS INC.

as Tenant

Dated: As of December     , 2007

Location of Premises

City, County and State of New York

Address:	388 Greenwich Street
Section:
Block:
Lot:

Record and Return to:

Paul, Hastings, Janofsky & Walker LLP 75 East 55th Street New York, New York 10022 Attention: David M. Brooks, Esq.

MEMORANDUM OF LEASE

Capitalized terms not otherwise defined herein shall have the meanings set forth in the Lease.

NAME AND ADDRESS OF LANDLORD:	388 Realty Owner LLC c/o SL Green Realty Corp. 420 Lexington Avenue New York, New York 10170

NAME AND ADDRESS OF TENANT:	Citigroup Global Markets Inc. 388 Greenwich Street New York, New York 10013

DATE OF LEASE:	As of December , 2007

DESCRIPTION OF PREMISES:	The Premises consist of the land and improvements (the “Building”) thereon located 388 Greenwich Street, New York, New York such land being more particularly described in Schedule A attached hereto (the “Real Property”); provided, that, the premises demised under the Lease may be reduced subject to and in accordance with Tenant’s extension option described in Article 36 of the Lease.

COMMENCEMENT DATE OF INITIAL TERM:	December , 2007

EXPIRATION DATE OF INITIAL TERM:	December , 2020

RIGHT TO GRANT EASEMENTS	Tenant has the right to grant certain easements which burden the Real Property as more particularly described in Article 33 of the Lease.

RENEWAL TERMS:	The Lease contains three (3) ten (10) year extension options. The extension options are more particularly described in Article 36 of the Lease.

RIGHT TO GRANT LEASEHOLD MORTGAGES	During the period that Tenant leases the entire Building, Tenant may subject its interest in the Lease and the leasehold interest created thereby may at any time and from time to time be, directly or indirectly, to one or more leasehold mortgages. The holders of any such leasehold mortgages shall be entitled to certain rights under the Lease as more particularly set forth in the Lease, including Article 43 thereof.

RIGHT OF FIRST OFFER TO PURCHASE:	The Lease contains a right of first offer to purchase the Premises or interests therein, as more particularly described in Article 44 of the Lease.

NAMING AND SIGNAGE RIGHTS:	Tenant has the right to name the Building, and Tenant has exclusive rights with respect to signs, banners, flags, monuments, kiosks and other means of identification, as more particularly described in Articles 16 of the Lease; provided, that Tenant’s rights with respect to signs, banners, flags, monuments, kiosks and other means of identification shall be exclusive only during the period that Tenant leases the entire Building, and during the period that Tenant does not lease the entire Building, Tenant’s rights with respect thereto shall be as set forth in Article 16 of the Amended and Restated Lease (a copy of which is annexed to the Lease as Exhibit J).

ROOFTOP RIGHTS:	Tenant has exclusive rights with respect to the rooftop of the Building, as more particularly described in Article 39 of the Lease; provided, that Tenant’s rights with respect to rooftop shall be exclusive only during the period that Tenant leases the entire Building, and during the period that Tenant does not lease the entire Building, Tenant’s rights with respect thereto shall be as set forth in Article 39 of the Amended and Restated Lease.

SURVIVING OBLIGATIONS:	Landlord’s obligations pursuant to Section 3.05(a) of the lease will survive the termination of the Lease

This instrument is intended to be only a Memorandum of Lease, reference to which is hereby made for all of the terms, conditions and covenants of the parties. This instrument shall not be construed to modify, change, vary or interpret said Lease or any of the terms, covenants or conditions thereof. In all instances, reference to the Lease should be made for a full description of the rights and obligations of the parties. The recordation of this Memorandum is in lieu of, and with like effect as, the recordation of the Lease.

[signatures follow]

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Memorandum of Lease on the date hereinabove first set forth.

WITNESS:		LANDLORD:

By:		388 REALTY OWNER LLC, a Delaware limited
	Print Name	liability company

By: 388 Realty Mezz LLC, a Delaware limited liability company, its sole member

By: Building Exchange Company, a Virginia corporation, its sole member

By:
Name:
Title:

WITNESS:		TENANT:

By:		CITIGROUP GLOBAL MARKETS INC., a New
	Print Name	York corporation

By:
Name:
Title:

State of New York
} SS:
County of New York

On the              day of              in the year 2007 before me, the undersigned, a Notary Public in and for said State, personally appeared                                         , personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s) or the person upon behalf of which the individual(s) acted, executed the instrument.

Notary Public

State of New York
} SS:
County of New York

On the              day of              in the year 2007 before me, the undersigned, a Notary Public in and for said State, personally appeared                                         , personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s) or the person upon behalf of which the individual(s) acted, executed the instrument.

Notary Public

SCHEDULE A

Legal Description

EXHIBIT I-2

FORM OF TERMINATION OF MEMORANDUM OF LEASE

388 REALTY OWNER LLC,

(Landlord)

- and -

CITIGROUP GLOBAL MARKETS INC.,

(Tenant)

TERMINATION OF

MEMORANDUM OF LEASE

Dated:
Location:	388 Greenwich Street
Section:
Block:	186
Lot:	1
County:	New York

PREPARED BY AND UPON

RECORDATION RETURN TO:

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, New York 10004

Attention: Jonathan L. Mechanic, Esq.

I-2-1

TERMINATION OF

MEMORANDUM OF LEASE

THIS TERMINATION OF MEMORANDUM OF LEASE, dated as of the              day of             , 20     (this “Termination”) by and between 388 REALTY OWNER LLC, a Delaware limited liability company, having an office at c/o SL Green Realty Corp., 420 Lexington Avenue, New York, New York 10170 (“Landlord”) and CITIGROUP GLOBAL MARKETS INC., a New York corporation, having an office at 388 Greenwich Street, New York, New York 10013 (“Tenant”).

W I T N E S S E T H :

WHEREAS, Landlord and Tenant are parties to a certain Lease, dated as of December         , 2007 (“Lease”) pursuant to which Landlord leased to Tenant, and Tenant hired from Landlord, that certain building commonly known as 388 Greenwich Street, New York, New York, more particularly bounded and described as set forth in Schedule 1 annexed hereto; and

WHEREAS, in accordance with Section 291-c of the New York State Real Property Law and Section 31.01 of the Lease, the parties recorded a memorandum of lease (the “Memorandum”) summarizing certain (but not all) of the provisions, covenants and conditions set forth in the Lease;

NOW, THEREFORE, Landlord and Tenant declare as follows:

1. Memorandum of Lease. The Memorandum was recorded in the office of the Register of The City of New York on             , 20    , bearing City Register File No. (CFRN)                     .

2. Termination of Lease. The Lease has terminated and is of no further force and effect.

3. Termination of Memorandum of Lease. In connection with the termination of the Lease, the Memorandum is of no further force and effect and the parties hereto wish to terminate the Memorandum pursuant to the recordation of this Termination.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

I-2-2

IN WITNESS WHEREOF, Landlord and Tenant have respectively executed this Termination as of the date first set forth above.

LANDLORD:

388 REALTY OWNER LLC, a Delaware limited liability company

By: 388 Realty Mezz LLC, a Delaware limited liability company, its sole member

By: Building Exchange Company, a Virginia corporation, its sole member

By:
Name:
Title:

TENANT:

CITIGROUP GLOBAL MARKETS INC., a New York corporation

By:
Name:
Title:

I-2-3

ACKNOWLEDGMENT

STATE OF NEW YORK	}
SS.:
COUNTY OF NEW YORK

On the              day of              in the year 20    , before me, the undersigned, a Notary Public in and for said state, personally appeared                                         , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

STATE OF NEW YORK	}
SS.:
COUNTY OF NEW YORK

On the              day of              in the year 20    , before me, the undersigned, a Notary Public in and for said state, personally appeared                                         , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

I-2-4

Schedule 1

Legal Description

388 Greenwich St (Block 186 Lot 1)

ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, County, City and State of New York, bounded and described as follows:

BEGINNING at the corner formed by the intersection of the easterly line of West Street with the northerly line of North Moore Street;

RUNNING THENCE North 20 degrees 04 minutes 45 seconds West, along the easterly line of West Street, 190.09 feet;

THENCE North 68 degrees 07 minutes 20 seconds East, 281.89 feet;

THENCE North 21 degrees 52 minutes 40 seconds West, 9.00 feet;

THENCE North 68 degrees 07 minutes 20 seconds East, 140.00 feet to a point in the westerly line of Greenwich Street;

THENCE South 21 degrees 28 minutes 00 seconds East, along the westerly line of Greenwich Street, 199.00 feet to the corner formed by the intersection of the northerly line of North Moore Street with the westerly line of Greenwich Street;

THENCE South 68 degrees 07 minutes 20 seconds West, along the northerly line of North Moore Street, 426.43 feet to the point or place of BEGINNING.

The street lines described above are as shown on map entitled “Map Showing a Change in the Street System, Etc., in Connection with the Washington Market Urban Renewal Area”, dated March 4, 1970, modified July 1, 1970, Acc. 29985 adopted by the Board of Estimate, October 8, 1970, CAL 15 and filed in the Office of the City Register, New York County, on November 30, 1970 as Map # 3756.

I-2-5

EXHIBIT J

Form of Restated and Amended Lease

[See attached]

J-1

EXHIBIT K

Cable Interconnect

(See Attached)

K-1

EXHIBIT L

(Form of Reciprocal Easement Agreement)

(See Attached)

L-1

EXHIBIT M-1

Form of Tenant’s Estoppel

ESTOPPEL CERTIFICATE

TO:

Attention:

Ladies/Gentlemen:

At the request of Landlord, and knowing that you are relying on the accuracy of the information contained herein, the undersigned (“Tenant”) hereby certifies to Landlord that as of the date hereof:

1. The undersigned is the tenant under that certain Lease dated as of                      by and between                     , a                                          (“Landlord”) and Tenant [**, as amended by                                          (describe lease and all amendments and modifications thereto)**] (the “Lease”), covering the premises described therein (herein referred to as the “Leased Premises”) in the improvements situated in the building known as 388 Greenwich Street, New York, New York (the “Property”). A complete and accurate copy of the Lease, including any and all modifications and amendments thereto, is attached hereto as Exhibit A. The Lease represents the entire agreement between Tenant and Landlord with respect to the leasing and occupancy of the Lease Premises, and there are no other agreements between Landlord and Tenant with respect thereto.

2. The Lease is in full force and effect. The Lease has not been further modified, changed, altered, supplemented or amended in any respect (in writing or orally) except as set forth in paragraph 1 above.

3. The term of the Lease commenced on                      and shall expire on                     , unless sooner terminated or extended in accordance with the terms of the Lease.

4. Tenant has exercised the following options to extend the term of the Lease (if none, please state “none”):                                                      , and Tenant has the following unexercised options to extend the term of the Lease (if none, please state “none”):                                                              .

M-1-1

5. Tenant has exercised the following rights of first offer, rights of first refusal and/or other expansion rights with respect to the Property (if none, please state “none”):                                                              .

6. Fixed Rent is paid through and including                      and Tax Payments are paid through and including                     . No Fixed Rent has been paid more than 30 days in advance.

7. Tenant is not entitled to any rent concessions, rebates or abatements, except (i) as specifically provided in the Lease, and (ii) as indicated below (if none, please state “none”):                                                              .

8. Tenant has no option or right to purchase the Leased Premises or the Property, or any part thereof, or any interest therein other than as set forth in Article 44 of the Lease.

9. Tenant has not sublet all or a portion of the Leased Premises, except as indicated below (if none, please state “none”):                                         .

10. ***[Copies of invoices for any Landlord Reimbursement Amounts heretofore billed to Landlord by Tenant are attached hereto as Exhibit B.]***

11. As of the date hereof, Tenant, to its actual knowledge (“Actual Knowledge”; which is limited to the actual knowledge of                     , a [**Vice President,**] who is familiar with and involved in the day-to-day operations of the Leased Premises), has no defense to its obligations under the Lease and no charge, lien, claim or offset against Landlord under the Lease or otherwise, against rents or other charges due or to become due under the Lease except as indicated below (if none, please state “none”):                                                          .

12. As of the date hereof, no notice in accordance with the provisions of the Lease has been received by Tenant from Landlord of a default by Tenant under the Lease which has not been cured, except as indicated below (if none, please state “none”):                                                          .

13. Tenant has not given Landlord any notice of a default on the part of the Landlord under the Lease which has not been cured and, to Tenant’s Actual Knowledge, as of the date hereof, Landlord is not in default in the performance of any of its obligations under the Lease [**or specify each such default or event of which Tenant has knowledge**].

14. This certificate is delivered with the understanding that Landlord, [**lender/purchaser and purchaser’s lenders and prospective lenders**], and their successors and/or assigns, may rely upon this certificate.

M-1-2

The undersigned is duly authorized to execute this certificate on behalf of Tenant.

TENANT:

By:
Name:
Title:

Dated:             , 20

M-1-3

EXHIBIT M-2

Form of Landlord’s Estoppel

ESTOPPEL CERTIFICATE

TO:

Attention:

Ladies/Gentlemen:

At the request of Tenant, and knowing that you are relying on the accuracy of the information contained herein, the undersigned (“Landlord”) hereby certifies to Tenant that as of the date hereof:

1. The undersigned is the landlord under that certain Lease dated as of                     , by and between Landlord and Citigroup Global Markets Inc. (“Tenant”) [**as amended by                                          (describe lease and all amendments and modifications thereto)**] (the “Lease”), covering the premises described therein (herein referred to as the “Leased Premises”) in the improvements situated in the building known as 388 Greenwich Street, New York, New York (the “Property”). A complete and accurate copy of the Lease, including any and all modifications and amendments thereto, is attached hereto as Exhibit A. The Lease represents the entire agreement between Tenant and Landlord with respect to the leasing and occupancy of the Lease Premises, and there are no other agreements between Landlord and Tenant with respect thereto.

2. The Lease is in full force and effect. The Lease has not been further modified, changed, altered, supplemented or amended in any respect (in writing or orally) except as set forth in paragraph 1 above.

3. The term of the Lease commenced on                      and shall expire on                     , unless sooner terminated or extended in accordance with the terms of the Lease.

4. Fixed Rent is paid through and including                                         .

5. Landlord Reimbursement Amounts in the amount of $             are due and payable on             , 20    . Landlord is disputing its obligation to pay Landlord Reimbursement Amounts in the amount of $             (if none, please state “none”).

M-2-1

6. Tenant is not entitled to any rent concessions, rebates or abatements, except (i) as specifically provided in the Lease, and (ii) as indicated below (if none, please state “none”):

7. As of the date hereof, Landlord, to its actual knowledge (“Actual Knowledge”; which is limited to the actual knowledge of                     , a [**Vice President,**] who is familiar with and involved in the day-to-day operations of the Leased Premises), has no defense to its obligations under the Lease and no charge, lien, claim or offset against Tenant under the Lease or otherwise, against any amounts due or to become due from Landlord to Tenant under the Lease except as indicated below (if none, please state “none”):                                                              .

8. As of the date hereof, no notice in accordance with the provisions of the Lease has been received by Landlord from Tenant of a default by Landlord under the Lease which has not been cured, except as indicated below (if none, please state “none”):                                                              .

9. Landlord has not given Tenant any notice of a default on the part of the Tenant under the Lease which has not been cured and, to Landlord’s Actual Knowledge, as of the date hereof, Tenant is not in default in the performance of any of its obligations under the Lease [**or specify each such default or event of which Landlord has knowledge**].

10. This certificate is delivered with the understanding that Tenant, [**lender/assignee and assignee’s lenders and prospective lenders**], and their successors and/or assigns may rely upon this certificate.

The undersigned is duly authorized to execute this certificate on behalf of Landlord.

LANDLORD:

By:
Name:
Title:

Dated:             , 20

M-2-2

Exhibit J

AMENDED AND RESTATED LEASE

between

                                         ,

Landlord

and

***[                                         ]***.,

Tenant

PREMISES:

***[                                         ]***

388 Greenwich Street,

New York, New York 10013

Dated: as of ***[                 , 20    ]***

TC-1

TC-2

TABLE OF SCHEDULES AND EXHIBITS

Schedule 1:	List of Approved Contractors
Schedule 2:	Recorded Agreements
Schedule 3:	Current Occupancy Agreements
Schedule 4:	Maintenance Schedule

Exhibit A:	Legal Description
Exhibit B-1:	Floor Plans of Office Floors
Exhibit B-2:	Floor Plans of Lobby/Retail Storage Space
Exhibit B-3:	Floor Plans of Basement
Exhibit B-4	Floor Plan for the 12th Floor Mechanical Rooms
Exhibit C:	Form of Landlord’s Statement
Exhibit D:	Superior Mortgagee SNDA Agreement
Exhibit E:	Landlord’s Non-Disturbance Agreement
Exhibit F:	Building Rules and Regulations
Exhibit G:	Basic Capacity
Exhibit H	Elevator Specifications
Exhibit I:	Cleaning Specifications
Exhibit J:	HVAC Specifications
Exhibit K:	Calculation of Overtime HVAC Charge
Exhibit L-1:	Chilled Water and Condenser Water Specifications
Exhibit L-2:	Calculation of Tenant’s Chilled Water Payment
Exhibit M:	Calculation of Tenant’s Condenser Water Payment
Exhibit N:	Building-Wide Security Specifications
Exhibit O:	Alteration Rules and Regulations
Exhibit P:	Cable Interconnect
Exhibit Q-1:	Form of Tenant’s Estoppel
Exhibit Q-2:	Form of Landlord’s Estoppel
Exhibit R-1:	Not Used
Exhibit R-2	Form of Termination of Memorandum of Lease
Exhibit S:	Form of Guaranty

TC-3

12th Floor Mechanical Room	2
390 Renewal Exercise	136
AAA	28
Abatement Notice	128
Abatement Threshold Requirement	128
Actual Charge	65
Additional Charges	4
Additional Riser/Shaft/Mechanical Space	86
Adjacent Parcel	124
Affiliate	32
Alterations	50
and/or	130
Anticipated Completion Date	101
Appeal Deadline	119
Arbiter	27
Arbitration Notice	138
Audit Representative	26
Back-Up Power System	147
Bankruptcy Code	109
Base Rate	130
Base Unit Elements	97
Basement	2
Basic Capacity	68
Benefits	148
Broker	119
Building	1
Building Systems	97
Business Day	129
Cables	124
Certiorari Application	22
Certiorari Direction Notice	22
Certiorari Waiver Notice	22
Citi Name	92
Citigroup Tenant	33
Cleaning Deficiencies	74
Cleaning Improvement Meeting	75
Cleaning Notice	74
Cleaning Specifications	74
Code	68
Cogeneration Procurement	67
Commencement Date	3
Comparable Buildings	11
Confidential Information	144
Connected Chilled Water Tonnage	79
Connected Condenser Water Tonnage	78
Contractor	74
Contractor Force Majeure	105
control	33
Corporate Successor	33
Current Occupancy Agreements	32
Date of the Taking	105
Dining Facility	81

TABLE OF DEFINED TERMS

Disaster Functions	99, 128
Emergency Generator System	147
Equipment Space	87
Escrow Agent	122
Escrowed Release	122
Essential Floor	97
Excluded Obligations	35
Exclusive Signage MLR	92
Executive Floors	76
Existing Superior Mortgage	31
Expert’s Notice	103
Expiration Date	3
Extended Messenger Center Hours	88
Extension Election Notice	137
Extension Premises	136
Extension Term	136
Exterior Signage	92
Extra Cleaning	75
Failing Party	142
FF&E	39, 72
First Extension Term	135
First Ten Year Option	135
Fixed Rent	3
Follow-Up Meeting	75
Force Majeure Causes	127
Franchise Division	135
GAAP	12
Guarantor	134
Guaranty	134
Hazardous Materials	130
herein	130
hereof	130
hereunder	130
holder of a mortgage	129
Holdover Damages	126
HVAC	76
Improvements Restoration Work	98
Initial Alterations Request	51
Initial Charge	65
Initial Lease Term	3
Initial Mechanical Space	86
Initial Riser/Shaft Space	86
Initial Term Expiration Date	3
Initiating Party	139
Interest Rate	130
KW	62
KWHR	62
Land	1
Landlord	1, 129
Landlord Act	96
Landlord Party	94
Landlord’s Actual Freight and Loading Dock Costs	71
Landlord’s Casualty Termination Notice	100

TABLE OF DEFINED TERMS

Landlord’s Certiorari Counsel	22
Landlord’s Expert	100
Landlord’s Messenger Center Vendor	88
Landlord’s Non-Disturbance Agreement	36
Landlord’s Notice	137
Landlord’s Rate	62
Landlord’s Rooftop Equipment	146
Landlord’s Self-Help Dispute Notice	150
Landlord’s Statement	10
Landlord’s Submitted Value	139
landlord’s waiver	56
Landlord’s Water Rate	73
laws and requirements of any public authorities	129
lease	1
Leasehold Improvements	97
Leasing Threshold	92
Legal Requirements	129
Lobby	2
Lower Price	153
Maintenance Schedule	61
Market Value Rent	141
Marketing Notice	39
Material Alteration	51
Messenger Center	88
Messenger Center Services	88
Minimum Sublease Rent	37
mortgage	129
mortgagee	129
Mortgagee	1
Named Tenant	33
Non-Material Alteration	51
notices	119
OFAC	134
Offer Contract	152
Offer Price	152
Offered Property	152
Offering Notice	152
Office Floor	1
Office Floors	1
Operating Expenses	10, 13
Operating Payment	24
Operating Year	18
Option Five Extension Premises	137
Option Four Extension Premises	137
Option One Extension Premises	136
Option Period	152
Option Six Extension Premises	137
Option Three Extension Premises	137
Option Two Extension Premises	136
Original Lease	1
Outside Date	25
Overpayment Threshold	27
Overtime HVAC	77

TABLE OF DEFINED TERMS

Particular Item	27
Permitted Capital Expenditures	18
person	130
Premises	1
Prohibited Uses	10
Qualifying Lease	125
Qualifying Lease Notice	125
Qualifying Sublease	36
Quotient	63
Real Property	19
REBNY Standard	4
Recapture Period	40
recognition agreement	56
Recorded Agreements	108
Records	26
Regular Building Service Days	70
Regular Building Service Hours	70
Rent Notice	137
requirements of insurance bodies	129
Responding Party	139
Response Notice	137
Restated Commencement Date	155
Restoration Completion Date	101
Revocable Consent Agreement	135
Revocation Notice	138
Revocation Period	138
Rooftop Areas	145
Rooftop Equipment	145
Rooftop Violation	146
Second Alterations Request	51
Second Extension Term	135
Second Ten Year Option	135
Section 3.02 Minimum Leasing Requirement	22
Secure Areas	91
Security Threat Level	84
Self-Help Amount	150
Self-Help Arbitration	150
Self-Help Item Completion Notice	150
Self-Help Items	149
Self-Help Notice	149
Service and Business Relationship Entities	42
Signage	92
Significant Discrepancy	27
Smaller Damaged Space	102
Smaller Premises Casualty	102
SNDA Agreement	31
Specialty Alterations	58
Standard Tenant Cleaning	74
Sublease Document	35
Sublease Income	37
Sublease Profit	37
Sublease Term	37
Submetering Cost	142

TABLE OF DEFINED TERMS

substantially the same	153
Succession Date	2
Superior Lease	30
Superior Lessor	30
Superior Mortgage	30
Superior Mortgagee	30
Superior Mortgagee SNDA Agreement	31
Tax Payment	21
Tax Year	20
Taxes	19
Temporary Taking Period	107
Tenant	1, 129
Tenant Act	95
Tenant Extra Services	80
Tenant Party	94
Tenant’s Certiorari Counsel	22
Tenant’s Chilled Water Allocation	78
Tenant’s Chilled Water Payment	78
Tenant’s Cleaning Contractors	76
Tenant’s Collateral	56
Tenant’s Condenser Water Allocation	79
Tenant’s Condenser Water Payment	79
Tenant’s Equipment	87
Tenant’s Extra Service Contractors	80
Tenant’s Mechanical Equipment	86
Tenant’s Meters	62
Tenant’s Other Telecommunications Installations	86
Tenant’s Premises Manager	88
Tenant’s Property	58
Tenant’s Riser/Shaft Space Equipment	86
Tenant’s Security System	91
Tenant’s Share	20
Tenant’s Statement	27
Tenant’s Submitted Value	139
Tenant’s Telecommunications Provider	85
Term	3
Termination Space	102
Terms	152
Third Extension Term	135
Third Party Rooftop License	145
Third Ten Year Option	135
Trust Deed Holders	1
untenantable	99, 128
UPS Area	147
UPS Battery System	147
Warning Note	51
Water Metered Space	72
Water Meters	72
Water Quotient	73

AMENDED AND RESTATED LEASE (this “lease”), dated as of ***[                 , 20    ]*** between ***[                                         ]*** a                                          , having an office at ***[                                         ]*** (“Landlord”) and ****[                                         ]***, a ***[                                         ]***, having an office at ***[                                         ]*** (“Tenant”).

W I T N E S S E T H

WHEREAS, Landlord owns fee title interest in and to the Land and the improvements thereon consisting of a forty (40) story building (the “Building”) known as 388 Greenwich Street, New York, New York. The Land is more particularly described in Exhibit A annexed hereto, which together with the Building comprise a part of the Real Property;

WHEREAS, pursuant to that certain lease dated December 18, 2007 between Landlord and Tenant (the “Original Lease”), the entire Real Property was leased to Tenant on a net lease basis;

WHEREAS, pursuant to Article 36 of the Original Lease, Tenant has elected to extend the term of the Original Lease for less than the entire Real Property, and in accordance with said Article 36 of the Original Lease, the Original Lease is hereby being amended and restated; and

WHEREAS, Tenant desires to lease a portion of the Real Property from Landlord for a term commencing on the date of this lease on a gross lease basis,

NOW, THEREFORE, for the mutual covenants herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby conclusively acknowledged, the parties hereto, for themselves, their successors and permitted assigns, hereby covenant as follows:

ARTICLE 1

Term and Fixed Rent

1.01. Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, upon and subject to the terms, covenants, provisions and conditions of this lease, the premises described in Section 1.02.

1.02. The premises (herein called the “Premises”) leased to Tenant shall consist of: (i) the entire ***[            ]*** floors of the Building (each such full floor is individually referred to herein as an “Office Floor” and collectively as the “Office Floors”)]***, all substantially as shown cross-hatched on the floor plans annexed hereto as Exhibit B-1 (ii) certain retail and storage space located in the first floor lobby of the Building (the “Lobby”), as more particularly shown cross-hatched on Exhibit B-2, (iii) certain retail and storage space located in the basement of the Building (the “Basement”), as more particularly shown cross-hatched on Exhibit B-3]***1, and (vi) the mechanical rooms located on the 12th floor of the Building (herein called the “12th Floor Mechanical Rooms”), as such areas are shown on Exhibit B-4. The Premises shall be deemed to contain an aggregate of ***[            ]*** rentable square feet (which is the area on which Fixed Rent is determined hereunder), comprised as follows:

Office Floors2 :

2nd Floor	37,396*	21st Floor	51,941
3rd Floor	47,097	22nd Floor	50,060
4th Floor	37,825	23rd Floor	50,060
5th Floor	51,664	24th Floor	50,060
6th Floor	52,522	25th Floor	50,060
7th Floor	52,522	26th Floor	49,863
8th Floor	52,522	27th Floor	49,812
9th Floor	52,522	28th Floor	50,058
10th Floor	52,522	29th Floor	50,054
11th Floor	52,522	30th Floor	49,211
12th Floor	28,404	31st Floor	50,544
13th Floor	36,257	32nd Floor	50,898
14th Floor	51,073	33rd Floor	50,896
15th Floor	51,073	34th Floor	50,896
16th Floor	51,072	35th Floor	47,082
17th Floor	51,011	36th Floor	47,082
18th Floor	50,346	37th Floor	47,082
19th Floor	51,932	38th Floor	47,082
20th Floor	51,941	39th Floor	38,780

Lobby3 :

[1]	Insert appropriate references and exhibits to reflect premises being leased and conform the schedule that follows.
[2]	To be revised to reflect actual Office Floors being leased. Schedule is included for purposes of referring to agreed upon rentable square footages.
*	Includes 262 rentable square feet of storage space.

Retail/Storage space	9,954

Basement4:

Retail/Storage space	16,049

Landlord hereby grants to Tenant the non-exclusive right to use, in common with others, the public and common areas of the Building to the extent required for access to the Premises or use of the Premises for general and executive offices and ancillary and incidental uses as permitted under Section 2.02, including, without limitation, common hallways on the floors on which the Premises are located, stairways, restrooms on the floors on which the Premises are located (provided, however, that restrooms located on full floors demised under this lease shall be part of the Premises), and the Building lobby, subject to the terms, covenants, provisions and conditions of this lease.

1.03. The term of this lease (the “Term”) shall commence on the date of this lease (herein called the “Commencement Date”) and subject to the rights of Tenant to elect to extend the term of this lease pursuant to the provisions of Article 36 in which case the term of this lease shall end as of the last day of the applicable Extension Term, the term of this lease shall end at 11:59 p.m. on December 31, 2020 (the “Initial Term Expiration Date”; the later of the Initial Term Expiration Date and the last day of the applicable Extension Term is herein called the “Expiration Date”) or on such earlier date upon which the term of this lease shall expire or be canceled or terminated pursuant to any of the conditions or covenants of this lease or pursuant to law. The period commencing on the Commencement and ending on the Initial Term Expiration Date is herein referred to as the “Initial Lease Term.”

1.04. The rents shall be and consist of the following amounts with respect to the Premises:

(a) fixed rent (herein called “Fixed Rent”) of ***[            ]***5, and

(...continued)

[3]	To be revised to reflect actual space in Lobby being leased.
[4]	To be revised to reflect actual space in Basement being leased.
[5]

The Fixed Rent shall be determined in accordance with Article 36 of the Original Lease, or this lease, as the case may be; provided, that, if this lease comes into effect during the Original Term as a result of Tenant’s exercise of the Insurance Election, the Fixed Rent for the remainder of the Original Term will be as set forth in Section 1.04(a) of the Original Lease, and Section 1.04(a) hereof will be appropriately modified.

(b) additional rent (herein called “Additional Charges”) shall consist of any sums of money (other than Fixed Rent) that may become due from and payable by Tenant directly to Landlord pursuant to any express provision of this lease.

1.05. The number of rentable square feet set forth in Section 1.02 for each Office Floor and for the retail and storage space located in the lobby and Basement of the Building shall be the basis for computing Fixed Rent abatements or reductions in Fixed Rent pursuant to any of the provisions of this lease, if and when applicable, as well as the basis for determining the rentable area of any Extension Premises comprising full floors. The rentable square footage of any partial floor, to the extent it needs to be determined hereunder, shall be computed using the REBNY Standard and applying a twenty-seven percent (27%) loss factor thereto. For purposes of this lease, the term “REBNY Standard” shall mean establishing the useable area of a particular area by using the “Recommended Method of Floor Measurement for Office Buildings” effective January 1, 1987 found in the Real Estate Board of New York, Inc. Diary and Manual dated 1989.

1.06. Tenant covenants and agrees to pay Fixed Rent and Additional Charges promptly when due without notice or demand therefor, except as such notice or demand may be expressly provided for in this lease, and without any abatement, deduction or setoff for any reason whatsoever, except as may be expressly provided in this lease. Fixed Rent shall be paid by electronic funds transfer to an account designated from time to time by Landlord on at least thirty (30) days advance written notice to Tenant. Additional Charges shall be paid by good and sufficient check (subject to collection) drawn on a New York City bank which is a member of the New York Clearing House Association or a successor thereto.

1.07. If the Term commences on a day other than the first day of a calendar month, or if the Expiration Date (or such earlier date upon which the Term shall expire or be canceled or terminated pursuant to any of the conditions or covenants of this lease or pursuant to law), subject to the last sentence of this Section 1.07, occurs on a day other than the last day of a calendar month, the Fixed Rent and Additional Charges for the applicable partial calendar month shall be prorated in the manner provided in Section 1.09. In the event that this lease shall be terminated under the provisions of Article 22, or in the event that Landlord shall reenter the Premises under the provisions of Article 23, or in the event of the termination of this lease, or of reentry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, the payment of Fixed Rent and Additional Charges shall be paid in the manner provided in Article 23 or 24, as applicable.

1.08. No payment by Tenant or receipt or acceptance by Landlord of a lesser amount than the correct Fixed Rent shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance or pursue any other remedy in this lease or at law provided.

1.09. Any apportionments or prorations of Fixed Rent or Additional Charges to be made under this lease shall be computed on the basis of a 365-day year (based on the actual number of days in the period in question).

1.10. If any of the Fixed Rent or Additional Charges payable under the terms and provisions of this lease shall be or become uncollectible, reduced or required to be refunded because of any act or law enacted by a governmental authority, Tenant shall enter into such agreement(s) and take such other steps (without additional expense to Tenant) as Landlord may reasonably request and as may be legally permissible to permit Landlord to collect the maximum rents which from time to time during the continuance of such legal rent restriction may be legally permissible (but not in excess of the amounts reserved therefor under this lease). Upon the termination of such legal rent restriction, (a) the Fixed Rent and/or Additional Charges shall become and thereafter be payable in accordance with the amounts reserved herein for the periods following such termination, and (b) Tenant shall pay to Landlord promptly upon being billed, to the maximum extent legally permissible, an amount equal to (i) the Fixed Rent and/or Additional Charges which would have been paid pursuant to this lease but for such legal rent restriction less (ii) the rents paid by Tenant during the period such legal rent restriction was in effect. The provisions of this Section 1.10 shall have no applicability with respect to Benefits, or any program, law, rule or regulation of any governmental authority, quasi-governmental authority or public or private utility or similar entity designed to induce tenants to enter into, renew, expand or otherwise modify leases, perform tenant improvements or utilize energy-efficient appliances, or any other tenant-inducement program, law, rule or regulation; provided, however, that the provisions of this sentence shall not be construed in any manner to reduce the Fixed Rent payable under this lease unless and to the extent that Landlord is reimbursed or otherwise compensated for such reduction on a dollar-for-dollar basis by any governmental authority, quasi-governmental authority or public or private utility or similar or dissimilar entity.

1.11. Landlord shall be entitled to all rights and remedies provided herein or by law for a default, after the expiration of any applicable notice and cure period, in the payment of Additional Charges as are available to Landlord for a default, after the expiration of any applicable notice and cure period, in the payment of Fixed Rent.

ARTICLE 2

Delivery and Use of Premises

2.01. (a) Tenant acknowledges that Tenant has been leasing the Premises pursuant to the Original Lease and inspected the Premises and is fully familiar with the condition thereof. Tenant has accepted each floor of the Premises in their “as is, where is and with all faults” condition, subject to Landlord’s statements in Article 32 and Landlord’s continuing obligations under this lease, and except as otherwise expressly set forth in this lease, Landlord shall not be required to perform any work, install any fixtures or equipment or render any services to make the Building or the Premises ready or suitable for Tenant’s occupancy.

(b) Tenant hereby waives any right to rescind this lease under the provisions of Section 223(a) of the Real Property Law of the State of New York, and agrees that the provisions of this Section 2.01(b) are intended to constitute “an express provision to the contrary” within the meaning of said Section 223(a).

2.02. (a) Subject to any applicable Legal Requirements, the Premises may be used by Tenant and any persons claiming by, through or under Tenant (including, without limitation, any subtenants of Tenant permitted under Article 7) for any lawful purposes, including, without limitation, administrative, executive and general offices, trading facilities and retail use (including, without limitation, a retail bank and automated teller machines), all of which are permitted by the Certificate of Occupancy for the Building (as the same may be amended in accordance with the terms hereof) and for the other uses expressly set forth in this Section 2.02. Without in any way limiting the uses permitted under this Section 2.02, the Premises may be used for all lawful purposes reasonably ancillary and incidental to the primary use of the Premises, which ancillary and incidental uses are permitted by the Certificate of Occupancy for the Building (as the same may be amended in accordance with the terms hereof). Without limiting the uses of the Premises such ancillary and incidental uses may include, without limitation:

(i) kitchens, dining facilities, pantries and/or vending machines for the sale of snack foods, alcoholic and non-alcoholic beverages, and other convenience items (which may be supplied by any party selected by Tenant) upon the condition that, notwithstanding anything to the contrary contained herein, (A) no food is prepared or cooked in any Office Floor (exclusive of microwave reheating), except with respect to any kitchen or dining facility located on an Office Floor as of the date of this lease and any kitchen or dining facility that may be installed on an Office Floor in accordance with the provisions of Section 15.09, (B) no food or beverages kept therein or anything else done therein shall cause odors to be emitted therefrom so as to be detectable outside of the Premises, and (C) the portions of the Premises so used shall, at the sole cost and expense of Tenant, be at all times maintained in a clean and sanitary condition and free of vermin and refuse;

(ii) board rooms, conference rooms, meeting rooms and conference centers and facilities;

(iii) a data center for computer and other electronic data processing, business machine and desktop publishing operations;

(iv) training facilities and classrooms;

(v) duplicating, photographic reproduction and/or offset printing facilities;

(vi) mailroom facilities;

(vii) storage of equipment, records, files and other items;

(viii) medical or health facilities (subject to Tenant’s obligation to procure all required licenses and permits in connection therewith);

(ix) travel services or agencies;

(x) day care facilities (subject to Tenant’s obligation to procure all required licenses and permits in connection therewith and to locate same in a manner that complies with applicable Legal Requirements);

(xi) an auditorium;

(xii) an exercise facility; and

(xiii) a messenger center.

Notwithstanding the foregoing, Landlord makes no warranty or representation as to the suitability of all or any portion of the Premises for any use, including, without limitation, as a place of public assembly requiring a public assembly permit or a change in the Certificate of Occupancy for the Building or as to whether there will be adequate means of ingress and/or egress or adequate restroom facilities in the event that Tenant requires such a public assembly permit or such a change, and Landlord shall have no liability to Tenant in connection therewith (provided, however, that Landlord shall reasonably cooperate with Tenant’s application for any such public assembly permit or change in the Certificate of Occupancy, subject to Tenant’s obligation to reimburse Landlord for its out-of-pocket expenses, as more particularly set forth below), nor shall Landlord have any obligation to perform any alterations in or to the Building or the Premises in order to render any floor suitable for any use, including, without limitation, the issuance of a public assembly permit or for a change in the Certificate of Occupancy.

(b) Landlord agrees that throughout the Term, Landlord shall not change the Certificate of Occupancy for the Building in a manner which shall (i) materially adversely affect Tenant’s use of the Premises for general, administrative and executive offices or any of the specific uses expressly permitted pursuant to this

Section 2.02, including, without limitation, the ancillary and incidental uses described in Section 2.02(a), or (ii) materially adversely affect Tenant’s ability to obtain a valid construction permit for any Alterations in the Premises permitted hereunder, or (iii) permit a use that is for a Prohibited Use, or (iv) increase Tenant’s obligations and/or liability under this lease or reduce Tenant’s rights under this lease, unless in each such case consented to by Tenant in Tenant’s discretion; provided, that, Tenant’s consent shall not be required with respect to a change in the Certificate of Occupancy for the Building to (A) a use which is permitted under this lease, or (B) a change that is not restricted by clause (i), (ii) or (iv) above. At Tenant’s request, Landlord agrees to cooperate reasonably with Tenant, at Tenant’s sole cost and expense, in connection with any reasonable changes to the Certificate of Occupancy for the Building required by Tenant for any reasonable use of the Premises by Tenant, provided that (w) such use is permitted pursuant to the terms of this lease, (x) Tenant shall not commence such new use of the Premises until such modification or amendment of the Certificate of Occupancy has been obtained, (y) such change does not materially adversely affect Landlord’s use of portions of the Building not comprising the Premises or (z) such change will not materially adversely affect Landlord’s ability to obtain a valid construction permit for any work Landlord may wish to perform in the Building.

2.03. If any governmental license or permit (other than a Certificate of Occupancy for the Building) shall be required for the proper and lawful conduct of Tenant’s business in the Premises or any part thereof, Tenant, at its expense, shall duly procure and thereafter maintain such license or permit and submit the same to Landlord for inspection on a quarterly basis. Tenant shall at all times comply in all material respects with the terms and conditions of each such license or permit. Additionally, should Alterations or Tenant’s use of the Premises for other than executive and general offices or retail use (except to the extent Tenant previously modified the Certificate of Occupancy for a use other than executive and general offices or retail use, as the case may be) require any modification or amendment of any Certificate of Occupancy for the Building, Tenant shall, at its expense, take all commercially reasonable actions necessary to procure any such modification or amendment, provided that such action complies with Section 2.02 and shall not subject Landlord or any Landlord Party to any civil or criminal liability therefor (except to the extent that Tenant agrees to indemnify and hold harmless Landlord and/or any Landlord Parties from any such civil liability), and shall reimburse Landlord (as Additional Charges) for all reasonable out-of-pocket costs and expenses Landlord incurs in effecting said modifications or amendments within thirty (30) days after demand therefor accompanied by reasonably satisfactory documentation of such costs and expenses. Landlord shall cooperate with Tenant in connection with Tenant’s obtaining of any such governmental license or permit (including any permit required in connection with Tenant’s Alterations) or any application by Tenant for any amendment or modification to the Certificate of Occupancy for the Premises or any portion thereof as permitted hereunder, and Landlord shall reasonably promptly execute and deliver any applications, reports or related documents as may be requested by Tenant in connection therewith, provided that Tenant shall reimburse Landlord (as Additional Charges) for all reasonable out-of-pocket costs and expenses incurred by Landlord in connection with such cooperation and in effecting any such modification or amendment within thirty (30) days after demand therefor, accompanied by reasonably satisfactory documentation of such costs and expenses, and further provided that Tenant shall indemnify and hold harmless Landlord and Landlord Parties from and against any claims arising in connection with such cooperation or in effecting such modification or amendment, other than any such claims arising from any incorrect information provided by Landlord in connection therewith or any conditions. The foregoing provisions are not intended to be deemed Landlord’s consent to any use of the Premises not otherwise permitted hereunder nor to require Landlord to effect such modifications or amendments of any Certificate of Occupancy (without limiting Landlord’s obligations to cooperate with Tenant in connection with any such modifications or amendments as hereinabove set forth).

Notwithstanding anything to the contrary contained herein, Tenant shall not at any time use or occupy the Premises or suffer or permit anyone to use or occupy the Premises, or do anything in the Premises, or suffer or permit anything to be done in, brought into or kept on the Premises, which shall (a) violate the then existing Certificate of Occupancy for the Building; provided, that, Landlord has not changed the Certificate of Occupancy in a manner that violates Landlord’s covenants set forth in Section 2.02(b); (b) cause injury to the Building or any equipment, facilities or systems therein; or (c) constitute a violation of any Legal Requirements; or (d) materially adversely affect Landlord’s ability to obtain a valid construction permit for work Landlord may wish to perform at the Building.

2.04. Notwithstanding anything to the contrary contained in this lease, neither Landlord nor Tenant shall lease or sublease any space on the Real Property or in the Building (including the Premises) to, or otherwise permit the use of any portion of the space in or on the Real Property or the Building by any tenants or occupants who would use the space for any of the following uses: (i) offices of any governmental agency or quasi-governmental agency, including with respect to any foreign government or the United Nations, an embassy or consulate office, or any agency or department of the foregoing; (ii) medical, dental or other therapeutic or diagnostic services as opposed to medical or health facilities referred to in Section 2.02(a)(viii) which are ancillary and incidental to a tenant’s (including Tenant’s) primary use of the Premises for administrative, executive and general office use, (iii) abortion clinics; (iv) manufacture, distribution or sale of pornography; (v) dry cleaning plants (as opposed to dry cleaning and laundry stores which do not perform, on site, dry cleaning services); (vi) establishments whose primary sales on their premises are alcoholic beverages; (vii) foreign governments and/or any other entity or person that is entitled to sovereign immunity; (viii) military recruitment office; (ix) retail use on any Office Floor with off-street public traffic; (x) residential or hotel purposes; provided, that, subject to the provisions of the first sentence of Section 2.02(b), the foregoing shall not apply to Landlord, (xi) school or classroom (but not training and classroom facilities that are ancillary to the use of the Premises for the uses permitted hereunder); (xii)

manufacturing, and (xiii) any use that would violate any Legal Requirement or the Certificate of Occupancy for the Building or that is illegal. Each of the uses which are precluded by this Section 2.04 are herein called a “Prohibited Use”. Notwithstanding any of the foregoing, in no event shall any use of the Premises existing as of the date hereof by any Citigroup Tenant or permitted under any Current Occupancy Agreement (so long as any such Current Occupancy Agreement is in effect, including any amendment or modification [other than a modification that provided for a change in use that is not permitted hereunder] or renewal thereof) constitute a Prohibited Use with respect to the portion of the Premises so used unless such use is illegal. Any dispute between Landlord and Tenant as to whether or not a proposed use constitutes a Prohibited Use shall be resolved by arbitration in accordance with the provisions of Article 37.

ARTICLE 3

Taxes and Operating Expenses

3.01. The terms defined below shall for the purposes of this lease have the meanings herein specified:

(a) “Landlord’s Statement” shall mean an instrument or instruments setting forth the Operating Payment payable by Tenant for a specified Operating Year pursuant to this Article 3, which Landlord’s Statement shall contain, subject to revision from time to time, the categories of expenses indicated on the form of Landlord’s Statement attached hereto as Exhibit C (and, in the event, that any Landlord’s Statement delivered to Tenant during the term hereof shall contain any additional categories of expenses that are not included on the form of Landlord’s Statement attached hereto as Exhibit C, or delete categories of expenses from such form of Landlord’s Statement, such Landlord’s Statement shall be accompanied by a notice informing Tenant of such new categories or deleted categories, in accordance with the provisions of this lease, and providing an explanation of the reason for including or deleting same).

(b) “Operating Expenses” shall mean (subject to the specific exclusions from Operating Expenses hereinafter set forth) the aggregate of all commercially reasonable expenses incurred by Landlord and affiliates of Landlord and/or on their behalf and computed on an accrual basis in respect of the management, repair, replacement, maintenance, operation and/or security of the Real Property and not otherwise excluded by the provisions of this Section 3.01(b), including, without limitation, the following items:

(i) salaries, wages, medical, surgical, insurance (including, without limitation, group life and disability insurance) of employees of Landlord or Landlord’s affiliates at the grade of building manager and below who provide on-site services at the Building (i.e., excluding back-office or home-office employees or personnel), union and general welfare benefits, pension benefits, severance and sick day payments, and other fringe benefits of employees of Landlord and Landlord’s affiliates and their respective contractors engaged in such management, repair, replacement, maintenance, operation and/or security at the grade of building manager and below who provide on-site services at the Building (i.e., excluding back-office or home-office employees or personnel);

(ii) payroll taxes, worker’s compensation, uniforms and related expenses (whether direct or indirect) for such employees, subject to the provisions of this Section 3.01(b);

(iii) the cost of fuel, gas, steam, electricity, water, sewer and other utilities and heat, ventilation and air-conditioning (excluding any such utilities or heat, ventilation or air-conditioning furnished to any leaseable space or to any improvements or equipment in the Building installed by or for any tenant or occupant in portions of the Building other than leaseable space, except to the extent that the same are required by this lease to be furnished to Tenant without separate additional charge [e.g., air conditioning during Regular Building Service Hours, hot and cold water throughout the Building for cleaning, drinking and sprinkler purposes, etc.; provided, that, Landlord shall only be obligated to provide tepid and cool water to the extent the Building Systems as of commencement date of this lease are not capable of providing hot and cold water as aforesaid]), together with any taxes and surcharges on, and fees paid to third party persons or entities that are not affiliated with Landlord (which shall be deemed to include the managing agent(s) of the Building) in connection with the calculation and billing of such utilities, except to the extent otherwise specifically chargeable to or reimbursable by tenants of the Building, including Tenant (which charge or reimbursement is not pursuant to a provision in the nature of, or intended to serve the same purpose as, this Article 3, including, without limitation, charges to tenants for electric rent inclusion);

(iv) the cost of interior painting and/or other similar non-capital cosmetic decorating of all areas of the Real Property, excluding, however, any space contained therein which is demised or to be demised to tenant(s), and the cost of holiday decorations and temporary exhibitions for the lobby and other public portions of the Building in a manner commensurate with other Class A office multi-tenant office buildings in Midtown Manhattan comparable to the Building (herein called “Comparable Buildings”);

(v) the cost of casualty, boiler, sprinkler, plate glass, liability, fidelity, rent, terrorism (subject to the provisions of Section 9.07) and all other insurance generally carried by owners of Comparable Buildings regarding the Real Property, and the repair, replacement, maintenance, operation and/or security of the foregoing items set forth in this clause (v);

(vi) the cost of all supplies, tools, materials and equipment, whether by purchase or rental, used in the repair, replacement, maintenance, operation and/or security of the Real Property, and any sales and other taxes thereon; provided, however, that if and to the extent that any of the foregoing are used at or with respect to more than one property of Landlord, then the foregoing amounts shall only be included in Operating Expenses in the same proportion that such use at or with respect to the Real Property bears to the aggregate use of the foregoing at all properties;

(vii) the cost of cleaning, janitorial and security services, including, without limitation, glass cleaning, snow and ice removal and garbage and waste collection and/or disposal;

(viii) the cost of (A ) all interior and exterior landscaping and (B) all temporary exhibitions located at or within the Real Property in a manner and at a cost commensurate with other Comparable Buildings;

(ix) Permitted Capital Expenditures; provided, that, same shall be limited to (A) the costs for alterations, improvements, repairs and replacements made or installed by reason of Legal Requirements enacted, adopted, promulgated, amended or modified after the commencement date of this lease, or any reinterpretation by a court of law or governmental authority of any Legal Requirement issued after the date of this lease or the work in respect of which was deferred (i.e., performance of work as opposed to amortization of cost) from the Original Term; and to the extent such costs should be capitalized in accordance with generally accepted accounting principles, consistently applied (“GAAP”), such costs shall be amortized over the useful life of the item in question, as reasonably determined by Landlord (but in no event more than 15 years unless it can be clearly demonstrated that the item in question has a materially (i.e., 5 years or more) longer life), with an interest factor equal to the Base Rate in effect as of December 31 of the year in which such cost is incurred, and (B) the cost of improvements, alterations, repairs, replacements, equipment or machinery made or installed after the Commencement Date for the purpose of reducing energy consumption or reducing other Operating Expenses not to exceed the amount of actual savings; provided, however, that if and to the extent such costs should be capitalized in accordance with GAAP, commencing upon the completion of the item in question and continuing until such cost (together with interest at the Base Rate in effect as of December 31 of the year in which such cost is incurred) shall have been fully included, there shall be included in Operating Expenses for any period only an amount equal to the actual amount by which expenses which would otherwise have been included in Operating Expenses are reduced for such period as the result of such improvements, alterations, repairs, replacements, equipment or machinery;

(x) management fees of the Managing Agent, provided that (i) if the Managing Agent is not Landlord or a company affiliated with Landlord, and such Managing Agent, alone or with others, is also the leasing agent for the Building, or shares in leasing revenues or receives payment in connection therewith or otherwise (other than for per se management services), then such management fees shall not be more or less than those which would be charged by a reputable independent managing agent, which is not also the leasing agent or is otherwise entitled to share in leasing revenues or receive payments in connection therewith as set forth above, (ii) if the Building is managed by Landlord or a company affiliated with Landlord, the management fees included in Operating Expenses shall in no event exceed an amount equal to two and fifty hundredths percent (2.50%) of the gross revenues derived by Landlord from the Building, including any retail use, non-office use and commercial signage revenue, and shall be “grossed up” to take into account the revenues that would have been received with respect to vacant office space and occupied or leased office space subject to free rent periods or any other periods of rent abatement, in each case assuming a fair market rent for such office space that is vacant or subject to a free rent period;

(xi) all reasonable costs and expenses of legal, bookkeeping, accounting and other professional services incurred in connection with the operation, and management of the Real Property (which services shall be reasonably apportioned based on the relative usage thereof if such services relate to more than one property of Landlord) excluding all costs associated with the preparation and filing of tax returns related to the Real Property and/or Landlord’s ownership therein, as well as such other expenditures hereinafter excluded;

(xii) fees, dues and other contributions paid by or on behalf of Landlord or Landlord’s affiliates to civic or other real estate organizations provided same do not exceed the level customarily paid by owners of Comparable Buildings and further provided that if and to the extent that any of such fees, dues or contributions are properly allocable to more than one property of Landlord, then the foregoing amounts shall only be included Operating Expenses in the same proportion that their proper allocation to the Building bears to all properties based on the relative rentable areas of the Building and the rentable areas of all such properties and

(xiii) the costs of operating the Messenger Center and the fees of the Landlord’s Messenger Center Vendor but only if Tenant elects to use the services of such Messenger Center.

The term “Operating Expenses”, as used and defined under this Section 3.01(b), shall exclude (or otherwise have deducted therefrom, as applicable) and not include the following items:

(1)	depreciation and amortization (except as provided above in this subsection);

(2)	interest on and amortization of debts (and costs and charges, including, without limitation, legal fees and expenses, incurred in connection with such financings);

(3)	the cost of any alterations, additions, changes, replacements and improvements to the extent that they are made in order to prepare space for occupancy by a tenant (including Tenant) and any contribution or concession by Landlord to such tenant in connection therewith;

(4)	the costs of capital improvements, repairs or other capital expenditures other than those which are permitted to be included in Operating Expenses in accordance with the provisions of Sections 3.01(b)(ix);

(5)	financing and refinancing costs (including, without limitation, mortgage recording taxes), and payments of mortgage interest and principal;

(6)	the cost of heating, air-conditioning and ventilation during overtime periods for any other tenants or occupants of the Building, as well as the cost of any work or services performed for any tenant(s) or occupants of the Building (including Tenant), whether at the expense of Landlord or Landlord’s affiliates or such tenant(s) or occupants, to the extent that such work or services are in excess of the work or services generally provided to tenants or occupants of the Building with no additional expense;

(7)	the cost of electricity furnished to the Premises or any other space in the Building that is leased or leaseable to tenants or occupants;

(8)	Taxes and any repayment of tax benefits, including, without limitation, any prior ICIP benefits;

(9)	salaries, wages and fringe benefits for officers, employees and executives of Landlord and any of Landlord affiliates above the grade of building manager and fire safety manager;

(10)

amounts received by Landlord through the proceeds of insurance or condemnation or from a tenant or occupant (other than pursuant to an escalation provision similar to this Article 3) or otherwise to the extent such amounts are compensation for sums previously included in Operating Expenses for or any Operating Year; it being understood and agreed that Landlord shall promptly reimburse Tenant for the amount of any and all Operating Expenses previously paid for by Tenant for which Landlord subsequently received reimbursement from another source (e.g., proceeds of insurance);

(11)	costs of repairs or replacements incurred by reason of fire or other casualty or condemnation except that in connection therewith any amount equal to the deductibles under Landlord’s insurance policies (which deductibles shall be comparable to the amount(s) of deductibles customarily carried by landlords of Comparable Buildings) may be included within Operating Expenses;

(12)	advertising and promotional expenditures (other than the cost of temporary exhibitions in accordance with Section 3.01(b)(viiii));

(13)	leasing or brokerage commissions, or fees, attorneys’ fees, appraisal fees or accountants’ fees to the extent incurred by Landlord in connection with the negotiation and preparation of agreements between Landlord and third parties affecting the Building (including new or renewal leases in the Building) or in enforcing Landlord’s rights under such agreements, or legal or accounting fees in connection with tax returns, tax reporting or accounting (other than the actual out-of-pocket costs paid to third party service providers providing services to the Real Property) ;

(14)	any expenditure paid to any corporation or entity related to or affiliated with Landlord or the principals of Landlord to the extent such expenditure exceeds the amount which would customarily be paid to a similar entity not affiliated with Landlord for similar services;

(15)	the cost of any service furnished to tenants of the Building (including Tenant) to the extent that such cost is separately reimbursable to Landlord or affiliates of Landlord (other than through the Operating Payments or comparable payments pursuant to escalation-type provisions similar to the provisions of this Article 3);

(16)	costs of acquiring, leasing, insuring, restoring, removing, replacing, repairing and/or maintaining sculptures and paintings except to the extent same existed in the Building as of the expiration of the Original Lease;

(17)	ground rent or any other payments paid under ground leases or any superior leases (other than payments which, independent of the ground lease or superior lease), would constitute an Operating Expense hereunder); it being understood and agreed the foregoing is not intended to suggest that Landlord is permitted to enter into any ground lease or superior lease to which this lease would be subject and subordinate;

(18)	any costs incurred for the purpose of effecting a sale of, or any other capital transaction involving, the Building or the Land or any other real property interest therein (including, without limitation, New York State and New York City transfer taxes), whether or not such transaction is consummated;

(19)	payments of any amounts to any person (including Tenant) seeking recovery for breaches of contract, negligence or other torts committed by Landlord, including any associated attorneys’ fees and disbursements;

(20)	costs relating to withdrawal liability or unfunded pension liability under the Multi-Employer Pension Plan Act or similar Legal Requirement;

(21)	the cost of installing, operating and maintaining any specialty facility, such as an observatory, lodging, broadcasting facilities, luncheon club, athletic or recreational club, child care facility, auditorium, cafeteria or Dining Facility, conference center or similar facilities;

(22)	any interest, fine, penalty or other late charges payable by Landlord, whether incurred as a result of late payments of any nature, or otherwise, including interest owed or credited to Tenant after the resolution of a dispute, or otherwise, except, but only to the extent such interest, fine, penalty or other late charge was incurred with respect to a payment which was the responsibility of Tenant hereunder, and which Tenant did not make in a timely fashion or at all;

(23)	expenses incurred by Landlord, if and to the extent such expenses are incurred for the benefit of any retail tenants in the Building;

(24)	any compensation paid to clerks, attendants or other persons in commercial concessions located in the Building operated by Landlord;

(25)	costs incurred by Landlord which result from Landlord’s or any tenant’s breach of a lease (including this lease) or Landlord’s negligence or willful misconduct;

(26)	the cost of operating the entity that constitutes Landlord (in contradistinction to the costs of operating and maintaining the Real Property), including accounting fees, legal fees and any costs incurred by Landlord in disputes with (a) the Building employees, or (b) third parties employed by Landlord that are not engaged in Building operations, or (c) any Superior Mortgagee (except to the extent that actions of any tenant may be in issue);

(27)	costs of Landlord’s charitable and political contributions; it being understood and agreed that the type of expenditures set forth in Section 3.1(b)(xii) shall not be deemed charitable and/or political contributions;

(28)	costs to (i) during any Extension Term, comply with any existing violation of Legal Requirements or insurance requirements in effect as of the commencement of the First Extension Term but only to the extent such violation did not arise during the Original Term, and (ii) correct any condition that would constitute a Landlord misrepresentation under this lease;

(29)	expenses for which Landlord has received, or is entitled to receive, reimbursement, credits, rebates or other consideration;

(30)	lease takeover costs or other tenant inducement costs incurred by Landlord in connection with leases in the Building;

(31)	the cost of any expansions of the Building and any Operating Expenses attributable to any such expansion of the Building;

(32)	damages and attorneys’ fees and disbursements and any other costs in connection with any proceeding, judgment, settlement or arbitration award resulting from any liability of Landlord and fines or penalties to the extent any of the same are due to, or arise from, Landlord’s gross negligence (but for purposes of fines and penalties, negligence) or willful misconduct, including deductibles under any insurance policies covering such liabilities;

(33)

insurance premiums, but only if and to the extent that Landlord is specifically entitled to be reimbursed therefor by Tenant pursuant to this lease (other than pursuant to this Article 3) or by any other tenant or other occupant of the Building pursuant to its lease

(other than pursuant to an operating expenses escalation clause contained therein);

(34)	costs and expenses incurred by Landlord in connection with any obligation of Landlord to indemnify any third party, including tenants and occupant of the Building (including Tenant) pursuant to its lease or otherwise;

(35)	any rent loss or reserves for bad debts or rent loss;

(36)	the rental cost of items which (if purchased) would be capitalized and excluded from Operating Expenses pursuant to the terms of this lease; and

(37)	costs expressly excluded from Operating Expenses by any other provision of this lease.

No item of expense shall be counted more than once either as an inclusion in, or an exclusion from, Operating Expenses, and any expense which should be allocated, in accordance with GAAP between the Real Property, on the one hand, and any other property owned by Landlord or a Landlord’s Affiliate, on the other hand, shall be properly allocated in accordance therewith.

(c) “Operating Year” shall mean each calendar year in which occurs any part of the Term.

(d) “Permitted Capital Expenditures” shall mean any repair or alteration which should be capitalized in accordance with GAAP and that (1) is required to comply with any Legal Requirement in respect of the Building or the use and occupation thereof, and which is not included within the definition of Tenant Compliance Capital Item, or (2) is made or installed for the purpose of reducing energy consumption in the Building as a whole (and not with respect to any space demised or demisable to any tenant, including Tenant) or reducing other Operating Expenses for the Building as a whole. All Permitted Capital Expenditures shall be amortized over its useful life (which useful life shall be determined in accordance with GAAP if and to the extent that GAAP provides a basis for determining such useful life (but in no event more than 15 years unless it can be clearly demonstrated that the item in question has a materially (i.e., 5 years or more) longer life), without reference to any provision of GAAP or otherwise permitting the acceleration of any such amortization to a period of amortization less than the useful life of the item in question. The useful life of any such item shall be deemed to commence when such item has been installed and has been made operational, and any dispute between Landlord and Tenant over the useful life of an item shall be submitted to expedited arbitration in accordance with the provisions of Article 37. Under no circumstance shall a Permitted Capital Item include any item of repair or replacement the need for which arises from Landlord’s negligence or willful misconduct.

(e) [Intentionally Omitted]

(f) “Real Property” shall mean, collectively, the Building and all fixtures, facilities, machinery and equipment used in the operation thereof, including, but not limited to, all cables, fans, pumps, boilers, heating and cooling equipment, wiring and electrical fixtures and metering, control and distribution equipment, component parts of the HVAC, electrical, plumbing, elevator and any life or property protection systems (including, without limitation, sprinkler systems), window washing equipment and snow removal equipment), the Land, any property beneath the Land, the curbs, sidewalks and plazas on and/or immediately adjoining the Land, and all easements, air rights, development rights and other appurtenances benefiting the Building or the Land or both the Land and the Building.

(g) [Intentionally Omitted]

(h) “Taxes” shall mean (i) the real estate taxes, vault taxes, water and sewer rents, use and occupancy taxes, licenses and permit fees and other governmental levies and charges, assessments and special assessments and business improvement district or similar charges levied, assessed or imposed upon or with respect to the Real Property by any federal, state, municipal or other governments or governmental bodies or authorities (after giving effect to any tax credits, exemptions and abatements) and (ii) all taxes assessed or imposed with respect to the rentals payable hereunder other than general income and gross receipts taxes, or in respect of any franchise, easement, right, license or permit appurtenant to the use of the Premises, and in the case of any item under clause (i) or (ii), whether general and special, ordinary and extraordinary, unforeseen and foreseen of any kind and nature whatsoever. If at any time during the Term the methods of taxation prevailing on the date hereof shall be altered so that in lieu of, or as an addition to or as a substitute for, the whole or any part of such taxes under clause (i) or (ii), there shall be levied, assessed or imposed upon or with respect to the Real Property (A) a tax, assessment, levy, imposition, license fee or charge wholly or partially as a capital levy or otherwise on the rents received therefrom, or (B) any other such additional or substitute tax, assessment, levy, imposition, fee or charge, then all such taxes, assessments, levies, impositions, fees or charges or the part thereof so measured or based shall be deemed to be included within the term “Taxes” for the purposes hereof. Any dispute between Landlord and Tenant as to whether any taxes, assessments, levies, impositions, fees or charges should be included in Taxes as amounts which are includable on the basis that they are “in addition to” Taxes in accordance with the proviso at the end of the immediately preceding sentence shall be determined by expedited arbitration in accordance with the provisions of Article 37. Notwithstanding anything to the contrary contained herein, the term “Taxes” shall exclude any taxes imposed in connection with a transfer of the Real Property or any refinancing thereof (for example but without limitation, transfer taxes and mortgage recording taxes); it being understood and agreed for the avoidance of doubt, Taxes shall include any increase in the amount of any tax described in clause (i) and (ii) of this paragraph due to any such transfer or refinancing, and shall further exclude any net income, franchise or “value added” tax, inheritance tax or estate tax imposed or constituting a lien upon Landlord or all or any part of the Building or the Land, except to the extent, but only to the extent, that any of the foregoing are hereafter assessed against owners or lessors of real property in their capacity as such (as opposed to any such taxes which are of general applicability) in lieu of, in addition to or as a substitute for, the whole or any part of such taxes described in clause (i) and (ii) of this paragraph. Notwithstanding anything to the contrary contained in this lease, if an assessed valuation of the Land or Building shall include an assessed valuation amount allocable to (x) an addition of new space in the Building made by or behalf of Landlord or any other party to which Landlord may have conveyed such right (without suggesting that Landlord or any other party shall have the right to add new space to the Building without Tenant’s written consent, which consent Tenant shall have the right to withhold in its sole discretion), or (x) to an addition of an amenity in the Building made by or behalf of Landlord or any other party to which Landlord may have conveyed such right which is not available for the use or benefit of Tenant (without suggesting that Landlord or any other party shall have the right to add any such amenity to the Building without Tenant’s written consent, which consent Tenant shall have the right to withhold in its sole discretion), then in any such case which occurs after the date of this lease, then the computation of Taxes shall not include any amount which would otherwise constitute Taxes payable by reason of the addition of such new space or amenity, as the case may be.

(i) “Tax Year” shall mean each period of twelve (12) months, commencing on the first day of July of each such period, in which occurs any part of the Term, or such other period of twelve (12) months occurring during the Term as hereafter may be duly adopted as the fiscal year for real estate tax purposes of the City of New York and/or such other fiscal year on which a component of Taxes is based.

(j) [Intentionally Omitted]

(k) [Intentionally Omitted]

(l) “Tenant’s Share” shall mean the fraction, expressed as a percentage, the numerator of which shall be the number of rentable square feet included within the Premises and the denominator of which shall be 1,869,752. For so long as the Premises shall be deemed to contain ***[                    ]*** rentable square feet, Tenant’s Share shall mean ***[                     percent (         %)]***, comprised as follows:6

floor	%
floor	%
floor	%

[6]	Schedule of Tenant’s Share to be completed to reflect premises being leased.

floor	%
floor	%
floor	%
floor	%
floor	%
[List areas of Lobby]	%
[List areas of Basement]	%

3.02. (a) Tenant shall pay to Landlord as Additional Charges for any portion of a Tax Year occurring during the Term, an amount (herein called the “Tax Payment”) equal to Tenant’s Share of the amount of Taxes for such Tax Year. The Tax Payment for each Tax Year shall be due and payable in installments in the same manner that Taxes for such Tax Year are due and payable by Landlord to the City of New York. Tenant shall pay Tenant’s Share of each such installment within thirty (30) days after the rendering of a statement therefor by Landlord to Tenant, which statement shall be rendered by Landlord so as to require Tenant’s Share of Taxes to be paid by Tenant ten (10) days prior to the date such Taxes first become due to the taxing authority; provided that if Landlord does not timely deliver a statement, then subject to the last sentence of Section 3.05, Tenant’s obligation to make the applicable payment does not lapse, but shall be made within thirty (30) days after rendering of the statement therefor by Landlord to Tenant. The statement to be rendered by Landlord shall set forth in reasonable detail the computation of Tenant’s Share of the particular installment(s) being billed and shall include a copy of the tax bill from the taxing authorities relevant to the computation of Tenant’s Tax Payment. If there shall be any increase in the Taxes for any Tax Year, whether during or after such Tax Year, or if there shall be any decrease in the Taxes for any Tax Year, the Tax Payment for such Tax Year shall be appropriately adjusted and paid or refunded, as the case may be, in accordance herewith. If during the Term, Taxes are required to be paid to the appropriate taxing authorities in full or in monthly, quarterly, or other installments, on any other date or dates than as presently required, then at Landlord’s option and upon not less than thirty (30) days prior written notice to Tenant, Tenant’s Tax Payments shall be correspondingly accelerated or revised so that said Tenant’s Tax Payments are due ten (10) days prior to the date payments are due to the taxing authorities.

(b) If Landlord shall receive a refund of Taxes for any Tax Year, Landlord shall credit against the next occurring installments of Fixed Rent and Additional Charges under this lease, or in the case of the last year of the Term refund to Tenant, Tenant’s Share of the net refund (after deducting from such total refund the reasonable and out-of-pocket costs and expenses, including, but not limited to, appraisal, accounting and legal fees of obtaining the same to the extent that such costs and expenses were not theretofore collected from Tenant for such Tax Year) and Landlord shall promptly notify Tenant of the amount of Tenant’s Share of such net refund inclusive of

Tenant’s Share of any interest thereon received by Landlord and shall promptly credit or refund such amount within thirty (30) days to Tenant; provided, however, such payment or credit to Tenant shall in no event exceed Tenant’s Tax Payment plus any such interest allocable to such Tenant’s Tax Payment paid for such Tax Year to which such refund applies.

(c) Landlord shall, with respect to each Tax Year, initiate and pursue in good faith an application and proceeding seeking a reduction in Taxes or the assessed valuation of the Real Property (a “Certiorari Application”) to the extent that (i) doing so would be reasonable and customary for landlords of Comparable Buildings for the Tax Year in question (without taking into account any considerations with respect to any other properties owned by Landlord or any affiliate of Landlord in the City of New York), and (ii) so long as the Premises consist of at least 750,000 rentable square feet (herein called the “Section 3.02 Minimum Leasing Requirement”), if Landlord does not intend to pursue a Certiorari Application, Landlord obtains and provides to Tenant with respect to such Tax Year a letter from a recognized certiorari attorney or consultant that, in such person’s opinion, it would not be advisable or productive to bring any such application or proceeding; provided, however, that if Landlord shall elect not to initiate and pursue a Certiorari Application for any Tax Year, not later than thirty (30) days prior to the last day on which Landlord would be entitled to initiate a Certiorari Application, Landlord shall use commercially reasonable efforts to give notice of such election (a “Certiorari Waiver Notice”) to Tenant, which notice shall contain a statement in bold type and capital letters stating “THIS IS A CERTIORARI WAIVER NOTICE.” If Landlord fails within such thirty (30) day period to give to Tenant either (i) a Certiorari Waiver Notice or (ii) a notice indicating that Landlord will initiate and pursue a Certiorari Application, Landlord shall be deemed to have given to Tenant a Certiorari Waiver Notice. For so long as the Section 3.02 Minimum Leasing Requirement is satisfied, Tenant shall have the right within fifteen (15) days (time being of the essence) after the giving (or deemed giving) of such Certiorari Waiver Notice to give a notice to Landlord directing Landlord to initiate and pursue a Certiorari Application (a “Certiorari Direction Notice”). In the event that Tenant shall give a Certiorari Direction Notice to Landlord in accordance with the provisions of the preceding sentence, Landlord shall initiate a Certiorari Application prior to the last day on which it is entitled to initiate same and shall pursue same in good faith. In connection with any Certiorari Application relating to any Tax Year occurring during the Term that the tenant under this lease is a Citigroup Tenant and the Section 3.02 Minimum Leasing Requirement is satisfied, Tenant shall have the right to retain, at Tenant’s sole cost and expense, its own certiorari counsel (hereinafter called “Tenant’s Certiorari Counsel”), who shall have the right to consult with the counsel retained by Landlord in connection with such Certiorari Application (“Landlord’s Certiorari Counsel”) with respect to such Certiorari Application and any proceedings in connection therewith, provided that Tenant’s Certiorari Counsel shall have first executed and delivered to Landlord a confidentiality agreement in form and substance reasonably acceptable to Landlord wherein Tenant’s Certiorari Counsel shall agree to maintain in strict confidence and not to reveal to any third parties (other than Tenant, except as hereinafter set forth) any confidential information concerning the Building or its operations that has not otherwise been made public, except as may be required by applicable Legal Requirements or by a court of competent jurisdiction or in connection with any action or proceeding before a court of competent jurisdiction. In addition, Tenant’s Certiorari Counsel shall not reveal any such confidential information to Tenant, except to the extent necessary in the reasonable judgment of Tenant’s Certiorari Counsel to enable Tenant to decide whether and how to exercise any rights of Tenant set forth in this Section 3.02(c). Tenant shall be subject to maintain the confidentiality of any and all such information on terms identical to those by which Tenant’s Certiorari Counsel is bound and, in addition, Tenant hereby expressly acknowledges and agrees that it shall not have the right to use such information for any other purpose whatsoever (including, without limitation, in connection with any fair market rental determination under Article 36, except to the extent that all or a portion of such information has been made known to Tenant by other sources (e.g., public filings or the brokerage community). Subject to the provisions of the preceding two sentences, Landlord shall cause Landlord’s Certiorari Counsel to communicate with Tenant’s Certiorari Counsel to the extent necessary to keep Tenant’s Certiorari Counsel advised as to the status of the Certiorari Application(s) in question and the strategies employed or to be employed by Landlord and Landlord’s Certiorari Counsel in connection therewith, and Tenant and Tenant’s Certiorari Counsel may make recommendations to Landlord’s Certiorari Counsel with respect to such Certiorari Application(s), which recommendations Landlord and Landlord’s Certiorari Counsel shall reasonably consider but not be under any obligation to act upon. Tenant’s Certiorari Counsel shall have the right to attend meetings, but shall not participate in meetings, between Landlord and/or Landlord’s Certiorari Counsel and the New York City Department of Finance Assessor’s Office with respect to any such Certiorari Applications. Notwithstanding anything to the contrary set forth in this Section 3.02(c), Landlord shall have the right to settle any and all certiorari proceedings with respect to the Real Property, provided that Landlord shall act in a commercially reasonable manner and as if this Real Property were Landlord’s only property, and Tenant, for itself and its immediate and remote subtenants and successors in interest hereunder, hereby waives, to the extent permitted by law, any right Tenant may now or in the future have to protest or contest any Taxes or to bring any application or proceeding seeking a reduction in Taxes or assessed valuation or otherwise challenging the determination of such settlement.

(d) In respect of any Tax Year which begins prior to the Commencement Date or terminates after the Expiration Date, the Tax Payment in respect of such Tax Year or tax refund pursuant to Section 3.02(b) therefor shall be prorated to correspond to that portion of such Tax Year occurring after the Commencement Date and prior to the Expiration Date.

(e) Tenant shall pay to Landlord within thirty (30) days after Landlord submits a bill therefor, together with reasonable documentation thereof, Tenant’s Share of any reasonable out-of-pocket expenses incurred by Landlord in contesting any items comprising Taxes and/or the assessed value of the Real Property, including in connection with a Certiorari Application, except to the extent, if any, that such expenses shall have already been deducted by Landlord from a tax refund pursuant to Section 3.02(b) or included in Operating Expenses pursuant to Section 3.01(b).

3.03. (a) For each Operating Year or any part thereof which shall occur during the Term, Tenant shall pay an amount (herein called the “Operating Payment”) equal to Tenant’s Share of Operating Expenses for such Operating Year.

(b) If during any Operating Year (i) any rentable space in the Building shall be vacant or unoccupied, and/or (ii) the tenant or occupant of any space in the Building undertook to perform work or services therein in lieu of having Landlord (or Landlord’s affiliates) perform the same and the cost thereof would have been included in Operating Expenses, then, in any such event(s), the Operating Expenses for such period which would vary with the percentages of occupancy of the Building or the percentages of tenants or occupants for which work or services are performed by Landlord (or Landlord’s affiliates) shall be reasonably adjusted to reflect as closely as possible the variable Operating Expenses that actually would have been incurred if such space had been occupied or if Landlord (or Landlord’s affiliates) had performed such work or services, as the case may be. By way of example, if during an Operating Year forty percent (40%) of the rentable space in the Building were vacant and as a result thereof Landlord’s actual cost of providing base building cleaning to rentable space in the Building were reduced by thirty (30%) rather than forty (40%) percent due to economies of scale or for any other reason, then the line item for base building cleaning provided to rentable space in the Building for such Operating Year would be increased by the same thirty (30%) percent, rather than forty (40%) percent, to reflect as closely as possible the variable Operating Expenses that actually would have been incurred if such space had been occupied.

(c) Landlord may furnish to Tenant, prior to the commencement of each Operating Year a written statement setting forth in reasonable line-item detail Landlord’s reasonable estimate of the Operating Payment for such Operating Year. In the event that such estimate of the Operating Payment reflects an increase in total Operating Expenses for the Real Property of more than three (3%) percent in excess of the total Operating Expenses for the previous calendar year (including the Operating Year prior to the Restated Commencement Date for which Tenant shall provide the detail), such estimate shall be accompanied by a reasonably detailed explanation of such increase. In the event that Tenant disputes an estimate of the Operating Payment which reflects an increase in total Operating Payments for the Real Property of more than seven (7%) percent in excess of the total Operating Payments for the previous calendar year, Tenant shall have the right to challenge such estimate substantially in the manner set forth in Section 3.03(e). Tenant shall pay to Landlord on the first day of each month during the Operating Year in which the Operating Payment will be due, an amount equal to one-twelfth (1/12th) of such estimate of the Operating

Payment for such Operating Year. If, however, Landlord shall not furnish any such estimate for an Operating Year or if Landlord shall furnish any such estimate for an Operating Year subsequent to the commencement thereof, then (i) until the first day of the month following the month in which such estimate is furnished to Tenant, Tenant shall pay to Landlord on the first day of each month an amount equal to the monthly sum payable by Tenant to Landlord under this Article 3 in respect of the last month of the preceding Operating Year; (ii) after such estimate is furnished to Tenant, Landlord shall give notice to Tenant stating whether the installments of the Operating Payment previously made for such Operating Year were greater or less than the installments of the Operating Payment to be made for the Operating Year in which the Operating Payment will be due in accordance with such estimate, and (A) if there shall be a deficiency, Tenant shall pay the amount thereof within thirty (30) days after demand therefor, or (B) if there shall have been an overpayment, Landlord shall within thirty (30) days of such notice refund to Tenant the amount thereof, failing which any unpaid amount shall bear interest at the Interest Rate from the thirty-first (31st) day after such notice until such amount is paid to Tenant; and (iii) on the first day of the month following the month in which such estimate is furnished to Tenant and monthly thereafter throughout the remainder of such Operating Year Tenant shall pay to Landlord an amount equal to one-twelfth (1/12th) of the Operating Payment shown on such estimate. Landlord may, during each Operating Year, furnish to Tenant a revised statement of Landlord’s reasonable estimate of the Operating Payment for such Operating Year, and in such case, the Operating Payment for such Operating Year shall be adjusted and paid or refunded or credited as the case may be, substantially in the same manner as provided in the preceding sentence (with Tenant having the right to dispute any increase of more than seven (7%) percent as provided above).

(d) Landlord shall furnish to Tenant a Landlord’s Statement for each Operating Year (and shall use reasonable efforts to do so within one hundred twenty (120) days after the end of each Operating Year). If Landlord fails to deliver any such Landlord’s Statement to Tenant within three hundred sixty-five (365) days after the end of an Operating Year (the “Outside Date”), then notwithstanding anything to the contrary contained herein, until such time as such Landlord’s Statement is so delivered to Tenant, Tenant’s obligation to make Operating Payments to Landlord shall be deferred. Tenant’s obligation to pay to Landlord any deferred amounts that were properly payable as Operating Payments during such period of deferral shall be paid within thirty (30) days following delivery of the Landlord’s Statement. Such statement shall be in the form attached to this lease as Exhibit C and shall set forth in reasonable line-item detail the Operating Expenses for such Operating Year. If the Landlord’s Statement shall show that the sums paid by Tenant, if any, under Section 3.03(c) exceeded the Operating Payment to be paid by Tenant for the Operating Year for which such Landlord’s Statement is furnished, Landlord shall refund to Tenant the amount of such excess within thirty (30) days, failing which any unpaid amount shall bear interest at the Interest Rate from the thirty-first (31st) day after such demand until such amount is paid to Tenant, provided that if Landlord had failed to furnish Landlord’s Statement to Tenant by the Outside

Date, any Tenant’s overpayment shall bear interest at the Interest Rate from the last day of the Operating Year to which such Operating Expenses relate, until such time as Landlord pays to Tenant such overpayment together with accrued interest in full; and if the Landlord’s Statement for such Operating Year shall show that the sums so paid by Tenant were less than the Operating Payment to be paid by Tenant for such Operating Year, Tenant shall pay the amount of such deficiency within thirty (30) days after demand therefor, failing which any unpaid amount shall bear interest at the Interest Rate from the thirty-first (31st) day after such demand until such amount is paid to Landlord.

(e) (i) Tenant, upon reasonable notice given within one hundred fifty (150) days of its receipt of any Landlord’s Statement, may elect to have Tenant’s Audit Representative (as designated in such notice) examine such of Landlord’s books and records (collectively “Records”) as are relevant to the Landlord’s Statement in question, together with reasonable supporting data therefor. Landlord hereby agrees to maintain and preserve Landlord’s Records with respect to each Operating Year for a period of at least five (5) years following the delivery of the Landlord’s Statement with respect thereto. In making such examination, Tenant agrees, and shall cause its Audit Representative to agree, to keep confidential (A) any and all information contained in such Records and (B) the circumstances and details pertaining to such examination and any dispute or settlement between Landlord and Tenant arising out of such examination, except as may be required (1) by applicable Legal Requirements or (2) by a court of competent jurisdiction or arbitrator or in connection with any action or proceeding before a court of competent jurisdiction or arbitrator, or (3) to Tenant’s attorneys, accountants and other professionals in connection with any dispute between Landlord and Tenant; and Tenant will confirm and cause its Audit Representative to confirm such agreement in a separate written agreement, if requested by Landlord. If Tenant shall not give such notice within such one hundred fifty (150) day period, then the Landlord’s Statement as furnished by Landlord shall be conclusive and binding upon Tenant. Tenant shall, not be precluded from disputing a Landlord’s Statement that is given following the end of an Operating Year whether or not Tenant disputed a prior Landlord’s Statement for estimates of the Operating Payment for said Operating Year, provided that notice of such dispute is delivered within the 150-day time period described above. Tenant shall, at Tenant’s expense, have the right to obtain copies and/or make abstracts of the Records as it may request in connection with its verification of any such Landlord’s Statement, subject to the foregoing confidentiality provisions. For purposes hereof, the term “Audit Representative” shall mean either (x) any third party designated by Tenant, or (y) an employee of Tenant. Notwithstanding anything to the contrary contained herein, if and only if any examination pursuant to this Section 3.03(e) results in a finding of a Significant Discrepancy with respect to any Particular Item of Operating Expenses, Tenant, upon reasonable prior notice given within thirty (30) days after such finding, may elect (or cause its Audit Representative) to examine or re-examine such Records as are directly relevant to such Particular Item as included in the Operating Statements for the prior three (3) years during the Term, as required pursuant to this Section 3.03(e). If Tenant shall not give timely notice under this Section 3.03(e) with respect to any finding of a Significant Discrepancy it shall be deemed to have waived its right of examination under this Section 3.03(e) with respect thereto. For purposes hereof:

(aa) A finding of a “Significant Discrepancy” shall be deemed to have been made with respect to a Particular Item only if it is determined pursuant to an arbitration conducted in accordance with the provisions of Article 37, that the Particular Item in question was inappropriately included by Landlord in Operating Expenses.

(bb) The term “Particular Item” shall mean a discrete item or sub-item of an Operating Expense and shall be construed narrowly. Thus, for example, if it is determined pursuant to an arbitration conducted in accordance with the provisions of Article 37, that in computing the amount of labor savings from the installation of an automatic elevator Landlord has inappropriately included an excessive amount in respect of vacation pay, the Particular Item for purposes hereof shall be deemed to be an inappropriate inclusion of such excessive amount of vacation pay in the computation of cost savings resulting from the installation of such automatic elevator, and not any broader item, such as the entire calculation of cost savings resulting from the installation of such automatic elevator.

(ii) In the event that Tenant, after having reasonable opportunity to examine the Records (but in no event more than one hundred fifty (150) days from the date on which the Records are made available to Tenant unless Tenant is delayed by Landlord in commencing or prosecuting such examination, in which case such one hundred fifty (150) day period shall be extended by one (1) day for each day of such delay caused by Landlord), shall disagree with the Landlord’s Statement, then Tenant may send a written notice (“Tenant’s Statement”) to Landlord of such disagreement, specifying the basis for Tenant’s disagreement. Landlord and Tenant shall attempt to resolve such disagreement. If they are unable to do so within thirty (30) days, Landlord and Tenant shall designate a Certified Public Accountant (the “Arbiter”) whose determination made in accordance with this Section 3.03(e)(ii) shall be binding upon the parties and any such determination so made in accordance herewith may be entered as a judgment in any court of competent jurisdiction including, without limitation, if the Arbiter determines that the Operating Payment should be lower than the amount determined by Tenant or higher than the amount determined by Landlord. If the Arbiter shall determine that the amount charged by Landlord as the Operating Payment does not exceed the actual Operating Payment by two percent (2%) or more of the Operating Payment (herein called the “Overpayment Threshold”), then Tenant shall pay the cost of the Arbiter, otherwise, Landlord shall pay the cost of the Arbiter. If the Arbiter shall determine that the amount charged by Landlord as the Operating Payment exceeds the actual Operating Payment by more than the Overpayment Threshold, then in addition to the amount over paid by Tenant (which Landlord shall always be responsible irrespective of whether the overpayment exceeds the Overpayment Threshold), Landlord shall pay the cost of Tenant’s Audit Representative (unless Tenant’s Audit

Representative is an employee of Tenant) in connection with such examination of the Records and arbitration proceeding, not to exceed an amount equal to $100,000. The payment made by Landlord pursuant to the immediately preceding sentence shall be in addition to the refund of any overpayment required to be made by Landlord to Tenant pursuant to the terms hereof, together with interest on such refund if applicable in accordance with the terms hereof. The Arbiter shall be a member of an independent certified public accounting firm having at least ten (10) accounting professionals and having at least ten (10) years of experience in commercial real estate accounting and, in particular, office building operating expense statements. In the event that Landlord and Tenant shall be unable to agree upon the designation of the Arbiter within thirty (30) days after receipt of notice from the other party requesting agreement as to the designation of the Arbiter, which notice shall contain the names and addresses of two or more Certified Public Accountants meeting the same qualifications set forth in the preceding sentence with respect to the Arbiter who are acceptable to the party sending such notice (any one of whom, if acceptable to the party receiving such notice as shall be evidenced by notice given by the receiving party to the other party within such thirty (30) day period, shall be the agreed upon Arbiter), then either party shall have the right to request the American Arbitration Association (herein called the “AAA”) (or any organization which is the successor thereto) to designate as the Arbiter a Certified Public Accountant meeting such qualifications, and whose determination made in accordance with this Section 3.03(e)(ii) shall be conclusive and binding upon the parties, and the cost charged by the AAA (or any organization which is the successor thereto) for designating such Arbiter shall be borne by the party that is responsible for the cost of the Arbiter in accordance with the preceding provisions of this Section 3.03(e)(ii). In rendering such determination such Arbiter shall not add to, subtract from or otherwise modify the provisions of this lease. Notwithstanding the foregoing provisions of this section, Tenant, pending the resolution of any contest pursuant to the terms hereof, shall continue to pay all sums as determined to be due in the first instance by such Landlord’s Statement and upon the resolution of such contest, suitable adjustment shall be made in accordance therewith with appropriate payment to be made to Landlord by Tenant or refund to be made by Landlord to Tenant (or credit allowed Tenant against Fixed Rent and Additional Charges becoming due) if required thereby, including, in either case, interest from the date that Tenant’s Statement was delivered to Landlord at an annual rate equal to the Interest Rate.

3.04. Subject to the last sentence of Section 3.05, the expiration or termination of this lease during any Tax Year or Operating Year (for any part or all of which there is a Tax Payment or Operating Payment under this Article 3) shall not affect the rights or obligations of the parties hereto respecting such payment and any Landlord’s Statement or tax bill, as the case may be, relating to such payment may be sent to Tenant subsequent to, and all such rights and obligations shall survive, any such expiration or termination. Any payments due under such Landlord’s Statement or tax bill, as the case may be, shall be payable within thirty (30) days after such statement or bill is sent to Tenant.

3.05. Subject to the further provisions of this Section 3.05, Landlord’s failure to render or delay in rendering a Landlord’s Statement with respect to any Operating Year or any component of the Operating Payment shall not prejudice Landlord’s right to thereafter render a Landlord’s Statement with respect to any such Operating Year or any such component, nor shall the rendering of a Landlord’s Statement for any Operating Year prejudice Landlord’s right to thereafter render a corrected Landlord’s Statement for such Operating Year. Subject to the further provisions of this Section 3.05, Landlord’s failure to render or delay in rendering a bill with respect to any installment of Taxes shall not prejudice Landlord’s right to thereafter render such a bill for such installment, nor shall the rendering of a bill for any installment prejudice Landlord’s right to thereafter render a corrected bill for such installment. Notwithstanding anything to the contrary contained in this lease, in the event Landlord fails to give a Landlord’s Statement for Operating Expenses (or a corrected Landlord’s Statement) or a bill for Taxes (or a corrected bill) to Tenant for any Tax Year or Operating Year, as the case may be, on or before the date which is three (3) years after the last day of the Tax Year to which such bill for Taxes applies or the Operating Year to which such Landlord’s Statement applies, as applicable, then Landlord shall be deemed to have waived the payment of any then unpaid Additional Charges which would have been due pursuant to said Landlord’s Statement or bill for Taxes, as the case may be.

3.06. In respect of any Operating Year which begins prior to the Commencement Date or terminates after the Expiration Date, the Operating Payment in respect of such Operating Year shall be prorated accordingly.

ARTICLE 4

Fire Stairs

4.01. Tenant and its employees, contractors, invitees and other permitted occupants of the Premises shall have a non-exclusive right to use the fire stairwell(s) serving the Premises (the “Fire Stairs”) for the sole purpose of access between the floors of the Building on which the Premises are located, at no additional rental charge to Tenant, provided that (1) such use shall be permitted by, and at all times in accordance with, all Legal Requirements; (2) Tenant shall obtain all necessary governmental and regulatory approvals for the use of the Fire Stairs, if any are so required; (3) Tenant shall comply with all of Landlord’s reasonable rules and regulations adopted from time to time with respect thereto; (4) access doors to the Fire Stairs shall never be propped or blocked open; (5) Tenant shall not store or place anything in the Fire Stairs or otherwise impede ingress thereto or egress therefrom; (6) Tenant shall not permit or suffer any of its employees, agents or contractors to use any portion of the Fire Stairs other than for ingress and egress between the different floors of the Premises, except in case of emergency, and shall be responsible for assuring that Tenant’s employees do not use the Fire Stairs for loitering or any other purpose other than ingress and egress between the different floors of the Premises and use in the event of a fire or other Emergency; (7)

subject to Legal Requirements, including applicable reentry rules and regulations from time to time in effect, if Tenant locks off any reentry doors in the Fire Stairs, Tenant shall, at its sole cost and expense, tie such locking devices into the base Building fire alarm and life safety system; (8) subject to Legal Requirements, including applicable reentry rules and regulations from time to time in effect, Tenant may elect, at its sole cost and expense, to install a card access system reasonably satisfactory to Landlord on all non-reentry doors between the Fire Stairs and the floors of the Premises; (9) install cosmetic enhancements to the Fire Stairs, subject to and accordance with all the provisions of Article 8 hereof; and (10) Tenant shall tie Tenant’s security system into the Building security system so that, among other things, the Building security system can distinguish between an authorized entry into the Fire Stairs by one of Tenant’s employees and an unauthorized entry by another party. Tenant shall provide Landlord with a “master” card key so that Landlord shall have access through each entry door. Tenant shall be solely responsible for the operation of the locking system on the doors from the Fire Stairs to the Premises and hereby waives any and all claims against Landlord arising out of or in connection with parties gaining access to and from the Premises through the Fire Stairs unless caused by the negligence or willful act of Landlord or any of Landlord’s employees, agents or contractors. All of the provisions of the Lease in respect of liability insurance and indemnification shall apply to the Fire Stairs, as if same were part of the Premises. Tenant may paint the Fire Stairs and install light fixtures therein and make such other Alterations as Landlord shall approve, which approval shall be granted or withheld in accordance with the terms of this Lease. Tenant shall be responsible for any additional cleaning costs with respect to the use of the Fire Stairs by Tenant but only to the extent such additional cleaning is solely required as a result of Tenant’s use.

ARTICLE 5

Subordination

5.01. Subject to the provisions of any Conforming SNDA between Tenant and any Superior Mortgagee and/or Superior Lessor, this lease, and all rights of Tenant hereunder, are and shall be subject and subordinate to all ground leases, overriding leases and underlying leases of the Land and/or the Building hereafter existing and all mortgages which may now or hereafter affect the Premises, whether or not such mortgages shall also cover other lands and/or buildings and/or leases, to each and every advance made or hereafter to be made under such mortgages, and to all renewals, modifications, replacements and extensions of such leases and mortgages and spreaders and consolidations of such mortgages. Any mortgage to which this lease is, at the time referred to, subject and subordinate is herein called “Superior Mortgage” and the holder of a Superior Mortgage is herein called “Superior Mortgagee”, and any lease to which this lease is, at the time referred to, subject and subordinate is herein called “Superior Lease” and the lessor of a Superior Lease is herein called “Superior Lessor.”

5.02. Landlord hereby represents and warrants that ***[(i) as of the date hereof there are no Superior Leases]***7 and (ii) the only existing Superior Mortgage as of the date hereof is that certain [                                        ] (such mortgage being herein called the “Existing Superior Mortgage”).

5.03. (a) Tenant hereby acknowledges its receipt of a fully-executed subordination, non-disturbance and attornment agreement (herein called an “SNDA Agreement”) with respect to the Existing Superior Mortgage in the form annexed hereto as Exhibit D.

(b) With respect to any and all future Superior Mortgages and Superior Leases, the provisions of Section 5.01 shall be conditioned upon the execution and delivery by and between Tenant and any such Superior Mortgagee or Superior Lessee, as the case may be, of a subordination, non-disturbance and attornment agreement substantially in the form of Exhibit D annexed hereto with respect to a Superior Mortgagee (herein called a “Superior Mortgagee SNDA Agreement”) with such commercially reasonable modifications as such Superior Mortgagee shall require, provided that such modifications do not increase Tenant’s monetary obligations as set forth in this lease or in Exhibit D, modify the Term, or otherwise increase Tenant’s obligations or liabilities or decrease or adversely affect Tenant’s rights as set forth in this lease or in Exhibit D to more than a de minimis extent. Any dispute by Tenant that the form of the Superior Mortgagee SNDA Agreement utilized by the Superior Mortgagee does not meet the requirements set forth in this Section 5.03(b) shall be resolved by arbitration pursuant to Article 37.

ARTICLE 6

Quiet Enjoyment

6.01. So long as this lease has not expired or otherwise been terminated as herein provided, Tenant shall peaceably and quietly have, hold and enjoy the Premises without hindrance, ejection or molestation by Landlord or any person lawfully claiming through or under Landlord, subject, nevertheless, to the provisions of this lease and to Superior Mortgages. This covenant shall be construed as a covenant running with the Land, and is not, nor shall it be construed as, a personal covenant of Landlord, except to the extent of Landlord’s interest in the Real Property and only so long as such interest shall continue, and thereafter Landlord shall be relieved of all liability hereunder thereafter arising and this covenant shall be binding only upon subsequent successors in interest of Landlord’s interest in this lease, to the extent of their respective interests, as

[7]	Revise if factually inaccurate as of the Commencement Date.

and when they shall acquire the same, and so long as they shall retain such interest, but nothing contained herein shall be deemed to relieve Landlord of any liability of Landlord which has accrued or arisen through the date on which Landlord transfers its interest in the Premises to a third party.

ARTICLE 7

Assignment, Subletting and Mortgaging

7.01. Subject to the provisions of this Article 7, Tenant may (a) assign or otherwise transfer this lease or the term and estate hereby granted without Landlord’s consent, provided that (i) no assignee of this lease shall be a person that is entitled to sovereign immunity, (ii) no assignee shall be a party whose principal business is owning and/or operating real property, (iii) such assignee shall meet the requirements of clauses (i) and (ii) of Section 35.17 and, if requested by Landlord, shall certify the same to Landlord, and (iv) the Guaranty shall remain in full force and effect and/or (b) sublet the Premises or any part thereof (including, without limitation, any portion of the roof) and allow the same to be used, occupied and/or utilized by anyone other than Tenant at any time and from time to time without Landlord’s consent, provided and upon the condition that (i) this lease and the Guaranty are in full force and effect, (ii) the sublease or occupancy by any subtenant conforms with the provisions of Sections 7.06 and 7.07, (iii) no subtenant shall be a person that is entitled to sovereign immunity, (iv) each subtenant shall meet the requirements of clauses (i) and (ii) of Section 35.17 and, if requested by Landlord, shall certify the same to Landlord, and (v) no sublease or use by any subtenant shall be for a Prohibited Use. A list of subleases and other third party agreements that encumber the Real Property as of the date hereof is attached hereto as Schedule 3 (herein called “Current Occupancy Agreements”). Landlord acknowledges that Tenant is entitled to all revenue generated prior to and during the Term from the Current Occupancy Agreements as well as from any other subleases, licenses, assignments or other agreements entered into by Tenant prior to or during the Term with respect to all or any portion of the Real Property and Tenant acknowledges that it is responsible for all obligations of the lessor under the Current Occupancy Agreements whether arising before or after the date of this lease.

7.02. For purposes of this lease, the following terms shall have the following meanings:

“Affiliate” shall mean, with respect to any person or entity, any other person or entity which, directly or indirectly, controls, is controlled by, or is under common control with, the person or entity in question.

“control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, a person shall be deemed to have “control” of a public corporation if it is the largest shareholder of such corporation and owns or has voting control over not less than twenty-five percent (25%) of all of the then voting stock of such corporation.

“Corporate Successor” shall mean either (i) any corporation or other entity which is a successor to a Citigroup Tenant by merger, consolidation or reorganization or (ii) a purchaser of all or substantially all of the assets of a Citigroup Tenant.

“Named Tenant” shall mean Citigroup Capital Markets Inc.

“Citigroup Tenant” shall mean any tenant under this lease from time to time that is either (i) the Named Tenant, (ii) an Affiliate of the Named Tenant, (iii) an immediate or remote Corporate Successor of either the Named Tenant or an Affiliate of the Named Tenant or (iv) an Affiliate of any such immediate or remote Corporate Successor.

7.03. If this lease be assigned, Landlord may collect rent from the assignee. If the Premises or any part thereof are sublet or used or occupied by anybody other than Tenant, whether or not in violation of this lease, Landlord may, after Tenant has defaulted in its obligations hereunder beyond notice and the expiration of any applicable cure periods, collect rent from the subtenant or occupant. In either event, Landlord may apply the net amount collected to the Fixed Rent and Additional Charges herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of the provisions of Section 7.01 or any other provision of this lease, or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the performance by Tenant of Tenant’s obligations under this lease.

7.04. Any assignment or transfer of this lease shall be made only if, and shall not be effective until, the assignee or transferee (except in the case where Tenant and such assignee are the same legal entity) shall execute, acknowledge and deliver to Landlord an agreement whereby the assignee shall assume, from and after the effective date of such assignment (or, in the case of an entity which has purchased all or substantially all of Tenant’s assets or which is a successor to Tenant by merger, acquisition, consolidation or change of control, from and after the Commencement Date) the obligations of this lease on the part of Tenant to be performed or observed and whereby the assignee shall agree that the provisions of this Article 7 shall, notwithstanding such assignment or transfer, continue to be binding upon such assignee in respect of all future assignments and transfers, and Guarantor delivers a ratification of the Guaranty in form and substance satisfactory to Landlord. The Named Tenant and any subsequent assignor or transferor of this lease covenants that, notwithstanding any assignment or transfer, whether or not in violation of the provisions of this lease, and notwithstanding the acceptance of any of the Fixed Rent and/or Additional Charges by

Landlord from an assignee, transferee, or any other party, the Named Tenant (and any subsequent assignor or transferor of this lease) shall remain fully liable for the payment of the Fixed Rent and Additional Charges and for the other obligations of this lease on the part of Tenant to be performed or observed.

7.05. (a) The joint and several liability of Tenant and any immediate or remote successor in interest of Tenant and the due performance of the obligations of this lease on Tenant’s part to be performed or observed shall not be discharged, released or impaired in any respect by any agreement or stipulation made by Landlord extending the time of, or modifying any of the obligations of, this lease, or by any waiver or failure of Landlord to enforce any of the obligations of this lease; provided however, that in the case of any modification of this lease after an assignment of this lease which increases the obligations of or decreases the rights of Tenant (an “Adverse Assignee Modification”), the Named Tenant and any subsequent assignor of this lease that is a Citigroup Tenant shall not be liable for any such increase or decrease unless it has given its written consent thereto (which consent may be granted or withheld in such party’s sole discretion), provided and on the condition that the Tenant under this lease at the time of such modification is not Named Tenant or a Citigroup Tenant (an “Unaffiliated Assignee”) and Landlord has been notified in writing thereof; provided, further, however, that, subject to the proviso below, none of the following shall be deemed to be an Adverse Assignee Modification: (A) the exercise of one (1) or more Extension Options hereunder and (B) one (1) or more extensions of the Term by an Unaffiliated Assignee where the terms of any such extension do not strictly conform to the terms of the corresponding Extension Option (other than the length of the term of the extension, which must confirm to the length of the term of the corresponding Extension Option); provided that the Named Tenant, Guarantor and any subsequent assignor of this lease that is a Citigroup Tenant shall not be liable for any increase in obligations in excess of, or decrease in rights below, that which would have occurred had such Unaffiliated Assignee exercised the corresponding Extension Option in strict accordance with the terms of this lease.

(b) Except as otherwise provided in this Article, the listing of any name other than that of Tenant, whether on the doors of the Premises or the Building directory, or otherwise, shall not operate to vest any right or interest in this lease or in the Premises.

(c) Any assignment, sublease, license or other transfer, and any mortgage, pledge, encumbrance or other hypothecation, made in violation of the provisions of this Article 7 shall be null and void.

7.06. No sublease shall be for a term (including any renewal rights contained in the sublease) extending beyond the day prior to one day prior to the Expiration Date, except that a sublease may provide for one or more options to extend the term thereof beyond the then current Term; provided that (a) such option shall be conditioned on the timely and effective exercise by Tenant of Tenant’s option under this lease to extend the term hereof for the applicable Extension Term and (b) each such extension of the term of such sublease shall end no later than one day prior to the end of the applicable Extension Term.

7.07. With respect to each and every sublease or subletting under the provisions of this lease entered into after the date hereof (other than the Current Occupancy Agreements), it is further agreed that:

(a) No such sublease shall be valid, and no subtenant shall take possession of the Premises or any part thereof, until an executed counterpart of the Sublease Document has been delivered to Landlord;

(b) Each such sublease shall provide that, subject to the provisions of any Landlord’s Nondisturbance Agreement between Landlord and the subtenant thereunder, such sublease shall be subject and subordinate to this lease and to any matters to which this lease is or shall be subordinate, and that in the event of termination, reentry or dispossess by Landlord under this lease Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublessor, under such sublease, and such subtenant shall, at Landlord’s option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not be (i) liable for any previous act or omission of Tenant under such sublease, (ii) subject to any credit, offset, claim, counterclaim, demand or defense which such subtenant may have against Tenant, (iii) bound by any previous modification of such sublease not consented to by Landlord or by any previous payment of any amount due under this lease more than one (1) month in advance of the due date thereof, (iv) bound by any covenant of Tenant to undertake or complete any construction of the Premises or any portion thereof, (v) required to account for any security deposit of the subtenant other than any security deposit actually delivered to Landlord by Tenant, (vi) responsible for any monies (including without limitation any work allowance) owing by Tenant to the credit of subtenant, (vii) bound by any obligation to make any payment to such subtenant or grant any credits, except for services, repairs, maintenance and restoration provided for under the sublease to be performed after the date of such attornment, or (viii) required to remove any person occupying the Premises or any part thereof (the matters described in the foregoing clauses (i) through (viii) being herein collectively called the “Excluded Obligations”);

(c) The provisions of Section 18.02 shall apply in connection with any claim made by any subtenant against Landlord or any Landlord Party in connection with the Excluded Obligations; and

(d) Each sublease shall provide that the subtenant may not assign its rights thereunder or further sublet the space demised under the sublease, in whole or in part, except in compliance with this Article 7. A sublease meeting all of the requirements set forth in this Section is herein called a “Sublease Document”.

7.08. Each subletting shall be subject to all of the covenants, agreements, terms, provisions and conditions contained in this lease. Tenant shall and will remain fully liable for the payment of the Fixed Rent and Additional Charges due and to become due hereunder and for the performance of all the covenants, agreements, terms, provisions and conditions contained in this lease on the part of Tenant to be performed and all acts and omissions of any licensee or subtenant or anyone claiming under or through any subtenant which shall be in violation of any of the obligations of this lease, and any such violation shall be deemed to be a violation by Tenant. Tenant further agrees that notwithstanding any such subletting, no other and further subletting of the Premises by Tenant or any person claiming through or under Tenant shall or will be made except upon compliance with and subject to the provisions of this Article.

7.09. (a) For purposes hereof, the term “Landlord’s Non-Disturbance Agreement” shall mean a Non-Disturbance Agreement substantially in the form annexed hereto as Exhibit E.

(b) Landlord shall, within fifteen (15) Business Days after Tenant’s request accompanied by an executed counterpart of a Qualifying Sublease, deliver a Landlord’s Non-Disturbance Agreement to Tenant and the subtenant under such Qualifying Sublease.

(c) For purposes hereof, the term “Qualifying Sublease” shall mean a direct sublease:

(i) with a subtenant that, in Landlord’s reasonable judgment, is engaged in a business which is in keeping with the then standards of the Building which are consistent with Comparable Buildings;

(ii) with a subtenant that is not a disreputable person;

(iii) which is with a subtenant which is not entitled to sovereign immunity, and which meets the requirements of clauses (i) and (ii) of Section 35.17 and , if requested by Landlord, shall certify same to Landlord, and whose intended use of the Premises, or the relevant part thereof, will not violate the terms of this lease and is in keeping with the standards of the Building which are consistent with Comparable Buildings;

(iv) which is with a subtenant which has, or whose guarantor of such subtenant’s obligations under such Qualifying Sublease (which guarantee shall be in a form reasonably acceptable to Landlord) has, as of the date of execution of such Qualifying Sublease, a net worth, exclusive of good will, computed in accordance with GAAP, equal to or greater than ten (10) times the annual Minimum Sublease Rent and Landlord has been provided with proof thereof reasonably satisfactory to Landlord;

(v) which meets all of the applicable requirements of this Article 7 (including, without limitation, the provisions of Section 7.07);

(vi) which demises not less than three (3) full contiguous Office Floors;

(vii) which demises the highest or lowest full Office Floor of the Premises, or if one or more Qualifying Subleases is in effect, demising the next contiguous full Office Floor above or below the highest or lowest full Office Floor subject to an Qualifying Sublease then in effect;

(viii) which is for a sublease term of not less than two (2) years;

(ix) which provides for rentals which are equal to or in excess of the Fixed Rent and other amounts payable by Tenant hereunder (on a per rentable square foot basis) for such period (herein called the “Minimum Sublease Rent”), or, in the alternative, provides for a rental rate that is less than the Minimum Sublease Rent, but will automatically be increased to an amount that is equal to all of the same economic terms and conditions, including, without limitation, Fixed Rent and other amounts payable by Tenant hereunder (on a per rentable square foot basis) that would have been applicable as between Landlord and Tenant hereunder with respect to the space demised by such Qualifying Sublease for the period commencing on such date of attornment and ending on the expiration date of such Qualifying Sublease; and

(x) grants to the subtenant no greater rights and imposes on the subtenant no lesser obligations than the rights granted to and obligations imposed on Tenant, respectively, pursuant to this lease, grants no lesser rights to Tenant, as sublessor, and imposes no greater obligations on Tenant, as sublessor, than the rights granted to and obligations imposed on Landlord pursuant to this lease.

7.10. (a) With respect to each Qualifying Sublease for which Landlord provides a Landlord’s Non-disturbance Agreement in accordance with Section 7.09, Tenant shall pay to Landlord fifty percent (50%) of any Sublease Profit derived from such Qualifying Sublease as hereinafter provided.

(b) For purposes of this Article 7, the term “Sublease Profit” shall mean, for the term of the applicable sublease (the “Sublease Term”), Sublease Income less Tenant Costs.

(c) For purposes hereof the term “Sublease Income” shall mean:

(i) any rents, additional charges or other consideration paid under the sublease to Tenant by the subtenant which is in excess of the Fixed Rent and other amounts payable hereunder accruing during the Sublease Term under this lease in respect of the subleased or occupied space (at the rate per square foot payable by Tenant hereunder) pursuant to the terms hereof, and

(ii) all sums that are paid to Tenant for the sale or rental of Tenant’s fixtures, leasehold improvements, equipment, furniture or other personal property, less:

(A) in the case of a sale of any of the foregoing, the then net unamortized or undepreciated portion (determined on the basis of Tenant’s balance sheet) of the original cost thereof; or

(B) in the case of a rental of any of the foregoing, the fair rental value thereof.

(d) For purposes hereof, the term “Tenant’s Costs” shall mean:

(i) the amount of any commercially reasonable broker’s fee or commissions paid to a broker as a result of any subletting by Tenant hereunder and any transfer, sales or gains taxes incurred and paid by Tenant in connection with such subletting or assignment;

(ii) the cost to Tenant of any improvements made to prepare the space in question for the occupancy of the subtenant thereof and any rent abatement and/or concession (including reasonable moving expenses but excluding any lease takeover costs except as set forth below) and/or work allowance (or equivalent) granted by Tenant to any such subtenant in lieu of or in addition to Tenant’s performance of any such improvements made to prepare the space in question for the occupancy of the subtenant or assignee;

(iii) advertising and marketing expenses directly related to the subletting of the space under the Qualifying Sublease;

(iv) reasonable legal fees directly related to the subletting of the space;

(v) the cost to Tenant of any lease takeover costs; provided however, that (A) such lease takeover costs shall be reduced by any amounts received by Tenant in connection therewith, such as sublease rentals paid to Tenant (or its subtenant) under the leases taken over by Tenant, (B) to the extent that any amounts received by Tenant in connection with lease takeover costs exceed such lease takeover costs, the excess shall constitute Sublease

Income, and (C) Tenant’s Costs, and their effect on Sublease Profits, as the case may be, shall be recalculated, from time to time at reasonable intervals, to provide for any appropriate adjustments resulting from the receipt by Tenant of such amounts in connection with lease takeover costs;

(vi) the unamortized construction costs of leasehold improvements installed by or on behalf of Tenant in connection with its occupancy of the applicable portion of the Premises, but only to the extent that such improvements are used by the subtenant in connection with its initial occupancy of such portion of the Premises; and

(vii) the unamortized costs of fixtures, furnishings and equipment (herein called “FF&E”) installed by or on behalf of Tenant in connection with its occupancy of the applicable portion of the Premises, but only to the extent that such FF&E are used by the subtenant in connection with its initial occupancy of such portion of the Premises.

For the purposes of computing “Sublease Profit”, Tenant’s Costs with respect thereto shall be deducted as and when they are paid by Tenant (or, as necessary, deducted from future Sublease Profit to the extent that current Tenant’s Costs exceed current Sublease Profit. Within the later to occur of (x) thirty (30) days following the effective date of any Qualifying Sublease, (y) thirty (30) days following Tenant’s receipt of a fully executed Landlord’s Non-Disturbance Agreement with respect to such Qualifying Sublease, Tenant shall deliver to Landlord its computation of Sublease Profit, if any, with respect to the Qualifying Sublease in question (together with documentation reasonably evidencing such calculation).

7.11. (a) Notwithstanding anything to the contrary contained in this Article 7, if Tenant shall at any time or times during the Term desire to sublet all or part of the Premises (other than with respect to any of the circumstances set forth in Section 7.12), Tenant shall give notice thereof to Landlord (herein called a “Marketing Notice”), which notice shall set forth (i) the area proposed to be sublet, and (ii) the proposed date of the commencement of the proposed sublease, and (iii) the party responsible for the cost of demising work on any partial floor. Except with respect to any of the transactions set forth in Section 7.12, such Marketing Notice shall be deemed a revocable offer from Tenant to Landlord (which offer may only be revoked prior to its acceptance by Landlord) whereby Landlord may terminate this lease with respect to the space covered by the proposed sublease. Said option may be exercised by Landlord by notice to Tenant at any time within thirty (30) days after any such Marketing Notice has been given by Tenant to Landlord.

(b) If Landlord exercises its option to terminate this lease with respect to the space covered by Tenant’s proposed sublease in accordance with Section 7.11(a), then (i) this lease shall end and expire with respect to such part of the Premises on the date that the proposed sublease was to commence; (ii) from and after such date the

Fixed Rent, Additional Charges, and Tenant’s Share shall be adjusted, based upon the proportion that the rentable area of the Premises remaining bears to the total rentable area of the Premises; and (iii) with respect to the recapture of any partial Office Floors (i.e., not a full floor), Tenant shall pay to Landlord the costs reasonably incurred by Landlord in physically separating such part of the Premises from the balance of the Premises and in complying with any applicable Laws relating to such separation (except to the extent that such costs were clearly made the responsibility of the proposed subtenant in the Marketing Notice), which costs Tenant shall pay to Landlord with thirty (30) days following notice thereof accompanied by documentation reasonably evidencing such costs, as Additional Charges; it being understood and agreed that Landlord shall perform any and all such demising work, subject to and with accordance with the applicable provisions of this lease, including, without limitation Article 16.

(c) In the event Landlord does not exercise its option pursuant to this Section 7.11 to terminate this lease with respect to the space covered by Tenant’s proposed sublease within thirty (30) days following Tenant’s delivery of the Marketing Notice, Tenant may give Landlord a second notice making specific reference to the right of Landlord to recapture such space and if Landlord shall fail to respond to such second notice within five (5) Business Days after Landlord’s receipt thereof, Landlord shall be deemed to have waived its recapture rights with respect to such space at such time, and Tenant shall thereafter have the right to sublease such space subject to the provisions of this Article 7; provided, that, Tenant shall again comply with the provisions of Section 7.11(a) and send a revised Marketing Notice to Landlord, in the event that Tenant desires to enter into a sublease on terms and conditions which are “substantially different from” the terms set forth in the Marketing Notice delivered to Landlord pursuant to Section 7.11(a). The terms of a proposed sublet shall be deemed “substantially different from” the terms set forth in the Marketing Notice delivered to Landlord pursuant to Section 7.11(a), if the amount of space proposed to be sublet differs by more than ten percent (10%) from the amount of space set forth in the Marketing Notice.

7.12. Notwithstanding anything to the contrary contained herein, the provisions of Sections 7.10 and 7.11 shall not apply with respect to any of the following:

(i) if Tenant is a corporation, the transfer (by one or more transfers) of a majority of the stock of Tenant, or any other mechanism, such as the issuance of additional stock, a stock voting agreement or change in class(es) of stock, irrespective of whether such transfer of stock or other mechanism results in a change of control of Tenant; provided, however, that in any such case such transfer or other mechanism was done for a good business purpose and not principally for the purpose of transferring the leasehold estate in this lease.

(ii) if Tenant is a partnership or joint venture or LLC or other entity, a transfer or one or more transfers, of an interest in the distributions of profits and losses of such partnership, joint venture or LLC or other entity which results in a change of control of Tenant or any other mechanism, such as the creation of additional general partnership or limited partnership interests, which results in a change of control of Tenant, as if such transfer of an interest in the distributions of profits and losses which results in a change of control of Tenant or other mechanism which results in a change of control of Tenant were an assignment of this lease, provided that such transfer was done for a good business purpose and not principally for the purpose of transferring the leasehold estate in this lease.

(iii) an assignment of Tenant’s interest in this lease to a Corporate Successor, provided such an assignment was done for a good business purpose and not principally for the purpose of transferring the leasehold estate in this lease.

(iv) an assignment of Tenant’s interest in this lease, or a sublease of all or a portion of the Premises, to any Affiliate of Tenant.

(v) the simultaneous occupancy of the Premises by means of any occupancy arrangement selected by Tenant (which arrangement does not have to be in writing), or a subletting pursuant to a sublease which conforms with the requirements of Section 7.07, of all or a portion of the Premises to, one or more Tenant’s Affiliates; provided, however, that Landlord shall be given written notice thereof promptly after the effective date of any such sublease or occupancy arrangement accompanied by reasonable evidence of such affiliate relationship and a duplicate original of such sublease (if any). In the event that a Tenant’s Affiliate which is occupying all or any part of the Premises pursuant to an assignment or sublease no longer qualifies as a Tenant’s Affiliate, then the continuation thereafter of such occupancy shall not be subject to Landlord’s consent and such assignee or subtenant shall not be required to vacate the Premises. In the event that a Tenant’s Affiliate is in occupancy of all or any part of the Premises but such occupancy is not pursuant to an assignment or a sublease, the continued occupancy by such entity after such entity no longer qualifies as a Tenant’s Affiliate shall be deemed a transaction to which all of the other terms of this Section 7.12 shall apply.

(vi) an assignment of this lease arising out of the reorganization of Tenant from one form of legal entity into another form of legal entity with substantially the same beneficial ownership.

(vii) the simultaneous occupancy of the Premises by means of any occupancy arrangement selected by Tenant (which arrangement does not have to be in writing), or subletting of a portion of the Premises to, one or more Service and Business Relationship Entities; provided, however, that Landlord shall be given written notice thereof promptly after the effective date of such sublease or occupancy arrangement accompanied by reasonable evidence of the relationship with Tenant, and a duplicate original of such sublease (if applicable) and that such Service and Business Relationship Entities shall not occupy portions of the Premises consisting, in the aggregate, of more than fifteen percent (15%) of the rentable area of the Premises. In the event that a Service and Business Relationship Entity which is occupying a part of the Premises pursuant to a sublease or other written occupancy agreement no longer qualifies as a Service and Business Relationship Entity, then the continuation thereafter of such occupancy shall not be subject to Landlord’s consent and such subtenant or occupant shall not be required to vacate the Premises. In the event that a Service and Business Relationship Entity is in occupancy of all or any part of the Premises but such occupancy is not pursuant to a sublease or other written occupancy agreement, the continued occupancy by such entity after such entity no longer qualifies as a Service and Business Relationship Entity shall be deemed a transaction to which all of the other terms of this Section 7.12 shall apply. The term “Service and Business Relationship Entities” as used herein shall mean (i) persons engaged in providing services to Tenant or to any Affiliate of Tenant, (ii) Tenant’s (or any Affiliate’s of Tenant) attorneys, consultants and other persons with which Tenant (or any Affiliate of Tenant) has a business relationship, (iii) any entity in which Tenant or Tenant’s Affiliate have a financial interest or (iv) persons which have a business function or purpose which is related, complimentary and/or supplementary to the business of Tenant or any Affiliate of Tenant, including, without limitation, any “spin-off” of a business unit of Tenant or any Affiliate of Tenant or persons with which Tenant or any Affiliate of Tenant performs cross-marketing and any persons which are subject by legal requirement to regulatory governance, supervision or administration by Tenant or any Affiliate of Tenant, in each case provided that the purpose of classifying such persons as Service and Business Relationship Entities is for a good business purpose and not to circumvent the provisions of this Section 7.12. Permission to Tenant’s Service and Business Relationship Entities and Tenant’s Affiliates to use the Premises which is not pursuant to a written sublease or other written occupancy agreement shall not create a tenancy or any other interest in the Premises except a license revocable at will which shall cease and expire in any event automatically without notice upon the expiration or termination of this lease and all acts, omissions and operations of such Tenant’s Service and Business Relationship Entities and Tenant’s Affiliates shall be deemed acts, omissions and operations of Tenant.

(viii) if Tenant’s outside accounting firm or any governmental regulatory agencies shall require the use of temporary desk space within the Premises to conduct audits or other regulatory or advisory functions related to Tenant’s business.

ARTICLE 8

Compliance with Laws

8.01. Each of Landlord and Tenant shall give prompt notice to the other of any notice it receives of the violation of any Legal Requirements with respect to the Premises or the use or occupation thereof. Tenant shall, at Tenant’s expense, comply with all Legal Requirements in respect of the Premises or the use and occupation thereof; provided, however, that Tenant shall not be obligated to make structural repairs or alterations in or to the Premises nor to the vertical portions of Building systems nor facilities serving the Premises or to any portions of Building systems or facilities that pass through the Premises but do not exclusively serve the Premises (but Tenant shall be obligated to make repairs to such Building systems or facilities that exclusively serve the Premises, such as supplemental HVAC) in order to comply with Legal Requirements unless the need for same arises out of Tenant’s manner of use of the Premises as opposed to mere executive or general office use or retail purposes or any of the causes set forth in clauses (b) through (d) of the next succeeding sentence. Except as expressly provided to the contrary herein, Tenant shall also be responsible for the cost of compliance with all Legal Requirements in respect of the Real Property arising from (a) Tenant’s manner of use of the Premises (other than arising out of the mere use of the Premises as executive and general offices or for retail purposes), (b) the manner of conduct of Tenant’s business or operation of its installations, equipment or other property therein, (c) any cause or condition created by or at the instance of Tenant (other than the mere use of the Premises as executive and general offices or for retail purposes), or (d) the breach of any of Tenant’s obligations hereunder, whether or not such compliance requires work which is structural or non-structural, ordinary or extraordinary, foreseen or unforeseen; provided, however, Landlord shall be responsible for any such compliance as it relates to Landlord’s Restoration Obligation, if any, under Article 19 and any of Landlord’s restoration obligations under Article 20. Subject to the rights of other tenants in the Building, Tenant shall have such access to the Real Property as may be required by Tenant in connection with Tenant’s performance of its obligations pursuant to this Section 8.01; provided, that, any work which could have an adverse effect on the proper functioning of the Building systems shall be performed by Landlord and the reasonable third party out-of-pocket costs incurred by Landlord in connection therewith shall be reimbursed by Tenant within thirty (30) days following a invoice therefor (which invoice shall included documentation reasonably satisfactory to Tenant in support of such charges). Tenant shall pay all the reasonable out-of-pocket costs and all the reasonable out-of-pocket expenses, and all the fines, penalties and damages which may be imposed upon Landlord by reason of or arising out of Tenant’s failure to fully and promptly comply with and observe the provisions of this Section 8.01. However, Tenant need not comply with any such Legal Requirement so long as Tenant shall be contesting the validity thereof, or the applicability thereof to the Premises, in accordance with

Section 8.02. Except to the extent that Tenant is required by this lease to comply therewith, Landlord, at its expense, shall comply with all Legal Requirements in respect of the Real Property as shall affect the Premises and Tenant’s use and enjoyment thereof, but may similarly defer compliance so long as Landlord shall be contesting the validity or applicability thereof, provided that deferring such compliance does not adversely affect Tenant’s ability to use and occupy the Premises in accordance with all of the terms and conditions of this lease including, without limitation, Tenant’s ability to obtain permits and licenses to perform Alterations permitted hereunder. Landlord shall pay all the reasonable out-of-pocket costs and all the reasonable out-of-pocket expenses, and all the fines, penalties and damages which may be imposed upon Tenant by reason of or arising out of Landlord’s failure to fully and promptly comply with and observe the provisions of this Section 8.01.

8.02. Tenant, at its expense, after notice to Landlord and any Superior Mortgagee of which Tenant had prior notice, may contest, by appropriate proceedings prosecuted diligently and in good faith, the validity, or applicability to the Premises, of any Legal Requirement, provided that (i) Landlord shall not be subject to a threat of criminal penalty or to prosecution for a crime (it being agreed that if applicable Legal Requirements provide that a crime cannot be charged while the same is being contested, then a person shall not be deemed threatened to be charged with such crime during such contest), or any other fine or charge (unless Tenant agrees in writing to indemnify, defend and hold Landlord harmless from and against such non-criminal fine or charge), nor shall the Premises or any part thereof, be subject to a bona fide threat of being condemned or vacated, nor shall the Building or Land, or any part thereof, be subjected to a bona fide threat of any lien (unless Tenant shall remove such lien by bonding or otherwise) or encumbrance nor shall the insurance coverage required to be carried by Tenant hereunder be limited or impaired in any material respect, by reason of non-compliance or otherwise by reason of such contest, nor shall Landlord’s ability to use and occupy the Real Property, including Landlord’s ability to obtain permits and licenses to perform work at the Real Property be materially adversely affected; (b) except as otherwise provided in this Section 8.02, before the commencement of such contest, Tenant shall furnish to Landlord a cash deposit or other security in amount, form and substance reasonably satisfactory to Landlord and shall indemnify Landlord against the reasonable cost thereof and against all liability for damages, interest, penalties and expenses (including reasonable attorneys’ fees and expenses), resulting from or incurred in connection with such contest or non-compliance (provided, however, that Tenant shall not be required to furnish any such cash deposit or other security for so long as the Guaranty is in full force and effect; and (c) Tenant shall keep Landlord advised as to the status of such proceedings.

8.03. Notwithstanding anything to the contrary contained herein, Tenant shall not be deemed to be in default of Tenant’s obligations under this lease if Tenant shall fail to comply with any such Legal Requirement if, and only if:

(a)	such Legal Requirement obligation is limited to the interior of the Premises, is not related to Hazardous Materials, is not structural in nature and the failure to comply with such Legal Requirement will not have an adverse effect on Building Systems or on the health or safety of any occupant of or visitor to the Building; and

(b)	the failure to comply with such Legal Requirement will not (i) subject Landlord or any Superior Mortgagee to prosecution for a crime or any criminal or civil fine or charge (unless, in the case of a civil fine, Tenant agrees in writing to indemnify, defend and hold such parties harmless from and against any such fine or charge and actually pays any such fine or charge), (ii) subject the Premises or any part thereof to being condemned or vacated, or (iii) subject the Building or Land, or any part thereof, to any lien or encumbrance which is not removed or bonded within the time period required under this lease.

8.04. (a) Notwithstanding anything to the contrary contained herein, Tenant shall be responsible for compliance with all Environmental Laws in respect to any Hazardous Materials that are brought onto the Premises during the Term by Tenant or any of Tenant’s agents or permitted occupants.

(b) If all or a portion of the Premises shall be rendered untenantable and Tenant ceases to occupy such portion of the Premises as the result of the presence of Hazardous Materials in any portion of the Real Property, including in Base Elements serving the Premises, which presence is not caused by Tenant or anyone claiming by, through or under Tenant (and is not otherwise the responsibility of Tenant under Section 8.04(a), then (i) the Rent payable with respect to such untenantable and unused portion of the Premises shall abate until Landlord shall have taken such steps as are necessary to render the applicable portion of the Premises tenantable, (ii) Landlord will repair any damages resulting from any required remediation and (iii) Landlord shall indemnify Tenant from and against any and all costs and expenses incurred by Tenant in connection with actual damages to the Premises and/or Tenant’s property therein to the extent arising from or in connection with any such remediation.

8.05. The provisions of this Article 8 shall survive the expiration or other termination of this lease.

ARTICLE 9

Insurance

9.01. Tenant shall not knowingly violate, or knowingly permit the violation of, any condition imposed by any insurance policy then issued in respect of the Real Property and shall not do, or permit anything to be done, or keep or permit anything to be kept in the Premises which would subject Landlord or any Superior Mortgagee to any liability or responsibility for personal injury or death or property damage, or which would result in insurance companies of good standing refusing to insure the Real Property, or which would result in the cancellation of or the assertion of any defense by the insurer in whole or in part to claims under any policy of insurance in respect of the Real Property; provided, however, that in no event shall the mere use of the Premises for customary and ordinary office purposes or for any of the current retail uses at the Premises or any other current use or uses of the Premises, as opposed to the manner of such use, constitute a breach by Tenant of the provisions of this Section 9.01.

9.02. (a) If, by reason of any failure of Tenant to comply with the provisions of this lease, the premiums on Landlord’s insurance that it is required to maintain hereunder shall be higher than they otherwise would be, and Landlord shall notify Tenant of such fact and, if Tenant shall not, as soon as reasonably practicable, but in no event more than twenty (20) days thereafter, rectify such failure so as to prevent the imposition of such increase in premiums, then Tenant shall pay to Landlord within thirty (30) days after demand accompanied by reasonable supporting documentation, for that part of such premiums which shall have been charged to Landlord due to such failure on the part of Tenant.

(b) If, by reason of any failure of Landlord to comply with any provision of this lease, the premiums on Tenant’s insurance that it is required to maintain hereunder shall be higher than they otherwise would be, and Tenant shall notify Landlord of such fact and, if Landlord shall not, as soon as reasonably practicable, but in no event more than twenty (20) days thereafter, rectify such failure so as to prevent the imposition of such increase in premiums, then Landlord shall reimburse Tenant for that part of such insurance premiums which shall have been charged to Tenant due to such failure on the part of Landlord within thirty (30) days after demand accompanied by reasonable supporting documentation.

(c) A schedule or “make up” of rates for the Real Property or the Premises, as the case may be, issued by the New York Fire Insurance Rating Organization or other similar body making rates for insurance for the Real Property or the Premises, as the case may be, shall be prima facie evidence (absent manifest error) of the facts therein stated and of the several items and charges in the insurance rate then applicable to the Real Property or the Premises, as the case may be.

9.03. Tenant, at its expense, shall maintain at all times during the Term (a) “all risk” property insurance covering all present and future Tenant’s Property and Leasehold Improvements to a limit of not less than the full replacement value thereof, (b) boiler and machinery insurance to the extent Tenant maintains and operates such machinery with minimum limits of One Hundred Million Dollars ($100,000,000) per accident, (c) workers’ compensation in statutory limits and employers’ liability in minimum limits of $1,000,000 per occurrence, (d) commercial general liability insurance, including contractual liability, in respect of the Premises and the conduct of operation of business therein, with limits of not less than One Hundred Million Dollars ($100,000,000) combined single limit for bodily injury and property damage liability in any one occurrence, and (e) when Alterations are in progress, the insurance specified in Section 11.03. The limits of such insurance shall not limit the liability of Tenant hereunder. Tenant shall name Landlord, Superior Mortgagee (but only to the extent Landlord has provided Tenant prior notice thereof) and any party as Landlord may reasonably request in writing, as an additional insured with respect to all of such insurance (other than the insurance required under item (c) above), and shall deliver to Landlord and any additional insureds, prior to the Commencement Date, certificates of insurance issued by the insurance company or its authorized agent, together with, in the case of commercial general liability insurance, additional insured endorsements. Such insurance may be carried under umbrella or excess policies, or in a blanket policy covering the Premises and other locations of Tenant, if any. Tenant shall procure and pay for renewals of such insurance from time to time before the expiration thereof, and Tenant, upon Landlord’s request, shall use reasonable efforts to deliver to Landlord and any additional insureds a certificate of such renewal policy. All such policies shall be issued by companies of recognized responsibility licensed to do business in New York State and rated by Best’s Insurance Reports or any successor publication of comparable standing and carrying a rating of A- IX or better or the then equivalent of such rating, and all such policies shall contain a provision whereby the same cannot be canceled or materially modified unless Landlord and any additional insureds are given at least thirty (30) days prior written notice of such cancellation or material modification. All proceeds from any insurance coverages maintained by Tenant under this Article 9 (other than from commercial general liability insurance, if any) shall be payable solely to Tenant. The parties shall cooperate with each other in connection with the prosecution of claims to recover insurance proceeds for covered losses and the collection of any insurance monies that may be due in the event of loss and shall execute and deliver to each other such proofs of loss and other instruments which may be reasonably required to recover any such insurance monies.

9.04. Landlord agrees to have included in each of the insurance policies insuring against loss, damage or destruction by fire or other casualty required to be carried pursuant to the provisions of Section 9.06, a waiver of the insurer’s right of subrogation against Tenant during the Term or, if such waiver should be unobtainable or unenforceable, (i) an express agreement that such policy shall not be invalidated if the assured waives the right of recovery against any party responsible for a casualty covered by the policy before the casualty or (ii) any other form of permission for the release of Tenant. Tenant agrees to have included in each of its insurance policies insuring the Tenant’s Property and Leasehold Improvements against loss, damage or destruction by fire or other casualty, a waiver of the insurer’s right of subrogation against Landlord during the Term or, if such waiver should be unobtainable or unenforceable, (A) an express agreement that such policy shall not be invalidated if the assured waives the right of recovery against any party responsible for a casualty covered by the policy before the casualty or (B) any other form of permission for the release of Landlord. If such waiver, agreement or permission shall not be, or shall cease to be, obtainable from any party’s then current insurance company, the insured party shall so notify the other party promptly after learning thereof, and shall use commercially reasonable efforts to obtain the same from another insurance company described in Section 9.03 hereof. Landlord hereby releases Tenant, and Tenant hereby releases Landlord, with respect to any claim (including a claim for negligence) which it might otherwise have against such party, for loss, damage or destruction with respect to its property occurring during the Term to the extent to which it is, or is required to be, insured under a policy or policies containing a waiver of subrogation or permission to release liability, as provided in the preceding subdivisions of this Section. Nothing contained in this Section shall be deemed to relieve Landlord or Tenant of any duty imposed elsewhere in this lease to repair, restore or rebuild or to nullify, to the extent applicable, any abatement of rents provided for elsewhere in this lease.

9.05. Landlord may from time to time require that the amount of the insurance to be maintained by Tenant under Section 9.03 be reasonably increased, so that the amount thereof adequately protects Landlord’s interests; provided, however, that the amount to which such insurance requirements may be increased shall not exceed an amount then being required by landlords of Comparable Buildings. In the event that Tenant disputes the reasonableness of any such required increase in the amount of the insurance to be maintained by Tenant under Section 9.03, Tenant shall have the right to submit such dispute to expedited arbitration under Article 37.

9.06. Landlord shall maintain at all times during the Term (a) “all risk” or “special form” property insurance covering the Base Elements and Landlord’s property to a limit of not less than the full replacement value thereof such insurance to include a replacement cost endorsement, and with no coinsurance or an agreed amount clause, including reasonable sublimits for wind and named storms, (b) business interruption or loss of rents insurance, (c) boiler and machinery insurance with minimum limits of One Hundred Million Dollars ($100,000,000) per accident, (d) workers’ compensation in statutory limits and employers’ liability in minimum limits of $1,000,000 per occurrence, (e) commercial general liability insurance, including contractual liability, in respect of the Building and Landlord’s obligations under this lease, with limits of not less than One Hundred Million Dollars ($100,000,000) combined single limit for bodily injury and property damage liability in any one occurrence, (f) if the Premises is located in a federally designated flood zone A or V and flood insurance has been made available under the National Flood Insurance Act of 1968, flood insurance in an amount equal to the maximum coverage available, or such lesser amount as any Superior Mortgagee may require, otherwise limit shall be $10,000,000, (g) insurance on the Building against such other hazards and in such amount as any Superior Mortgagee may reasonably require and/or is otherwise customarily maintained by prudent non-institutional owners of Comparable Buildings, (h) earthquake insurance coverage in the amount of $10,000,000 and (i) during the time of performance of any construction, alterations, improvements and/or repairs to the Building or Base Elements, the insurance specified in Section 11.03. Landlord shall name Tenant (and any party as Tenant may reasonably request in writing) as an additional insured with respect to all such insurance (other than the insurance required under item (d) above) and shall deliver to Tenant and any additional insureds, prior to the Commencement Date, certificates of insurance issued by the insurance company or its authorized agent with respect thereto. Such insurance may be carried under umbrella or excess policies, or in a blanket policy covering the Premises and other locations of Landlord, if any, provided that each such policy shall in all respects comply with this Article 9 and shall specify that the portion of the total coverage of such policy that is allocated to the Premises is in the amounts required pursuant to this Section 9.06. Landlord shall procure and pay for renewals of such insurance from time to time before the expiration thereof, and Landlord, upon Tenant’s request, shall deliver to Landlord and any additional insureds a certificate of such renewal policy. All such policies shall be issued by companies of recognized responsibility licensed to do business in New York State and rated by Best’s Insurance Reports or any successor publication of comparable standing and carrying a rating of A- IX or better or the then equivalent of such rating, and all such policies shall contain a provision whereby the same cannot be canceled or modified unless any additional insureds are given at least thirty (30) days’ prior written notice of such cancellation or modification.

9.07. Notwithstanding anything to the contrary contained herein, Landlord shall obtain terrorism insurance in such amounts and types of coverage that are commercially available to cover 100% of the replacement cost; provided that such amounts and types of coverage are available at commercially reasonable costs and are consistent with those that are then generally required of, or carried by, owners of Comparable Buildings and taking into account the tenancy of such buildings including the Building (collectively, the “Insurance Standard”); it being understood and agreed that in no event shall Operating Expenses include any portion of the premiums that are attributable to terrorism insurance that exceed the Insurance Standard. Any dispute as to the amount of insurance expense that is appropriately includible in Operating Expenses pursuant to this Section 9.07 may be submitted by either Landlord or Tenant to arbitration in accordance with Article 37.

9.08. Notwithstanding anything to the contrary contained in this lease, Tenant or, provided the Guaranty is in effect, its Corporate Successor shall have the option, either alone or in conjunction with Citigroup Inc., Tenant’s ultimate parent corporation, or any subsidiaries or affiliates of Citigroup Inc., to maintain self insurance and/or provide or maintain any insurance required by this lease under blanket insurance policies maintained by Tenant or Citigroup Inc., or provide or maintain insurance through such alternative risk management programs as Citigroup Inc. may provide or participate in from time to time (such types of insurance programs being herein collectively and severally referred to as “self insurance”), provided the same does not thereby decrease the insurance coverage or limits sets forth in Section 9.03. Any self insurance shall be deemed to contain all of the terms and conditions applicable to such insurance, including, without limitation, a full waiver of subrogation, as required in Section 9.04. If Tenant elects to self-insure, then, with respect to any claims which may result from incidents occurring during the Term, such self insurance obligation shall survive the expiration or earlier termination of this lease to the same extent as the insurance required would survive.

ARTICLE 10

Rules and Regulations

10.01. Tenant and its employees and agents shall faithfully observe and comply with the Building Rules and Regulations annexed hereto as Exhibit F, and such reasonable changes therein (whether by modification, elimination or addition) as Landlord at any time or times hereafter may make and communicate in writing to Tenant, which, in Landlord’s reasonable judgment, shall be necessary for the reputation, safety, care and appearance of the Building and Real Property, or the preservation of good order therein, or the operation or maintenance thereof, and which do not unreasonably affect the conduct of Tenant’s business in the Premises or Tenant’s use of the Premises; provided, however, that in case of any conflict or inconsistency between the provisions of this lease and any of the Building Rules and Regulations, the provisions of this lease shall control.

10.02. Nothing in this lease contained shall be construed to impose upon Landlord any duty or obligation to enforce the Building Rules and Regulations against Tenant or any other tenant or any employees or agents of Tenant or any other tenant, except to the extent that, following Landlord’s receipt of written notice from Tenant, Landlord’s failure to enforce such Building Rules and Regulations against other tenants would have a material adverse effect on the rights of Tenant hereunder. Provided that Landlord attempts in good faith after notice from Tenant to enforce any Building Rules and Regulations the violation of which are having a material adverse impact on the rights of Tenant hereunder, Landlord shall not be liable to Tenant for violation of any Building Rules and Regulations by another tenant or its employees, agents, invitees or licensees. Landlord agrees not to enforce any Building Rules and Regulations in a manner discriminatory to Tenant.

10.03. Any dispute regarding changes made to the Building Rules and Regulation or the enforcement of any Building Rules and Regulations may be submitted to arbitration in accordance with Article 37 hereof.

ARTICLE 11

Alterations

11.01. Except as otherwise specifically provided in this lease, Tenant shall make no improvements, changes or alterations in or to the Premises (herein called “Alterations”) of any nature without Landlord’s prior written approval, which approval, when required in accordance with the provisions of this lease, shall be granted or withheld in accordance with the provisions hereinafter set forth. If Landlord shall fail to respond to Tenant’s written request for approval of any Alterations, which request shall be accompanied by drawings, plans and specifications in accordance with the provisions of Section 11.02(a) (herein called an “Initial Alterations Request”), within twenty (20) days after such Initial Alterations Request is made by Tenant, with Landlord’s approval or disapproval with detailed comments thereon explaining the reasons for such disapproval, then Tenant shall have the right to give to Landlord a second notice (herein called a “Second Alterations Request”), and if Landlord shall fail to respond to such Second Alterations Request within five (5) Business Days after Landlord’s receipt thereof with Landlord’s approval or disapproval with detailed comments thereon explaining the reasons for such disapproval, then such Second Alterations Request shall be deemed approved by Landlord, provided that such Initial Alterations Request and Second Alterations Request shall have specifically referred to this Section 11.01 and specifically stated that Landlord must respond within such twenty (20) day and five (5) Business Day periods or such Second Alterations Request for approval shall be deemed approved. Notwithstanding anything to the contrary contained above: (a) with respect to any Alteration (or portion thereof) which Landlord elects, in its good faith judgment, to have reviewed by a third-party structural engineer or such other third-party engineer or consultant that a prudent owner of a Comparable Building would retain to review such Alteration, Landlord shall notify Tenant of same and the period for Landlord’s review of an Initial Alterations Request shall be extended by ten (10) days; and (b) as a condition precedent to its effectiveness, a Second Alterations Request shall state in upper case, bold type that it is a “DEEMED APPROVAL NOTICE” (a “Warning Note”). With respect to any Alteration which has been approved (or deemed approved) by Landlord, Landlord shall sign, to the extent required, all applicable applications for building permits together with its approval (or deemed approval) of the subject Alteration (if such applications were submitted with Tenant’s Alteration request) or, if such applications were not submitted with Tenant’s Alteration request, within five (5) Business Days following Tenant’s submission of such applications; provided, however, Landlord shall endeavor in good faith to same such applications within two (2) Business Days.

Notwithstanding anything to the contrary set forth above and provided Tenant shall be in compliance with the applicable provisions of this Article 11, Tenant or any permitted subtenant or other permitted occupant of the Premises, may at its sole expense, without Landlord’s prior approval, undertake Non-Material Alterations. A “Material Alteration” is an Alteration which (a) is not limited to the interior of the

Premises or which affects the exterior (including the appearance) of the Building or relates to the installation of conduit in shaft space that does not exclusively serve the Premises, (b) affects the structure and/or the structural integrity of the Building; it being understood and agreed that Alterations that affect the structure but are of a type which are routinely performed by multi-floor tenants in Comparable Buildings (e.g., the cutting of internal staircases or creation of internal corridors) shall not be considered a Material Alteration), or (c) materially adversely affects any mechanical, electrical, sanitary, heating, ventilating, air-conditioning or other service systems of the Building. Any Alteration which is not a Material Alteration is herein called a “Non-Material Alteration” Landlord agrees not to unreasonably withhold or delay its consent to any Material Alteration. For purposes hereof, Landlord shall not be deemed to be acting unreasonably if it withholds consent to a Material Alteration which: (i) affects the exterior appearance of the Building, (ii) would have an a material adverse affect on the heating, ventilation and air-conditioning, mechanical, electrical, fire and life safety or plumbing facilities of the Building that are not located wholly within or exclusively serve the Premises or (iii) would have a material adverse affect on the structural integrity or strength of the Building. In addition, in connection with any Material Alterations, Tenant shall use engineers, architects and contractors and major subcontractors approved by Landlord (such approval not to be unreasonably withheld, conditioned or delayed). As of the date of this lease, Landlord approves the contractors set forth in Schedule 1 annexed hereto for purposes of the performance of any and all Material Alterations, except that Landlord reserves the right, prior to Tenant’s commencement of any such work, in accordance with the provisions hereof, to remove any contractor from such approved list and Tenant shall have the right to add contractors to such list, with Landlord’s consent, not to be unreasonably withheld, conditioned or delayed; provided, however, (A) Landlord agrees that no contractor shall be deleted from the approved list if Tenant has previously delivered to such contractor an invitation to bid, or after such contractor shall have been engaged by Tenant to perform a Material Alteration, and while such contractor is engaged in performing a Material Alteration, nor shall such contractor be precluded from completing any punch list items or making any repairs which are under warranty in the event that such contractor is removed from the approved list during or after the completion of its work on behalf of Tenant, (B) Landlord shall notify Tenant promptly following the removal of any contractor from the approved list, and (C) Landlord shall not remove a contractor from the approved list without a reasonable cause therefor.

11.02. (a) Before proceeding with any Alteration, Tenant shall (i) at Tenant’s expense, file all required architectural, mechanical, electrical and engineering drawings (which drawings shall be prepared by architects and engineers validly and currently licensed by New York State, who may be employees of Tenant) and obtain all permits required by law, if any, and (ii) submit to Landlord, for Landlord’s approval, copies of such drawings, plans and specifications for the work to be done (but such submission shall, in the case of Non-Material Alterations, or in the case of revisions to Non-Material Alterations or to portions of previously approved Alterations which portions of such Alterations do not constitute Material Alterations, not be for Landlord’s approval but rather for the purpose of confirming, in Landlord’s reasonable judgment, that the proposed Alteration or revision is, in fact, a Non-Material Alteration or a revision of the type set forth above in this clause (ii), provided that no such submission shall be required if the provisions of the next succeeding sentence are applicable), and Tenant, subject to the deemed approval provisions set forth in Section 11.01, shall not proceed with such work until it obtains (but only to the extent same is required hereunder), Landlord’s written approval of such drawings, plans and specifications. Landlord shall be deemed to have accepted Tenant’s determinations that the Alteration is not a Material Alteration if Landlord does not object within ten (10) Business Days after submission by Tenant (and if Landlord does object to Tenant’s determination that a proposed Alteration is a Non-Material Alteration, such objection shall be provided within ten (10) Business Days after Tenant’s submission by Tenant and shall include Landlord’s reasons for its objection in reasonable detail); provided that the submission in respect of such Non-Material Alteration shall contain a Warning Note. Notwithstanding anything to the contrary contained herein, Tenant shall not be required to submit plans and/or specifications with respect to Alterations for which do not require the preparation of same pursuant to applicable Legal Requirements or that are of a merely decorative nature or of such a minor nature (such as putting up a partition to divide one office into two work spaces) that it would not be customary industry practice in Comparable Buildings to prepare plans and/or specifications for such work. Landlord, at no third-party out-of-pocket cost to Landlord, will cooperate with Tenant’s efforts to obtain the permits necessary to perform such Alterations, and Tenant shall indemnify and hold harmless Landlord from and against any claims arising in connection with such cooperation.

(b) Tenant shall pay to Landlord, within thirty (30) days, the commercially reasonable cost and expenses and actual fees of any non-Affiliate, third-party architect or engineer employed by Landlord (except to the extent that Tenant retains the same engineer used by Landlord for the Building) for reviewing the drawings, plans and specifications submitted to Landlord as set forth in Section 11.02(a) but only to the extent Landlord’s approval was required with respect to same.

(c) Tenant agrees that any review or approval by the Landlord or any of its agents of any plans and/or specifications with respect to any Alterations is solely for the Landlord’s benefit, and without any representation or warranty whatsoever to Tenant with respect to the adequacy, correctness or efficiency thereof or otherwise.

(d) Alterations in and to the Premises shall be performed in a good and workmanlike manner that does not materially interfere with the other tenants in the Building and otherwise in accordance with the Building’s alteration rules and regulations, a copy of which as in effect on the date of this Lease is annexed hereto as Exhibit O and any reasonable modifications thereof or additions thereto for which Tenant has received prior written notice; provided, however, that (i) in case of any conflict or inconsistency between the provisions of this lease and any of the alteration rules and regulations, the provisions of this lease shall control, (ii) such alteration rules and regulations shall not be enforced against Tenant in a discriminatory manner, and (iii) such modifications, eliminations or additions shall not decrease Tenant’s rights under this lease or increase Tenant’s obligations or liabilities under this lease unless landlords of Comparable Building have adopted comparable procedures or standards.

11.03. Tenant, at its expense, shall obtain (and, reasonably promptly after obtaining same, furnish true and complete copies to Landlord of) all necessary governmental permits and certificates for the commencement and prosecution of Alterations, and shall cause Alterations to be performed in compliance therewith, with all applicable Legal Requirements and with all applicable requirements of insurance bodies and with plans and specifications approved by Landlord (to the extent such approval is required hereunder). Landlord shall, to the extent reasonably necessary, cooperate with Tenant in connection with such filings, approvals and permits, and shall execute reasonably promptly (and shall endeavor to do so within two (2) Business Days after request) any applications as may be required in connection therewith, provided that Tenant shall reimburse Landlord (as Additional Charges) for the reasonable out-of-pocket costs and expenses incurred by Landlord in connection with such cooperation within thirty (30) days after demand therefor, accompanied by reasonably satisfactory documentation of such costs and expenses, and further provided that Tenant shall indemnify and hold harmless Landlord from and against any claims arising in connection with such cooperation, other than any such claims arising from any incorrect information provided by Landlord in connection therewith or Landlord’s negligence, willful misconduct or breach of this lease. Tenant shall have the right to execute, on behalf of Landlord, any of such applications, provided that Tenant shall indemnify and hold harmless Landlord from and against any claims arising in connection with such execution of applications on behalf of Landlord, other than any such claims arising from any incorrect information provided by Landlord in connection therewith or Landlord’s negligence, willful misconduct or breach of this lease. Throughout the performance of Alterations, Tenant, at its expense, shall carry, or cause to be carried for any occurrence in or about the Premises, (a) all risks builders risk insurance written on a completed valued basis for the full replacement cost value of such Alterations, (b) Commercial General Liability including contractual liability and completed operations coverage with minimum limits of $1,000,000 per occurrence, (c) workers’ compensation for all persons employed in connection with such Alterations in statutory limits and Employers’ Liability with minimum limits of $1,000,000, (d) Automobile Liability with minimum limits of $1,000,000 covering any auto owned or operated in connection with such Alterations, (e) Umbrella or Excess liability with minimum limits of $25,000,000 and (f) to the extent such Alterations involve any engineering and design, professional liability (E&O) insurance with a minimum of $1,000,000.

11.04. Tenant agrees that it will not knowingly do or permit anything to be done in the Building that would violate Landlord’s union contracts affecting the Building, or create any work stoppage, picketing, labor disruption or dispute or disharmony or any interference with the business of Landlord or any tenant or occupant of the Building. Tenant shall immediately stop work or other activity if Landlord notifies Tenant in writing that continuing such work or activity would violate Landlord’s union contracts affecting the Building, or has caused any work stoppage, picketing, labor disruption or dispute or disharmony or any interference (beyond a de minimis extent) with the business of Landlord or any tenant or occupant of the Building. Landlord shall prevent its own employees and contractors (and to the extent in Landlord’s reasonable control, use commercially reasonable efforts to prevent contractors retained by other tenants of the Building) from doing anything in the Building that would violate Tenant’s (or Tenant’s contractors) union contracts, or create any work stoppage, picketing, labor disruption or dispute or disharmony or any interference with the business of Tenant, the performance of any of Tenant’s obligations under this lease or any Alterations being performed by or on behalf of Tenant in accordance with the terms and conditions of this lease. Landlord shall immediately stop work or other activity being performed by Landlord’s employees and contractors (and will promptly take commercially reasonable action against any tenant or other occupant of the Building) if Tenant notifies Landlord in writing that continuing such work or activity would violate Tenant’s union contracts affecting the Building, or has caused any work stoppage, picketing, labor disruption or dispute or disharmony or any interference (beyond a de minimis extent) with the business of Tenant, the performance of any of Tenant’s obligations under this lease or any Alterations being performed by or on behalf of Tenant.

11.05. Tenant, at its expense, and with diligence and dispatch, shall procure the cancellation or discharge of all notices of violation arising from or otherwise connected with the performance by or on behalf of Tenant of Alterations, or any other work, labor, services or materials done for or supplied to Tenant, or any person claiming through or under Tenant (other than by Landlord or its employees, agents or contractors), which shall be issued by the Department of Buildings of the City of New York or any other public authority having or asserting jurisdiction. Tenant shall defend, indemnify and save harmless Landlord from and against any and all mechanic’s and other liens and encumbrances filed in connection with Alterations, or any other work, labor, services or materials done for or supplied to Tenant, or any person claiming through or under Tenant (other than by Landlord or its employees, agents or contractors), including, without limitation, security interests in any materials, fixtures or articles so installed in and constituting part of the Premises and against all reasonable costs, expenses and liabilities incurred in connection with any such lien or encumbrance or any action or proceeding brought thereon. Tenant, at its expense, shall procure the satisfaction or discharge of record of all such liens and encumbrances within thirty (30) days after notice of the filing thereof (or bond or otherwise remove such lien or encumbrance if Tenant is contesting same in accordance with the terms hereof). Provided that Tenant provides such bonding during the pendency of any contest, nothing herein contained shall prevent Tenant from contesting, in good faith and at its own expense, any notice of violation, provided that Tenant shall comply with the provisions of Section 8.02; provided further, however, that the foregoing provisions of this sentence shall not obviate the need for such satisfaction or discharge of record following the resolution of such contest.

11.06. Tenant will promptly upon the completion of an Alteration for which Tenant is required to submit plans and specifications to Landlord in accordance with the provisions of Section 11.02, deliver to Landlord “as-built” drawings or approved shop drawings of any Alterations Tenant has performed or caused to be performed in the Premises, and (a) if any Alterations by Tenant are then proposed or in progress, Tenant’s drawings and specifications, if any, for such Alterations and (b) if any Alterations by Landlord for Tenant were performed or are then proposed or in progress, the “as-built” drawings or approved shop drawings, if any, or the drawings and specifications, if any, as the case may be, for such Alterations, in Tenant’s possession. Notwithstanding anything to the contrary contained herein, wherever this lease requires the submission of “as-built” drawings or approved shop drawings by Tenant, Tenant may satisfy such obligation by submitting final marked drawings except with respect to (i) Alterations which require “as built” drawings or approved shop drawing pursuant to applicable Legal Requirements, or (ii) Alterations for which Tenant has in its possession “as built” or approved shop drawings, as the case may be.

11.07. All fixtures and equipment (other than any furniture, fixtures and equipment constituting Tenant’s Property) installed or used by Tenant in the Premises shall not be subject to UCC filings or other recorded liens. Notwithstanding anything to the contrary contained in this Article 11 or elsewhere in this lease to the contrary, Tenant shall have the right to obtain financing secured by security interests in Tenant’s furniture, fixtures and equipment constituting Tenant’s Property (herein called, “Tenant’s Collateral”) and the provider of such financing shall have the right to file UCC financing statements in connection therewith, provided and on condition that (a) Landlord shall be under no obligation to preserve or protect Tenant’s Collateral, (b) following an event of default by Tenant hereunder the secured party shall be required to reimburse Landlord for Landlord’s actual out of pocket costs and expense of storing Tenant’s Collateral and repairing any damage to the Premises which occurs during the removal of Tenant’s Collateral, and (c) except in connection with a Leasehold Mortgage, the description of the secured property in the UCC financing statements shall specifically exclude Tenant’s leasehold estate and any so-called betterments and improvements to the Premises (in contradistinction to Tenant’s Collateral). Landlord agrees to execute and deliver a so called “recognition agreement” with the holder of the security interest in Tenant’s Collateral acknowledging the foregoing, provided same is in form and substance reasonably acceptable to Landlord and, if required, the holder of any Superior Mortgage. In addition, Landlord agrees to execute and deliver a document reasonably acceptable to Landlord to protect the position of the holder of the security interest in Tenant’s Collateral, sometimes referred to as a so called “landlord’s waiver,” which includes provisions (i) waiving any rights Landlord may have to Tenant’s Collateral by reason of (A) the manner in which Tenant’s Collateral is attached to the Building, or (B) any statute or rule of law which would, but for this provision, permit Landlord to distrain or assert a lien or claim any other interest against any such property by reason of any other provisions of this lease against Tenant’s Collateral for the nonpayment of any rent coming due under this lease, and (ii) giving the right to the holder of the security interest in Tenant’s Collateral, prior to the expiration of this lease or in the event of the earlier termination of this lease, prior to the later of the earlier termination of this lease and fifteen (15) Business Days after Landlord’s notice to the holder of the security interest in Tenant’s Collateral of Landlord’s intent to terminate this lease as a result of Tenant’s default hereunder, to remove Tenant’s Collateral in the event of a default by Tenant under any agreement between Tenant and the holder of the security interest in Tenant’s Collateral, provided Tenant shall remain liable to perform, in accordance with the terms and conditions of this lease, or paying the costs incurred by Landlord in performing, restoration and repairs to any damage to the Premises resulting therefrom. Tenant shall reimburse Landlord as Additional Charges for any and all actual out-of-pocket costs and expenses incurred by Landlord in connection with Landlord’s review of any of the foregoing documents.

11.08. Tenant shall keep records for six (6) years of Tenant’s Alterations costing in excess of Five Hundred Thousand ($500,000.00) Dollars and of the cost thereof. Tenant shall, within thirty (30) days after demand by Landlord, furnish to Landlord copies of such records and cost if Landlord shall require same in connection with any proceeding to reduce the assessed valuation of the Real Property, or in connection with any proceeding instituted pursuant to Article 8.

11.09. Tenant shall have the right, during the Term, to use all permits, licenses, certificates of occupancy, approvals, architectural, mechanical, electrical, structural and other plans, studies, drawings, specifications, surveys, renderings, technical descriptions, warranties, development rights and other intangible personal property that relate to the Premises. To the extent then in Tenant’s possession and not previously provided to Landlord, Tenant shall at or prior to the end of the Term deliver to Landlord a set of “as built” plans and specifications for the Premises.

11.10. Any dispute between Landlord and Tenant relating to any provision of this Article 11 shall be subject to resolution by arbitration in accordance with the provisions of Article 37.

ARTICLE 12

Landlord’s and Tenant’s Property

12.01. (a) All fixtures, equipment, improvements, ventilation and air-conditioning equipment and appurtenances attached to or built into the Premises at the commencement of or during the Term, whether or not by or at the expense of Tenant (excluding the Building Systems (which are and shall remain the property of Landlord but which are subject to modification, change and/or replacement by Tenant in accordance with the terms of this lease) and Tenant’s Property (which is and shall remain the property of Tenant)), shall be and remain a part of the Premises, shall, upon the expiration or sooner termination of this lease, be deemed the property of Landlord (without representation or warranty by Tenant) and shall not be removed by Tenant, except as provided in Section 12.02.

(b) Notwithstanding anything to the contrary contained in this lease, Landlord and Tenant agree and acknowledge that, until the expiration or sooner termination of this lease, Tenant, for federal, state and local income taxes purposes and for all other purposes shall be deemed the owner of all fixtures, equipment, improvements, ventilation and air conditioning equipment and appurtenances attached to or built into the Premises by Tenant or any Affiliate of Tenant as the owner of the Real Property prior to the Commencement Date (other than the Building Systems) and Tenant may obtain the benefit of such ownership, if any, allowed or allowable with respect thereto hereunder, under applicable law and/or the Internal Revenue Code.

12.02. All movable partitions, furniture systems, special cabinet work, business and trade fixtures, machinery and equipment, communications equipment (including, without limitation, telephone systems and security systems) and office equipment, whether or not attached to or built into the Premises, which are installed in the Premises by or for the account of Tenant and can be removed without structural damage to the Building, and all furniture, furnishings and other articles of movable personal property owned by Tenant and located in the Premises (herein collectively called “Tenant’s Property”) shall be and shall remain the property of Tenant and may be removed by Tenant at any time during the Term; provided that if any of Tenant’s Property is removed, Tenant shall repair or pay the cost of repairing any damage to the Premises resulting from the installation and/or removal thereof; and provided further that, notwithstanding the foregoing, Tenant shall not remove any items which are required to maintain the Premises as a fully operational office Building.

12.03. Subject to the provisions of this Section 12.03, at or before the Expiration Date of this lease (or within sixty (60) days after any earlier termination of this lease), Tenant, at its expense, shall remove from the Premises all Specialty Alterations, and Tenant shall repair any damage to the Premises resulting from any installation and/or removal of same. As used herein, “Specialty Alterations” shall mean (i) slab cuts exceeding six (6) inches in diameter, (ii) vertical transportation systems, such as dumbwaiters and pneumatic conveyers, (iii) vaults, (iv) louvers and any other exterior penetrations, including, without limitation, rooftop penetrations, (v) any other Alteration affecting the exterior appearance of the Premises or the Building, (vi) rooftop installations, but subject to the second proviso below, not any wiring, risers or conduits in connection therewith, (vii) any Alteration which is required to be removed or restored in order for the Certificate of Occupancy to be modified to permit the Building to be used in the manner permitted by the Certificate of Occupancy in effect as of the date hereof, (viii) cafeterias or any expansion of the footprint of any cafeteria existing as of the date hereof, excluding any seating area in connection therewith, and (ix) auditoria or any expansion of the footprint of any auditoria existing as of the date hereof; provided, however, that, the term “Specialty Alterations” shall not include any of the foregoing which are already in place as of the Commencement Date or any upgrade, modification or replacement thereof except to the extent such upgrade, modification or replacement does not exceed the footprint thereof (other than cafeteria seating areas) as of the Commencement Date (other than to a de minimis degree); it being understood and agreed that notwithstanding anything to the contrary contained in this lease, Tenant shall have no obligation to remove any fixtures, equipment, improvements, cabling or wiring, raised floors or any air-conditioning equipment or other appurtenances attached to or built into the Premises, whether before or following the Commencement Date; provided, that, with respect to any replacement of cable and wiring, at the time of such installation by Tenant, Tenant shall purge the obsolete cabling and wiring. Landlord shall advise Tenant together with Landlord’s approval of the plans and specifications in question whether or not Tenant shall be required to remove any portion of such Specialty Alteration (or if no Landlord consent is required with respect to the subject Alteration, within ten (10) Business Days following Tenant’s submission of plans and specifications therefor to Landlord) pursuant to the provisions of this Section 12.03, and Landlord shall not have the right to require Tenant to remove any Specialty Alterations not so designated by Landlord.

12.04. Any other items of Tenant’s Property which shall remain in the Premises after the Expiration Date of this lease, or within sixty (60) days following an earlier termination date, may, at the option of Landlord, be deemed to have been abandoned, and in such case such items may be retained by Landlord as its property or disposed of by Landlord, without accountability, in such manner as Landlord shall reasonably determine, and Tenant shall reimburse Landlord for Landlord’s reasonable, actual, out-of-pocket expenses in connection therewith, net of any amounts recovered by Landlord in respect of the disposition of such property.

12.05. The provisions of this Article 12 shall survive the expiration or other termination of this lease.

ARTICLE 13

Repairs and Maintenance

13.01. Tenant shall, at its expense, throughout the Term, take good care of and maintain in good order and condition the Premises and the fixtures and improvements therein including, without limitation, the property which is deemed Landlord’s pursuant to Section 12.01 and Tenant’s Property except as otherwise expressly provided in this Section 13.01. Subject to the provisions of Article 19 relating to damage or destruction and Article 20 hereof relating to condemnation, Tenant shall be responsible for all repairs, interior and exterior, structural and non-structural, ordinary and extraordinary, foreseen or unforeseen, in and to the Premises (expressly excluding any items of repair and maintenance (i) for which Landlord is responsible in accordance with the express provisions of this lease or (ii) subject to Section 9.04, arising from

Landlord’s negligence or willful misconduct), and shall be responsible for the cost of all repairs, interior and exterior, structural and non-structural, ordinary and extraordinary, foreseen or unforeseen, in and to the Building and the facilities and systems thereof, the need for which arises out of (a) the performance or existence of Tenant’s Alterations, (b) the installation, use or operation of the property which is deemed Landlord’s, pursuant to Sections 12.01 and 12.02 and Tenant’s Property, (c) the moving of the property which is deemed Landlord’s pursuant to Sections 12.01 and 12.02 and Tenant’s Property in or out of the Building, (d) except to the extent covered by insurance required to be carried by Landlord pursuant to Article 9 hereof, the act, omission (where an affirmative duty to act exists), misuse or neglect of Tenant or any of its subtenants or its or their employees, agents, contractors or invitees or (e) design flaws in any of Tenant’s plans and specifications regardless of the fact that such Tenant’s plans may have been approved by Landlord. Tenant, at its expense, shall be responsible for all repairs, maintenance and replacement of wall and floor coverings and doors in and to the Premises and for all the repair, maintenance and replacement of all the systems and facilities of the Building that exclusively serve the Premises; it being understood and agreed that in no event shall Tenant be responsible for the HVAC system [other than any supplemental air-conditioning system that exclusively serves the Premises]), core electrical closets and core Class-E devices and sprinkler and plumbing systems, for which the repair, maintenance and replacement thereof shall be Landlord’s responsibility; provided, that, subject to Section 9.04, Landlord may charge Tenant the reasonable actual out-of-pocket costs incurred by Landlord in repairing same if such repairs were necessitated by the act, omission (where an affirmative duty to act exists), misuse or neglect of Tenant or any of its subtenants or its or their employees, agents, contractors or invitees. All repairs in or to the Premises for which Tenant is responsible shall be promptly performed by Tenant in a manner which will not interfere (except to a de minimis extent) with the use of the Building by other occupants; provided, however, any repairs in and to the Building (outside of the Premises) and the facilities and systems of the Building for which Tenant is responsible shall be performed by Landlord at Tenant’s expense, which expense shall be commercially reasonable. The exterior walls of the Building, the portions of any window sills outside the windows, and the windows are not part of the Premises and Landlord reserves all rights to such parts of the Building, and Landlord shall keep such portions of the Building in good first-class condition and repair consistent with Comparable Buildings of comparable age (except to the extent, if any, that Tenant is responsible for any such repairs pursuant to any express provision of this lease). Notwithstanding the foregoing provisions of this Section 13.01, Tenant shall not be responsible for repairs to or replacements of any structural elements of the Building or to the Building systems or facilities serving the Premises (i.e., excluding any such Building systems or facilities that exclusively serve the Premises), except to the extent the need for such repairs or replacements arises from the matters set forth in clauses (a), (b), (c), (d) or (e) of the second sentence of this Section 13.01 or from the negligence or willful misconduct of Tenant, its employees, agents or contractors; provided, however, that Tenant’s obligation to pay for any such repairs shall be subject to the provisions of Section 9.04 if and to the extent that the provisions of said Section 9.04 are applicable to the repair in question and the cost of such repair is covered by insurance required to be maintained by Landlord.

13.02. Tenant shall give Landlord reasonably prompt notice of any defective condition in any plumbing, heating, air-conditioning or ventilation system or electrical lines located in, servicing or passing through the Premises of which it has actual knowledge. Following such notice (or following such earlier time as Landlord obtains actual knowledge of any such defective condition), Landlord shall remedy the conditions, but at the reasonable expense of Tenant if Tenant is responsible for same under the provisions of this Article 13. Tenant shall have the right, at its sole cost and expense, but subject to the provisions of Article 11 (if and to the extent applicable), to repair Tenant’s supplemental HVAC system.

13.03. Except as otherwise expressly provided in this lease (including, without limitation, Section 35.04), Landlord shall have no liability to Tenant, nor shall Tenant’s covenants and obligations under this lease be reduced or abated in any manner whatsoever, by reason of any inconvenience, annoyance, interruption or injury arising from Landlord’s making any repairs, alterations, additions, improvements or changes which Landlord is required or permitted by this lease, or required by law, to make in or to the fixtures, equipment or appurtenances of the Building or the Premises; provided, however, that Landlord shall use commercially reasonable efforts to make such repairs and changes at such times and in such manner as to minimize interference with the conduct of Tenant’s business in the Premises, provided that Landlord not shall be required to perform any such work on an overtime or premium-pay basis (except in the case of an emergency) unless Tenant requests same and reimburses Landlord for the actual, incremental, reasonable, out-of-pocket costs in connection therewith or if Landlord is otherwise required to so pursuant to Section 13.04.

13.04. Landlord shall, at its sole cost and expense, but subject to the provisions of this lease (including, without limitation, Article 3), keep, maintain, repair and replace the public portions, common areas and structural elements of the Building and, except to the extent covered by insurance required to be carried by Tenant pursuant to Article 9, any damage to the Premises resulting from Landlord’s negligence or willful misconduct. Without limiting the foregoing, Landlord shall keep, maintain and repair the public portions, common areas and structural elements and the facade of the Building and the Building systems and facilities, to the extent that such systems and facilities affect the Premises, in good working order, and Landlord shall operate the Building (including, without, limitation the common areas and the Building systems and facilities), in a manner consistent with the operation of a first-class, multi-tenant office building in accordance with standards then prevailing in Comparable Buildings of comparable age and otherwise in adherence with the maintenance schedule attached hereto as Schedule 4 (such schedule is herein called the “Maintenance Schedule”). All repairs in or to the Premises or the Building for which Landlord is responsible pursuant to this lease shall be promptly performed in accordance with the proviso of Section 13.03. Landlord shall endeavor to give Tenant not less than thirty (30) days’ prior notice (or such maximum prior notice as may be reasonable under the circumstance but in no event less than one (1) Business Day prior notice, except in an emergency, in which case Landlord shall give such advance notice, if any, as is reasonable under the circumstances) of any work which Landlord proposes to perform in or about the Building which would result in the stoppage, interruption or reduction of services to the Premises (except for de minimis stoppages, interruptions or reductions during times other than Regular Building Service Hours) or otherwise reasonably be expected to have an adverse affect on Tenant’s use and enjoyment of the Premises. Notwithstanding any provision of Section 13.03 or this Section 13.04 to the contrary, Landlord shall be required to perform all maintenance, repairs, and replacements as referred to in this Section 13.04 during non-Regular Building Service Hours if the nature of any such maintenance, repair or replacement is such as to customarily be performed by landlords in Comparable Buildings during non-Regular Building Service Hours.

13.05. Notwithstanding anything to the contrary contained in this Article 13, in the case of any conflict or inconsistency between the terms and conditions contained in this Article 13 and Article 46, the provisions of Article 46 shall control.

ARTICLE 14

Electricity

14.01. Except as otherwise provided in this Article 14, on and after the Commencement Date, Landlord shall supply electricity to the Premises on a submetered basis in accordance with this Section 14.01 using submeters heretofore installed in the Premises by Tenant (herein called “Tenant’s Meters”), which Tenant’s Meters shall measure the electricity consumed by Tenant in the Premises then leased by Tenant hereunder, excluding any electricity consumed in connection with the production of base building HVAC or any other services that Landlord is required to provide to the Premises in accordance with the terms of this lease. The amounts to be charged to Tenant by Landlord per kilowatt (herein called “KW”) and kilowatt hour (herein called “KWHR”) pursuant to this Article 14 for electricity consumed within the Premises (and by any equipment installed by Tenant outside of the Premises) shown on Tenant’s Meters shall be one hundred (100%) percent of the average amount (herein called “Landlord’s Rate”) at which Landlord from time to time purchases each KW and KWHR of electricity for the same period from the utility company, including all surcharges, taxes, fuel adjustments and sales taxes and charges regularly passed on to customers by the public utility and other sums payable in respect thereof to the public utility for the supply of electric energy to Landlord for the entire Building (which would include the utility time of day rate or similar provisions affecting the utility service classification applicable to the Building) as more specifically set forth below. Notwithstanding the foregoing, if and to the extent that any of such meters shall not be operational for any reason, Tenant agrees to pay Landlord for electricity pursuant to this Section 14.01 until such time as said meter(s) become operational (a) the sum of ***[$            ]***8 per rentable square foot per annum during any period and with respect to that portion of the Premises that is not being occupied by Tenant or any other permitted occupant for business purposes, including, without limitation, any period that Tenant is performing construction in the applicable space and (b) the sum of ***[$            ]***9 per rentable square foot per annum at any time that Tenant shall occupy the Premises for business purposes; provided, however, that following the point in time after such meters have been made operational and a reasonable number of meter readings have been taken to make a determination of Tenant’s actual consumption of electricity in the Premises, such ***[$            ]*** shall be adjusted retroactively for such period prior to such meters becoming operational to equitably estimate Tenant’s actual consumption (KWHR) of electricity during such period. Tenant and its authorized representative may have access to Tenant’s Meters from time to time during the Term (but not more frequently than once per week) on at least one (1) day’s request (which need not be in writing) for the purpose of verifying Landlord’s meter readings. To the extent that Landlord provides an engineer or other Building representative to accompany Tenant’s employees, contractors and/or authorized representatives for the duration of Tenant’s access to Tenant’s Meters, Landlord shall provide such engineer or Building representative without additional charge to Tenant, provided that it does not require more than a reasonable amount of time (failing which Landlord shall be entitled to assess a reasonable additional charge) and further provided that the foregoing shall not be deemed to prohibit Landlord from including the salary of such engineer or Building representative in Operating Expenses subject to and in accordance with the provisions of Article 3. Landlord’s Rate shall be determined by dividing Landlord’s total bill from the utility company for each period (i.e., the aggregate amount charged for both KWs and KWHRs) by the total KWs and KWHRs consumed by the Building as shown by said bill (herein called the “Quotient”), and the charge to Tenant pursuant to this Article 14 for KW and KWHR consumed within the Premises (and by any equipment installed by Tenant outside of the Premises) in the event of submetering shall be calculated by multiplying the electricity consumed by Tenant within such period by the Quotient. If the amount appearing on the utility company invoice shall not reflect all credits, rebates, or refunds (including tax or utility credits, rebates and refunds) to be received by Landlord with respect to the electricity covered thereby, then in computing Landlord’s Rate the amount so appearing shall be reduced by the amount of all such credits, rebates and refunds; provided, however, that Tenant shall not be entitled

[8]	To be mutually agreed to reflect then-current rates or such other mutually acceptable methodology for computing electrical charges during any period that meters are not operational.
[9]	To reflect an amount equal to Tenant’s average electrical costs for the 12 month period preceding the date on which meters become inoperable.

to the benefit of any such credit, rebate or refund, whether or not reflected on the utility company or alternate provider invoice, if and to the extent, if any, that (i) Landlord is required by law or utility requirement to pay or credit to any tenant or occupant of the Building (including Tenant) the amount of any such credit, rebate or refund, or (ii) Landlord is entitled to such credit, rebate or refund as the result of any overpayment by Landlord or miscalculation of Landlord’s electricity charges by the utility company or alternate provider. Upon Tenant’s request, Landlord shall provide Tenant with copies of Landlord’s bills from the utility company for purposes of allowing Tenant to confirm Landlord’s Rate and Landlord’s calculations of the charges payable by Tenant under this Article 14. In addition to the foregoing, Tenant shall reimburse Landlord for (a) Landlord’s reasonable actual out-of-pocket costs to read such meters and to calculate the amounts to be billed to Tenant hereunder, provided that the costs are commercially reasonable, and (b) the actual out-of-pocket cost of keeping the meter(s) and related equipment exclusively serving the Premises in good working order and repair (which may include calibration of the meters but not any replacement thereof the cost of which shall be borne by Landlord), provided that the costs of any contractors retained by Landlord to perform such repair, maintenance and calibration is reasonable. Notwithstanding anything to the contrary contained herein, where more than one (1) Tenant Meter measures the service of Tenant in the Building, such Tenant Meters shall be connected to a so-called “totalizer” or “coincidental demand meter” so that Tenant’s aggregate demand may be measured and billed to Tenant with the same effect as if Tenant’s aggregate demand for the entire Premises were measured by a single Tenant Meter. The costs incurred in connection with the installation of, and connection of Tenant’s submeters to, such totalizer or coincidental demand meter shall be borne by Tenant. In addition, Tenant shall have the right, at its sole cost and expense, upon reasonable advance written notice to Landlord and in accordance with the provisions of Article 8 hereof (including, without limitation, Landlord’s reasonable approval of plans and specifications), to wire of some or all of Tenant’s Meters to the meter or meters installed by the public utility or alternate provider to measure the Building’s electricity consumption and demand, thus enabling the peak demand measured by such Tenant Meters on a coincidental basis to be measured at the same time that the Building’s peak demand is measured by the public utility or alternate provider. Tenant shall pay Landlord the foregoing amounts within thirty (30) days after Landlord bills Tenant therefor, which bills shall be rendered on a monthly basis.

14.02. (a) If, at any time during the Term, Landlord is prohibited by Legal Requirements or the requirements of the New York State Public Service Commission from supplying and charging for electricity on a submetered basis strictly in accordance with the provisions of Section 14.01, including by reason of the imposition of any tax, tariff or other cost on Landlord which under applicable Legal Requirements Landlord is not permitted to pass through in full on the basis contemplated by Section 14.01, then, at Tenant’s option (subject to the provisions of the last sentence of Section 14.05), Landlord shall supply electricity to the Premises (i) on a direct meter basis pursuant to Section 14.02(e) unless prohibited by Legal Requirements or the requirements of the New York State Public Service Commission from doing so, or (ii) on a rent inclusion basis pursuant to Section 14.02(b).

(b) (i) Except as expressly provided in Section 14.01, during any period in which electricity is to be supplied to the Premises on a rent inclusion basis, Landlord shall furnish electricity to the Premises (or such portion of Tenant’s electric consumption, as the case may be) on the basis that Tenant’s consumption (KW and KWHR) of electricity shall be measured by electric survey made from time to time by Landlord’s consultant. Pending an initial survey made by Landlord’s consultant, effective as of the date when Landlord has commenced furnishing electricity to Tenant pursuant to this Section 14.02(b) (with suitable proration for any period of less than a full calendar month), the Fixed Rent (with respect to the portion of the Premises so affected) shall be increased by an amount (the “Initial Charge”) equal to the average of the prior twelve (12) months’ charges for submetered electric. After completion of the electrical survey made by Landlord’s consultant of Tenant’s consumption (KW and KWHR) of electricity, said consultant shall apply one hundred (100%) percent of Landlord’s Rate to arrive at an amount (herein called the “Actual Charge”) and the Fixed Rent shall be appropriately adjusted (increased or decreased) retroactively to reflect any amount by which the Actual Charge exceeds the Initial Charge or the Initial Charge exceeds the Actual Charge, as the case may be. If the Actual Charge exceeds the Initial Charge, Tenant shall pay that portion of such amount which would have been paid to the date of the determination of the Actual Charge within thirty (30) days after being billed therefor; if the Initial Charge exceeds the Actual Charge, Tenant shall be entitled to a credit against installments of the Actual Charge thereafter coming due in an amount equal to the overpayments made by Tenant up to the date of the determination of the Actual Charge. Thereafter and from time to time during the Term, Landlord may cause additional surveys of Tenant’s electrical usage to be made by Landlord’s consultant, the commercially reasonable cost of which (A) shall be shared by Tenant and Landlord equally in the case of the first survey done in each twelve (12) month period and (B) shall be borne solely by Landlord for each survey thereafter, and any increase or decrease in the Actual Charge resulting from such subsequent survey shall be effective as of the date such survey is conducted. Tenant from time to time (but not more frequently than twice during each twelve (12) month period occurring during the Term) may require Landlord to have a survey made of Tenant’s electrical usage (which survey Landlord shall use reasonable efforts to have performed within thirty (30) days after its receipt of notice from Tenant requiring such survey to be performed), and the commercially reasonable fees of Landlord’s consultant making such survey(s) at Tenant’s request shall be paid by Tenant. If any survey requested by Tenant shall determine that there has been an increase or decrease in Tenant’s usage of electricity, then effective as of the date such survey is conducted, the then current Actual Charge to Tenant by reason of the furnishing of electricity to Tenant shall be increased or decreased in accordance with such survey determination.

(ii) If from time to time after the initial survey or a subsequent survey any additional electrically operated equipment is installed in the Premises by Tenant, or if Tenant shall increase its hours of operation, or if the charges by the utility company supplying electric current to Landlord are increased or decreased after the date thereof, then and in any of such events the monthly charge shall be increased or decreased accordingly on account of such additional electricity consumed by such newly installed electrically operated equipment and/or increase in Tenant’s hours of operation and/or on account of such increased or decreased Landlord’s Rate. The amount of such increase or decrease in the monthly charge shall be determined in the first instance by Landlord’s consultant. In addition, the monthly rate will be increased or decreased quarterly in accordance with calculations by Landlord’s consultant to reflect changes in the fuel adjustment component of the utility company charge. Tenant shall pay the amount of any increase in the monthly charge retroactively (subject to Tenant’s right to contest in the same manner as provided in Section 14.02(d)) from the date of the installation of all newly installed electrically operated equipment and/or from the date when the increased charges to Landlord from the utility company become effective and/or from the date of any increase in Tenant’s hours of operation, as the case may be, such amount to be paid promptly upon billing therefor by Landlord. In the event that Tenant either (A) decreases its hours of operation or (B) removes or changes existing equipment in the Premises, Tenant may request a survey of its electrical usage in accordance with the provisions of Section 14.02(b)(i).

(c) All survey determinations (including the first survey made by Landlord’s consultant) shall be subject to contest by Tenant as provided in Section 14.02(d). Surveys made of Tenant’s electrical consumption shall be based upon the use of electricity between the hours of 8:00 a.m. to 6:00 p.m., Mondays through Fridays, and such other days and hours when Tenant (or Tenant’s agents, employees and/or contractors) uses electricity for lighting and for the operation of the machinery, appliances and equipment used by Tenant in the Premises.

(d) If electricity shall be furnished to Tenant as contemplated in Section 14.02(b)(i), then Tenant, within sixty (60) days after notification from Landlord of the determination of Landlord’s utility consultant, shall have the right to contest such determination by submitting to Landlord a like survey determination prepared by a utility consultant of Tenant’s selection, which will highlight the differences between Landlord’s survey and Tenant’s survey. If Landlord’s consultant and Tenant’s consultant shall be unable to reach agreement within thirty (30) days, then such two consultants shall designate a third consultant to make the determination, and the determination of such third consultant shall be binding and conclusive on both Landlord and Tenant. If the determination of such third consultant shall substantially confirm the findings of Landlord’s consultant (i.e., within three percent (3%)), then Tenant shall pay the cost of such third consultant. If such third consultant shall substantially confirm the determination of Tenant’s consultant (i.e., within three percent (3%)), then Landlord shall pay the cost of such third consultant. If such third consultant shall make a determination substantially different from that of both Landlord’s and Tenant’s consultants (or is within three (3%) percent of both such determinations), then the cost of such third consultant shall be borne equally by Landlord and Tenant. In all events described in this Section 14.02(d), Tenant shall be responsible for the costs of its consultant and shall reimburse Landlord for fifty (50%) percent of the commercially reasonable costs of the first survey made by Landlord’s consultant during the Term (in accordance with the provisions of Section 14.02(b)(i)) within thirty (30) days after presentation by Landlord of an invoice evidencing such costs. If Landlord’s consultant and Tenant’s consultant shall be unable to agree upon the designation of a third consultant within thirty (30) days after Tenant’s consultant shall have made its determination (different from that of Landlord’s consultant), then either party shall have the right to request the AAA to designate a third consultant whose decision shall be conclusive and binding upon the parties, and the costs of such third consultant shall be borne as hereinbefore provided in the case of a third consultant designated by the Landlord’s and Tenant’s consultants. Pending the resolution of any contest pursuant to the terms hereof, Tenant shall pay the Additional Charge on account of electricity determined by Landlord’s consultant, and upon the resolution of such contest, appropriate adjustment (and credit in favor of Tenant, if applicable) in accordance with such resolution of such Additional Charge payable by Tenant on account of electricity shall be made retroactive to the date of the determination of Landlord’s consultant.

(e) During any period in which electricity is to be supplied to the Premises on a direct supply basis, Tenant shall, subject to the provisions of Section 14.03, obtain and pay for electricity directly from the public utility company furnishing electricity to the Building. Notwithstanding anything contained in this Article 14 to the contrary, if use of the Building’s risers, conduits, feeders and switchboards would be required for the Premises to receive electricity directly from the public utility company, then Tenant shall have the right to such use at no charge; provided, however, that all meters and all additional panel boards, feeders, risers, wiring and other conductors or equipment, if any, that may be required to obtain such electricity shall be installed by Landlord at Tenant’s reasonable and actual out-of-pocket expense except in the event Landlord discontinued service on a voluntary basis, in which case, same shall be at Landlord’s sole cost and expense and not otherwise includible in Operating Expenses.

14.03. Notwithstanding anything to the contrary contained in this lease, Tenant shall have the right to (i) apply to an electrical utility company selected by Tenant (which selection shall be subject to Landlord’s consent, not to be unreasonably withheld or delayed, if such utility company is not already servicing one or more tenants of the Building) for direct metered electric service and purchase such electricity in bulk if allowable by the utility provider, and/or (ii) obtain all or any portion of Tenant’s electricity from any cogeneration plant located at the Adjacent Parcel (“Cogeneration Procurement”), which in no event shall be less than Tenant’s Share of such capacity being made available to the Building. Landlord shall cooperate with Tenant in connection with Tenant’s obtaining direct electric service and/or Cogeneration

Procurement, and shall reasonably promptly execute and deliver any applications, reports or related documents (and in the case of Cogeneration Procurement, execute any reciprocal easement agreement subject to and in accordance with Article 33) as may be requested by Tenant in connection therewith, provided that Tenant shall reimburse Landlord (as Additional Charges) for the reasonable out-of-pocket costs and expenses incurred by Landlord in connection with such cooperation within thirty (30) days after demand therefor, accompanied by reasonably satisfactory documentation of such costs and expenses, and further provided that Tenant shall indemnify and hold harmless Landlord from and against any claims arising in connection with such cooperation. From and after the date on which such direct electricity is provided to Tenant, Landlord shall be relieved of any further obligation to furnish electricity to Tenant pursuant to this Article 14, except Landlord shall permit its wires, conduits and electrical equipment to be used for such purpose to the extent that the electricity supplied to Tenant on a direct basis does not exceed the Basic Capacity or such greater amount of electricity being supplied to the Premises as of the date of this lease or any date on which additional space is added to the Premises, exclusive of the electricity consumed by base building services (including, without limitation, base building HVAC) provided to the Premises. Any additional riser or risers or feeders or service to supply Tenant’s electrical requirements will be installed by Landlord, at the sole cost and expense of Tenant (which shall constitute Landlord’s actual, reasonable out-of-pocket costs incurred in connection therewith), if in Landlord’s reasonable judgment the same are necessary and shaft space to accommodate same is available in the Building for use by Tenant, taking into account other present and reasonably anticipated future requirements therefor, and the installation of same will not cause permanent damage or injury to the Building or the Premises or cause or create a dangerous or hazardous condition or unreasonably interfere with or disturb other tenants or occupants. In addition to the installation of such riser or risers, Landlord will also, at the sole cost and expense of Tenant (which shall constitute Landlord’s actual, reasonable out-of-pocket costs incurred in connection therewith), install all other equipment proper and necessary in connection therewith, subject to the aforesaid terms and conditions, and subject to Landlord’s prior approval of Tenant’s plans therefor which shall not be unreasonably withheld or delayed.

14.04. Landlord shall provide to the electrical closets on each floor of the Premises the electrical capacity indicated on Exhibit G attached hereto (herein called the “Basic Capacity”). Tenant covenants and agrees that at all times its installations and use of electricity shall not exceed the Basic Capacity, and upon notice from Landlord that Tenant is exceeding the Basic Capacity, Tenant shall disconnect such of its installations as are necessary so that Tenant will no longer be exceeding the Basic Capacity (as such Basic Capacity may be redistributed pursuant to the penultimate sentence of this Section 14.04). If Tenant requests additional power in addition to the Basic Capacity, then if and to the extent allocated power is available in the Building for use by Tenant, taking into account other present and reasonably anticipated future requirements therefor, Landlord shall, at Tenant’s cost and expense (provided that such costs and expenses are reasonable, actual and out-of-pocket), provide and install in conformity with law any additional riser or risers and/or any and all switch or switches to connect additional power to the Premises, and Tenant agrees to pay Landlord’s actual, reasonable out-of-pocket cost of installing such additional risers, switches and related equipment. If such additional power is not available, then upon Tenant’s request, Landlord, at Tenant’s sole cost and expense (provided that such costs and expenses are reasonable, actual and out-of-pocket), shall take such steps as may be reasonably available to obtain additional power from the utility company. To the extent that any floor of the Premises is serviced by an amount of electricity which exceeds the amount required by the New York City Building Code (herein called the “Code”) or for any other reason that Tenant elects, Tenant shall have the right to redistribute such excess capacity to other floors of the Premises, subject to Tenant’s receipt of any approval required from the New York City Department of Buildings, provided that if any such redistribution of capacity leaves any portion of the Premises with less than the Basic Capacity, upon the expiration or earlier termination of this lease, Tenant shall, at its sole cost and expense, restore the amount of electricity to each such floor to the Basic Capacity subject to applicable Legal Requirements.

14.05. If Landlord shall at any time during the Term elect to solicit bids from alternate energy providers for the supply of electric energy to the Building, Landlord shall notify Tenant of such election and Landlord shall also solicit bids from any reliable provider(s) suggested by Tenant; provided, however, that Landlord shall have no obligation to award the contract to Tenant’s suggested provider. If Landlord shall grant any other office tenant of the Building the right to obtain electricity on a direct supply basis from the public utility supplying electricity to the Building or from an alternate energy provider of that tenant’s choosing, Landlord shall thereafter permit Tenant to obtain electricity on a direct supply basis from any provider reasonably selected by Tenant and approved by Landlord in its reasonable discretion.

14.06. Any rebates paid to or discounts or other benefits received by Landlord or Landlord’s affiliates from Consolidated Edison (or any other utility or governmental entity providing such rebates or discounts) as the result of energy-saving fixtures and equipment installed in the Premises by Tenant or as a result of the furnishing electricity to Tenant or otherwise related to Tenant’s occupancy shall be paid to Tenant by Landlord promptly after receipt by Landlord thereof. Landlord shall cooperate with Tenant in connection with applying to Consolidated Edison (or any other utility or governmental entity providing such rebates or discounts) for such rebates or discounts, but Landlord shall incur no cost or expense in connection with such cooperation unless Tenant agrees to reimburse Landlord for such monies.

ARTICLE 15

Services10

15.01. Landlord shall at all times during the Term operate the Building in a manner that is consistent with the standards befitting Comparable Buildings and in adherence with the Maintenance Schedule, which shall include, without limitation, the provision of the services and utilities hereinafter set forth in this Article 15, without additional charge to Tenant, except as may be expressly set forth below (provided, however, that the foregoing shall not be deemed to prohibit Landlord from including the costs of any such services or utilities in Operating Expenses subject to and in accordance with the provisions of Article 3).

(a) Landlord will provide from and after the Commencement Date with respect to each floor of the Premises the following services to the Premises in the manner hereinafter more particularly set forth: (i) heat, ventilation and air conditioning; (ii) elevator service; (iii) domestic hot and cold water; provided, that, Landlord shall only be obligated to provide tepid and cool water to the extent the Building Systems as of commencement date of this lease are not capable of providing hot and cold water to the subject facilities; and (iv) cleaning except to the extent Tenant elects to clean its own Premises in accordance with Section 15.02(e).

(b) As used herein, the terms “Regular Building Service Hours” shall mean the hours between 7:00 a.m. and 7:00 p.m. on Mondays through Fridays and 7:00 a.m. and 1:00 p.m. on Saturday, and “Regular Building Service Days” shall mean all days except Saturdays, Sundays and any other days which shall be designated as a holiday by the applicable Building Service Union Employee Service contract or by the applicable Operating Engineers contract.

15.02. (a) Intentionally Omitted.

(b) If requested by Tenant, to the extent there is steam service at the Building, Landlord shall make available to Tenant, for Tenant’s use within the Premises for any additional heating or permitted kitchen use, Tenant’s Share of steam, and the cost of such steam as well as the cost of piping and other equipment or facilities required to supply steam to and distribute steam within the Premises shall be paid by Tenant. Landlord may install and maintain at Tenant’s expense, meters to measure Tenant’s consumption of steam and Tenant shall reimburse Landlord, within thirty (30)

[10]	If as of the end of the Original Term any of the Building systems are not capable of providing the level of service required hereunder, the services provisions and related exhibits and/or schedules attached hereto shall be appropriately revised as agreed to by Landlord and Tenant in good faith.

days after demand, for the quantities of steam shown on such meters at Landlord’s reasonable charges, together with corresponding condensate and/or sewer charges, which charges to Tenant under this Section 15.02(b) are in no instance intended to include any profit or premium payable to Landlord for providing such service.

(c) (i) Landlord shall provide, and Tenant shall have the use of, sufficient passenger elevator service to each floor of the Premises at all times (i.e., no less than three (3) passenger elevators per elevator bank shall be kept in service at all times) in accordance with the standards set forth in Exhibit H annexed hereto. Annexed hereto as Exhibit H is a description of the Building passenger elevator system that services the Premises as of the date of this lease.11 Landlord will notify Tenant before modifying the Building passenger elevator system that services the Premises, but Landlord may implement any modifications to such system in its sole judgment provided that the modifications shall not reduce the level of elevator service furnished to the Premises as contemplated in Exhibit H and provided further that such modifications shall be befitting a Comparable Building (i.e., the Building passenger elevator system that services the Premises shall at all times be operated in accordance with acceptable industry standards befitting a Comparable Building).

(ii) At any time or times all or any of the elevators in the Building may, at the option of Landlord, be manual and/or automatic elevators, and Landlord shall be under no obligation to furnish an elevator operator for any automatic elevator. If Landlord shall at any time or times furnish any elevator operator for any automatic elevator, Landlord may discontinue furnishing such elevator operator without any diminution, reduction or abatement of rent.

(iii) Landlord shall provide freight elevator and loading dock service to the Premises at no charge to Tenant on a first come-first served basis (i.e., no advance scheduling or prior notification shall be required nor shall there be any limitation on the number of trips) during Regular Building Service Hours of Regular Building Service Days. Freight elevator and loading dock service shall also be provided to the Premises on a reserved basis at all other times, at a cost equal to Landlord’s Actual Freight and Loading Dock Costs which shall be Additional Charges hereunder. The term “Landlord’s Actual Freight and Loading Dock Costs” shall mean the sum of (x) the cost to Landlord of any wages and benefits (if applicable) paid to the dedicated loading dock guards that are required in connection with the use of such freight elevator, if any, and (y) the cost to Landlord of any wages and benefits (if applicable) paid to an elevator operator that is required to operate the freight elevator. As of the date hereof, Landlord’s

[11]	If as of the end of the Original Term the elevators do not meet the specifications set forth on Exhibit H, Exhibit H shall be appropriately revised as agreed to by Landlord and Tenant in good faith.

Actual Freight and Loading Dock Costs are $             per hour12, consisting of wages and benefits paid by Landlord for one dedicated loading dock guard at the rate of $             per hour each, and wages and benefits paid by Landlord for the elevator operator at the rate of $             per hour. Notwithstanding anything to the contrary contained herein, Tenant may request, in accordance with the applicable provisions of this Article 15, freight elevator service and security in half-hour increments during Regular Building Service Hours and at all other times for such minimum increment of time as Landlord is required to compensate its employees under applicable union contracts and/or other labor agreements. If and to the extent a Legal Requirement is promulgated after the date of this lease which restricts the hours or permissible location of freight delivery in the City of New York, generally, and/or the downtown Manhattan, in particular, then, in such event, Landlord shall reasonably modify the hours of operation of the Building freight elevator service as a result of any such Legal Requirement to reflect the then normal business practice in the real estate industry in the City of New York with respect to Comparable Buildings.

(iv) Notwithstanding anything to the contrary contained in this lease, Tenant shall have the use, after reasonable prior notice to Landlord, of the freight elevators, loading docks, required security, lifts, necessary Building access corridors and other necessary Building service areas as reasonably required by Tenant, at the costs set forth in Section 15.02(c)(iii), for the delivery of construction materials during the course of the performance of Tenant’s Alterations and after the completion of such Alterations for the movement of Tenant’s furniture, fixtures and Equipment (herein called “FF&E”). Such elevators shall be available for Tenant’s use on a first-come first-serve basis. At Tenant’s election, Tenant shall have the right, at its sole cost and expense, to provide a security guard for such elevators and loading docks in connection with Tenant’s use thereof, provided that the use of such security guard shall not violate Landlord’s union contracts affecting the Building, or create any work stoppage, picketing, labor disruption or dispute or disharmony or any interference with the business of Landlord or any tenant or occupant of the Building. Tenant shall immediately discontinue the use of such security guard if Landlord notifies Tenant in writing that continuing such work or activity would violate Landlord’s union contracts affecting the Building, or has caused any work stoppage, picketing, labor disruption or dispute or disharmony or any interference (beyond a de minimis extent) with the business of Landlord or any tenant or occupant of the Building.

(v) Except as set forth to the contrary above, the use of all elevators shall be on a non-exclusive basis and shall be subject to the Building Rules and Regulations.

[12]	Rates to reflect the then actual labor costs.

(d) Landlord shall provide hot and cold water for ordinary lavatory, drinking, cleaning and pantry purposes at no additional charge to Tenant; provided, that, Landlord shall only be obligated to provide tepid and cool water to the extent the Building Systems as of commencement date of this lease are not capable of providing hot and cold water as aforesaid. Notwithstanding the foregoing, Landlord shall supply water to any Dining Facility (including any cafeteria) and fitness center, if any, in the Premises or for any other ancillary use (not currently in place), and if such Dining Facility, fitness center or new ancillary use will result, in Landlord’s reasonable judgment, in the consumption of water in amounts greater (other than to a de minimis extent) than general office use would (any such space herein called the “Water Metered Space”), then Landlord may charge Tenant for such water (and corresponding sewer charges) on a metered basis using meters heretofore installed in the Premises or installed by Landlord at Tenant’s sole cost and expense (herein called the “Water Meters”), which Water Meters shall measure the water consumed by Tenant in such Water Metered Space. The amounts to be charged to Tenant by Landlord for water consumed within the Water Metered Space as shown on the Water Meters shall be one hundred (100%) percent of the average amount (herein called the “Landlord’s Water Rate”) at which Landlord from time to time purchases each gallon of water for the same period from the utility company, including all surcharges, sewer charges, taxes and sales taxes and other charges regularly passed on to customers by the public utility and other sums payable in respect thereof to the public utility for the supply of water to Landlord for the entire Building as more specifically set forth below. Tenant and its authorized representative may have access to the Water Meters from time to time during the Term (but not more frequently than once per month) on at least one (1) day’s request (which need not be in writing) for the purpose of verifying Landlord’s meter readings. To the extent that Landlord provides an engineer or other Building representative to accompany Tenant’s employees, contractors and/or authorized representatives for the duration of Tenant’s access to the Water Meters during Regular Building Service Hours, Landlord shall provide such engineer or Building representative without additional charge to Tenant, provided that it does not require more than a reasonable amount of time (failing which Landlord shall be entitled to assess a reasonable additional charge) and further provided that the foregoing shall not be deemed to prohibit Landlord from including the salary of such engineer or Building representative in Operating Expenses subject to and in accordance with the provisions of Article 3). The amount paid by Landlord per gallon of water shall be determined by dividing Landlord’s total bill from the utility company for each period by the total number of gallons consumed by the Building as shown by said bill (herein called the “Water Quotient”), and the charge to Tenant pursuant to this Section 15.02(d) for water consumed within such Water Metered Space shall be calculated by multiplying the water consumed by Tenant within such period by the Water Quotient. Upon Tenant’s request, Landlord shall provide Tenant with copies of Landlord’s bills from the utility company for purposes of allowing Tenant to confirm Landlord’s Water Rate and Landlord’s calculations of the charges payable by Tenant under this Section 15.02(d). In addition to the foregoing, Tenant shall reimburse Landlord for (i) Landlord’s reasonable actual out-of-pocket costs to read the Water

Meters and to calculate the amounts to be billed to Tenant hereunder, provided that the costs are commercially reasonable, and (ii) the actual out-of-pocket cost of keeping the Water Meters and related equipment serving Tenant’s Water Metered Space in good working order and repair (which may include calibration of the Water Meters but shall exclude the cost of replacing Water Meters, the cost of which shall be borne by Landlord), provided that the costs of any contractors retained by Landlord to perform such repair, maintenance and calibration are commercially reasonable and provided further that to the extent that any such Water Meters and related equipment serving the Water Metered Space shall also serve portions of the Building other than the Premises, the costs of such repair, maintenance and calibration shall be appropriately prorated. Tenant shall pay Landlord the foregoing amounts within thirty (30) days after Landlord bills Tenant therefor as Additional Charges, which bills shall be rendered on a monthly basis.

(e) (i) Landlord shall, at no charge to Tenant, remove Tenant’s ordinary office refuse and rubbish, clean the interior and exterior windows of the Premises not less frequently than two (2) times per year, and provide office cleaning services in accordance with the cleaning specifications annexed hereto as Exhibit I (herein called the “Cleaning Specifications”) on Mondays through Fridays (exclusive of days recognized as holidays under the applicable union contracts with respect to cleaning services). The cleaning services described on the Cleaning Specifications, exclusive of exterior window cleaning are sometimes hereinafter described as “Standard Tenant Cleaning”. Tenant shall pay to Landlord within thirty (30) days after demand the actual out-of-pocket costs incurred by Landlord (without profit or markup) for cleaning work or rubbish removal in the Premises above the level described in the Cleaning Specifications. Notwithstanding anything contained in Exhibit I or in this Section 15.02(e) to the contrary, any cleaning work in the Premises required because of (A) the removal from the Premises of any refuse and rubbish of Tenant in excess of that ordinarily accumulated in business office occupancy, including refuse accumulated in dining facilities, if any, or (B) cleaning of any portions of the Premises used for dining facilities, day care facilities, fitness centers, medical or health facilities or other special purposes that are not currently in place as of the date hereof, if any, if and to the extent that such cleaning includes greater or more difficult cleaning work (including removal of refuse and rubbish) than office areas shall, at Tenant’s option, (1) be performed by Landlord, provided that Landlord’s cleaning contractor is willing to provide the same, and provided further that Tenant shall pay to Landlord, as Additional Charges under this lease, the costs incurred by Landlord for such cleaning or (2) constitute Extra Cleaning under Section 15.02(e)(iii). Landlord shall not be required to provide janitorial services for portions of the Premises used exclusively for a confidential document room as designated by Tenant from time to time. Landlord shall instruct its cleaning contractor to require the employees of such cleaning contractor to keep the entry doors to the Premises locked when they are performing cleaning services and to turn off the lights in the Premises when they have completed performing cleaning services, in each case provided that Tenant is not then conducting business from the Premises after Regular Building Service

Hours. Landlord shall endeavor to provide Standard Tenant Cleaning through a company that shall perform same at the most favorable price reasonably obtainable (taking into account the structure of the company and all other relevant facts and circumstances) without having an adverse effect on service or labor harmony provided that Landlord’s judgment as to the most appropriate cleaning contractor shall control subject to the provisions of this Section 15.02(e).

(ii) (A) Notwithstanding anything to the contrary contained in this Section 15.02(e)(i), if, at any time, Tenant believes that the cleaning services being rendered by Landlord or Landlord’s cleaning contractor (herein called the “Contractor”) do not meet the specifications set forth on Exhibit I annexed hereto on a reasonably material and consistent basis, Tenant shall give notice to Landlord (herein called the “Cleaning Notice”), which notice shall specify in detail the deficiencies claimed by Tenant (herein called the “Cleaning Deficiencies”). Within ten (10) Business Days following its receipt of the Cleaning Notice, Landlord shall schedule a meeting (herein called the “Cleaning Improvement Meeting”) among Landlord, Tenant and the Contractor to discuss and to develop a program to cure the Cleaning Deficiencies. Within forty-five (45) days following the Cleaning Improvement Meeting, Landlord, Tenant and the Contractor shall again meet (herein called the “Follow-Up Meeting”) to determine whether the Cleaning Deficiencies have been cured. Any disputes between Landlord and Tenant as to (1) the existence of Cleaning Deficiencies or (2) whether such Cleaning Deficiencies have been cured, shall be resolved by binding arbitration pursuant to the provisions of Article 37, but in accordance with the then-current rules for expedited arbitration of the American Arbitration Association.

(B) In the event that either: (1) the Contractor fails to cure the Cleaning Deficiencies prior to the Follow-Up Meeting or (2) the same Contractor is found to have committed Cleaning Deficiencies for a third time in any twelve (12) month period after having been given an opportunity to cure Cleaning Deficiencies on two (2) prior occasions during such twelve (12) month period, then Landlord shall commence action to replace such contractor in accordance with the following provisions of this Section 15.02(e)(ii). Landlord and Tenant shall meet to discuss Tenant’s recommendations as to any cleaning contractors then performing cleaning services in Comparable Buildings that should be included on Landlord’s bid list; provided, however, that such recommendations shall not be binding on Landlord. Landlord shall reasonably promptly thereafter put the cleaning contract for the Building out to bid to cleaning contractors chosen by Landlord and shall thereafter replace the Contractor with the cleaning contractor that submits the bid accepted by Landlord.

(C) If, notwithstanding the foregoing, Landlord nonetheless wishes to retain the Contractor, Landlord shall give notice thereof to Tenant and Tenant shall have the right to select its own cleaning contractor to perform the cleaning in the Premises, in which event the cost of providing cleaning to tenant premises (including the Premises and the portions of the Building occupied by Landlord or its

Affiliates) shall be excluded from Operating Expenses from and after the date on which Tenant retains its own cleaning contractor.

(iii) Notwithstanding anything to contrary contained herein but subject to the terms and conditions of this Section 15.02(e)(iii), Tenant shall have the right to furnish to the Premises (i) any cleaning services other than those provided by Landlord under Section 15.02(e)(i) hereof (without separate or additional charge to Tenant) (herein called “Extra Cleaning”) and/or (ii) Standard Cleaning which would otherwise be provided by Landlord under Section 15.02(e)(i), in which event the cost of providing cleaning to tenant premises (including the Premises and the portions of the Building occupied by Landlord or its Affiliates) shall be excluded from Operating Expenses from and after the date on which Tenant retains its own cleaning contractor.

(iv) If Tenant elects to provide its own Standard Cleaning and/or Extra Cleaning to the Premises, all cleaning contractors hired by Tenant (herein called “Tenant’s Cleaning Contractors”) shall be subject to Landlord’s approval, which approval Landlord shall not unreasonably withhold or delay. In soliciting bids from contractors for the performance of the Extra Cleaning, Tenant shall also solicit bids from Landlord’s cleaning contractor; provided, however, that Tenant shall have no obligation to award the contract to Landlord’s contractor, regardless of whether Landlord’s contractor submits a bid that is higher or lower than the other bid(s) submitted to Tenant. Landlord and Tenant shall cooperate with each other to ensure that the cleaning performed by their respective contractors shall be done in such a manner that will prevent (A) any work stoppage, picketing, labor disruption or dispute or disharmony or (B) a material increase in Tenant’s cleaning cost and/or Landlord’s Cleaning Cost, but the foregoing shall not require either Landlord or Tenant to change its respective contractor or cleaning contract. The personnel of Tenant’s Cleaning Contractors shall be permitted subject to the Building Rules and Regulations, without charge, to use the passenger elevators serving the Premises, to use but not operate the freight elevators and to use the janitorial closets on the floors on which the Premises are located as reasonably required for purposes of providing cleaning and rubbish removal services to the Premises.

Notwithstanding anything to the contrary contained in this lease, with respect to up to nine (9) floors of the Premises designated from time to time by Tenant as its executive floors (herein called the “Executive Floors”), Landlord (1) shall not, subject to any applicable union restrictions, without Tenant’s prior consent, terminate or transfer to a floor of the Building other than an Executive Floor any employee providing cleaning services to the Executive Floors (other than due to the willful misconduct or other bad acts of such employee) and (2) shall, at the direction of Tenant, transfer to another floor of the Building other than an Executive Floor any employee providing cleaning services to the Executive Floors. If and to the extent that Landlord’s compliance with the provisions of this paragraph shall impose additional costs on Landlord which are not recoverable from other tenants of the Building through Operating Expense escalations, Tenant, upon presentation of reasonable backup documentation, shall promptly reimburse

Landlord for such additional costs. As of the date of this lease, the Executive Floors shall mean floors ***[22, 23, 32-37 and 39]***13 of the Building.

15.03. (a) Landlord shall furnish heat, ventilation and air conditioning (herein called “HVAC”) to the floors on which the Premises are located in accordance with the specifications set forth in Exhibit J14 (i) during Regular Building Service Hours on Regular Building Service Days without charge, (ii) during the hours between 8:00 a.m. and 1:00 p.m. on Saturdays without charge, and (iii) at other times (hereinafter called “Overtime HVAC”) upon Tenant’s request, subject to the terms and at the rates and charges set forth in this Section 15.03 and Exhibit K, which rates and charges shall be pro-rated and offset if any other tenant or tenants of the Building located on the same Multi-Tenant Floor request overtime HVAC for any period for which Tenant requests the same. The rates and charges set forth on Exhibit K are intended to reflect Landlord’s actual costs to provide Overtime HVAC, as determined by Tenant as of the commencement date of the Original Lease. If at any time either Landlord or Tenant believes that Exhibit K does not properly reflect Landlord’s actual cost to provide Overtime HVAC, then Landlord or Tenant, as the case may be, shall notify the other, and the parties shall in good faith attempt to agree on a revised Exhibit K to be annexed to this lease. If Landlord and Tenant are unable to agree on a revised Exhibit K, then either Landlord and Tenant may submit the matter to expedited arbitration in accordance with the provisions of Article 37. Tenant acknowledges and agrees that Landlord shall have no liability or responsibility for any deviation in temperature, humidity or related conditions if such deviation arises from (A) Tenant’s effectuation of the distribution throughout the Premises of HVAC service from the point(s) on each floor of the Premises at which the Building’s HVAC systems meet the HVAC distribution systems of the Premises, (B) Tenant’s interior partitioning or existing Tenant Alterations, or (C) any material deviation from the assumptions set forth in Exhibit J. Tenant hereby acknowledges that it is satisfied with the capacities of the existing HVAC system as of the date of this lease; provided, however, that the foregoing shall not be deemed to waive Landlord’s obligation to provide HVAC service in accordance with the provisions of this Section 15.03.

(b) (i) Landlord hereby acknowledges that, as of the date of this lease, the Premises are served by supplemental air-conditioning systems that include units using both chilled water and condenser water. Tenant shall have the right during the Term to install and maintain additional supplemental air-conditioning units in the Premises (which installation shall be performed in accordance with all applicable Legal Requirements and any applicable provisions of Article 11). At Tenant’s request,

[13]	Update and revise if factually inaccurate as of the Commencement Date.
[14]	If as of the end of the Original Term the HVAC do not meet the specifications set forth on Exhibit J, Exhibit J shall be appropriately revised as agreed to by Landlord and Tenant in good faith.

Landlord will make available chilled water and/or condenser water (as required) for the operation of such supplemental air-conditioning units in accordance with the following provisions of this Section 15.03(b). Notwithstanding anything to the contrary contained in this lease, Tenant shall not be required to pay any connection or tap-in fee in connection with its access to such chilled water and/or condenser water.

(ii) Landlord will provide (at Tenant’s sole cost and expense as provided in the last sentence of this Section), at a valve heretofore installed or installed by Landlord, at Tenant’s sole cost and expense, at the chilled water riser on each floor of the Premises, on a twenty four (24) hour per day, three hundred sixty five (365) day per year basis, chilled water in an aggregate amount of up to ***[            ]***15 tons (“Tenant’s Chilled Water Allocation”). If Tenant requests chilled water capacity in addition to Tenant’s Chilled Water Allocation, Landlord shall provide such excess chilled water capacity to Tenant, at no additional charge (except as provided in clause (D) below), provided that (A) this lease is in full force and effect, (B) such additional chilled water capacity is, in Landlord’s judgment, available for use by Tenant at the time that Tenant requests such additional chilled water capacity without resulting in material alterations (unless Tenant agrees to pay for the same in which event such material alteration shall be subject to Landlord’s reasonable approval) in or damage to Building systems, (C) such additional chilled water capacity is, in Landlord’s judgment, available for use by Tenant at the time that Tenant requests such additional chilled water capacity without interfering with the current and anticipated future needs of other tenants or occupants of the Building, and (D) Tenant shall reimburse Landlord for the actual out-of-pocket cost of any additional equipment required for the supply of such additional chilled water capacity (provided that the costs of any contractors retained by Landlord to perform such installation are commercially reasonable). Tenant shall have the right, from time to time and at Tenant’s sole cost and expense, to reallocate Tenant’s Chilled Water Allocation among the floors of the Premises, and, in connection therewith, to increase the size of the supply and return valves. Landlord shall provide chilled water in accordance with the specifications set forth in Exhibit L-1 annexed hereto. In respect of its consumption of chilled water during the Term, Tenant shall pay to Landlord an annual charge (“Tenant’s Chilled Water Payment”) equal to the product of (1) the aggregate number of tons of chilled water required by Tenant’s equipment that is connected to such chilled water (the “Connected Chilled Water Tonnage”) during such Operating Year taking into account any and all changes of such connected amounts during such Operating Year, multiplied by (2) the rates set forth on Exhibit L-2 attached hereto. Commencing with January 1 of the Operating Year 2006 and on January 1 of each Operating Year thereafter, the Tenant’s Chilled Water Payment shall be increased or decreased in accordance with Exhibit L-2 annexed hereto. The rates and charges set forth on Exhibit L-2 are intended to reflect Landlord’s actual cost to provide chilled

[15]	The initial amount of Tenant’s Chilled Water Allocation is to be calculated based on Tenant’s Share of chilled water.

water, as determined by Tenant as of the commencement date of the Original Lease. If at any time either Landlord or Tenant believes that Exhibit L-2 does not properly reflect Landlord’s actual cost to provide chilled water, then Landlord or Tenant, as the case may be, shall notify the other, and the parties shall in good faith attempt to agree on a revised Exhibit L-2 to be annexed to this lease. Any dispute as to the determination of Tenant’s Chilled Water Payment, including any dispute referred to in the preceding sentence, may be submitted by either party to arbitration in accordance with Article 37.

(iii) Landlord shall provide to Tenant throughout the Term, as and when requested by Tenant, on a twenty four (24) hour per day, three hundred sixty five (365) day per year basis for Tenant’s supplemental air-conditioning units located in the Premises as of the date of this lease, and any other supplemental air-conditioning units hereafter installed by Tenant and requiring condenser water, condenser water from the Building’s condenser water tower in an aggregate amount of up to ***[            ]***16 tons (“Tenant’s Condenser Water Allocation”). If Tenant requests condenser water capacity in addition to Tenant’s Condenser Water Allocation, Landlord shall provide such excess condenser water capacity to Tenant, at no additional charge (except as provided in clause (D) below), provided that (A) this lease is in full force and effect, (B) such additional condenser water capacity is, in Landlord’s judgment, available for use by Tenant at the time that Tenant requests such additional condenser water capacity without resulting in material alterations (unless Tenant agrees to pay for the same in which event such material alteration shall not be denied) in or damage to Building systems, (C) such additional condenser water capacity is, in Landlord’s judgment, available for use by Tenant at the time that Tenant requests such additional condenser water capacity without interfering with the current and anticipated future needs of other tenants or occupants of the Building and (D) Tenant shall reimburse Landlord for the actual out-of-pocket cost of any additional equipment required for the supply of such additional condenser water capacity (provided that the costs of any contractors retained by Landlord to perform such installation are commercially reasonable). Tenant shall have the right, from time to time and at Tenant’s sole cost and expense, to reallocate Tenant’s Condenser Water Allocation among the floors of the Premises, and, in connection therewith, to increase the size of the supply and return valves. Landlord shall provide condenser water in accordance with the specifications set forth in Exhibit L-1 annexed hereto. In respect of the supply of condenser water to the Premises during any Operating Year, Tenant shall pay to Landlord an annual charge (“Tenant’s Condenser Water Payment”) equal to the product of (1) the aggregate number of tons of condenser water required by Tenant’s equipment that is connected to such condenser water (the “Connected Condenser Water Tonnage”) during such Operating Year taking into account any and all changes of such connected amounts during such Operating Year, multiplied by (2) for such reserved condenser water tonnage at the rates set forth on Exhibit M attached hereto. Commencing with January 1 of the Operating Year 2006 and

[16]	Tenant shall be entitled to Tenant’s Share of Condenser Water.

on January 1 of each Operating Year thereafter, the Supplemental Condenser Water Charge shall be increased or decreased in accordance with Exhibit M annexed hereto. The rates and charges set forth on Exhibit M are intended to reflect Landlord’s actual cost to provide condenser water, as determined by Tenant as of the commencement date of the Original Lease. If at any time either Landlord or Tenant believes that Exhibit M does not properly reflect Landlord’s actual cost to provide condenser water, then Landlord or Tenant, as the case may be, shall notify the other, and the parties shall in good faith attempt to agree on a revised Exhibit M to be annexed to this lease. Any dispute as to the determination of Tenant’s Condenser Water Payment, including any dispute referred to in the preceding sentence, may be submitted by either party to arbitration in accordance with Article 37.

15.04. Except as otherwise expressly provided in this lease, Landlord shall not be required to provide any services to the Premises.

15.05. Subject to the provisions of Section 35.04(b) and Articles 19 and 20, Landlord reserves the right, without liability to Tenant and without it being deemed a constructive eviction, to stop or interrupt any heating, elevator, escalator, lighting, ventilating, air-conditioning, steam, power, electricity, water, cleaning or other service and to stop or interrupt the use of any Building facilities and systems at such times as may be necessary and for as long as may reasonably be required by reason of accidents, strikes, or the making of repairs, alterations or improvements, or inability to secure a proper supply of fuel, gas, steam, water, electricity, labor or supplies, or by reason of any other similar or dissimilar cause beyond the reasonable control of Landlord. Subject to the provisions of Section 35.04(b) and Articles 19 and 20, no such stoppage or interruption shall result in any liability from Landlord to Tenant or entitle Tenant to any diminution or abatement of rent or other compensation nor shall this lease or any of the obligations of Tenant be affected or reduced by reason of any such stoppage or interruption. Except in emergency circumstances, Landlord shall endeavor to give Tenant at least thirty (30) days’ prior written notice (or such maximum prior notice as may be reasonable under the circumstance but in no event less than one (1) Business Day prior notice) of its intention to make any repairs, alterations or improvements referred to in this Section 15.05 or any other stoppages of services of which Landlord has prior notice and shall use reasonable efforts in making such repairs, alterations or improvements and in dealing with such other stoppages of service so as to minimize interference with Tenant’s business operations, provided that Landlord shall not be required to perform any such work on an overtime or premium-pay basis. Notwithstanding any provision of this Section 15.05 to the contrary, Landlord shall be required to perform all repairs, alterations, or improvements as referred to in this Section 15.05 during non-Regular Building Service Hours (except in emergency circumstances) if the nature of such repair, alteration, or improvement is such as to customarily be performed by landlords in Comparable Buildings during non-Regular Building Service Hours (e.g., an electrical shutdown for the repair of a riser).

15.06. Notwithstanding anything to the contrary contained in this lease, Tenant shall have the right, subject to the terms and conditions of this Section 15.06 and the provisions of Section 11.05, to furnish certain additional services to any portion of the Premises, including, without limitation, plant maintenance and shall have the right to hire maintenance staff (including, without limitation, full-time handymen and/or locksmiths) to support Tenant’s carpentry and general maintenance needs with respect to the Premises (herein called “Tenant Extra Services”). Tenant will advise Landlord of all contractors (excluding Tenant’s employees and any personnel and employees of Tenant’s Premises Manager) performing Tenant Extra Services (“Tenant’s Extra Service Contractors”) but such Tenant Extra Service Contractors shall not be subject to Landlord’s approval. The provisions of Sections 11.04, 11.05 and 11.06 shall apply to the performance of the Tenant Extra Services by Tenant’s Extra Service Contractors. The Tenant Extra Services shall be performed in such manner as not to interfere with or delay, except to an immaterial extent, and as not to impose any additional expense upon Landlord in connection with the operation of the Building and if such interference or delay shall occur, Tenant, upon written notice from Landlord, shall promptly instruct Tenant’s Extra Service Contractors to modify the particular manner of performing the Tenant Extra Services which is causing such interference or delay, and if any such additional expense shall be incurred by Landlord as a result of the performance of the Tenant Extra Services by Tenant’s Extra Service Contractors, Tenant shall pay such additional expense as Additional Charges hereunder within thirty (30) days after its receipt of an invoice therefor.

15.07. If and for so long as Landlord maintains a Building directory, Landlord, at Tenant’s request, shall maintain listings on such directory of the names of Tenant, or its permitted subtenants, assignees, affiliates, or entities in occupancy of portions of the Premises and the names of any of their officers and employees, provided that the names so listed shall not use more than Tenant’s Share of the space on the Building directory (except to the extent to which such Building directory is computerized in which event there shall be no such limitation). The actual out-of-pocket cost to Landlord for making any changes in such listings requested by Tenant shall be paid by Tenant to Landlord within thirty (30) days after delivery of an invoice therefor. ***[As of the date of this lease, there is no Building directory at the Building.]***17

15.08. Tenant shall have the right to tie into the fire safety system, which tie-in will be performed by Landlord’s independent unaffiliated contractor at Tenant’s cost and expense, which cost and expense shall not exceed the amount that would otherwise be charged to Landlord by its contractor for such work if such work was being performed for Landlord’s own account.

[17]	Update and revise bracketed language if factually inaccurate as of the Commencement Date.

15.09. (a) Subject to the provisions of this lease (including, without limitation, Article 11), Tenant may, at Tenant’s sole cost and expense, install, maintain and operate in a portion of the Premises ***[(including, without limitation, the existing cafeterias and/or kitchens located on the 2nd, 4th and 26th floors of the Building and dining facilities located on the 3rd and 27th floors of the Building)]***18 a food preparation, service and/or dining facility (any of same herein referred to as a “Dining Facility”) for use by Tenant and/or any persons claiming by, through or under Tenant (including, without limitation, subtenants of Tenant), including appropriate food and beverage preparation, handling, cooking, serving and/or dining and/or other associated facilities, provided that (i) Tenant shall comply with all applicable Legal Requirements with respect to such Dining Facility and its operations, (ii) Tenant shall cause all food preparation areas to be properly ventilated so that no odor shall emanate from the Premises to any other portion of the Building, (iii) Tenant shall maintain such Dining Facility in a clean and sanitary condition and free of refuse at all times, and shall be responsible for providing any required exterminating services to the Premises (including the Dining Facility), and (iv) Tenant shall bag all wet garbage and place the same in containers that prevent the escape of odor. All of the provisions of this lease shall be applicable to the installation, maintenance and operation of the Dining Facility.

(b) Tenant shall install all necessary flues and other means of ventilation and fire suppression for the proper exhausting of fumes and odors from the Dining Facility ***[(and the existing cafeteria and/or kitchens located on the 2nd, 4th and 26th floors of the Building and the dining facilities on the 3rd and 27th floors are deemed to meet the requirements of this sentence, provided that nothing herein shall reduce or diminish Tenant’s obligation to comply with Legal Requirements and the other provisions of this lease with respect to such Dining Facilities)]***. Subject to the following provisions of this Section 15.09(b), Landlord will provide Tenant, at Tenant’s request and at no out-of-pocket cost or expense to Landlord, with adequate shaft space for an exhaust for the Dining Facility ***[(including, without limitation, the shaft space which currently services the existing kitchen on the mezzanine level of the Building and the Dining Facilities on the 3rd and 27th floors of the Building)]***, provided that with respect to any additional shaft space such shaft space is, in Landlord’s judgment, available for use by Tenant at the time that Tenant requests same without violating any applicable Legal Requirements, resulting in material alterations in or damage to the Building or posing any risk to the safety of the occupants thereof, and taking into account the needs of Landlord and other current and future occupants of the Building with respect to such shaft space. Any work performed by Tenant pursuant to this Section 15.09(b) shall be performed by Tenant, in accordance with Article 11 hereof.

[18]	Update and revise bracketed language if these facilities do not constitute part of the Premises as of the Commencement Date.

(c) If Tenant shall require electrical capacity beyond that set forth in Section 14.04 hereof in connection with Tenant’s installation and operation of the Dining Facility, Landlord shall, at no out-of-pocket cost or expense to Landlord, provide such additional capacity to Tenant at Tenant’s request, provided that (i) the provision of such additional capacity would not violate any applicable Legal Requirements, (ii) such additional capacity is, in Landlord’s judgment, available for use by Tenant at the time that Tenant requests such additional capacity without resulting in material alterations in or damage to the Building or posing any risk to the safety of the occupants thereof, (iii) the aggregate electrical capacity made available to the Premises shall not exceed Tenant’s pro rata share of the electrical capacity of the Building (as reasonably calculated by Landlord, it being agreed that Landlord may allocate shares of electrical capacity to vacant space in the Building) and (iv) Tenant shall reimburse Landlord for the actual out-of-pocket costs incurred by Landlord to provide such additional capacity. Landlord makes no warranty or representation as to (A) the likelihood that Tenant will be able to obtain such additional capacity and/or the amounts thereof that Tenant may be able to obtain, (B) whether obtaining such additional capacity will require the installation of additional equipment or facilities or (C) the magnitude of the costs that may be incurred by Tenant in connection with obtaining such additional capacity. Landlord shall have no liability to Tenant, this lease shall remain in full force and effect, the obligations of Tenant shall not be reduced or diminished, and Tenant shall not be entitled to any reduction in or credit against the rents payable by Tenant hereunder, in the event that Tenant is unable to obtain such additional capacity or is unable to obtain such additional capacity in the amounts thereof that Tenant may have anticipated, or in the event that the costs incurred by Tenant in connection with obtaining such additional capacity exceed the amounts theretofore anticipated.

(d) Tenant shall continue to have the right to obtain gas service for the Dining Facility directly from Consolidated Edison and Tenant shall pay all charges in connection with such gas service directly to Consolidated Edison. Tenant shall, at Tenant’s sole cost and expense, perform any work as may be required to supply such gas service, which work will be performed by Tenant, in accordance with the provisions of Article 11. Landlord shall have no obligation to perform any work or incur any expense in order to assist Tenant in obtaining gas service for the Dining Facility, and Landlord shall not in any way be liable or responsible to Tenant for any loss, damage or expense which Tenant may sustain or incur if (i) the supply of gas service to the Premises is temporarily interrupted or (ii) gas service is not available or the quantity or character thereof is not suitable for Tenant’s requirements, except to the extent resulting from Landlord’s willful misconduct or gross negligence.

15.10. Landlord shall, upon prior reasonable request of Tenant, allow Tenant reasonable access to the common areas of the Building which are non-leasable such as mechanical rooms and floors and vertical shafts and to other areas of the Building adjacent to the Premises as may be necessary in connection with the performance of Tenant’s obligations under this lease or the performance of Alterations or the repair and maintenance of Tenant’s Property and/or Tenant’s FF&E. All access by Tenant shall be subject to the supervision and control of Landlord and to Landlord’s reasonable safeguards for the security and protection of the Building, the Building equipment, and installations and equipment of other tenants of the Building (or other persons). To the extent that Landlord provides an engineer or other Building representative to accompany Tenant’s employees and/or contractors for the duration of Tenant’s access. Landlord shall provide such engineer or Building representative without additional charge to Tenant, provided that the services being provided by such engineer of Building representative are within the scope of services generally provided to all tenants of the Building and includible in Operating Expenses (otherwise Landlord shall be entitled to assess a reasonable additional charge not to exceed its actual out-of-pocket costs [i.e., no mark-up]) and further provided that the foregoing shall not be deemed to prohibit Landlord from including the salary of such engineer or Building representative in Operating Expenses subject to and in accordance with the provisions of Article 3.

15.11. Intentionally Omitted.

15.12. (a) (i) Annexed hereto as Exhibit N19 are the specifications for the Building-wide security system as of the date of this lease. It is understood that over time, Landlord may, at its sole cost and expense, modify such system, but the modifications shall not reduce, in any material respect, the level of security within the Building as contemplated by Exhibit N. Moreover, any modifications shall at all times be befitting a Comparable Building taking into account the environment in around the area in which the Building is situated as well as the prevailing security threat levels, in general, and to Tenant and any of Tenant’s Affiliates, in particular (collectively herein called the “Security Threat Level”). Landlord will notify Tenant before modifying the Building security system, but Landlord may implement any modifications to such system in its sole judgment, provided that the modifications are, as stated in the preceding sentence, befitting a Comparable Building taking into account the environment in and around the area in which the Building is situated and the Security Threat Level, exclusive of any such modifications implemented solely for the benefit of a specific tenant of the Building. In connection with the foregoing, Landlord will immediately notify Tenant of any and all advisories, notices, warnings and other security alerts impacting the Building received by Landlord from any governmental authority which Landlord is not prohibited from making available to third parties by any governmental authority.

[19]	If as of the end of the Original Term, Exhibit N does not accurately reflect the security protocol for the Building, Exhibit N shall be appropriately revised as agreed to by Landlord and Tenant in good faith.

(ii) At the request of Tenant, Landlord shall meet, or cause the managing agent of the Building to meet, if applicable, with Tenant and Tenant’s representatives to keep Tenant advised as to the status of the Building security system and the strategies employed or to be employed by Landlord in connection therewith, and Landlord shall consider any recommendations of Tenant and/or any of Tenant’s representatives with respect to the same and/or the security with respect to the Building in general, but in no event shall Landlord be obligated to follow any such recommendations unless Landlord consents to same, such consent not to be unreasonably withheld or delayed, and Tenant shall agree to reimburse Landlord (as Additional Charges) for any reasonable incremental increase in the out-of-pocket costs and expenses incurred by Landlord in connection with the implementation of any such Tenant and/or Tenant representative recommendation if and to the extent any such costs and expenses cannot be included as an Operating Expense in this lease and/or any other lease for space in the Building, provided that, except to the extent that same are included in Operating Expenses pursuant to the provisions of Article 3 hereof, Tenant shall have no obligation to reimburse Landlord for any such incremental increase in costs and expenses to the extent same are attributable to security systems and measures that are customarily in place in Comparable Buildings in and around the area where the Building is situated (including midtown Manhattan) or are otherwise reasonably necessary in the Building.

(b) Notwithstanding anything to the contrary contained in this lease, Tenant shall have the right, at Tenant’s sole cost and expense, (i) to retain security guards for purposes of patrolling the Premises and other portions of the Building subject to and in accordance with the provisions of Exhibit N and (ii) to place the podium and the ancillary equipment with respect thereto in the Building lobby in a location mutually agreed to by Landlord and Tenant that reasonably meets Tenant’s requirements and station a security guard or guards at such podium. Landlord agrees to reasonably cooperate with Tenant in connection with Tenant’s security program with respect to the Premises (e.g., evacuation drills), provided that Tenant shall reimburse Landlord (as Additional Charges) for the reasonable out-of-pocket costs and expenses incurred by Landlord in connection with such cooperation within thirty (30) days after demand therefor.

(c) Landlord and Tenant agree and acknowledge that (i) as of the date of this lease the security system located in the Lobby Premises and certain other security systems (e.g., access control, CCTV and camera systems) services both the Premises and the balance of the Building, (ii) Landlord and Tenant each desire to bifurcate such security system in a manner mutually agreeable to Landlord and Tenant so as to create two (2) separate and independent security systems, one which shall service the entire Building and one which shall service only the Premises, which bifurcation shall be at Tenant’s sole cost and expense, (iii) Tenant shall, at its sole cost and expense and within a reasonable period of time after the date of this lease, perform such work to the security system which is required to create such independent security system for the Premises and Landlord shall, at its sole cost and expense and within a reasonable period of time after the date of this lease, perform such work to the security system which is required to create such independent security system for the Building and (iv) Landlord and Tenant shall cooperate with each other in good faith in order to create their respective security systems and coordinate their respective work in accordance with good construction practice.

15.13. (a) Subject to the provisions of this Section 15.13, Tenant will have the right, during the Term, at Tenant’s sole cost and expense, to arrange for its own telecommunications services to be brought into the Building and distributed directly to the floors on which the Premises are located. If Tenant desires to contract for the provision of telecommunications services with a supplier (“Tenant’s Telecommunications Provider”) other than the supplier providing telecommunications services to the Building, Tenant shall have the right to do so. Tenant shall not be required to pay any fee to Landlord in consideration for Landlord permitting Tenant’s Telecommunications Provider to have access to the Building and the riser and shaft space thereof for such purpose, and Tenant’s Telecommunications Provider will not be charged a fee for such access as is required to provide telecommunications services exclusively to Tenant and any permitted occupants of the Premises. Tenant’s Telecommunications Provider will be permitted access to the risers of the Building in order to install Tenant’s telecommunications cabling and conduits, subject to availability of space in the risers for such purpose to the extent space therefor is available at the time Tenant requests such access. If no space shall then be available in the risers of the Building, Landlord, at Tenant’s request shall install additional risers in the Building for such purpose, and Tenant shall reimburse Landlord for its reasonable actual third party out-of-pocket costs incurred in connection therewith.

(b) Landlord and Tenant hereby acknowledge that Tenant currently maintains an internal telecommunications room within a portion of the Premises and Landlord agrees that (i) Tenant will have a right of access to any other portions of the Building outside the Premises that may contain equipment or conduits installed in connection with Tenant’s telecommunications systems (herein collectively called “Tenant’s Other Telecommunications Installations”) taking into account, however, the rights of third parties in and such other portions of the Building, and Landlord shall have the right to require Tenant to be accompanied by a representative of Landlord to the extent Landlord makes such representative reasonably available, and (ii) Tenant will have access to Tenant’s Other Telecommunications Installations on a twenty-four (24) hour per day, seven (7) day per week basis (subject to Landlord’s reasonable security and safety measures and except in emergency circumstances or during temporary shutdowns as permitted by and subject to the provisions of this lease; provided, that, such security and safety measures shall not include any requirement that Tenant be accompanied by an engineer or other Building representative designated by Landlord.

15.14. (a) Tenant shall have the right, at no additional charge to Tenant (except as otherwise expressly provided in this lease and as set forth below), to use (i) in common with Landlord and other tenants and occupants of the Building, the riser and shaft space in the core of the Building (herein called the “Initial Riser/Shaft Space”) for the installation of conduits, risers, telecommunications cabling and/or computer cabling or any other equipment that may be lawfully, or is currently, installed therein (herein collectively called “Tenant’s Riser/Shaft Space Equipment”) and (ii) mechanical space (herein called the “Initial Mechanical Space”) for the installation of any mechanical, electrical and ancillary equipment that may be lawfully, or is currently, installed therein (herein collectively called “Tenant’s Mechanical Equipment”). Upon Tenant’s written request, Landlord will provide to Tenant such additional riser space, shaft space and/or mechanical space that Tenant may require from time to time (herein collectively called, the “Additional Riser/Shaft/Mechanical Space”), subject to Landlord’s reasonable safety measures and compliance with any applicable Legal Requirements and provided that such Additional Riser/Shaft/Mechanical Space is available and that the provision of such Additional/Riser Shaft/Mechanical Space will not, in Landlord’s reasonable judgment, interfere with the needs of other present or future tenants or occupants of the Building or have an adverse impact on any services provided to the Building. The Initial Riser/Shaft Space, the Initial Mechanical Space and the Additional Riser/Shaft/Mechanical Space are herein collectively called the “Equipment Space,” and Tenant’s Riser/Shaft Space Equipment, Tenant’s Mechanical Equipment are herein collectively called “Tenant’s Equipment”. The installation of Tenant’s Equipment shall be performed in accordance with Article 11 hereof. Any additional mechanical space shall be provided to Tenant at no cost.

(b) For purposes of installing, servicing or repairing Tenant’s Equipment, Tenant shall have reasonable access to the Equipment Space upon prior reasonable request of Landlord. All access by Tenant to the Equipment Space shall be subject to the supervision and control of Landlord and to Landlord’s reasonable safeguards for the security and protection of the Building, the Building equipment, and installations and equipment of other tenants of the Building (or other persons) as may be located in the risers and shafts and mechanical space of the Building. To the extent that Landlord provides an engineer or other Building representative to accompany Tenant’s employees and/or contractors for the duration of Tenant’s access to the Equipment Space, Landlord shall provide such engineer or Building representative without additional charge to Tenant, provided that the services being provided by such engineer of Building representative are within the scope of services generally provided to all tenants of the Building and includible in Operating Expenses (otherwise Landlord shall be entitled to assess a reasonable additional charge not to exceed its actual out-of-pocket costs [i.e., no mark-up]) and further provided that the foregoing shall not be deemed to prohibit Landlord from including the salary of such engineer or Building representative in Operating Expenses subject to and in accordance with the provisions of Article 3.

(c) Tenant agrees that Tenant will pay for all electrical service required in connection with Tenant’s Equipment in accordance with Article 14, and Tenant further agrees that such electric service shall feed off the same supply of electrical energy furnished to the Premises or be separately submetered as provided in Article 14. Landlord shall not be required to supply any services to the Tenant’s Equipment Space other than (i) HVAC (to the extent same was provided to Tenant’s Equipment Space as of the expiration of the Original Term), (ii) elevator service, and (iii) electricity as provided in this Section 15.14(c).

(d) Tenant, at Tenant’s sole cost and expense, agrees to promptly and faithfully obey, observe and comply with all Legal Requirements in any manner affecting or relating to Tenant’s installation, repair, maintenance and operation of Tenant’s Equipment. Tenant, at Tenant’s sole cost and expense, shall secure and thereafter maintain all permits and licenses, if any, required for the installation and operation of Tenant’s Equipment.

(e) Tenant, at Tenant’s sole cost and expense, shall promptly repair any and all damage to the Equipment Space and to any other part of the Building caused by or resulting from the installation, maintenance and repair, operation or removal of Tenant’s Equipment and, in the event that Tenant elects (or is required, subject to the provisions of this lease) to remove any of Tenant’s Equipment prior to the expiration of the Term, Tenant shall restore all affected areas to their condition as existed prior to the installation of Tenant’s Equipment, subject to normal wear and tear and damage for which Landlord is responsible for hereunder.

15.15. Tenant shall have the right, subject to the provisions of Section 11.04, at any time and from time to time, to retain an independent contractor, which may not be an employee of Tenant, to manage and supervise the daily operation of the Premises and the facilities of the Premises and to act as Tenant’s Designated Representative (herein called “Tenant’s Premises Manager”). Landlord agrees and acknowledges that Tenant’s Premises Manager may retain, subject to the provisions of Section 11.04, employees in connection with the performance of its duties for Tenant and that the retaining by Tenant’s Premises Manager of employees shall not be deemed to decrease the obligations of Landlord under this lease.

15.16. Tenant shall have the right throughout the Term to use, in common with Landlord and other tenants of the Building, the services provided by the messenger center operated by Landlord in the area adjacent to the loading dock in the Building (herein called the “Messenger Center”; such services are herein called the “Messenger Center Services”) so long as Landlord continues to operate same. Tenant acknowledges that the Messenger Center is operated, and the Messenger Center Services are provided, by a third-party provider employed by Landlord for such purpose (herein called “Landlord’s Messenger Center Vendor”). In the event that Tenant shall require the Messenger Center Services during hours in addition to those hours during which Landlord’s Messenger Center Vendor shall operate the Messenger Center and provide the Messenger Center Services to tenants of the Building, as determined by Landlord and Landlord’s Messenger Center Vendor in their sole discretion from time to time but in no event less than Regular Building Service Hours (such additional hours are herein called the “Extended Messenger Center Hours”), Landlord shall use commercially reasonable efforts to cause Landlord’s Messenger Center Vendor to operate the Messenger Center and to provide the Messenger Center Services during such Extended Messenger Center Hours, provided that Landlord shall have no liability to Tenant and Tenant’s obligations to Landlord hereunder shall not be diminished in any way if Landlord is unable to obtain the agreement of Landlord’s Messenger Center Vendor to operate the Messenger Center and to provide the Messenger Center Services during such Extended Messenger Center Hours, and provided further that Tenant shall (a) pay all additional incremental actual out-of-pocket costs incurred as a result of the operation of the Messenger Center and the provision of the Messenger Center Services during such Extended Messenger Center Hours and (b) reimburse Landlord for all costs incurred by Landlord in connection with such efforts, which costs shall be payable by Tenant to Landlord as Additional Charges hereunder within thirty (30) days after demand. Landlord shall have the right to reconfigure or relocate the Messenger Center or cease providing the Messenger Center altogether, provided and on the condition that (i) in any such case, Landlord provides Tenant with not less than ninety (90) days prior notice, and (ii) the Messenger Center will not be relocated to any portion of the Building that would result in outside messengers having access to the elevators or stairways of the Building or otherwise compromise the existing level of security of the Building and the Premises that is in place as of the date that the bifurcation of the security systems as contemplated under Section 15.12(c) is completed. Notwithstanding anything herein to the contrary, Tenant may elect to operate its own messenger center within a portion of the Building lobby mutually agreed to by Landlord and Tenant, which location shall be reasonable taking into account the requirements of Tenant, and to the extent Tenant elects not to use the Messenger Center, the cost and expense incurred by Landlord in connection with operating same shall not be included in Operating Expenses.

15.17. Tenant, at Tenant’s sole cost and expense (but at no additional charge), may station one or more persons (who are either employees of Tenant and/or an independent contractor engaged by Tenant) at a reception desk in a portion of the main lobby of the Building mutually agreed to in good faith by Landlord and Tenant, which location shall be reasonable taking into account the reasonable requirements of Tenant. At all times any such persons shall be neatly attired and otherwise abide by the reasonable instructions and direction of the manager of the Building.

ARTICLE 16

Access; Signage; Name of Building

16.01. Except for the space within the inside surfaces of all walls, hung ceilings, floors, windows and doors bounding the Premises, and, except as otherwise provided in this lease, all of the Building, including, without limitation, exterior and atrium Building walls, core corridor walls and doors and any core corridor entrance, any terraces or roofs adjacent to the Premises, and any space in or adjacent to the Premises used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other Building facilities, and the use thereof, as well as access thereto through the Premises for the purposes of operation, maintenance, decoration and repair, are reserved to Landlord and persons authorized by Landlord, with respect to portions of the foregoing located outside the Premises.

16.02. Landlord shall have the right, and Tenant shall permit Landlord or Landlord’s agents or public utilities servicing the Building and persons authorized by Landlord to install, erect, use and maintain pipes, ducts and conduits in and through the Premises; provided that, (a) same are installed within the interior of the walls of the Premises or above Tenant’s ceiling or, if installed adjacent to the Premises or the ceiling thereof, such installations shall be, at Landlord’s cost and expense, located in boxed enclosures and appropriately furred, (b) same shall not impair Tenant’s decorations, layout or use of the Premises or diminish its space (other than a de minimis amount) or reduce its ceiling height and to the extent there is any loss of any rentable square footage, Tenant’s Fixed Rent obligation, Tenant’s Share of Operating Expenses and Taxes shall all be proportionately reduced, and (c) in performing such installation work, Landlord shall use reasonable efforts to minimize interference with Tenant’s use of the Premises without any obligation to employ overtime services unless Tenant requests same and, except as otherwise provided in this Section 16.02, reimburses Landlord for the actual, incremental, reasonable, out-of-pocket costs in connection therewith. Notwithstanding the provisions of this Section 16.02 to the contrary, Landlord shall be required to perform all such work during non-Regular Building Service Hours if the nature of such work is such as to customarily be performed by landlords in Comparable Buildings during non-Regular Building Service Hours (e.g., an electrical shutdown for the repair of a riser). Any damage to the Premises resulting from Landlord’s exercise of the foregoing right shall be repaired and the Premises restored to its condition prior to such damage promptly by and at the expense of Landlord.

16.03. Landlord and persons authorized by Landlord shall have the right, upon reasonable advance notice, except in cases of emergency, to enter and/or pass through the Premises at reasonable times to examine the same, show the Premises to actual and prospective Superior Mortgagees or investors, or prospective purchasers of the Building and their respective agents and representatives, provided Landlord shall use reasonable efforts to minimize any interference with Tenant’s business operations and shall be accompanied by a designated representative of Tenant if Tenant shall have made such representative available. In addition, Landlord and persons authorized by Landlord shall have the right, upon reasonable advance notice, except in cases of emergency, to enter and/or pass through the Premises at reasonable times provided Landlord shall use reasonable efforts to minimize any interference with Tenant’s business operations and shall be accompanied by a designated representative of Tenant if Tenant shall have made such representative available, (a) to make such repairs, alterations, additions and improvements in or to the Premises and/or the Building or its facilities and equipment as

Landlord or persons authorized by Landlord, is or are required or permitted to make, and (b) to read any utility meters located therein. Landlord and such authorized persons shall be allowed to take all materials into and upon the Premises that may reasonably be required in connection therewith, without any liability to Tenant and without any reduction of Tenant’s covenants and obligations hereunder except as may be expressly provided to the contrary elsewhere in this lease; provided, however, that to the extent reasonably practicable, Landlord shall not cause or permit such materials to be stored in the Premises overnight. Notwithstanding any provision of this Article 16 to the contrary, Landlord shall be required to perform all repairs, alterations, additions and improvements as referred to in clause (a) above during non-Regular Building Service Hours if the nature of any such repair, alteration, addition or improvement is such as to customarily be performed by landlords in Comparable Buildings during non-Regular Building Service Hours (e.g., an electrical shutdown for the repair of a riser). Notwithstanding any of the foregoing, Landlord acknowledges that Tenant may, from time to time, have certain security or confidentiality requirements such that portions of the Premises shall be locked and/or inaccessible to persons unauthorized by Tenant and such areas will not be made available to Landlord except in the case of an emergency (herein called “Secure Areas”).

16.04. If at any time any windows of the Premises are either temporarily darkened or obstructed by reason of any repairs, improvements, maintenance and/or cleaning in or about the Building (or permanently darkened or obstructed; provided, however, that Landlord shall not permanently darken or obstruct the windows unless required to do so by law), or if any of such windows are permanently closed, darkened or bricked-up by reason of any construction upon property adjacent to the Real Property by parties other than Landlord or any affiliate of Landlord (but unrelated to the Building) or if any part of the Building, other than the Premises, is temporarily or, if required by law, permanently closed or inoperable, the same shall be without liability to Landlord and without any reduction or diminution of Tenant’s obligations under this lease unless and except as otherwise expressly provided in this lease.

16.05. During the period of thirty-six (36) months prior to the Expiration Date, Landlord and persons authorized by Landlord may exhibit the Premises to prospective tenants at reasonable times. Landlord shall give Tenant reasonable prior notice of any entry pursuant to this Section 16.05 and shall use reasonable efforts to minimize any interference with Tenant’s business operations and use of the Premises and shall be accompanied by a designated representative of Tenant if Tenant shall have made such representative available to Landlord. Notwithstanding the foregoing, Landlord acknowledges that Tenant may, from time to time, designate Secure Areas and such areas will not be made available to Landlord except in the case of an emergency.

16.06. Tenant shall have access to the Premises on a twenty-four (24) hour-per-day, seven (7) day-per-week basis subject to Articles 19 and 20 and Force Majeure.

16.07. Tenant shall have the right, at Tenant’s sole cost and expense, to install and operate a security system (i) within the Premises, and/or (ii) outside the Premises to the extent expressly provided for in the security protocol attached to this lease as Exhibit N and below in this Section 16.07, and/or (iii) outside the Premises subject to Landlord approval, which approval shall not be unreasonably withheld, conditioned or delayed, in each case as Tenant shall determine (“Tenant’s Security System”). Landlord shall not change or modify the Building’s turnstiles or the Building-wide card key security system (as opposed to a dedicated turnstiles for any particular tenant) that is in place as of the commencement date of this lease in such a manner as to make them incompatible with the turnstiles that are dedicated to accessing the Premises. Tenant’s Security System may include, without limitation (a) the installation of proximity card readers at locations on each floor of the Premises, (b) monitoring of the elevators and/or fire stairs serving the Premises, (c) dedicated lobby desk and turnstiles, and (d) guards and/or surveillance equipment covering the exterior perimeter of the Building. Upon Tenant’s request, Landlord shall cooperate with Tenant in all reasonable respects to facilitate the use of Tenant’s Security System and the compatibility and coordination thereof with Landlord’s current security system and any modification, upgrade or replacement thereof; provided, however, that the cost of such cooperation and coordination, and any equipment required to be installed in connection therewith, shall be at Tenant’s sole cost and expense. Except with respect to Secure Areas, Tenant shall provide Landlord with a master key and/or a master card key for the Premises.

16.08. So long as the Premises consist of 1,000,000 rentable square feet or more (the “Section 16.08 Minimum Leasing Requirement”), subject to the provisions of this Section 16.08, Tenant shall control, and shall have all rights to, any and all signs, banners, flags, monuments, kiosks or other means whatsoever of identifying any party, including, without limitation, any occupant or owner of any portion of the Building placed in, on or about the Building and/or the Real Property (collectively, “Signage”); provided, that, (i) Tenant shall not change or install any signage on the exterior of the Building and/or Real Property (herein collectively called “Exterior Signage”) other than to reflect the name of any entity that is a Citigroup Tenant and/or its Affiliates, (ii) if at any time the Premises consist of less than 1,250,000 rentable square feet but otherwise the Section 16.08 Minimum Leasing Requirement is satisfied, Tenant shall not change the Exterior Signage, or install any additional Exterior Signage, to reflect the name of any other entity other than Citigroup Global Markets Inc. or Citibank, N.A. or Citigroup or the name by which either of such entities may be known in the future whether as a result of a name change resulting from a merger, reorganization, reorganization, sale of assets or otherwise, including a corporate name change not involving any of the aforementioned transactions (collectively a “Citi Name”), (iii) if at any time the Section 16.08 Minimum Leasing Requirement is not satisfied, Landlord shall have the right to cause Tenant, at Tenant’s sole cost and expense, to remove any of its Exterior Signage on the façade of the Building (i.e., as opposed to, for example and without limitation, a monument sign on the exterior of the Building, which Tenant shall have the right to retain), in which case, neither Landlord, Tenant nor any other party (including other occupants of the Building)

shall have any rights with respect to Exterior Signage on the façade of the Building. Notwithstanding any of the foregoing to the contrary, other tenants (including Tenant) of the Building (x) shall have the right to be listed on any directory in the lobby of the Building and install identifying signage on any Office Floor, or retail space, leased by such tenants, and (y) leasing in excess of 250,000 rentable square feet in the Building (the “Leasing Threshold”) shall have the right to install signage in the lobby elevator bank servicing such tenants’ premises; provided that any signage in the lobby of the Building which identifies other tenants or occupants of the Building shall not be larger or more prominent than Tenant’s lobby signage, except to the extent the rentable square footage of such tenant’s premises exceeds that of the Premises. For so long as the Section 16.08 Minimum Leasing Requirement is satisfied, the design, font, size, color, materials, finish and manner of installation of any such signage (and any signage referred to in the next sentence) shall be subject to Tenant’s prior approval, which approval shall not be unreasonably conditioned, withheld or delayed. Notwithstanding anything to the contrary contained herein, (x) if Tenant has Exterior Signage, then any other tenant of the Building that satisfies the Leasing Threshold may also be entitled to Exterior Signage (other than façade signage) identifying such tenant; provided that (i) any such other tenants’ Exterior Signage shall not be larger or more prominent than Tenant’s Exterior Signage except to the extent the rentable square footage of such tenant’s premises exceeds the Premises, and (ii) if Tenant’s Exterior Signage does not consist of a monument sign, no such other tenant shall be entitled to monument signage. Notwithstanding any of the foregoing to the contrary, Landlord, at its sole cost and expense, shall have the right to place a single plaque on the exterior of the Building (not to exceed two (2) feet by two (2) feet) that identifies Landlord as the owner of the Real Property. The design and location of such plaque shall be subject to the approval of Tenant, such approval not to be unreasonably withheld, conditioned or delayed. Landlord and Tenant shall promptly execute and deliver any documents as may be required in the exercise of the rights set forth in this Section 16.08.

16.09. Landlord and Tenant hereby acknowledge that the Building is currently designated and known as ***[“                    ”]***20 with an address of “388 Greenwich Street, New York, New York. For so long as the Section 16.08 Minimum Leasing Requirement is met, Tenant may, without Landlord’s consent, change the name of the Building to reflect the name of any Citigroup Tenant and/or its Affiliates (provided such name is not disreputable and would not detract from the reputation of the Building as a Comparable Building), but Tenant may not change the designated address of the Building without the prior written approval of Landlord (which approval may be granted or withheld in Landlord’s sole discretion); provided, that in the case the Premises consist of less than 1,250,0000 rentable square feet but the Section 16.08 Minimum Leasing Requirement is otherwise satisfied, Tenant may only change the name of the Building to

[20]	Insert Building name, if applicable. As of the date of the Original Lease, there is no Building name.

reflect a Citi Name. Landlord hereby agrees that, during the Term, Landlord shall not change (nor grant the right to change) the name of the Building or the designated address of the Building without the prior written approval of Tenant (which approval may be granted or withheld in Tenant’s sole discretion). Any dispute as to whether or not a name for the Building selected by Tenant is disreputable may be resolved by expedited arbitration pursuant to Article 37.

ARTICLE 17

Notice of Occurrences

17.01. Tenant shall give prompt notice to Landlord of (a) any occurrence in or about the Premises for which Landlord might be liable, (b) any fire or other casualty in the Premises for which Landlord is required to maintain insurance or is otherwise material, and (c) any material damage to or defect in any part or appurtenance of the Building’s sanitary, electrical, heating, ventilating, air-conditioning, elevator or other systems located in or passing through the Premises or any part thereof, if and to the extent that Tenant shall have knowledge of any of the foregoing matters.

ARTICLE 18

Non-Liability and Indemnification

18.01. (a) Neither Landlord (except to the extent expressly set forth in this lease) any affiliate of Landlord or any Superior Mortgagee or Superior Lessor, nor any direct or indirect partner, member, trustee, managing agent, beneficiary, director, officer, shareholder, principal, agent, servant or employee of Landlord or of any affiliate of Landlord or any Superior Mortgagee (in any case whether disclosed or undisclosed) (each of the foregoing being sometimes referred to herein as a “Landlord Party”), shall be liable to Tenant for any loss, injury or damage to Tenant or to any other person, or to its or their property, irrespective of the cause of such injury, damage or loss, nor shall the aforesaid parties be liable for any damage to property of Tenant or of others entrusted to employees of Landlord, nor for loss of or damage to any such property by theft or otherwise; provided, however, that subject to the provisions of Section 9.04 and Section 35.03, nothing contained in this Section 18.01(a) shall be construed to exculpate Landlord for loss, injury or damage to the extent caused by or resulting from the negligence of Landlord, its agents, servants, employees and contractors in the operation and maintenance of the Premises and Real Property. Further, no Landlord Party shall be liable, (i) for any such damage caused by other tenants or persons in, upon or about the Building or Real Property; or (ii) even if negligent, for indirect, consequential, special, punitive, exemplary, incidental or other like damages arising out of any loss of use of the

Premises or any equipment, facilities or other Tenant’s Property therein by Tenant or any person claiming through or under Tenant.

(b) Subject to the last sentence of Section 35.03 and except as otherwise expressly set forth in the Guaranty, neither Tenant (except to the extent expressly set forth in this lease), any Affiliate of Tenant, nor any direct or indirect partner, member, trustee, managing agent, beneficiary, director, officer, shareholder, principal, agent, servant or employee of Tenant (in any case whether disclosed or undisclosed) (each of the foregoing being sometimes referred to herein as a “Tenant Party”), shall be liable to Landlord for any loss, injury or damage to Landlord or to any other person, or to its or their property, irrespective of the cause of such injury, damage or loss, nor shall the aforesaid parties be liable for any damage to property of Landlord or of others entrusted to employees of Tenant, nor for loss of or damage to any such property by theft or otherwise; provided, however, that subject to the provisions of Section 9.04 and Section 35.03, nothing contained in this Section 18.01(b) shall be construed to exculpate Tenant for loss, injury or damage to the extent caused by or resulting from the negligence of Tenant, its agents, servants, employees and contractors in the operation or maintenance of the Premises. Further, no Tenant Party shall be liable, (i) for any such damage caused by other tenants or persons in, upon or about the Building or Real Property; or (ii) even if negligent, for indirect, consequential, special, punitive, exemplary, incidental or other like damages arising out of any loss of use of Premises or any equipment, facilities or other property of Landlord by Landlord or any person claiming through or under Landlord (including, without limitation, damages for lost profits or opportunities, or the loss by foreclosure, deed in lieu, or otherwise, of all or any portion of Landlord’s interest in the Premises).

18.02. Subject to the terms of Section 9.04 relating to waivers of subrogation (to the extent that such waivers of subrogation shall be applicable in any case), Tenant shall indemnify and hold harmless each Landlord Party from and against any and all claims arising from or in connection with (a) the occupancy, conduct or management of the Premises or of any business therein, or any work or thing whatsoever done, or any condition created (other than by Landlord, its agents, employees or contractors) in or about the Premises during the Term; (b) any act, omission (where there is an affirmative duty to act) or negligence of Tenant or any of its subtenants or licensees or its or their partners, directors, principals, shareholders, officers, agents, employees or contractors; (c) any accident, injury or damage whatever (except to the extent caused by the negligence or willful misconduct of Landlord or its agents, employees, or contractors) occurring in, at or upon the Premises; and (d) any breach or default by Tenant in the full and prompt payment and performance of Tenant’s obligations under this lease (each, a “Tenant Act”); together with all reasonable out-of-pocket costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon, including, without limitation, all reasonable out-of-pocket attorneys’ fees and expenses. In case any action or proceeding be brought against Landlord and/or any Landlord Parties by reason of any such claim, Tenant, upon notice from Landlord or such

Landlord Party, shall resist and defend such action or proceeding by counsel reasonably satisfactory to Landlord and such Landlord Party. Provided that Tenant complies with the requirements of this Section with respect to any third-party claim, Tenant shall not be liable for the costs of any separate counsel employed by Landlord or any Landlord Party with respect thereto. If the issuer of any insurance policy maintained by Tenant and meeting the applicable requirements of this lease shall assume the defense of any such third-party claim, then Landlord and such Landlord Party shall permit such insurance carrier to defend the claim with its counsel and (i) neither Landlord nor any Landlord Party shall settle such claim without the consent of the insurance carrier (unless such settlement would relieve Landlord or such Landlord Party of all liability for which Tenant or its insurance carrier may be liable hereunder and Tenant and its insurance carrier shall have no liability for such settlement), (ii) Tenant shall have the right to settle such claim without the consent of Landlord if Landlord and each Landlord Party and their respective insurance carriers would be relieved of all liability in connection therewith, (iii) Landlord and each applicable Landlord Party shall reasonably cooperate, at Tenant’s expense, with the insurance carrier in its defense of any such claim, and (iv) Tenant shall not be liable for the costs of any separate counsel employed by Landlord or any Landlord Party. In no event shall Tenant be liable for indirect, consequential, special, punitive, exemplary, incidental or other like damages (including, without limitation, damages for lost profits or opportunities, or the loss by foreclosure, deed in lieu, or otherwise, of all or any portion of Landlord’s interest in the Premises) except (i) to the extent a final judicial determination from which time for appeal has been exhausted grants such damages to Landlord as a result of a third party claim resulting from any Tenant Act and/or (ii) as otherwise expressly set forth in Section 34.02. The provisions of the preceding four sentences shall apply with full force and effect to any obligation of Tenant contained in this lease to indemnify Landlord and/or all Landlord Parties, without respect to whether such indemnification obligation is set forth in this Article 18 or elsewhere in this lease.

18.03. Notwithstanding anything contained in Section 18.01 to the contrary and subject to the terms of Section 9.04 relating to waivers of subrogation (to the extent that such waivers of subrogation shall be applicable in any case), Landlord shall indemnify and hold harmless each Tenant Party from and against (a) any and all third-party claims arising from or in connection with any act, omission (where there is an affirmative duty to act) or negligence of Landlord and its partners, directors, principals, shareholders, officers, agents, employees or contractors, and (b) any breach or default by Landlord in the full and prompt performance of Landlord’s obligations under this lease (each of the foregoing, a “Landlord Act”); together with all reasonable out-of-pocket costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon, including, without limitation, all reasonable out-of-pocket attorneys’ fees and expenses. In no event shall Landlord be liable for indirect, consequential, special, punitive, exemplary, incidental or other like damages except to the extent a final judicial determination from which time for appeal has been exhausted grants such damages to Tenant as a result of third party claim from any Landlord Act. If any such third-party claim is asserted against Tenant and/or any Tenant Party, Tenant shall give Landlord prompt notice thereof and Landlord shall resist and defend such third-party claim (including any action or proceeding thereon) by counsel reasonably satisfactory to Tenant. Provided that Landlord complies with the requirements of this Section with respect to any third-party claim, Landlord shall not be liable for the costs of any separate counsel employed by Tenant or any Tenant Party with respect thereto. If the issuer of any insurance policy maintained by Landlord and meeting the applicable requirements of this lease shall assume the defense of any such third-party claim, then Tenant shall permit such insurance carrier to defend the claim with its counsel and (i) neither Tenant nor any Tenant Party shall settle such claim without the consent of the insurance carrier (unless such settlement would relieve Tenant or such Tenant Party of all liability for which Landlord or its insurance carrier may be liable hereunder and Landlord and its insurance carrier shall have no liability for such settlement), (ii) Landlord shall have the right to settle such claim without the consent of Tenant if Tenant, each Tenant Party and their respective insurance carriers would be relieved of all liability in connection therewith, (iii) Tenant and each applicable Tenant Party shall reasonably cooperate, at Landlord’s expense, with the insurance carrier in its defense of any such claim, and (iv) Landlord shall not be liable for the costs of any separate counsel employed by Tenant or any Tenant Party. The provisions of this Section 18.03 shall apply with full force and effect to any obligation of Landlord contained in this lease to indemnify Tenant and/or a Tenant Party, without respect to whether such indemnification obligation is set forth in this Article 18 or elsewhere in this lease.

ARTICLE 19

Damage or Destruction

19.01. For purposes of this lease, the following terms shall have the following meanings:

(a) the term “Leasehold Improvements” shall mean all improvements heretofore or hereafter made to portions of the Premises other than portions of the Premises constituting Base Elements.

(b) the term “Base Elements” shall mean the structure, core and shell of the Building and the Building’s Systems.

(c) the term “Building Systems” shall mean (1) the elevators and escalators of the Building; (2) the window washing and waste compacting and removal equipment of the Building; (3) the core toilets and utility closets of the Building, and all fixtures and equipment installed therein; (4) the electrical, HVAC, mechanical, chilled water, condenser water, plumbing, domestic water, sanitary, sprinkler, fire control, alarm and prevention, BMS, life safety and security systems (including, without limitation, all core Class-E devices) and other facilities of the Building (together with all related equipment), brought to and including, but not beyond, the point on each floor of the Building at which such systems connect to horizontal distribution facilities; provided, however that, notwithstanding anything contained in this clause (4) to the contrary, the following shall be considered part of the Building Systems: (x) the entire main distribution loop of the sprinkler system on each floor of the Building and (y) the entire HVAC system on each floor of the Building; and (5) raised floors.

(d) the term “Essential Floor” shall mean (i) any Office Floor which, in Tenant’s reasonable judgment, is essential to the operation of Tenant’s business at the Premises, including without limitation, an Office Floor housing a computer center or management information system facility; provided, however, that in no event shall an Office Floor, such as the third (3rd) floor of the Building, qualify as an Essential Floor merely because it houses a cafeteria, (ii) any portion of the Real Property that is reasonably necessary as a means of ingress and egress to and from all or any portion of the Premises, and (iii) mechanical areas essential to the operation of all or any portion of the Premises, whether or not such mechanical areas constitute part of the Premises.

19.02. If the Building or the Premises shall be partially or totally damaged or destroyed by fire or other casualty (and if this lease shall not be terminated as hereinafter provided in this Article 19), then:

(a) Landlord shall promptly settle any insurance claims and repair the damage to and restore and rebuild the Base Elements (subject to changes thereto necessitated by Legal Requirements) diligently and in a workmanlike manner (herein called “Landlord’s Restoration Obligation”), and

(b) Tenant shall repair the damage to and restore such portion of the Leasehold Improvements on such floor (or, in the case of a floor on which Tenant is not a full-floor tenant, the portion of such floor demised to Tenant) as Tenant shall deem desirable but at a minimum shall include drop ceilings, lighting and HVAC distribution commensurate with a usable open floor plan (herein collectively called the “Improvements Restoration Work”), which Landlord’s Restoration Obligation and Improvements Restoration Work shall be performed diligently and in a workmanlike manner. Landlord and Tenant shall each use all commercially reasonable efforts to coordinate the performance of Landlord’s Restoration Work and the Improvements Restoration in such a manner that there will not be delays (except to a de minimis extent) in the performance of Landlord’s Restoration Obligation and Tenant’s Improvements Restoration Work (e.g., in connection with the scheduling of freight elevator service).

The Improvements Restoration Work shall be deemed to constitute Alterations for the purposes of Article 11. The proceeds of policies providing coverage for Leasehold Improvements shall be paid to Tenant, to be used by Tenant to perform the Improvements Restoration Work, to the extent Tenant is to perform the same, and after the completion of the Improvements Restoration Work, any excess may be retained by Tenant. If this lease shall be terminated by Landlord or Tenant pursuant to this Article 19, then Tenant shall retain the proceeds of policies providing coverage for Leasehold Improvements. Tenant shall be solely responsible for (1) the amount of any deductible under the policy insuring the Leasehold Improvements and (2) the amount, if any, by which the cost of the Improvements Restoration Work exceeds the available insurance proceeds therefor.

19.03. If all or part of the Premises shall be damaged or destroyed or rendered completely or partially untenantable or inaccessible on account of fire or other casualty which occurs at any time from and after the Restated Commencement Date, the Fixed Rent and the Additional Charges under Article 3 shall be abated in the proportion that the untenantable area of the Premises bears to the total area of the Premises for the period from the date of the damage or destruction to:

(a) the date by which Tenant, acting diligently following Landlord’s restoration of the damage to the Base Elements has or could have restored the Leasehold Improvements and Tenant’s Property and re-commenced the conduct of business from the affected portion of the Premises, or

(b) if the Premises are so damaged or destroyed that the Premises are rendered untenantable due to insufficient access to the Premises, the date on which the Premises shall be made tenantable and sufficient access thereto shall be available;

provided, however, in the case of (a) or (b) above, should Tenant or any of its subtenants reoccupy a portion of the Premises for the conduct of business prior to the date that the Premises are substantially repaired or made tenantable, the Fixed Rent and the Additional Charges allocable to such reoccupied portion, based upon the proportion which the area of the reoccupied portion of the Premises bears to the total area of the Premises, shall be payable by Tenant from the date of such occupancy. For purposes of this Article 19, the term “untenantable” shall mean inaccessible or unusable for the normal conduct of Tenant’s (or any of its subtenant’s) business in a manner which is consistent with Tenant’s (or such subtenant’s) use prior to the occurrence of the casualty in question and Tenant ceases the operation of its business within the Premises (or the portion thereof deemed “untenantable”, as the case may be) other than to the limited extent of Tenant’s security personnel for the preservation of Tenant’s property, Tenant’s insurance adjusters, and/or a minimal number of Tenant’s employees for file retrieval, planning of temporary relocation and other disaster recovery functions (collectively, “Disaster Functions”). In the event that a portion of any floor of the Premises is rendered untenantable and in Tenant’s good faith judgment Tenant cannot use the tenantable portion of such floor for the conduct of Tenant’s (or any of its subtenant’s) business in a manner which is consistent with Tenant’s (or such subtenant’s) use prior to the occurrence of such casualty and Tenant (or such subtenant) ceases the operation of its business within the entire floor (except for Disaster Functions), such entire floor shall be deemed to be untenantable. In the event that a portion of the Premises is rendered untenantable and in Tenant’s good faith judgment Tenant cannot use the tenantable portion of the Premises for the conduct of Tenant’s business in a manner which is consistent with Tenant’s use prior to the occurrence of such casualty and Tenant ceases the operation of its business within the entire Premises (except for Disaster Functions), the entire Premises shall be deemed to be untenantable.

19.04. (a) (x) If (i) the Building shall be seventy-five (75%) percent or more damaged or destroyed by fire or other casualty such that the completion of Landlord’s Restoration Obligation requires more than eighteen (18) months to complete, (ii) forty percent (40%) or more of the rentable area of the Premises shall be rendered untenantable due to damage or destruction to the Building such that the completion of Landlord’s Restoration Obligation in connection therewith requires more than eighteen (18) months to complete, (iii) the Building shall be so damaged or destroyed by fire or other casualty that Landlord’s Restoration Obligation requires the expenditure of more than forty (40%) percent of the full insurable value of the Building immediately prior to the casualty (in the case of (i), (ii) or (iii), as estimated by a reputable contractor, registered architect or licensed professional engineer designated by Landlord subject to Tenant’s approval, which approval Tenant shall not unreasonably withhold, condition or delay (herein called “Landlord’s Expert”) or (y) if the Premises shall be totally or substantially (i.e., for this purpose, more than fifty percent (50%)) damaged or destroyed and it would require one hundred eighty (180) days (or in the case of the last year of the Term, ninety (90) days) or more to complete Landlord’s Restoration Obligation during the last two (2) years of the Term, as same may have been extended (as estimated in any such case by Landlord’s Expert), and, if the circumstances set forth in clause (x)(i), (ii) or (iii) above have occurred, Landlord shall have terminated all other leases in the Building (or in the case Tenant is then leasing less than 1,119,752 rentable square feet in the Building, Landlord need only terminate seventy-five percent (75%) of the other leases in the Building), then in any such case Landlord may terminate this lease by giving Tenant notice to such effect (herein called “Landlord’s Casualty Termination Notice”) as soon as practicable under the circumstances and in any event within ninety (90) days after the date of the casualty, and upon the giving of such notice this lease and the term and estate hereby granted shall terminate as of the date set forth in such notice (provided, however, that if Tenant is then in occupancy of the Premises, Tenant shall have the right, to be exercised by written notice to Landlord given within thirty (30) days after Tenant’s receipt of Landlord’s termination notice, to extend the date set forth in Landlord’s termination notice to a date up to one hundred eighty (180) days after the giving of Landlord’s termination notice).

(b) (i) In the case of any damage or destruction mentioned in this Article 19, Tenant, subject to the thirty (30) day cure period set forth in the last sentence of this Section 19.04(b)(i), may terminate this lease by notice given to Landlord in accordance with the last sentence of this Section 19.04(b)(i) if Landlord shall not have completed Landlord’s Restoration Obligation on or before the Restoration Completion

Date (as such term is hereinafter defined) or has not commenced repair and restoration of the Base Elements within one hundred fifty (150) days (or in the case of the penultimate year of the Term, ninety (90) days or in the case of the last year of the Term, forty-five (45) days) from the date of such casualty or said work is not prosecuted with reasonable diligence to its completion within eighteen (18) months after the date of such damage or destruction. Notwithstanding anything to the contrary contained herein but subject to the rent abatement provisions set forth in Section 19.03, Tenant shall not have the right to terminate this lease if (x) the Restoration Completion Date exceeds eighteen (18) months with respect only to a single Office Floor which is not an Essential Floor, (y) the Anticipated Completion Date exceeds eighteen (18) months with respect only to a single Office Floor which is not an Essential Floor or (z) Landlord fails to complete its repair and restoration obligations with respect only to a single Office Floor which is not an Essential Floor within any particular period of time, or even if it will not be possible to repair and restore such Office Floor at any time prior to the Expiration Date (in which case the rents hereunder will be adjusted to reflect the exclusion of such Office Floor from the Premises). As used herein, the term “Restoration Completion Date” shall mean the date that is eighteen (18) months from the date of such damage or destruction, subject to extension in accordance with the provisions of this Section 19.04(b)(i) and the provisions of Sections 19.04(c) and 19.09. Tenant shall have the right, at any time prior to the date on which Landlord completes its repair and restoration obligations set forth in this Article 19, to commence an expedited arbitration proceeding in accordance with the provisions of Article 37 for purposes of determining the estimated date on which Landlord shall be able to substantially complete such repair and restoration obligations (herein called the “Anticipated Completion Date”). If it is determined pursuant to such expedited arbitration that based upon Landlord’s progress the restoration could not be completed by the earlier to occur of (x) the Expiration Date and (y) the date that is thirty (30) days after the Restoration Completion Date (as the same may have theretofore been extended in accordance with the following provisions of this Section 19.04(b)(i) or the provisions of Section 19.04(c) or Section 19.09), even with the use of overtime labor, Tenant shall have the right, within thirty (30) days after such determination is made, (x) to terminate this lease in its entirety, or (y) in the case of a Smaller Premises Casualty, to terminate this lease with respect only to the Termination Space, in either case by giving notice of such termination to Landlord, and on the date set forth in such notice, which shall not in any event be more than one hundred eighty (180) days after the giving of such notice, this lease will terminate (in whole or in part, as hereinabove set forth) as if such date were the Expiration Date specified herein unless Landlord shall complete its repair and restoration obligations set forth in this Article 19 prior to such date; provided, however, that Landlord shall elect, in its sole discretion, whether such expedited arbitration shall consider the use of overtime labor, in which event the determination in such expedited arbitration shall set forth the amounts of overtime labor assumed in connection with the rendering of such determination. If Tenant does not give such termination notice within said thirty (30) day period, then the Restoration Completion Date provided for herein shall automatically be deemed extended to the date which is thirty (30) days following the Anticipated Completion Date determined in such expedited arbitration proceeding. Notwithstanding anything to the contrary contained herein, if any such damage or destruction shall affect twenty percent (20%) or more of the rentable area of the Premises at a time when there shall be less than two (2) years remaining in the Term, the “Restoration Completion Date” shall mean the date that is one hundred eighty (180) days (or in the case of the last year of the Term, ninety (90) days) from the date of such damage or destruction. Except as expressly provided in this Section 19.04, Tenant shall not be entitled to terminate this lease and no damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Base Elements or of the Building pursuant to this Article 19 unless Landlord fails to perform such repair or restoration on an overtime basis under circumstances where Landlord is required to do so pursuant to the next succeeding sentence. Landlord shall use all reasonable efforts to perform such repair or restoration diligently and in a workmanlike manner and in such manner as to not unreasonably interfere with Tenant’s use and occupancy of the Premises; provided, however, that: (i) Landlord shall not be required to perform such repair or restoration work on an overtime basis except to the extent that the cost of such overtime work would be covered by Landlord’s insurance, unless the notice of the Anticipated Completion Date given to Tenant pursuant to Section 19.04(c) (or the determination of the Anticipated Completion Date by an expedited arbitration as aforesaid) provides for an Anticipated Completion Date that is earlier than eighteen (18) months from the date of such damage or destruction only on the condition that all or a portion of such repair or restoration work is performed on an overtime basis (in which event Landlord shall perform such repair or restoration work or such portion thereof on an overtime basis in the amounts specified in such notice or in such expedited arbitration regardless of whether the cost thereof would by covered by such insurance) or (ii) upon Tenant’s written request and agreement to bear the incremental additional cost of same, Landlord shall perform the repair and restoration of the Base Elements on an overtime basis. In the event that Tenant becomes entitled to terminate this lease and the term and estate hereby granted pursuant to the provisions of the first sentence of this Section 19.04(b)(i), Tenant may do so by giving a notice to such effect to Landlord at any time following the date on which Tenant becomes so entitled but prior to the date on which Landlord completes its repair and restoration obligations set forth in this Article 19, and unless Landlord shall complete its repair and restoration obligations set forth in this Article 19 prior to the expiration of thirty (30) days from Landlord’s receipt of such notice, this lease and the term and estate hereby granted shall terminate as of such thirtieth (30th) day (or such later date set forth in such notice which shall not in any event be more than one hundred eighty (180) days after the giving of such notice) with the same force and effect as if such date were the Expiration Date specified herein.

(ii) Without limiting the rights of Tenant under Section 19.04(b)(i) to terminate the lease in its entirety, in the case that less than twenty-five (25%) percent of the rentable area of the Premises shall be rendered untenantable (as determined in accordance with Section 19.03) due to damage or destruction to the Building (herein called a “Smaller Premises Casualty” and the portion of the Premises so rendered untenantable being herein called the “Smaller Damaged Space”), Tenant may terminate this lease with respect only to all or a portion of the Smaller Damaged Space, on a full floor-by-floor basis with respect only to floors which have been rendered untenantable, by notice given to Landlord in accordance with the last sentence of Section 19.04(b)(i) specifying the portion of the Smaller Damaged Space with respect to which Tenant wishes to terminate this lease (herein called the “Termination Space”) if Landlord shall not have completed Landlord’s Restoration Obligation in connection therewith on or before the Restoration Completion Date; provided, however, that Tenant shall not have the right to terminate this lease with respect to the Termination Space if Landlord shall have completed Landlord’s Restoration Obligation with respect to seventy-five (75%) percent or more of the Termination Space and shall be acting diligently to complete Landlord’s Restoration Obligation with respect to the remainder of the Termination Space.

(iii) If Tenant shall elect to terminate this lease with respect to less than the entire Premises in accordance with the provisions of Section 19.04(b)(ii), commencing on the day following the expiration date of this lease with respect to the portion of the Premises so terminated: (i) the Fixed Rent shall be appropriately reduced and (ii) subject Tenant’s Share shall be reduced to represent a fraction, the numerator of which is the number of rentable square feet remaining in the Premises and the denominator of which shall be 1,869,752.

(c) Within fifteen (15) Business Days after the occurrence of any damage or destruction mentioned in this Article 19, Landlord shall notify Tenant as to the party Landlord desires to designate as Landlord’s Expert (herein call the “Expert Designation Notice”), and within seven (7) Business Days following Tenant’s receipt of the Expert Designation Notice, Tenant shall notify Landlord as to whether or not Tenant approves or disapproves of Landlord’s Expert designated in the Expert Designation Notice (herein called an “Expert Response Notice”). If Tenant shall fail to timely deliver such Expert Response Notice and such failure shall continue for five (5) Business Days after Tenant’s receipt of written notice from Landlord making specific reference to the right of Tenant to approve Landlord’s Expert, Tenant shall be deemed to have approved Landlord’s Expert designated in the Expert Designation Notice. Within forty-five (45) days following the designation of Landlord’s Expert as agreed to (or deemed agreed to) by Landlord and Tenant, Landlord shall give Tenant a notice (herein called the “Expert’s Notice”) prepared by a reputable contractor, registered architect or licensed professional engineer designated by Landlord’s Expert, setting forth the date which it estimates as the Anticipated Completion Date (which notice shall, at Landlord’s sole election, state whether and to what extent such estimate requires the repair or restoration work to be performed on an overtime basis). If Landlord shall fail to timely deliver either an Expert Designation Notice or such notice of the Anticipated Completion Date and such failure shall continue for ten (10) Business Days after Landlord’s receipt of written notice from Tenant making specific reference to the right of Tenant contained in this sentence and if Landlord fails to deliver the Expert Designation Notice or notice of the

Anticipated Completion Date prior to the expiration of such ten (10) Business Day period, or if the Anticipated Completion Date shall be after the earlier to occur of (x) the date that eighteen (18) months prior to the Expiration Date and (y) the date that is thirty (30) days after the Restoration Completion Date, Tenant shall have the right, within sixty (60) days after the notice of the Anticipated Completion Date has failed to be delivered or is given, as applicable, to (x) terminate this lease in its entirety, or (y) in the case of a Smaller Premises Casualty, to terminate this lease with respect only to the Termination Space, in either case, by giving notice of such termination to Landlord, and on the date set forth in such notice, which shall not in any event be more than ninety (90) days after the giving of such notice, this lease will terminate (in whole or in part, as hereinabove set forth) as if such date were the Expiration Date specified herein. If Tenant does not give such termination notice within said sixty (60) day period, then the Restoration Completion Date provided for herein shall automatically be deemed extended to the date which is thirty (30) days following the Anticipated Completion Date set forth in Landlord’s notice. Unless Landlord fails to perform such restoration on an overtime basis under circumstances where Landlord is required to do so as provided in Section 19.04(b), in no event shall Landlord be liable to Tenant in the event the restoration is not completed on the Anticipated Completion Date and Tenant’s sole remedy shall be the termination right herein provided.

(d) Any contracts entered into by Landlord for the performance of Landlord’s repair and restoration obligations pursuant to this Article 19 shall require the contractor(s) thereunder to complete such repair and restoration work on or prior to the Anticipated Completion Date and to perform such work on an overtime basis if and to the extent necessary to complete same on or prior to the Anticipated Completion Date as specifically stated in an Expert’s Notice or a determination of the Anticipated Completion Date by expedited arbitration in accordance with the provisions of Article 37.

19.05. Landlord and Tenant shall cooperate with each other in connection with the settlement of any insurance claims and the collection of any insurance proceeds payable in respect of any casualty to the Building and/or Leasehold Improvements and/or Tenant’s Property and in the performance of their respective restoration obligations, and shall comply with all reasonable requests made by the other in connection therewith, including, without limitation, the execution of any affidavits required by the applicable insurance companies.

19.06. Except to the extent expressly set forth in this Article 19, Tenant shall not be entitled to terminate this lease and Landlord shall have no liability to Tenant for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Premises pursuant to this Article 19.

19.07. Landlord will not carry insurance of any kind on Tenant’s Property or on Tenant’s Leasehold Improvements and shall not be obligated to repair any damage to or replace any of the foregoing and, Tenant agrees to look solely to its insurance for recovery of any damage to or loss of any of the foregoing.

19.08. The provisions of this Article 19 shall be deemed an express agreement governing any case of damage or destruction of the Premises by fire or other casualty, and Section 227 of the Real Property Law of the State of New York, providing for such a contingency in the absence of an express agreement, and any other law of like import, now or hereafter in force, shall have no application in such case.

19.09. The provisions of Section 35.04 hereof regarding Force Majeure Causes shall have no applicability to the provisions of this Article 19; provided, however, that the Restoration Completion Date (and the Anticipated Completion Date set forth in an Expert’s Notice, but only if such Expert’s Notice specifies an anticipated time period with respect to an instance of Contractor Force Majeure then in effect and known by Landlord’s Expert) may be extended by one day for each day (not to exceed sixty (60) days in the aggregate) that, for reasons outside of Landlord’s control (it being understood that Landlord’s failure to pay or perform shall not give rise to a Contractor Force Majeure), the contractors retained to complete Landlord’s Restoration Obligation under this Article 19 are delayed in the completion of Landlord’s Restoration Obligation by reason of strike, lock-out or other labor trouble, governmental preemption of priorities or other controls in connection with a national or other public emergency or shortages of fuel, supplies or labor resulting therefrom, or any failure or defect in the supply, quantity or character of electricity or water furnished to the Premises, by reason of any requirement, act or omission of the public utility or others serving the Building with electric energy, steam, oil, gas or water (herein called “Contractor Force Majeure”).

ARTICLE 20

Eminent Domain

20.01. If the whole of the Building or the Premises shall be taken by condemnation or in any other manner for any public or quasi-public use or purpose, this lease and the term and estate hereby granted shall terminate as of the date of vesting of title on such taking (herein called the “Date of the Taking”), and the Fixed Rent and Additional Charges shall be prorated and adjusted as of such date.

20.02. If more than fifty (50%) percent of the Building shall be so taken, this lease shall be unaffected by such taking, except that (a) Landlord may, at its option, provided that Landlord shall terminate leases of no less than seventy-five (75%) percent of the office space then leased to tenants in the Building other than office space occupied by Landlord and its affiliates upon which the effect of such taking shall have been substantially similar to the effect of same upon the Premises, terminate this lease by giving Tenant notice to that effect within sixty (60) days after the Date of the Taking, and

(b) if twenty (20%) percent or more of the Premises shall be so taken and the remaining area of the Premises shall not be sufficient, in Tenant’s reasonable judgment, for Tenant to continue the normal operation of its business, or if permanent access to the Premises or the Building shall be taken, Tenant may terminate this lease by giving Landlord notice to that effect within ninety (90) days after the Date of the Taking. This lease shall terminate on the date set forth in such notice from Landlord or Tenant to the other, which date shall be no less than sixty (60) nor more than ninety (90) days after the date such notice is given, and the Fixed Rent and Additional Charges shall be prorated and adjusted as of such termination date, except that with respect to any portion of the Premises which is the subject of the taking, if earlier, as of the Date of the Taking; provided, however, if Tenant is then in occupancy of the Premises, subject to any and all Legal Requirements, Tenant shall have the right, to be exercised by written notice to Landlord given within thirty (30) days after Tenant’s receipt of Landlord’s termination notice, to extend the date set forth in Landlord’s termination notice to a date up to one hundred eighty (180) days after the giving of Landlord’s termination notice. Upon such partial taking and this lease continuing in force as to any part of the Premises, the Fixed Rent and Additional Charges shall be adjusted according to the rentable area remaining.

20.03. Landlord shall be entitled to receive the entire award or payment in connection with any taking without deduction therefrom for any estate vested in Tenant by this lease and Tenant shall receive no part of such award except as hereinafter expressly provided in this Article 20. Tenant hereby expressly assigns to Landlord all of its right, title and interest in and to every such award or payment; provided, however, that Tenant shall have the right to make a claim (which shall be a separate claim if permitted by applicable law) for the value of Tenant’s moving expenses, for any “Landlord Reimbursement Amounts” (as such term is defined in the Original Lease), the payment of which is triggered as a result of the termination of this lease with respect to all or a portion of the Premises as a result of such taking, and for any of Tenant’s Property and any of Tenant’s furniture, fixtures and equipment taken and, if the provisions of Section 20.05 apply, for the cost of Tenant’s restoration obligations thereunder.

20.04. (a) If the temporary use or occupancy of all or any part of the Premises shall be taken by condemnation or in any other manner for any public or quasi-public use or purpose during the Term, Tenant shall be entitled, except as hereinafter set forth, to receive that portion of the award or payment for such taking which represents compensation for the use and occupancy of the Premises, for the taking of Tenant’s Property and Tenant’s furniture, fixtures and equipment (except to the extent of the unamortized balance of the amount of any allowance or credit therefor granted by Landlord), and for moving expenses, and, if the provisions of Section 20.05 hereof apply, for Landlord’s property that Tenant is required to restore, and Landlord shall be entitled to receive that portion which represents reimbursement for the cost of restoration of the Premises. Tenant shall have the right to participate in any proceeding to the extent such proceeding may affect the amount of the award or payment that Tenant may be entitled to receive pursuant to this Section 20.04 and Landlord shall cooperate with Tenant to the extent necessary. Except as otherwise set forth in this Section 20.04, this lease shall be and remain unaffected by such taking and Tenant shall continue to be responsible for all of its obligations hereunder insofar as such obligations are not affected by such taking and shall continue to pay in full the Fixed Rent and Additional Charges when due; provided, however, in no event shall Tenant be responsible for the acts or omissions of the taking entity (or any successor, assignee or designee), including, without limitation, charges for extra services and/or overtime services provided to any of such parties. If the period of temporary use or occupancy shall extend beyond the Expiration Date of this lease, that part of the award which represents compensation for the use and occupancy of the Premises (or a part thereof) shall be divided between Landlord and Tenant so that Tenant shall receive so much thereof as represents the period up to and including such Expiration Date and Landlord shall receive so much thereof as represents the period after such Expiration Date. All monies paid as, or as part of, an award for temporary use and occupancy for a period beyond the date to which the Fixed Rent and Additional Charges have been paid shall be received, held and applied by Landlord as a trust fund for payment of the Fixed Rent and Additional Charges becoming due hereunder.

(b) If the period of any taking of the temporary use and occupancy of fifty percent (50%) or more of the rentable area of any Office Floor or fifty percent (50%) or more of the rentable area of the entire Premises (a “Temporary Taking Period”) shall exceed eighteen (18) months, Tenant may terminate this lease with respect to (x) the portion of the entire Premises so taken, (y) the entirety of any Office Floor all or part of which was taken or (z) the entirety of the Premises, as the case may be. In the event that Tenant becomes entitled to terminate this lease in whole or in part pursuant to the preceding sentence, Tenant may do so by giving a notice to such effect to Landlord at any time following the date on which Tenant becomes so entitled but prior to the date on which the Temporary Taking Period ends, and unless the Temporary Taking Period shall end prior to the expiration of thirty (30) days from Tenant’s giving of such notice, this lease and the term and estate hereby granted (with respect to the entire Premises or the portion thereof designated in Tenant’s notice) shall terminate as of such thirtieth (30th) day with the same force and effect as if such date were the Expiration Date specified herein with respect to the entire Premises or such portion thereof.

(c) In the event that it shall be determined or the parties shall receive notice that the Temporary Taking Period with respect to fifty percent (50%) or more of the rentable area of any Office Floor or fifty percent (50%) or more of the rentable area of the entire Premises is expected to exceed the shorter of (x) eighteen (18) months and (y) the remainder of the term of this lease (as the same may have theretofore been extended in accordance with Article 36), Tenant shall have the right, within sixty (60) days after the date of such determination or notice, as applicable, to terminate this lease with respect to (i) the portion the entire Premises so taken, (ii) the entirety of any Office Floor all or a part of which was taken or (iii) the entirety of the Premises, as the case may be, and on the date set forth in such notice, which shall not in any event be more than ninety (90) days after the giving of such notice, this lease will terminate (with respect to the entire Premises or the portion thereof designated in Tenant’s notice) as if such date were the Expiration Date specified herein with respect to the entire Premises or such portion thereof.

(d) In the event of a taking of less than the whole of the Building and/or the Land which does not result in termination of this lease, or in the event of a taking for a temporary use or occupancy of all or any part of the Premises, (a) Landlord, at its expense, and whether or not any award or awards shall be sufficient for the purpose, shall proceed with reasonable diligence to repair the remaining parts of the Building and the Premises (other than those parts of the Premises which are deemed Landlord’s property pursuant to Section 12.01 hereof and Tenant’s Property) to substantially their former condition to the extent that the same may be feasible (subject to reasonable changes which Landlord shall deem desirable) and so as to constitute a complete and rentable Building and Premises and (b) Tenant, at its expense, shall proceed with reasonable diligence (i) at Tenant’s option, to repair all or such portions of Tenant’s Property as Tenant may elect to repair and (ii) to perform the Improvements Restoration Work.

20.05. The provisions of Section 35.04 regarding Force Majeure Causes shall have no applicability to the provisions of this Article 20, and in no event will any of the time periods set forth in this Article 20 be extended as the result of Force Majeure Causes.

ARTICLE 21

Surrender

21.01. On the Expiration Date or upon any earlier termination of this lease, or upon any reentry by Landlord upon the Premises, Tenant shall quit and surrender the Premises to Landlord “broom-clean” and in good order, condition and repair, except for ordinary wear and tear and such damage or destruction as Landlord is required to repair or restore under this lease, free and clear of all lettings, occupancies, liens and encumbrances caused or created by Tenant or any person claiming through or under Tenant, other than those agreements of record (the “Recorded Agreements”) set forth on Schedule 2 or permitted under Article 33 or otherwise consented to by Landlord, and Tenant shall remove all of Tenant’s Property and any Specialty Alterations designated by Landlord in accordance with, and except as otherwise provided in, Section 12.03. The provisions of this Section 21.01 shall survive the expiration or earlier termination of this lease.

21.02. On or promptly following the Expiration Date or any earlier termination of this lease, or any reentry by Landlord upon the Premises, Tenant shall also deliver to Landlord all keys, cardkeys and lock combinations for the Premises, originals or copies of all operating manuals, operating records and maintenance records and logs relating to the Premises, and originals or copies of all permits, licenses, certificates of occupancy, approvals, architectural, mechanical, electrical, structural and other plans, studies, drawings, specifications, surveys, renderings and technical descriptions that relate to the ownership and use of the Premises, to the extent the same are in Tenant’s possession and to the extent (but only to the extent) the same are transferable and do not contain any proprietary or confidential information. The provisions of this Section 21.02 shall survive the expiration or earlier termination of this lease.

21.03. No act or thing done by Landlord or its agents shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid unless in writing and signed by Landlord and consented to by each Superior Mortgagee whose lease or mortgage, as the case may be, provides that no such surrender may be accepted without its consent.

21.04. In the event that during the Term, Tenant has changed the Certificate of Occupancy as permitted under Section 2.02(b) such that the Premises may no longer be used for office use and Landlord elects to restore the Certificate of Occupancy to provide for the same, Tenant shall reimburse Landlord for all reasonable third party out-of-pocket costs and expenses, including reasonable attorneys fees, incurred by Landlord in connection with restoring the Certificate of Occupancy to permit office use and the performance of any work required in connection therewith.

ARTICLE 22

Conditions of Limitation

22.01. This lease and the term and estate hereby granted are subject to the limitation that whenever Tenant shall make an assignment for the benefit of creditors, or shall file a voluntary petition under any bankruptcy or insolvency law, or an involuntary petition alleging an act of bankruptcy or insolvency shall be filed against Tenant under any bankruptcy or insolvency law, or whenever a petition shall be filed by or against Tenant under the reorganization provisions of the United States Bankruptcy Code (herein called the “Bankruptcy Code”) or under the provisions of any law of like import, or whenever a petition shall be filed by Tenant under the arrangement provisions of the Bankruptcy Code or under the provisions of any law of like import, or whenever a permanent receiver of Tenant or of or for the property of Tenant shall be appointed, then Landlord (a) if such event occurs without the acquiescence of Tenant at any time after the event continues for one hundred eighty (180) days, or (b) in any other case at any time after such event continues for sixty (60) days after written notice thereof has been given by Landlord to Tenant, may give Tenant a notice of intention to end the Term at the expiration of ten (10) days from the date of service of such notice of intention to Tenant, and upon the expiration of said ten (10) day period this lease and the term and estate hereby granted, whether or not the term shall theretofore have commenced, shall terminate with the same effect as if that day were the expiration date of this lease, but Tenant shall remain liable for damages as provided in Article 24.

22.02. This lease and the term and estate hereby granted are subject to the further limitations that:

(a) if Tenant shall default in the payment of any Fixed Rent or Additional Charges and such failure continues for (i) in the case of Fixed Rent, three (3) Business Days after written notice thereof has been given to Tenant, and (ii) in the case of Additional Charges, ten (10) Business Days after written notice of such continued failure has been given to Tenant, or

(b) if Tenant shall, whether by action or inaction, be in default of any of its obligations under this lease (other than a default in the payment of Fixed Rent or Additional Charges) and such default shall continue and not be remedied within thirty (30) days after Landlord shall have given to Tenant a written notice specifying the same; provided, that, in the case of a default which cannot with due diligence be cured prior to the expiration of such thirty (30) day period, if Tenant shall not (A) prior to the expiration of such thirty (30) day period advise Landlord of its intention to take all steps reasonably necessary to remedy such default, (B) duly commence prior to the expiration of such thirty (30) day period, and thereafter diligently prosecute to completion, all steps reasonably necessary to remedy the default and (C) complete such remedy within a reasonable time after the date of said notice of Landlord, or

(c) if any event shall occur or any contingency shall arise whereby this lease or the estate hereby granted or the unexpired balance of the term hereof would, by operation of law or otherwise, devolve upon or pass to any person, firm or corporation other than Tenant, except as expressly permitted by Article 7 and such event or contingency shall not be rescinded without adverse consequences, cost or liability to Landlord within thirty (30) days after the occurrence of such event or contingency, then in any of said cases Landlord may give to Tenant a notice of intention to end the Term at the expiration of ten (10) Business Days from the date of the service of such notice of intention, and upon the expiration of said ten (10) Business Days this lease and the term and estate hereby granted, whether or not the term shall theretofore have commenced, shall terminate with the same effect as if that day was the day herein definitely fixed for the end and expiration of this lease, but Tenant shall remain liable for damages as provided in Article 24. All notices given to Tenant under this Section 22.02 shall contain a statement in at least 12-point bold type and capital letters stating “THIS IS A DEFAULT NOTICE” as a condition to the effectiveness thereof.

22.03. (a) If Tenant shall have assigned its interest in this lease, and this lease shall thereafter be disaffirmed or rejected in any proceeding under the

Bankruptcy Code or under the provisions of any Federal, state or foreign law of like import, or in the event of termination of this lease by reason of any such proceeding, the assignor or any of its predecessors in interest under this lease, upon request of Landlord given within ninety (90) days after such disaffirmance or rejection shall (a) pay to Landlord all Fixed Rent and Additional Charges then due and payable to Landlord under this lease to and including the date of such disaffirmance or rejection and (b) enter into a new lease as lessee with Landlord of the Premises for a term commencing on the effective date of such disaffirmance or rejection and ending on the Expiration Date, unless sooner terminated as in such lease provided, at the same Fixed Rent and Additional Charges and upon the then executory terms, covenants and conditions as are contained in this lease, except that (i) the rights of the lessee under the new lease, shall be subject to any possessory rights of the assignee in question under this lease and any rights of persons claiming through or under such assignee, (ii) such new lease shall require all defaults existing under this lease to be cured by the lessee with reasonable diligence, and (iii) such new lease shall require the lessee to pay all Additional Charges which, had this lease not been disaffirmed or rejected, would have become due after the effective date of such disaffirmance or rejection with respect to any prior period. If the assignor given such notice shall fail or refuse to enter into the new lease within ten (10) days after Landlord’s request to do so, then in addition to all other rights and remedies by reason of such default, under this lease, at law or in equity, Landlord shall have the same rights and remedies against the lessee as if the lessee had entered into such new lease and such new lease had thereafter been terminated (without any defense, counterclaim set-off or off-set except to the extent provided in this lease) at the beginning of its term by reason of the default of the lessee thereunder.

(b) If pursuant to the Bankruptcy Code Tenant is permitted to assign this lease in disregard of the restrictions contained in Article 7 (or if this lease shall be assumed by a trustee), the trustee or assignee shall cure any default under this lease and shall provide adequate assurance of future performance by the trustee or assignee including (i) of the source of payment of rent and performance of other obligations under this lease and (ii) that the use of the Premises shall in no way diminish the reputation of the Building as a first-class office building or impose any additional burden upon the Building or increase the services to be provided by Landlord. If all defaults are not cured and such adequate assurance is not provided within sixty (60) days after there has been an order for relief under the Bankruptcy Code, then this lease shall be deemed rejected, Tenant or any other person in possession shall vacate the Premises, and Landlord shall be entitled to retain any rent or security deposit previously received from Tenant and shall have no further liability to Tenant or any person claiming through Tenant or any trustee. If Tenant’s trustee, Tenant or Tenant as debtor-in-possession assumes this lease and proposes to assign the same (pursuant to Title 11 U.S.C. Section 365, as the same may be amended) to any person, including, without limitation, any individual, partnership or corporate entity, who shall have made a bona fide offer to accept an assignment of this lease on terms acceptable to the trustee, Tenant or Tenant as debtor-in-possession, then notice of such proposed assignment, setting forth (1) the name and address of such person, (2) all of the terms and conditions of such offer, and (3) the adequate assurance to be provided Landlord to assure such person’s future performance under this lease, including, without limitation, the assurances referred to in Title 11 U.S.C. Section 365(b)(3) (as the same may be amended), shall be given to Landlord by the trustee, Tenant or Tenant as debtor-in-possession no later than twenty (20) days after receipt by the trustee, Tenant or Tenant as debtor-in-possession of such offer, but in any event no later than ten (10) days prior to the date that the trustee, Tenant or Tenant as debtor-in-possession shall make application to a court of competent jurisdiction for authority and approval to enter into such assignment and assumption, and Landlord shall thereupon have the prior right and option, to be exercised by notice to the trustee, Tenant or Tenant as debtor-in-possession, given at any time prior to the effective date of such proposed assignment, to accept an assignment of this lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such person, less any brokerage commissions which may be payable out of the consideration to be paid by such person for the assignment of this lease.

ARTICLE 23

Reentry by Landlord

23.01. If this lease shall terminate as provided in Article 22, Landlord or Landlord’s agents and employees may immediately or at any time thereafter reenter the Premises, or any part thereof, either by summary dispossess proceedings or by any suitable action or proceeding at law, or otherwise as permitted by law (but in no event by forcible entry), without being liable to indictment, prosecution or damages therefor (except to the extent resulting from Landlord’s negligence or willful misconduct), and may repossess the same, and may remove any person therefrom, to the end that Landlord may have, hold and enjoy the Premises. The word “reenter,” as used herein, is not restricted to its technical legal meaning. If this lease is terminated under the provisions of Article 22, or if Landlord shall reenter the Premises under the provisions of this Article, or in the event of the termination of this lease, or of reentry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall thereupon pay to Landlord the Fixed Rent and any and all Additional Charges payable up to the time of such termination of this lease (including without limitation any such Additional Charges payable pursuant to Section 24.05 and Article 27), or of such recovery of possession of the Premises by Landlord, as the case may be, and shall also pay to Landlord damages as provided in Article 24.

23.02. In the event of a breach or threatened breach by Tenant of any of its obligations under this lease, Landlord shall also have the right of injunction. The special remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any other remedies to which Landlord may lawfully be entitled at any time and Landlord may invoke any remedy allowed at law or in equity as if specific remedies were not provided for herein. In the event of a breach or threatened breach by Landlord of any of its obligations under this lease, Tenant shall have the right of injunction in addition to any other remedy which may be available to Tenant hereunder, allowed at law or in equity. The remedies to which Tenant may resort hereunder are cumulative and are not intended to be exclusive of any other remedies to which Tenant may lawfully be entitled at any time and Tenant may invoke any remedy allowed at law or in equity as if specific remedies were not provided for herein.

23.03. If this lease shall terminate under the provisions of Article 22, or if Landlord shall reenter the Premises under the provisions of this Article 23, or in the event of the termination of this lease, or of reentry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Landlord shall be entitled to retain all monies, if any, paid by Tenant to Landlord, whether as advance rent, security or otherwise, but such monies shall be credited by Landlord against any Fixed Rent or Additional Charges due from Tenant at the time of such termination or reentry or, at Landlord’s option, against any damages payable by Tenant under Article 24 or pursuant to law, with the balance, if any, to be promptly refunded to Tenant.

ARTICLE 24

Damages

24.01. If this lease is terminated under the provisions of Article 22, or if Landlord shall reenter the Premises under the provisions of Article 23, or in the event of the termination of this lease, or of reentry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall pay to Landlord as damages, at the election of Landlord, either:

(a) a sum which at the time of such termination of this lease or at the time of any such reentry by Landlord, as the case may be, represents the then value of the excess, if any (assuming a discount at a rate per annum equal to the interest rate then applicable to United States Treasury Bonds having a term which most closely approximates the period commencing on the date that this lease is so terminated, or the date on which Landlord re-enters the Premises, as the case may be, and ending on the date on which this lease was scheduled to expire but for such termination or reentry), of (i) the aggregate amount of the Fixed Rent and the Additional Charges under Article 3 which would have been payable by Tenant (conclusively presuming the average monthly Additional Charges under Article 3 to be the same as were payable for the last twelve (12) calendar months, or if less than twelve (12) calendar months have then elapsed since the Commencement Date, all of the calendar months immediately preceding such termination or reentry) for the period commencing with such earlier termination of this lease or the date of any such reentry, as the case may be, and ending with the date contemplated as the expiration date hereof if this lease had not so terminated or if Landlord had not so reentered the Premises, which date shall be the last day of the next succeeding Extension Term if Tenant timely delivered an Extension Election Notice prior to the exercise by Landlord of its rights under Article 22 or 23, over (ii) the aggregate fair market rental value of the Premises for the same period, or

(b) sums equal to the Fixed Rent and the Additional Charges under Article 3 which would have been payable by Tenant had this lease not so terminated, or had Landlord not so reentered the Premises, payable upon the due dates therefor specified herein following such termination or such reentry and until the date contemplated as the expiration date hereof if this lease had not so terminated or if Landlord had not so reentered the Premises, which date shall be the last day of the next succeeding Extension Term if Tenant timely delivered an Extension Election Notice prior to the exercise by Landlord of its rights under Article 22 or 23; provided, however, that if Landlord shall relet the Premises during said period, or receive any other income or consideration in connection with the use or occupancy of the Premises or otherwise deriving therefrom (including without limitation through the receipt of insurance or condemnation proceeds), Landlord shall credit Tenant with the net rents received by Landlord from such reletting (or the net amounts of such other income or consideration), such net rents and other amounts to be determined by first deducting from the gross rents from such reletting (or the gross amounts of such other income or consideration) as and when received by Landlord the reasonable and actual expenses incurred or paid by Landlord in terminating this lease or in reentering the Premises and in securing possession thereof, as well as the reasonable and actual expenses of reletting (including, without limitation, altering and preparing the Premises for new tenants, brokers’ commissions, reasonable legal fees, and all other customary and reasonable expenses properly chargeable against the Premises and the rental therefrom) or of realizing such other income or consideration, it being understood that any such reletting may be for a period shorter or longer than the remaining Term, which date shall be the last day of the next succeeding Extension Term if Tenant timely delivered an Extension Election Notice prior to the exercise by Landlord of its rights under Article 22 or 23; but in no event shall Tenant be entitled to receive any excess of such net rents or other amounts over the sums payable by Tenant to Landlord hereunder, nor shall Tenant be entitled in any suit for the collection of damages pursuant to this subdivision to a credit in respect of any net rents from a reletting or any net amounts of such other income or consideration, except to the extent that such net rents or other amounts are actually received by Landlord. If the Premises or any part thereof should be relet in combination with other space, then proper apportionment on a square foot basis shall be made of the rent received from such reletting and of the expenses of reletting.

If the Premises or any part thereof be relet by Landlord for the unexpired portion of the Term, or any part thereof, before presentation of proof of such damages to any court,

commission or tribunal, the amount of rent reserved upon such reletting shall, prima facie, be the fair and reasonable rental value for the Premises, or part thereof, so relet during the term of the reletting, provided that such reletting shall constitute a bona-fide arm’s-length third party transaction. Notwithstanding anything to the contrary contained in this lease, Landlord shall not be liable in any way whatsoever for its failure to relet the Premises or any part thereof, or if the Premises or any part thereof are relet, for its failure to collect the rent under such reletting, and no such failure to relet or failure to collect rent shall release or affect Tenant’s liability for damages or otherwise under this lease.

If Landlord or any Affiliate of Landlord shall use or occupy the Premises or any portion thereof following the termination of this lease under the provisions of Article 22, the damages payable by Tenant pursuant to paragraph (b) above shall be reduced by the fair market rental value of the Premises or such portion thereof that is so occupied by Landlord or its Affiliate (or by the excess, if any, of such fair market rental value over the amounts, if any, actually paid by Landlord or such Affiliate in connection with such use or occupancy).

24.02. Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the Term would have expired if it had not been so terminated under the provisions of Article 22, or had Landlord not reentered the Premises. Nothing herein contained shall be construed to limit or preclude recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant. Nothing herein contained shall be construed to limit or prejudice the right of Landlord to prove for and obtain as damages by reason of the termination of this lease or reentry on the Premises for the default of Tenant under this lease an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved whether or not such amount be greater than any of the sums referred to in Section 24.01. Except as otherwise expressly set forth in this lease, Landlord shall not be liable to Tenant, and Tenant shall not be liable to Landlord, for indirect, consequential, special, punitive, exemplary, incidental or other like damages (including, without limitation, damages to Landlord for lost profits or opportunities, or the loss by foreclosure, deed in lieu, or otherwise, of all or any portion of Landlord’s interest in the Premises), even if arising from any act, omission or negligence of such party or from the breach by such party of its obligations under this lease. Subject to Section 9.04, the foregoing shall not limit the recovery of either party under an indemnity in respect of third party claims (excluding for the avoidance of doubts, claims of the respective parties Affiliates).

24.03. [Intentionally Omitted]

24.04. In addition, if this lease is terminated under the provisions of Article 22, or if Landlord shall reenter the Premises under the provisions of Article 23, Tenant agrees that:

(a) the Premises then shall be in the condition in which Tenant has agreed to surrender the same to Landlord at the expiration of the term hereof;

(b) Tenant shall have performed prior to any such termination any covenant of Tenant contained in this lease for the making of any Alterations or for restoring or rebuilding the Premises or any part thereof; and

(c) for the breach of any covenant of Tenant set forth above in this Section 24.04, Landlord shall be entitled immediately, without notice or other action by Landlord, to recover, and Tenant shall pay, as and for liquidated damages therefor, the cost of performing such covenant (as estimated by a reputable independent contractor selected by Landlord).

24.05. In addition to any other remedies Landlord may have under this lease, and without reducing or adversely affecting any of Landlord’s rights and remedies under Article 22, if any installment of Fixed Rent or of any Additional Charges payable hereunder by Tenant to Landlord is not paid (x) in the case of Fixed Rent, on or prior to the due date thereof, or (y) in the case of Additional Charges payable to Landlord within five (5) Business Days after the due date thereof, the same shall bear interest at the Interest Rate from the due date thereof until paid, and the amount of such interest shall be an Additional Charge hereunder; provided, that, if for the month in which there is an increase in Fixed Rent pursuant to Section 1.04(a), Tenant fails to pay the adjusted amount of Fixed Rent (but pays at least the amount of Fixed Rent for the immediately preceding month), interest under this Section 24.05 shall not accrue unless Tenant fails to pay the amount of such shortfall within seven (7) Business Days after receiving notice thereof from Landlord, and if Tenant fails to pay such shortfall within said seven (7) Business Day period, interest shall accrue only on the amount of such shortfall from the day Fixed Rent was first due and payable until the date such shortfall is paid. Landlord shall provide Tenant with notice of any failure of Tenant to pay Fixed Rent and/or Additional Charges; it being understood and agreed that the delivery of any such notice shall not be a condition to the imposition of interest pursuant to this Section 24.05. For the purposes of this Section 24.05, a rent bill sent by first class mail, to the address to which notices are to be given under this lease, shall be deemed a proper demand for the payment of the amounts set forth therein but no such demand shall be required as a condition to the payment thereof. To the extent that Tenant is required under this lease to make any payments directly to third parties on behalf of Landlord, Tenant shall be responsible for any late charges or interest imposed by such third parties in the event that Tenant does not make such payments in a timely manner.

ARTICLE 25

Affirmative Waivers

25.01. Tenant, on behalf of itself and any and all persons claiming through or under Tenant, does hereby waive and surrender all right and privilege which it, they or any of them might have under or by reason of any present or future law, to redeem the Premises or to have a continuance of this lease after being dispossessed or ejected therefrom by process of law or under the terms of this lease or after the termination of this lease as provided in this lease.

25.02. If Tenant shall be in default, after the expiration of any applicable notice and grace periods, in the payment of Fixed Rent or Additional Charges, Tenant waives Tenant’s right, if any, to designate the items to which any payments made by Tenant are to be credited, and Tenant agrees that Landlord may apply any payments made by Tenant to such items as Landlord sees fit, irrespective of and notwithstanding any designation or request by Tenant as to the items which any such payments shall be credited.

25.03. Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either against the other on any matter whatsoever arising out of or in any way connected with this lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Premises, including, without limitation, any claim of injury or damage, and any emergency and other statutory remedy with respect thereto.

25.04. Tenant shall not interpose any counterclaim of any kind in any action or proceeding commenced by Landlord to recover possession of the Premises (other than compulsory counterclaims), provided that nothing herein shall be deemed to preclude Tenant from bringing a separate action for any claim that Tenant may have hereunder.

ARTICLE 26

No Waivers

26.01. The failure of either party to insist in any one or more instances upon the strict performance of any one or more of the obligations of this lease, or to exercise any election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations of this lease or of the right to exercise such election, and such right to insist upon strict performance shall continue and remain in full force and effect with respect to any subsequent breach, act or omission. The receipt by Landlord or tender by Tenant of

Fixed Rent or partial payments thereof or Additional Charges or partial payments thereof with knowledge of breach by Tenant or Landlord, as the case may be, of any obligation of this lease shall not be deemed a waiver of such breach.

26.02. If there be any agreement between Landlord and Tenant providing for the cancellation of this lease upon certain provisions or contingencies and/or an agreement for the renewal hereof at the expiration of the term, the right to such renewal or the execution of a renewal agreement between Landlord and Tenant prior to the expiration of the term shall not be considered an extension thereof or a vested right in Tenant to such further term so as to prevent Landlord from canceling this lease and any such extension thereof during the remainder of the original term; such privilege, if and when so exercised by Landlord, shall cancel and terminate this lease and any such renewal or extension; any right herein contained on the part of Landlord to cancel this lease shall continue during any extension or renewal hereof; any option on the part of Tenant herein contained for an extension or renewal hereof shall not be deemed to give Tenant any option for a further extension beyond the first renewal or extended term, unless such additional options are expressly provided for herein.

ARTICLE 27

Curing Tenant’s Defaults

27.01. If Tenant shall default in the performance of any of Tenant’s obligations under this lease and such default continues after written notice (which notice may be oral in the case of an emergency that posses an imminent threat to the safety of persons or significant damage to Premises) and the expiration of the applicable grace period (or in the event of an emergency, a reasonable time under the circumstances), if any, Landlord or any Superior Mortgagee without thereby waiving such default, may (but shall not be obligated to) perform the same for the account and at the expense of Tenant (provided such expense is commercially reasonable). If Landlord effects such cure by bonding any lien which Tenant is required to bond, Tenant shall obtain and substitute a bond for Landlord’s bond at its sole cost and expense and reimburse Landlord for the commercially reasonable cost of Landlord’s bond.

27.02. Bills for any reasonable actual out-of-pocket expenses incurred by Landlord in connection with any such performance by it for the account of Tenant, and bills for all reasonable actual out-of-pocket costs, expenses and disbursements of every kind and nature whatsoever, including reasonable counsel fees, involved in collecting or endeavoring to collect the Fixed Rent or Additional Charges or any part thereof or enforcing or endeavoring to enforce any rights against Tenant or Tenant’s obligations hereunder, under or in connection with this lease or pursuant to law, including any such cost, expense and disbursement involved in instituting and prosecuting summary proceedings or in recovering possession of the Premises after default by Tenant or upon the expiration or sooner termination of this lease, and interest on all sums advanced by Landlord under this Section 27.02 and/or Section 27.01 (at the Interest Rate or the maximum rate permitted by law, whichever is less) may be sent by Landlord to Tenant monthly, or immediately, at its option, and such amounts shall be due and payable (as Additional Charges) in accordance with the terms of such bills, but not sooner than thirty (30) days after the rendering of such bills, together with reasonable documentation with respect to such expenses. Notwithstanding anything to the contrary contained in this Section, Tenant shall have no obligation to pay the costs, expenses or disbursements of Landlord in any proceeding in which there shall have been rendered a final judgment against Landlord, and the time for appealing such final judgment shall have expired (the “Appeal Deadline”) and within thirty (30) days following the Appeal Deadline, Landlord shall reimburse to Tenant any amounts on account thereof that were previously paid by Tenant to any such party together with interest thereon at the Base Rate calculated from the date such amounts were paid by Tenant until the date on which Tenant is so reimbursed in full.

ARTICLE 28

Broker

28.01 Landlord and Tenant each covenant, warrant and represent that, except for Citigroup Global Markets Inc. and Cushman & Wakefield, Inc. (collectively, “Broker”), no broker was instrumental in bringing about or consummating this lease and that it had no conversations or negotiations with any broker concerning the leasing of the Premises to Tenant. Tenant agrees to indemnify and hold harmless Landlord against and from any claims for any brokerage commissions and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys’ fees and expenses, arising out of any conversations or negotiations had by Tenant with any broker (including Broker). Landlord agrees to indemnify and hold harmless Tenant against and from any claims for any brokerage commissions and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys’ fees and expenses, arising out of conversations or negotiations had by Landlord with any broker other than Broker. Tenant hereby represents that Broker is not entitled to any commission in connection with this lease. The provisions of this Article 28 shall survive the expiration or earlier termination of this Lease.

ARTICLE 29

Notices

29.01. Any notice, statement, demand, consent, approval or other communication required or permitted to be given, rendered or made by either party to this lease or pursuant to any applicable law or requirement of public authority (collectively,

“notices”) shall be in writing (whether or not so stated elsewhere in this lease) and shall be deemed to have been properly given, rendered or made only if sent by (a) registered or certified mail, return receipt requested, posted in a United States post office station or letter box in the continental United States, (b) nationally recognized overnight courier (e.g., Federal Express) with verification of delivery requested or (c) personal delivery with verification of delivery requested, in any of such cases addressed as follows:

If to Landlord as follows:

388 Realty Owner, LLC

c/o SL Green Realty Corp.

420 Lexington Avenue

New York, New York 10170

Attn: Chief Legal Officer

with copies to:

388 Realty Owner, LLC

c/o SL Green Realty Corp.

420 Lexington Avenue

New York, New York 10170

Attn: General Counsel – Real Property

and

SITQ Greenwich LP

Centre CDP Capital

1001, Square Victoria

Bureau C-200

Montreal (Quebec) H2Z 2B1

Canada

Attention: President

and

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, New York 10004

Attn: Jonathan L. Mechanic, Esq

If to Tenant as follows:

Citigroup Global Markets Inc.

c/o Citi Realty Services

Northeast Region

2 Court Square, 4th Floor

Long Island City, NY 11120

Attn: Director of Real Estate

with copies to:

Citigroup Inc.

Corporate Law Department

125 Broad Street, 7th Floor

New York, New York 10004

Attn: Assistant General Counsel of Real Estate

and

Citigroup Inc.

388 Greenwich Street

New York, New York 10013

Attn: Thomas Welsh, Senior Vice President

and

Citigroup Inc.

388 Greenwich Street

New York, New York 10013

Attn: Gus Gollisz, Senior Vice President

and

Paul, Hastings, Janofsky & Walker LLP

75 East 55th Street

New York, New York 10022

Attn: David M. Brooks, Esq.

and shall be deemed to have been given, rendered or made (i) if mailed, on the second Business Day following the day so mailed, unless mailed to a location outside of the State of New York, in which case it shall be deemed to have been given, rendered or made on the third (3rd) Business Day after the day so mailed, (ii) if sent by nationally recognized overnight courier, on the first Business Day following the day sent or (iii) if sent by personal delivery, when delivered and receipted by the party to whom addressed (or on the date that such receipt is refused, if applicable). Either party may, by notice as aforesaid, designate a different address or addresses for notices intended for it. Rent bills may be given by ordinary mail to Tenant’s first address above only, or to such other address as Tenant shall specify. Tenant may send proofs of payment of Additional Charges by ordinary mail to Landlord’s first address above only, or to such other address as Landlord shall specify.

29.02. Notices hereunder from Landlord may be given by Landlord’s managing agent, if one exists, or by Landlord’s attorney. Notices hereunder from Tenant may be given by Tenant’s attorney.

29.03. In addition to the foregoing, Landlord or Tenant may, from time to time, request in writing that the other party serve a copy of any notice on one other person or entity designated in such request, and Landlord shall also have the right to request in writing that Tenant serve a copy of any notice on any Superior Mortgagee, such service in any case to be effected as provided in Section 29.01 or 29.02.

29.04. All notices given by Landlord under Section 22.02 shall contain a statement in at least 12-point bold type and capital letters stating “THIS IS A DEFAULT NOTICE” as a condition to the effectiveness thereof.

29.05. All notices given by Tenant claiming any right to terminate this Lease shall contain a statement in at least 12-point bold type and capital letters stating “THIS IS A TERMINATION NOTICE” as a condition to the effectiveness thereof

ARTICLE 30

Estoppel Certificates

30.01. Each party agrees, at any time and from time to time, as requested by the other party with not less than ten (10) Business Days’ prior notice, to execute and deliver to the other a statement in the form annexed hereto as Exhibit Q-1 (with such other information concerning this lease as Landlord or any Superior Mortgagee may reasonably request), in the case of a statement to be delivered by Tenant, and in the form annexed hereto as Exhibit Q-2 (with such other information concerning this lease as Tenant may reasonably request), in the case of a statement to be delivered by Landlord, it being intended that any such statement delivered pursuant hereto shall be deemed a representation and warranty to be relied upon by the party requesting the certificate and by others with whom such party may be dealing, regardless of independent investigation; provided, however, the reliance referred to herein shall be limited to the party giving such statement being estopped from contradicting any of the statements made in such certificate.

ARTICLE 31

Memorandum of Lease

31.01. Tenant shall not record this lease, but Landlord hereby acknowledges that contemporaneous with the execution and delivery of the Original Lease, a statutory form of memorandum with respect to this lease pursuant to the provisions of Section 291-C of the Real Property Law of the State of New York was submitted for recording. The parties hereto further acknowledge that contemporaneous with the execution and delivery of the Original Lease, Tenant delivered to Landlord’s attorney’s, Fried, Frank, Harris, Shriver & Jacobson LLP(the “Escrow Agent”), as escrow agent pursuant to escrow arrangements mutually satisfactory to the parties thereto, an executed and notarized release of the memorandum of lease, in form attached hereto as Exhibit R-2, and approved by the Escrow Agent as being in proper form to effectuate a release of the memorandum of record. Such release shall be held in escrow by the Escrow Agent until the expiration of the Term (the “Escrowed Release”). An assignee of Tenant pursuant to Article 7 shall deliver to Escrow Agent a replacement of the Escrowed Release executed and notarized by such assignee. If, due to changes in applicable Legal Requirements, modifications are required to be made to the Escrowed Release then in escrow in order to effectuate a release of the memorandum following the Term, upon the request of Landlord, Tenant shall execute and deliver to the Escrow Agent a replacement Escrowed Release. Following the expiration of the Term, Landlord shall provide Escrow Agent with notice of such expiration and the Escrowed Release shall be delivered to Landlord for recordation. Notwithstanding the foregoing, in the event supplemental or additional documentation (including, without limitation, transfer tax forms) is required in order to remove the memorandum of record at the end of the Term, Tenant shall execute and deliver such supplemental or additional documentation as may be reasonable requested by Landlord, in each case in form and substance mutually satisfactory to the parties.

ARTICLE 32

No Representations by Landlord

32.01. Tenant expressly acknowledges and agrees that Landlord has not made and is not making, and Tenant, in executing and delivering this lease, is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this lease or in any other written agreement which may be made between the parties concurrently with the execution and delivery of this lease and shall expressly refer to this lease. All understandings and agreements heretofore had between the parties are merged in this lease and any other written agreement(s) made concurrently herewith, which alone fully and completely express the agreement of the parties and which are entered into after full investigation, neither party relying upon any statement or representation not embodied in this lease or any other written agreement(s) made concurrently herewith. In furtherance of the foregoing, Tenant acknowledges that it has been the lessee of the Real Property immediately prior to the commencement of the Term and that it is fully familiar with the Premises and the Real Property and agrees that as to any pre-existing condition that is the responsibility of Landlord hereunder to cure but that was the responsibility of Tenant to cure during the term of the Original Lease pursuant to the terms thereof, Landlord may cure the same and Tenant shall reimburse Landlord for the reasonable third party actual out-of-pocket costs and expenses incurred by Landlord in effecting such cure within thirty (30) days after demand therefor (which demand must be accompanied by documentation that reasonably evidences such expenditures). Any dispute by Landlord and Tenant with respect to the subject matter of the preceding sentence may be resolved by expedited arbitration pursuant to Article 37 hereof.

ARTICLE 33

Easements

33.01. So long as Tenant is a Citigroup Tenant, Tenant shall have the right to grant easements or enter into reciprocal easement or other agreements to the extent desirable for the operation of the Real Property, which purposes may include, without limitation, (i) extending the sidewalks and/or closing off streets adjacent to Premises, and/or (ii) providing ingress and egress between the Real Property and the land and building located at 390 Greenwich Street, New York, New York (the “Adjacent Parcel”), and/or (iii) running, maintaining and operating telecommunication cabling (herein called “Cables”) between the Real Property and the Adjacent Parcel and/or (iv) Cogeneration Procurement so long as (a) any such easements and agreements do not materially reduce the value of the Premises, (b) any such easements and agreements pursuant to their terms terminate on the Expiration Date or earlier termination of this lease (c) any such easement and agreement do not materially adversely affect Landlord’s ability to operate a multi-tenant Building under the Amended and Restated Lease or (d) any such easements and agreements do not adversely affect Landlord’s ability to sell or finance Landlord’s interest in the Real Property, and (e) in the case of clause (ii), the Adjacent Parcel is owned, controlled or occupied by Named Tenant or any of its Affiliates, and Tenant, at its sole cost and expense, will be responsible to disconnect the Cables from the Adjacent Building and the Building and, if necessary, seal up any connecting pipes or conduits relating thereto, if the Cables are no longer being used by an occupant of both the Building and the Adjacent Building. Landlord shall, at no cost to Landlord, join in the grant of any such easements and shall use commercially reasonable efforts to cause any Superior Mortgagee to recognize same as part of any Superior Mortgage SNDA Agreement; it being understood and agreed that notwithstanding anything to the contrary contained herein, the recognition of, and non-disturbance of Tenant’s rights under, the Reciprocal Easement Agreement (as such term is defined in the Original Lease) under a Superior Mortgage SNDA Agreement is as a condition to the subordination of the Reciprocal Easement Agreement to any such Superior Mortgage. Landlord hereby approves the Cable Interconnect between the Building and Adjacent Parcel as more particularly set forth in Exhibit P attached hereto. Any such aforementioned easement or other agreement, including the Reciprocal Easement Agreement, shall be subject and subordinate to this lease, and Tenant, subject to the terms of such easement or other agreement, agrees to perform or cause to be performed, all of its obligations thereunder subject to and in accordance with the terms thereof; it being understood and agreed that Tenant shall not be deemed in default of the foregoing if Tenant shall be disputing the validity of any such obligation. Landlord acknowledges that Tenant has been delegated with all the rights of Landlord under the Reciprocal Easement Agreement, and Tenant acknowledges that Tenant is responsible for all obligations thereunder, subject to and in accordance with the terms thereof arising during the Term.

ARTICLE 34

Holdover

34.01. (a) In the event this lease is not renewed or extended or a new lease is not entered into between the parties, and if Tenant shall then hold over after the expiration of the Term (it being agreed that Tenant shall not be deemed holding over by the mere fact that Tenant’s Property remains in the Premises after the expiration of the Term), the parties hereby agree that Tenant’s occupancy of the Premises after the expiration of the term shall be a tenancy at will commencing on the first day after the expiration of the Term, which tenancy shall be upon all of the terms set forth in this lease except Tenant shall pay on the first day of each month of the holdover period as Fixed Rent, an amount equal to the product obtained by multiplying one-twelfth of the Fixed Rent payable by Tenant during the last year of the Term (i.e., the year immediately prior to the holdover period) prorated for any partial month on a per diem basis, by (ii) one hundred twenty-five (125%) percent for the first thirty (30) days of such holdover, one hundred fifty (150%) percent for the next thirty (30) days of such holdover, and one hundred seventy-five (175%) percent thereafter. It is further stipulated and agreed that if Landlord shall, at any time after the expiration of the Term, proceed to remove Tenant from the Premises as a holdover, the Fixed Rent for the use and occupancy of the Premises during any holdover period shall be calculated in the same manner as set forth above.

(b) Notwithstanding anything to the contrary contained in this lease, the acceptance of any rent paid by Tenant pursuant to Section 34.01(a) shall not preclude Landlord from commencing and prosecuting a holdover or summary eviction proceeding, or from collecting any amounts (including, without limitation, reasonable counsel fees) payable by Tenant pursuant to Section 27.02 in connection with any such holdover or summary eviction proceeding, and the preceding sentence shall be deemed to be an “agreement expressly providing otherwise” within the meaning of Section 223-c of the Real Property Law of the State of New York but in no event shall Tenant be responsible to Landlord for any monetary damages, including, without limitation, any consequential, punitive, special or speculative damages of any kind, lost profits or like damages alleged to have occurred as a result of any breach of this Lease, if any, suffered by Landlord by reason of the Tenant’s holdover in the Premises.

34.02. Notwithstanding anything to the contrary contained herein, in the event that:

(a) Landlord shall enter into one or more (i) leases for all or any portion of the Premises portion of the Premises or (ii) letters of intent with respect to all or a portion of the Premises which either (x) is for a term that is scheduled to commence within one hundred twenty (120) days after the Expiration Date or (y) is for a term that is scheduled to commence within twelve (12) months after the Expiration Date and which requires Landlord to perform any material demolition, tenant improvement work or any other material work as a precondition to the commencement of such term (any such lease is herein called a “Qualifying Lease”), and

(b) Landlord shall give Tenant written notice of any such Qualifying Lease(s)f (herein called a “Qualifying Lease Notice”), which Qualifying Lease Notice may be given at any time prior to, or if Tenant has held-over or remains in possession of any portion of the Premises following, the Expiration Date and shall describe the premises leased pursuant to such Qualifying Lease, and

(c) Tenant shall hold-over or remain in possession of any portion of the Premises beyond the date which is one hundred twenty (120) days following the later of (x) the Expiration Date or (y) the date on which Landlord shall have given such Qualifying Lease Notice to Tenant, then, in such event, Tenant shall be subject to all losses, injuries and damages incurred by Landlord arising out of any new leases or lost opportunities by Landlord to re-let all or any part of the Premises covered by a Qualifying Lease Notice given at least thirty (30) days prior to the date on which Landlord incurs such damages, including without limitation any such damages in connection with Landlord’s inability to deliver the premises leased pursuant to such Qualifying Lease to the tenant under such Qualifying Lease (collectively, “Holdover Damages”). All damages to Landlord by reason of such holding over by Tenant may be the subject of a separate action and need not be asserted by Landlord in any summary proceedings against Tenant. Landlord shall not be required to mitigate Holdover Damages except as may be required by then applicable Legal Requirements.

ARTICLE 35

Miscellaneous Provisions and Definitions

35.01. Modifications. No agreement shall be effective to change, modify, waive, release, discharge, terminate or effect an abandonment of this lease, in whole or in part, including, without limitation, this Section 35.01, unless such agreement is in writing, refers expressly to this lease and is signed by the party against whom enforcement of the change, modification, waiver, release, discharge, termination or effectuation of the abandonment is sought.

35.02. Successors and Assigns. Except as otherwise expressly provided in this lease, the obligations of this lease shall bind and benefit the successors and assigns of the parties hereto with the same effect as if mentioned in each instance where a party is named or referred to; provided, however, that (a) no violation of the provisions of Article 7 shall operate to vest any rights in any successor or assignee of Tenant and (b) the provisions of this Article 35 shall not be construed as modifying the conditions of limitation contained in Article 22.

35.03. Limitation on Liability. Tenant shall look only to Landlord’s estate and property in the Real Property (which shall be deemed to include the proceeds of any insurance (net of any required expenditures under this lease made by Landlord), condemnation (after all required expenditures under this lease made by Landlord), sale or refinancing proceeds received by Landlord with respect to the Real Property) for the satisfaction of Tenant’s remedies, for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default by Landlord hereunder, and otherwise no other property or assets of Landlord or any property or assets of any Landlord Party, disclosed or undisclosed, shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to this lease, the relationship of Landlord and Tenant hereunder or Tenant’s use or occupancy of the Premises. Notwithstanding the foregoing, with respect to any sale of the Real Property, the purchaser shall assume all the obligations of Landlord under this lease, including, without limitation, all Landlord Reimbursement Amounts and other amounts that are then payable by Landlord to Tenant under this lease. Further, any contract respecting such sale shall be deemed to include an assumption by purchaser of the contingent liability for the unaccrued portion of Landlord Reimbursement Amounts. The obligations of Tenant under this Lease do not constitute personal obligations of the individual partners, directors, officers, or shareholders of Tenant solely in such capacity and any such person or entity that shall be an assignee, subtenant, guarantor or otherwise agree to be bound to Landlord pursuant to a separate written agreement shall have express liability hereunder in such capacity.

35.04. (a) Force Majeure; Abatement. Except as expressly provided in this lease, Tenant and Landlord shall have no liability whatsoever to the other because

(i) Tenant or Landlord, as the case may be, is unable to fulfill, or is delayed in fulfilling, any of its obligations under this lease by reason of strike, lock-out or other labor trouble, governmental preemption of priorities or other controls in connection with a national or other public emergency or shortages of fuel, supplies or labor resulting therefrom, or any other cause, whether similar or dissimilar, beyond Tenant’s or Landlord’s reasonable control, as the case may be; or (ii) of any failure or defect in the supply, quantity or character of electricity or water furnished to the Premises, by reason of any requirement, act or omission of the public utility or others serving the Building with electric energy, steam, oil, gas or water, or for any other reason whether similar or dissimilar, beyond Tenant’s or Landlord’s reasonable control (the foregoing circumstances described in this Section 35.04 being herein called “Force Majeure Causes”). In no event shall lack of funds be deemed a Force Majeure Cause, nor shall any matter be deemed to be beyond a party’s reasonable control if the same could be remedied by the satisfaction of a lien, judgment or other monetary obligation. The provisions of this Section 35.04 shall not extend any obligation of Landlord or Tenant to pay money.

(b) Notwithstanding anything to the contrary contained in this lease, but subject to the provisions of Articles 19 and 20 to the extent applicable, if the Premises or any portion thereof is rendered “untenantable,” as such term is hereinafter defined, and Tenant ceases the operation of its business within such portion of the Premises, except for Disaster Functions (herein called the “Abatement Threshold Requirement”), and such portion of the Premises is rendered “untenantable” as the result of either: (i) Landlord’s failure to provide the services required to be provided by Landlord hereunder or (ii) Landlord’s failure to perform the repairs, replacements and maintenance required to be performed by Landlord hereunder; or (iii) the performance of any work, repairs, alterations or improvements by Landlord or a third party authorized by Landlord, and the same is not due to (A) the act or omission (where there is a duty to act) of Tenant, its, agents, representatives, contractors or employees or (B) casualty or condemnation, and Tenant furnishes a notice to Landlord (herein called the “Abatement Notice”) certifying that the Abatement Threshold Requirement has been met, which notice shall contain a statement in bold type and capital letters stating “THIS IS AN ABATEMENT NOTICE” as a condition to the effectiveness thereof, then Fixed Rent and Additional Charges payable with respect to the portion of the Premises so affected shall be abated on a per diem basis for the period commencing on the first day the Premises are rendered untenantable and ending on the earlier of (1) the date Tenant reoccupies the affected portion of the Premises for the conduct of its business other than Disaster Functions, and (2) the date on which such portion of the Premises is no longer “untenantable”.

For purposes of this Section 35.04, the term “untenantable” shall mean inaccessible or unusable for the normal conduct of Tenant’s business in a manner which is consistent with Tenant’s use within the thirty (30) day period prior to the occurrence of the condition in question and Tenant ceases the operation of its business within the Premises (or the portion thereof deemed “untenantable”, as the case may be) other than to the limited extent of Tenant’s security personnel for the preservation of Tenant’s property, Tenant’s insurance adjusters, and/or a minimal number of Tenant’s employees for file retrieval, planning of temporary relocation or return and other disaster recovery functions (collectively, “Disaster Functions”). If more than fifty percent (50%) of an entire Office Floor of the Premises shall be rendered untenantable in accordance with the foregoing definition, such entire Office Floor shall be deemed to be untenantable if in Tenant’s good faith judgment, its inability to use the untenantable portion of such floor for the normal conduct of Tenant’s business therein renders the entire floor unusable for the normal conduct of Tenant’s business therein in a manner which is consistent with Tenant’s use prior to the occurrence of the condition in question and Tenant ceases the operation of its business within such entire floor, except for Disaster Functions. In the event that more than fifty percent (50%) of the rentable area of the Premises is rendered untenantable and in Tenant’s good faith judgment Tenant cannot use the tenantable portion of the Premises for the conduct of Tenant’s business in a manner which is consistent with Tenant’s use prior to the occurrence of the condition in question, and ceases the operation of its business within the entire Premises (except for Disaster Functions), the entire Premises shall be deemed to be untenantable.

35.05. Definitions. For the purposes of this lease, the following terms have the meanings indicated:

(a) The term “Business Day” shall mean any day that the New York Stock Exchange is open for business.

(b) [Intentionally Omitted]

(c) [Intentionally Omitted]

(d) The term “mortgage” shall include a mortgage and/or a deed of trust, and the term “holder of a mortgage” or “mortgagee” or words of similar import shall include a mortgagee of a mortgage or a beneficiary of a deed of trust.

(e) The terms “Legal Requirements” and “laws and requirements of any public authorities” and words of a similar import shall mean laws and ordinances of any or all of the federal, state, city, town, county, borough and village governments, including, without limitation, The Americans with Disabilities Act of 1990, as amended, and rules, regulations, orders and directives of any and all departments, subdivisions, bureaus, agencies or offices thereof, and of any other governmental, public or quasi-public authorities having jurisdiction over the Premises, and the direction of any public officer pursuant to law, whether now or hereafter in force.

(f) The term “requirements of insurance bodies” and words of similar import shall mean rules, regulations, orders and other requirements of the New York Board of Underwriters and/or the New York Fire Insurance Rating Organization

and/or any other similar body performing the same or similar functions and having jurisdiction or cognizance over the Premises, whether now or hereafter in force.

(g) The term “Tenant” shall mean the Tenant herein named or any assignee or other successor in interest (immediate or remote) of the Tenant herein named, which at the time in question is the owner of the Tenant’s estate and interest granted by this lease; but the foregoing provisions of this subsection shall not be construed to permit any assignment of this lease or to relieve the Tenant herein named or any assignee or other successor in interest (whether immediate or remote) of the Tenant herein named from the full and prompt payment, performance and observance of the covenants, obligations and conditions to be paid, performed and observed by Tenant under this lease, unless Landlord and Tenant shall otherwise agree.

(h) The term “Landlord” shall mean only the owner at the time in question of Landlord’s interest in the Real Property or a lease of the Real Property, so that in the event of any transfer or transfers of Landlord’s interest in the Real Property or a lease thereof, the transferor shall be and hereby is relieved and freed of all obligations of Landlord under this lease accruing after such transfer; provided, however, that such transferee has assumed and agreed in writing (or is required by an SNDA Agreement between such transferee and Tenant or by operation of law) to perform and observe all obligations of Landlord herein during the period it is the holder of Landlord’s interest under this lease.

(i) The terms “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this lease as a whole, and not to any particular article or section, unless expressly so stated.

(j) The term “and/or” when applied to one or more matters or things shall be construed to apply to any one or more or all thereof as the circumstances warrant at the time in question.

(k) The term “person” shall mean any natural person or persons, a partnership, a corporation, joint venture, estate, trust, unincorporated associated or any other form of business or legal association or entity or any federal, state, county or municipal government or any bureau, department or agency thereof.

(l) The term “Interest Rate,” when used in this lease, shall mean an interest rate equal to three (3%) percent above the so-called annual “Base Rate” of interest established and approved by Citibank, N.A., New York, New York (herein called the “Base Rate”), from time to time, as its interest rate charged for unsecured loans to its corporate customers, or if Citibank, N.A. is no longer quoting a “Base Rate”, the “Base Rate” of an alternative bank identified by Landlord in notice to Tenant, but in no event greater than the highest lawful rate from time to time in effect.

(m) The term “Hazardous Materials” shall, for the purposes hereof, mean any flammable explosives, radioactive materials, hazardous wastes, hazardous and toxic substances, or related materials, asbestos or any material containing asbestos, or any other hazardous substance or material, defined as such by any federal, state or local environmental law, ordinance, rule or regulation including, without limitation, CERCLA, RCRA and HMTA, as each of same may have been amended, and in the regulations adopted and publications promulgated pursuant to each of the foregoing.

35.06. Survival. Upon the expiration or other termination of this lease neither party shall have any further obligation or liability to the other except as otherwise expressly provided in this lease and except for such obligations as by their nature or under the circumstances can only be, or by the provisions of this lease, may be, performed after such expiration or other termination; and, in any event, unless otherwise expressly provided in this lease, any liability for a payment (including, without limitation, Additional Charges under Article 3 and unpaid Landlord Reimbursement Amounts) which shall have accrued to or with respect to any period ending at the time of, or in the case of Landlord Reimbursement Amounts, following, the expiration or other termination of this lease shall survive the expiration or other termination of this lease, subject to any deadlines expressly set forth in Article 3 or in any other applicable provision of this lease. In the event that Tenant shall be entitled to a refund or credit from Landlord hereunder at the time of the expiration or termination of the Term, the amount of such refund or credit shall be paid to Tenant within thirty (30) days after such expiration or termination (or in the case of any over payment of Taxes of Operating Expenses, after the amount of overpayment thereof is determined), unless otherwise expressly set forth in this lease, failing which any unpaid amount shall bear interest at the Interest Rate from the due date thereof until such amount is paid to Tenant.

35.07. (a) Requests for Consent. If Tenant shall request Landlord’s consent and Landlord shall fail or refuse to give such consent, Tenant shall not be entitled to any damages for any withholding by Landlord of its consent, it being intended that, except as expressly provided in this lease, Tenant’s sole remedy shall be an action for specific performance or injunction, and that such remedy shall be available only in those cases where Landlord has expressly agreed in writing not to unreasonably withhold its consent or where as a matter of law Landlord may not unreasonably withhold its consent. Notwithstanding the foregoing, Tenant shall not be deemed to have waived a claim for damages if there is a final judicial determination from which time for appeal has been exhausted that Landlord acted maliciously or in bad faith in exercising its judgment or withholding its consent or approval despite its agreement to act reasonably, in which case Tenant shall have the right to make a claim for the actual damages incurred by Tenant, but in no event shall Landlord, nor any Landlord Party be liable for indirect, consequential, special, punitive, exemplary, incidental or other like damages. Tenant shall have the right to seek such a final judicial determination that Landlord acted maliciously or in bad faith without respect to whether Tenant pursued an action for specific performance or injunction, or whether Tenant pursued an arbitration relating to Landlord’s withholding of consent pursuant to any provision of this lease.

(b) If Tenant desires to determine any dispute between Landlord and Tenant as to the reasonableness of Landlord’s decision to refuse to consent or approve any item as to which Landlord has specifically agreed that its consent or approval shall not be unreasonably withheld, such dispute shall be settled and finally determined by arbitration in The City of New York in accordance with the following provisions of this Section 35.07(b). Within ten (10) Business Days next following the giving of any notice by Tenant stating that it wishes such dispute to be so determined, Landlord and Tenant shall each give notice to the other setting forth the name and address of an arbitrator designated by the party giving such notice. If the two arbitrators shall fail to agree upon the designation of a third arbitrator within five (5) Business Days after the designation of the second arbitrator then either party may apply to the Manhattan office of the AAA for the designation of such arbitrator and if he or she is unable or refuses to act within ten (10) Business Days, then either party may apply to the Supreme Court in New York County or to any other court having jurisdiction for the designation of such arbitrator. The three arbitrators shall conduct such hearings as they deem appropriate, making their determination in writing and giving notice to Landlord and Tenant of their determination as soon as practicable, and if possible, within five (5) Business Days after the designation of the third arbitrator; the concurrence of or, in the event no two of the arbitrators shall render a concurring determination, then the determination of the third arbitrator designated, shall be binding upon Landlord and Tenant. Judgment upon any decision rendered in any arbitration held pursuant to this Section 35.07(b) shall be final and binding upon Landlord and Tenant, whether or not a judgment shall be entered in any court. Each party shall pay its own counsel fees and expenses, if any, in connection with any arbitration under this Section 35.07(b), including the expenses and fees of any arbitrator selected by it in accordance with the provisions of this Section 35.07(b), and the parties shall share all other expenses and fees of any such arbitration. The arbitrators shall be bound by the provisions of this lease, and shall not add to, subtract from or otherwise modify such provisions. The sole remedy which may be awarded by the arbitrators in any proceeding pursuant to this Section 35.07(b) is an order compelling Landlord to consent to or approve the matter in dispute, and the arbitrators may not award damages or grant any monetary award or any other form of relief. Any determination by the arbitrators that Landlord was unreasonable in refusing to grant its consent or approval as to the matter in dispute shall be deemed a granting of Landlord’s consent or approval, and upon receipt of the arbitrators’ determination, Tenant shall be authorized to take the action for which Landlord’s consent or approval was sought.

35.08. Excavation upon Adjacent Land or Under the Building. If an excavation shall be made upon land adjacent to or under the Building, or shall be authorized to be made, then, subject to any applicable provisions of Article 16, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter the Premises for the purpose of performing such work as said person shall deem reasonably necessary or desirable to preserve and protect the Building from injury or damage to support the same by proper foundations, without any claim for damages or liability against Landlord and without reducing or otherwise affecting Tenant’s obligations under this lease. In the event that Landlord or its employees or contractors shall perform such excavation, Landlord shall use reasonable efforts to cause the foregoing to be performed in such a manner as to minimize any interference with Tenant’s operation of its business in the Premises and, Landlord shall indemnify Tenant from and against any and all claims arising from or in connection with the performance of such work, together with all reasonable, actual out-of-pocket costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon, including, without limitation, all reasonable attorneys’ fees and expenses.

35.09. Governing Law; Severability; Captions; Rules of Interpretation; Independent Covenants; Gender. Irrespective of the place of execution or performance, this lease shall be governed by and construed in accordance with the laws of the State of New York. If any provisions of this lease or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this lease and the application of that provision to other persons or circumstances shall not be affected but rather shall remain valid and be enforced to the extent permitted by law. The table of contents, captions, headings and titles in this lease are solely for convenience of references and shall not affect its interpretation. This lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this lease to be drafted. Each covenant, agreement, obligation or other provision of this lease on Tenant’s part to be performed, shall be deemed and construed as a separate and independent covenant of Tenant, not dependent on any other provision of this lease. All terms and words used in this lease, shall be deemed to include any other number and any other gender as the context may require.

35.10. Time for Payment of Rent. If under the terms of this lease Tenant is obligated to pay Landlord a sum in addition to the Fixed Rent under the lease and no payment period therefor is specified, Tenant shall pay Landlord the amount due within thirty (30) days after being billed (accompanied by reasonable supporting documentation where such supporting documentation is required by an express provision of this lease). If any amount payable by Landlord to Tenant hereunder is not paid within thirty (30) days after the due date thereof, unless otherwise set forth in any other provision of this lease, the same shall bear interest at the rate set forth in Section 24.05 from the due date thereof until such amount is paid to Tenant.

35.11. (a) Heavy Materials and Equipment. Tenant shall not place a load upon any floor of the Premises which violates applicable law or the certificate of occupancy of the Building or which exceeds the floor load per square foot which such floor was designed to carry. All heavy material and/or equipment must be placed by

Tenant, at Tenant’s expense, so as to distribute the weight. Business machines and mechanical equipment shall be placed and maintained by Tenant, at Tenant’s expense, in settings sufficient in Landlord’s reasonable judgment to absorb and prevent vibration, noise and annoyance, other than to a de minimis extent.

(b) If any safe, heavy equipment, freight or bulky matter to be moved into or out of the Building requires special handling, then Tenant shall, if and to the extent required by Legal Requirements, employ only Persons holding a Master Rigger’s license to do such work. All such work shall be done in full compliance with the Administrative Code of the City of New York and other Legal Requirements, and all such movements shall be made during hours which will least interfere with the normal operations of the Building. All damage caused by such movement shall be promptly repaired by Tenant at Tenant’s sole cost and expense.

35.12. Due Authorization; Execution and Delivery. Each party hereto represents and warrants to the other that this lease has been duly authorized, executed and delivered by such party.

35.13. Sales Tax. If any sales or other tax is payable with respect to any cleaning, electricity or other services which Tenant obtains or contracts for directly from any third party or parties, Tenant shall file any required tax returns and shall pay any such tax, and Tenant shall indemnify and hold Landlord harmless from and against any loss, damage or liability suffered or incurred by Landlord on account thereof.

35.14. Standard for Consent. Whenever this lease provides that a party shall not unreasonably withhold its consent or approval, such phrase shall be deemed to mean that such consent or approval will not be unreasonably withheld, conditioned or delayed. Whenever this lease is silent as to the standard of consent or approval, such consent or approval shall be in the sole discretion of the party granting such consent or approval.

35.15. Meaning of Other “tenants”. Wherever references are made in this lease to any other “tenant” of the Building, such references shall be deemed to include any occupant occupying space in the Building, whether or not pursuant to a written agreement.

35.16. Conflicts with Exhibits. Any conflicts between this lease and the exhibits to this lease shall be resolved in favor of this lease.

35.17. Temporary Takings. Any provision of this lease which prohibits or limits the use or occupancy of any part of the Premises by any government agency or department shall not apply with respect to any temporary taking or occupancy described in Article 20 hereof. Any provision of this lease which requires Tenant to indemnify or otherwise be responsible to Landlord or any other party for the acts or omissions of any occupant of the Premises shall not apply with respect to any government agency or department occupying any portion of the Premises or anyone occupying any portion of the Premises through or under such government agency or department in connection with any temporary taking or occupancy described in Article 20 hereof.

35.18. USA Patriot Act: Landlord and Tenant each hereby represents and warrants to the other that (i) the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”) has not listed such party or any of such party’s affiliates, or any person that controls, is controlled by, or is under common control with such party, on its list of Specially Designated Nationals and Blocked Persons; and (ii) such party is not acting, directly or indirectly, for or on behalf of any person, group, entity or nation named by any Executive Order, the United States Treasury Department, or United States Office of Homeland Security as a terrorist, Specially Designated National and Blocked Person, or other banned or blocked person, entity, nation or pursuant to any law, order, rule or regulation that is enforced or administered by the OFAC.

35.19. Guaranty of Lease. Simultaneously with the execution and delivery of the Original Lease by Tenant, Citigroup Inc. (“Guarantor”) delivered a guaranty of lease in favor of Landlord in the form annexed hereto as Exhibit S (the “Guaranty”); provided that in any such replacement, said merger, consolidation or other corporate reorganization was done for a bona fide business purpose and not principally for the purpose of replacing the Guaranty delivered with this lease.

35.20. Revocable Consent Agreement. Landlord acknowledges that Tenant is entitled to all rights of grantee under the Revocable Consent Agreement, and Tenant acknowledges that it is responsible (and subject to the provisions of Section 18.02, shall indemnify and hold Landlord harmless) for all obligations thereunder, including, without limitation, any payment and restoration obligations, whether arising before or during the Term. On or prior to the Expiration Date or such earlier date upon which the Term shall be expire or terminate, Tenant shall either terminate the Revocable Consent Agreement (or, upon Landlord’s request, assign same to Landlord to the extent assignable). “Revocable Consent Agreement” means that certain Revocable Consent Agreement made by the Franchise Division and accepted and agreed to by Tenant and US Bank National Association and recorded on May 19, 2004 in the Office of the City Register of the City of New York under CRFN 2004000314864. “Franchise Division” means The City of New York Department of Transportation, Division of Franchises, Concessions and Consents.

ARTICLE 36

Extension Terms

36.01. (a) For purposes hereof:

the term “First Ten Year Option” shall mean Tenant’s right to extend the term of this lease for an additional term (herein called the “First Extension Term”) of ten (10) years commencing on January 1, 2021 and ending on December 31, 2030;

the term “Second Ten Year Option” shall mean Tenant’s right to extend the term of this lease for an additional term (herein called the “Second Extension Term”) of ten (10) years commencing on January 1, 2031 and ending on December 31, 2040. Tenant shall have the right to exercise the Second Ten Year Option only if Tenant shall have exercised the First Ten Year Option;

the term “Third Ten Year Option” shall mean Tenant’s right to extend the term of this lease for an additional term (herein called the “Third Extension Term”) of ten (10) years commencing on January 1, 2041 and ending on December 31, 2050. Tenant shall have the right to exercise the Third Ten Year Option only if Tenant shall have exercised the Second Ten Year Option;

the term “Extension Option” shall mean the First Ten Year Option or the Second Ten Year Option or the Third Ten Year Option, as the case may be;

the term “Extension Term” shall mean the First Extension Term or the Second Extension Term or the Third Extension Term, as the case may be;

the term “390 Renewal Exercise” shall mean that Tenant has exercised its renewal right to extend the term of that certain Lease dated as of the date hereof between Landlord and Tenant for entire space at 390 Greenwich Street, New York, New York, for a term that corresponds with an applicable Extension Term hereunder; it being understood and agreed that Tenant’s right to exercise any Extension Option shall be conditioned upon a 390 Renewal Exercise corresponding to the applicable Extension Term;

the term “Extension Premises” shall mean that portion of the Premises selected by Tenant and designated in the applicable Extension Election Notice; provided, however, that with respect to each Extension Option, (1) Tenant only shall have the right to designate as the Extension Premises one of the options in clauses (i) through (vi) below, and (2) if Tenant selects less than the entire Premises as the Extension Premises, the portion of the Premises that is not part of the Extension Premises (i.e., the portion surrendered and given back to Landlord, the “Contracted Space”) shall not consist of more than (A) with respect to the First Extension Term, 654,132 rentable square feet, (B) with respect to the Second Extension Term, (x) 280,426 rentable square feet plus (y) the difference, if any, between 654,132 rentable square feet and the actual rentable square footage of the Contracted Space for the First Extension Term, and (C) with respect to the Third Extension Term, the difference, if any, between, 934,876 rentable square feet and the actual aggregate rentable square footage of the Contracted Space for the First Extension Term and the Second Extension Term:

(i) the entire Premises demised by this lease as of the date on which Tenant gives the applicable Extension Election Notice (the “Option One Extension Premises”); or

(ii) a portion of the Premises demised by this lease as of the date on which Tenant gives the applicable Extension Election Notice consisting of full contiguous Office Floors starting at the 2nd floor of the Building and going up (the “Option Two Extension Premises”); or

(iii) a portion of the Premises demised by this lease as of the date on which Tenant gives the applicable Extension Election Notice consisting of full contiguous Office Floors starting at the 2nd floor of the Building, plus at Tenant’s election, the following Office Floors which need not be contiguous with the other portion of the Extension Premises: (x) the 26 th floor of the Building, or (y) the 27th floor of the Building, or (z) the 26th and 27th floors of the Building (the “Option Three Extension Premises”); or

(iv) a portion of the Premises demised by this lease as of the date on which Tenant gives the applicable Extension Election Notice consisting of full contiguous Office Floors starting at the 2nd floor of the Building through and including the 25th floor, plus at Tenant’s election, (w) the 26th floor of the Building, or (x) the 27th floor of the Building, or (y) the 26th and the 27th floors of the Building, and/or (z) contiguous Office Floors starting at the 39th floor of the Building and going down (the “Option Four Extension Premises”); it being the intention of Landlord and Tenant that there be no Contracted Space below the 26th floor of the Building until Tenant has surrendered all of the 28th through and including the 39th floors of the Building; or

(v) a portion of the Premises demised by this lease as of the date on which Tenant gives the applicable Extension Election Notice consisting of full contiguous Office Floors starting at the 2nd floor of the Building through and including the 25th floor, plus at Tenant’s election, (w) the 26th floor of the Building, or (x) the 27th floor of the Building, or (y) the 26th floor and the 27th floors of the Building, or (z) contiguous Office Floors starting at the 26th or 27th or 28t h floors of the Building and going up (the “Option Five Extension Premises”); it being the intention of Landlord and Tenant that there be no Contracted Space below the 26th floor of the Building until Tenant has surrendered all of the 28th through and including the 39th floors of the Building; or

(vi) in combination with any of the Option One Extension Premises, Option Two Extension Premise, Option Three Extension Premises, Option Four Extension Premises or Option Five Extension Premises, all or any portion of the Premises comprising retail space and/or storage space located in the Lobby and/or Basement as shown on Exhibit B-2 and Exhibit B-3 annexed to the Amended and Restated Lease and/or the two mechanical rooms located on the 12th floor of the Building (the “12th Floor Mechanical Rooms”) as shown on Exhibit B-4 (the “Option Six Extension Premises”).

Any Extension Election Notice which fails to designate as the Extension Premises one of the six options set forth in the immediately preceding sentence shall be deemed to constitute a designation of the Option One Extension Premises.

(b) The applicable Extension Option may be exercised only by Tenant giving notice to Landlord to that effect (herein called an “Extension Election Notice”) at least (x) forty (40) months prior to the expiration of the initial term of this lease with respect to the First Extension Term, and (y) thirty six (36) months prior to the expiration of the First Extension Term or Second Extension Term, as the case may be. Time shall be of the essence with respect to the exercise of each Extension Option. Within thirty (30) days after Landlord receives an Extension Election Notice, Landlord shall deliver a notice to Tenant specifying its estimate of the Market Value Rent for the Extension Premises for such Extension Term (herein called a “Rent Notice”). Tenant shall notify Landlord within thirty (30) days after the date that Tenant receives the Rent Notice whether it approves Landlord’s estimate of the Market Value Rent (herein called a “Response Notice”). If Tenant fails to reject such estimate within such thirty (30) day period, Landlord shall have the right to give a second notice to Tenant (herein called a “Landlord’s Notice”), which notice, as a condition to its effectiveness, shall state in bold capital letters that it is a DEEMED REVOCATION NOTICE, and if Tenant fails to reject such estimate within five (5) business days after the giving of the Landlord’s Notice to Tenant, time being of the essence, then Tenant shall be deemed to have sent a Revocation Notice. If Tenant gives a Response Notice that it disapproves of Landlord’s designation of the Market Value Rent, then Landlord and Tenant shall negotiate in good faith for a period of thirty (30) days after the date of the Response Notice to reach agreement on the Market Value Rent. If Landlord and Tenant do not reach agreement on the Market Value Rent within the thirty (30) day period, then Tenant, as its sole options, may either (i) revoke its Extension Election Notice by delivering a “Revocation Notice” (herein so called) to Landlord within ten (10) days after the end of the thirty (30) day negotiation period (herein called the “Revocation Period”), or (ii) deliver an “Arbitration Notice” (herein so called) to Landlord before the end of the Revocation Period, notifying Landlord of its election to submit the determination of Market Value Rent to arbitration in accordance with Section 36.03. If Tenant does not deliver a Revocation Notice or an Arbitration Notice before the end of the Revocation Period, then Tenant shall be deemed to have given a Revocation Notice. If Tenant gives a Revocation Notice before the end of the Revocation Period or is otherwise deemed to have given a Revocation Notice under this Section 36.01(b), Tenant shall be deemed to have rescinded its Extension Election Notice ab initio and Tenant shall have no further rights to extend the term of this lease under this Article 36. Subject to the provisions of this Article 36, upon the giving of an Extension Election Notice the term of this lease shall be extended in accordance with the terms hereof for the applicable Extension Term without the execution of any further instrument. Unless the context shall otherwise require, and except as hereinafter set forth with respect to an extension of the term of this lease with respect to less than the entire Premises, each Extension Term shall be upon the same terms, covenants and conditions of this lease as shall be in effect immediately prior to such extension, except that:

(A) there shall be no right or option to extend the term of this lease for any period of time beyond the expiration of the Third Extension Term;

(B) the Fixed Rent for each Extension Term shall be an amount equal to the greater of (x) ninety percent (90%) of the Fixed Rent payable during the year immediately preceding the subject Extension Term, and (y) ninety-five percent (95%) of the Market Value Rent prevailing at the time of delivery of the applicable Extension Election Notice as determined in accordance with this Article 36; and

(C) if Tenant does not elect the Option One Extension Premises, Tenant’s Chilled Water Allocation and Tenant’s Condenser Water Allocation shall be proportionately reduced.

36.02. The exercise of any of the aforesaid options to extend the term of this lease at a time when any default has occurred and is continuing beyond the expiration of any applicable notice or grace period provided for in this lease, shall, upon written notice by Landlord, be void and of no force and effect unless either (i) Landlord shall elect otherwise or (ii) Tenant disputes Landlord’s determination that the Extension Election Notice is void and of no force or effect and seeks judicial relief within fifteen (15) Business Days after the giving of such notice by Landlord to Tenant, in which event the issue of whether the Extension Election Notice is void and of no force or effect shall be determined by a court of competent jurisdiction. The termination of this lease during the initial term shall also terminate and render void any option or right on Tenant’s part to extend this lease for any Extension Term (and the termination of this lease during a particular Extension Term shall also terminate and render void any option or right on Tenant’s part to extend this lease for any successive Extension Term), whether or not such option or right shall have been exercised. Tenant’s option to extend the term of this lease for the Extension Term may not be severed from this lease or separately sold, assigned or otherwise transferred.

36.03. (a) If Tenant delivers an Arbitration Notice, then Landlord and Tenant shall negotiate in good faith for a period of thirty (30) days following delivery (or deemed delivery) of the Arbitration Notice to reach agreement on the then prevailing Market Value Rent. If Landlord and Tenant do not reach agreement on the then prevailing Market Value Rent within said thirty (30) day period, then either Tenant or Landlord may initiate the arbitration process (the party initiating such process being herein referred to as the “Initiating Party”) provided for herein by designating its arbitrator in a subsequent notice to the other party (herein called the “Responding

Party”) (which notice shall specify the name and address of the person designated to act as an arbitrator on its behalf) given to the Responding Party within thirty (30) days following the expiration of said thirty (30) day negotiation period. Within ten (10) Business Days after the Responding Party’s receipt of notice of the designation of the Initiating Party’s arbitrator, the Responding Party shall give notice to the Initiating Party specifying the name and address of the person designated to act as an arbitrator on its behalf. If the Responding Party fails to notify the Initiating Party of the appointment of its arbitrator within the time above specified, then the Initiating Party shall provide an additional notice to the Responding Party requiring the Responding Party’s appointment of an arbitrator within five (5) Business Days after the Responding Party’s receipt thereof. If the Responding Party fails to notify the Initiating Party of the appointment of its arbitrator within the time specified by the second notice, the appointment of the second arbitrator shall be made in the same manner as hereinafter provided for the appointment of a third arbitrator in a case where the two arbitrators appointed hereunder and the parties are unable to agree upon such appointment. The two arbitrators so chosen shall meet within ten (10) Business Days after the second arbitrator is appointed, and shall exchange sealed envelopes each containing such arbitrator’s written determination of an amount equal to the Market Value Rent for the Extension Premises then prevailing at the time of the exchange for the applicable Extension Term. The Market Value Rent specified by Landlord’s arbitrator shall herein be called “Landlord’s Submitted Value” and the Market Value Rent specified by Tenant’s arbitrator shall herein be called “Tenant’s Submitted Value”. Neither Landlord nor Landlord’s arbitrator shall be bound by nor shall any reference be made to the determination of the Market Value Rent for the Extension Premises for the applicable Extension Term which was furnished by Landlord in the Rent Notice. Neither Tenant nor Tenant’s arbitrator shall be bound by nor shall any reference be made to the determination of the Market Value Rent for the Extension Premises for the applicable Extension Term which was furnished by Tenant in response to the Rent Notice. Copies of such written determinations shall promptly be sent to both Landlord and Tenant. Any failure of either such arbitrator to meet and exchange such determinations shall be acceptance of the other party’s arbitrator’s determination as the Market Value Rent, if, and only if, such failure persists for three (3) days after notice to the party for whom such arbitrator is acting, and provided that such three (3) day period shall be extended by reason of any applicable condition of Force Majeure Causes. If the higher determination of Market Value Rent is not more than one hundred two percent (102%) of the lower determination of the Market Value Rent, then the Market Value Rent shall be deemed to be the average of the two determinations. If, however, the higher determination is more than one hundred two percent (102%) of the lower determination, then within five (5) days of the date the arbitrators submitted their respective Market Value Rent determinations, the two arbitrators shall together appoint a third arbitrator. In the event of their being unable to agree upon such appointment within said five (5) day period, the third arbitrator shall be selected by the parties themselves if they can agree thereon within a further period of five (5) days. If the parties do not so agree, then either party, on behalf of both and on notice to the other, may request such appointment by the American Arbitration Association (or any successor organization thereto) in accordance with its rules then prevailing or if the American Arbitration Association (or such successor organization) shall fail to appoint said third arbitrator within fifteen (15) days after such request is made, then either party may apply, on notice to the other, to the Supreme Court, New York County, New York (or any other court having jurisdiction and exercising functions similar to those now exercised by said Court) for the appointment of such third arbitrator. Within five (5) days after the appointment of such third arbitrator, Landlord’s arbitrator shall submit Landlord’s Submitted Value to such third arbitrator and Tenant’s arbitrator shall submit Tenant’s Submitted Value to such third arbitrator. Such third arbitrator shall, within thirty (30) days after the end of such five (5) day period, select either Landlord’s Submitted Value or Tenant’s Submitted Value as the Market Value Rent of the Premises during the applicable Extension Term and send copies of his or her determination promptly to both Landlord and Tenant specifying whether Landlord’s Submitted Value or Tenant’s Submitted Value shall be the Market Value Rent of the Extension Premises during the applicable Extension Term, subject to adjustment to ninety-five percent (95%) of the Market Value Rent pursuant to Section 36.01(b)(B).

(b) Each party shall have a right to present evidence to the arbitrators, produce witnesses or experts to be heard by the arbitrators, and provide such other information that may be relevant in connection with the arbitration. The decision of the first and second arbitrator or the third arbitrator, as the case may be, shall be conclusively binding upon the parties, and judgment upon the decision may be entered in any court having jurisdiction.

(c) Each party shall pay the fees and expenses of the one of the two original arbitrators appointed by or for such party, and the fees and expenses of the third arbitrator and all other expenses (not including the attorneys’ fees, witness fees and similar expenses of the parties which shall be borne separately by each of the parties) of the arbitration shall be borne by the parties equally.

(d) The third arbitrator, if any, selected as herein provided shall have been actively engaged for a period of at least ten (10) years experience in the leasing or renting of office space in Comparable Buildings before the date of his or her appointment as arbitrator. Impartiality shall not be required for arbitrators selected by Landlord or Tenant but shall be required for any third party arbitrator.

36.04. For purpose for this Article 36, the determination of “Market Value Rent” shall be based on the rent on a per rentable square foot basis then being paid by tenants to landlords for comparable space on comparable terms in Comparable Buildings taking into account all relevant factors, including any step up in rents over leases of comparable terms, a then standard tenant inducement package of free rent and tenant improvement allowance, and the fact that Tenant will be paying its pro rata share of Operating Expenses and Taxes on a net basis (as opposed to its pro rata share of increases in Operating Expenses and Taxes over a base year). Upon commencement of the applicable Extension Term, Landlord shall provide Tenant with such a tenant inducement package comparable to those given by landlords of Comparable Buildings, but taking into account the size of the Premises, which inducement package shall be payable to Tenant, at Landlord’s option, in kind, in cash or with a rent credit upon the commencement of the applicable Extension Term; provided, that, if paid in cash, Tenant shall not be required to invest same in the Premises.

36.05. In the event that Tenant exercises any Extension Option with respect to less than the entire Premises then demised by this lease in accordance with the applicable provisions hereof, then effective as of the Expiration Date of the initial term of this lease or the applicable Extension Term, as the case may be, the provisions of this lease governing the respective rights and obligations of Landlord and Tenant as of the expiration of the term of this lease (including, without limitation, the provisions of Articles 21 and 34 shall apply with full force and effect to the portion of the Premises that has been omitted by Tenant from the Extension Premises.

36.06. In the event that Tenant designates as the Extension Premises less than the entire Premises, then, prior to the commencement date of such Extension Term, Tenant shall, at its sole cost and expense, (i) install a separate submeter on each Office Floor of the Building comprising the Extension Premises and any equipment that exclusively services any such Office Floor to the extent not already in place, (ii) install a separate submeter for each separately demised retail space in the Building comprising the Extension Premises and any equipment that exclusively services any such areas to the extent not already in place. With respect to the 12th Floor Mechanical Rooms (which shall be the only partial Office Floor permitted upon an extension of less than the entire Premises), Tenant’s demising work shall include, to the extent necessary, separately demising the 12th Floor Mechanical Rooms from the remainder of the floor in such a manner so that the balance of the 12th floor can be reasonably configured into leaseable space.

ARTICLE 37

Arbitration

37.01. Either party may request arbitration of any matter in dispute which, pursuant to the terms of this lease, expressly allows such dispute to be resolved by arbitration, in which case, except as provided to the contrary elsewhere in this lease, the following procedures shall apply. The party desiring such arbitration shall give notice to the other party. If the parties shall not have agreed on a choice of an arbitrator within fifteen (15) days after the service of such notice, then each party shall, within ten (10) days thereafter appoint an arbitrator, and advise the other party of the arbitrator so appointed. A third arbitrator shall, within ten (10) days following the appointment of the two (2) arbitrators, be appointed by the two arbitrators so appointed or by the AAA, if the two arbitrators are unable, within such ten (10) day period, to agree on the third arbitrator. If either party fails to appoint an arbitrator (the “Failing Party”), the other party shall provide an additional notice to the Failing Party requiring the Failing Party’s appointment of an arbitrator within five (5) Business Days after the Failing Party’s receipt thereof. If the Failing Party fails to notify the other party of the appointment of its arbitrator within such five (5) Business Day period, the appointment of the second arbitrator shall be made by the AAA in the same manner as hereinabove provided for the appointment of a third arbitrator in a case where the two arbitrators appointed hereunder are unable to agree upon such appointment. The three (3) arbitrators shall render a resolution of said dispute or make the determination in question. In the absence, failure, refusal or inability of the AAA to act within twenty (20) days, then either party, on behalf of both, may apply to a Justice of the Supreme Court of New York, New York County, for the appointment of the third arbitrator, and the other party shall not raise any question as to the court’s full power and jurisdiction to entertain the application and make the appointment. In the event of the absence, failure, refusal or inability of an arbitrator to act, a successor shall be appointed within ten (10) days as hereinbefore provided. Any arbitrator acting under this Article 37 in connection with any matter shall be experienced in the issue with which the arbitration is concerned and shall have been actively engaged in such field for a period of at least ten (10) years before the date of his appointment as arbitrator hereunder.

37.02. All arbitrators chosen or appointed pursuant to this Article 37 shall (a) be sworn fairly and impartially to perform their respective duties as such arbitrator, and (b) not be an employee or past employee of Landlord or Tenant or of any other person, partnership, corporation or other form of business or legal association or entity that controls, is controlled by or is under common control with Landlord or Tenant. Within sixty (60) days after the appointment of such arbitrators, such arbitrators shall determine the matter which is the subject of the arbitration and shall issue a written opinion. The decision of the arbitrators shall be conclusively binding upon the parties, and judgment upon the decision may be entered in any court having jurisdiction. Landlord and Tenant shall each pay (i) the fees and expenses of the arbitrator selected by it, and (ii) fifty (50%) percent of the fees and expenses of the arbitrator appointed by the AAA. The losing party shall reimburse the prevailing party for the reasonable counsel fees and disbursements incurred by the prevailing party in connection with such arbitration. Each party shall have a right to present evidence to the arbitrators, produce witnesses or experts to be heard by the arbitrators, and provide such other information that may be relevant in connection with the arbitration. Impartiality shall not be required for arbitrators selected by Landlord or Tenant but shall be required for any third party arbitrator.

37.03. Landlord and Tenant agree to sign all documents and to do all other things necessary to submit any such matter to arbitration and further agree to, and hereby do waive, any and all rights they or either of them may at any time have to revoke their agreement hereunder to submit to arbitration and to abide by the decision rendered thereunder. For such period, if any, that this agreement to arbitrate is not legally binding or the arbitrator’s award is not legally enforceable, the provisions requiring arbitration shall be deemed deleted, and matters to be determined by arbitration shall be subject to litigation.

37.04. Any dispute which is required by this lease to be resolved by expedited arbitration shall be submitted to binding arbitration under the Expedited Procedures provisions (currently, Rules 56 through 60) of the Arbitration Rules of the Real Estate Industry of the AAA. In cases where the parties utilize such expedited arbitration: (a) the parties will have no right to object if the arbitrator so appointed was on the list submitted by the AAA and was not objected to in accordance with Rule 54 (except that any objection shall be made within four (4) days from the date of mailing), (b) the Notice of Hearing shall be given four (4) days in advance of the hearing, (c) the first hearing shall be held within seven (7) Business Days after the appointment of the arbitrator, (d) if the arbitrator shall find that a party acted unreasonably in withholding or delaying a consent or approval, such consent or approval shall be deemed granted (but the arbitrator shall not have the right to award damages, unless the arbitrator shall find that such party acted in bad faith), and (e) the losing party in such arbitration shall pay the arbitration costs charged by the AAA and/or the arbitrator, together with the reasonable counsel fees and disbursements incurred by the prevailing party in connection with such arbitration.

37.05. Arbitration hearings hereunder shall be held in New York County. The arbitrators shall, in rendering any decision pursuant to this Article 37, answer only the specific question or questions presented to them. In answering such question or questions (and rendering their decision), the arbitrators shall be bound by the provisions of this lease, and shall not add to, subtract from or otherwise modify such provisions.

37.06. Judgment may be had on the decision and award of an arbitrator rendered pursuant to the provisions of this Article 37 and may be enforced in accordance with the laws of the State of New York.

37.07. The provisions of this Article 37 shall not be applicable to any arbitration conducted pursuant to Article 34 or Article 36.

ARTICLE 38

Confidentiality; Press Releases

38.01. Landlord acknowledges that it may have access to certain confidential information of Tenant concerning Tenant’s businesses, facilities, operations, plans, proprietary software, technology, and products (“Confidential Information”). Confidential Information shall not include any information that is available to the general public (e.g., SEC filings). Landlord agrees that it will not use in any way, for its own account or the account of any third party, except as expressly permitted by this lease, nor disclose to any third party (except public filings and other information available to the general public, as required by law (including, without limitation, any plans and specifications, drawings or other like items which must be submitted to or filed with any governmental agency), judicial proceeding or to its attorneys, accountants, and other advisors, investors and mortgagees and prospective purchasers of the Real Property, but only as reasonably necessary and subject to the confidentiality provisions hereof), any of Tenant’s Confidential Information or any of the terms and conditions of this lease and will take reasonable precautions to protect the confidentiality of such Confidential Information and the terms and conditions of this lease (in each case, except as permitted hereby). Tenant agrees that it will not use in any way, for its own account or the account of any third party, except as expressly permitted by this lease, nor disclose to any third party (except public filings and other information available to the general public, as required by law, judicial proceeding or to its attorneys, accountants, and other advisors, but only as reasonably necessary and subject to the confidentiality provisions hereof), any of the terms and conditions of this lease and will take reasonable precautions to protect the confidentiality of the terms and conditions of this lease (except as permitted hereby). The obligations of Landlord and Tenant under this Section 38.01 shall survive the expiration or termination of this lease.

38.02. Neither party hereto may issue (or cause to be issued) a press release or written statement to the press with respect or concerning this lease or the terms hereof without the express consent of the other party hereto. Notwithstanding the foregoing, either party shall be permitted to issue any such press release or written statement that is necessary in order to comply with Legal Requirements subject to the review of the other party. Furthermore, upon notice from Tenant that any of Landlord’s advertisements or press releases are not consistent with Tenant’s corporate policies relating to public relations, Landlord shall endeavor to cause its advertisements and press releases to be consistent with Tenant’s corporate policies relating to public relations to the extent same are commercially reasonable.

38.03. Tenant recognizes that Landlord makes extensive disclosures to its investors and that it is not feasible to require confidentiality from its investors and that Landlord will make extensive disclosures to its lenders, secured and unsecured, rating agencies, prospective purchasers and other parties in the ordinary course of its ownership of the Real Property. Tenant agrees that no such disclosures made in the ordinary course of Landlord’s business shall be restricted by or deemed a breach by Landlord of this Article 38. The provisions of this Section 38.03 shall only apply in the case that the Landlord is SL Green Realty Corp. or an affiliate thereof.

ARTICLE 39

Rooftop; Tenant’s Antenna and Other Equipment

39.01. Landlord agrees that, subject to all applicable Legal Requirements, Tenant, at Tenant’s sole cost and expense, shall have all rights to use its proportionate share of the rooftop areas of the Building (“Rooftop Areas”) for purposes of installing (and thereafter maintaining, repairing, and operating) equipment thereon, including, without limitation, one or more communications apparati (e.g., antennae, microwave dishes or satellite communications apparati) and other mechanical equipment serving the Premises (e.g., equipment serving Tenant’s supplemental air-conditioning systems) (herein collectively called “Rooftop Equipment”), and in connection therewith (i) all such rights to install and thereafter maintain, repair, and operate in one or more portions of the Building (together with any shaftways, closets and conduits of the Building) any related support structures, wires and cables for such communications apparati and any other mechanical equipment serving the Premises (including, by way of example, equipment serving Tenant’s supplemental air-conditioning systems), and (iii) in connection therewith, the right to grant licenses or other occupancy agreements (herein called a “Third Party Rooftop License”) to third parties for the use of the Rooftop Mechanical Areas and installation of equipment thereon (but only if such third parties are occupants of, the Building and the use relates to their occupancy) and Tenant shall have exclusive rights to any and all revenue generated therefrom; it being understood that Tenant may not grant a Third Party Rooftop License to any third party for use in connection with a communications related business. During the Term, Landlord reserves the right to lease and/or license space on the roof of the Building (other than, subject to the provisions of Section 39.02, the portions of the Rooftop Areas that are being used by Tenant), for the operation of radio, telecommunication, and other equipment by other tenants and licensees (herein called “Landlord’s Rooftop Equipment”); provided, however, that (x) no Landlord Rooftop Equipment shall interfere with Tenant’s or any of Tenant’s licensees installation, operation, maintenance, or repair of the Rooftop Equipment that existed at the Building as of the Commencement Date, or (ii) such other lease or license shall not cause a breach of any Third Party Rooftop License (items (i) and (ii) are collectively referred to as a “Rooftop Violation”). If any of Landlord’s Rooftop Equipment interferes with or disturbs Tenant’s use of Tenant’s Rooftop Equipment that existed as of the Commencement Date, including the use thereof by any licensee under a Third Party Rooftop License in effect as of the Commencement Date, then following demand by Tenant, Landlord shall promptly relocate all or a portion of Landlord’s Rooftop Equipment to another area on the roof. Such relocation shall be at Landlord’s sole cost and expense unless such interference or disturbance arises as the result of the installation by Tenant or any other licensee under a Third Party Rooftop License, subsequent to the installation of Landlord’s Rooftop Equipment, in which event Landlord’s Rooftop Equipment shall not be relocated. If Landlord shall determine, in its reasonable judgment, that any of the Tenant’s Rooftop Equipment installed after the Commencement Date (excluding any of same that was relocated by Landlord pursuant to Section 39.02) will cause a Rooftop Violation, then, if Tenant after a reasonable time period (which in no event will exceed a period of time that is ten (10) Business Days prior to the expiration of any applicable cure period under a Third Party Rooftop License), Tenant, at its sole cost and expense, shall remove such Tenant’s Rooftop

Equipment from the roof of the Building and, Tenant may, at Tenant’s option, but subject to Landlord’s approval (which approval shall not be unreasonably withheld, conditioned or delayed), replace or relocate such Tenant’s Rooftop Equipment such that it does not cause a Rooftop Violation. If any of Landlord’s Rooftop Equipment interferes with or disturbs Tenant’s Rooftop Equipment, including the use thereof by any licensee under a Third Party Rooftop License or vice versa, then following demand of either party, the parties shall promptly meet and attempt to resolve the issue. If they cannot do so within twenty (20) days either party may refer the matter to arbitration pursuant to Article 37. If the situation cannot be reasonably resolved, then the priority shall go to the first in time to begin use.

39.02. [intentionally omitted]

39.03. Upon the expiration or earlier termination of this lease, (i) Tenant shall not be required to remove any of its Rooftop Equipment installed prior to the Commencement Date and (ii) subject to the provisions of Section 12.03, Tenant shall be required to remove any Rooftop Equipment installed after the Commencement Date to the extent the same would constitute a Specialty Alteration.

ARTICLE 40

Back-Up Power System

40.01. Landlord shall maintain the Back-Up Power System in compliance with Legal Requirements and otherwise in working order in accordance with the performance specifications set forth in the Maintenance Schedule or better. The Back-Up Power System shall include, but not be limited to, one or more diesel generators and chiller units, including but not limited to the one (1) Caterpillar 1500 KW diesel stand-by generator currently located within the Basement (herein called the “Back-Up Power System”).

40.02. Landlord agrees that, subject to all applicable Legal Requirements, Tenant, at Tenant’s sole cost and expense, shall have the right to install on any one or more portions of the Premises, and thereafter upgrade, replace, maintain, repair, and operate one or more battery-powered uninterruptible power systems, including, without limitation, the two (2) MGE 225 KVA single module UPS systems currently located on the 12th floor of the Building (each herein called a “UPS Battery System”), in a portion or portions of the Premises to be designated by Tenant (each such portion herein called a “UPS Area”); provided that in connection with such installation of the UPS Battery System Tenant hereby covenants and agrees that:

(i) such installation shall be performed in accordance with all applicable Legal Requirements and with all of the applicable provisions of this lease;

(ii) Tenant shall promptly repair any damage caused to the UPS Area by reason of such installation, including any repairs, restoration, maintenance, renewal or replacement thereof necessitated by or in any way caused by or relating to such installations except to the extent such damage has resulted from the negligence or willful misconduct of Landlord, its agents, contractors or employees; and

(iii) Tenant shall pay as and when due, and shall be solely responsible for, any and all taxes, fees, license charges or other amounts imposed upon Tenant, Landlord or the Real Property, if any, in connection with the UPS Battery System.

40.03. Landlord hereby acknowledges and consents to the existing connection of certain Tenant’s systems to Landlord’s emergency generator system for the Building (such emergency generator system being referred to herein collectively as the “Emergency Generator System”). Further, Landlord shall not unreasonably withhold, condition, or delay Landlord’s consent to an Alteration consisting of the connecting of additional Tenant’s systems, or alteration of Tenant’s existing connections, to the Emergency Generator System if such connection complies with Legal Requirement and subject to the limits on capacity outlined below. The Emergency Generator System is comprised of, and Landlord acknowledges it shall at all times consist of no less than the functional equivalent to Tenant’s per square foot percentage of total generator capacity (i.e., if Tenant occupies 50% of the rentable area in the Building, then Landlord will reserve 50% of the available generator capacity for Tenant); it being understood and agreed that the capacity of the Emergency Generator System will be derated to 80% of its full load capacity (i.e., Landlord will at all times maintain a 20% reserve of the Emergency Generator System’s total capacity). Landlord shall maintain the Emergency Generator System in compliance with Legal Requirements and in working order (in accordance with its current performance specifications as set forth in the Maintenance Schedule or better), and Landlord shall test the Emergency Generator System in accordance with the Maintenance Schedule. Landlord shall notify Tenant of the date(s) on which Landlord’s tests of the Emergency Generator System will be conducted and permit Tenant to consult with Landlord in connection with, and accompany Landlord during, such tests. Tenant acknowledges that Landlord shall have no obligation or responsibility of any nature whatsoever to Tenant if the Emergency Generator System fails to provide emergency power and/or chilled water to Tenant as required or otherwise damages Tenant’s systems, except to the extent resulting from Landlord’s negligence or willful misconduct or that of its agents, contractors or employees. Tenant’s right to connect Tenant’s aforesaid systems to the Emergency Generator System shall be at no charge. Tenant shall not be obligated to pay any fees or other costs to Landlord in connection with Tenant’s connection to and use of the Emergency Generator System except as part of Tenant’s Operating Payment but only to the extent such costs are otherwise includible in Operating Expenses.

ARTICLE 41

Benefits Cooperation

41.01. Landlord agrees to reasonably cooperate with Tenant in connection with any application by Tenant (or by any subtenant of Tenant) for any real estate tax or utility benefits or other benefits, credits or incentives, including, without limitation, any Industrial Commercial Incentive Program (ICIP) benefits (herein collectively called “Benefits”) as may be available from the City or State of New York, or any governmental agency, quasi-governmental agency or any public utility or alternate provider, including the execution and filing of any documentation that may be required for the receipt of such Benefits and/or for any such Benefits to be paid by Landlord to Tenant, as hereinafter provided. Landlord further agrees that Tenant shall be entitled to one hundred percent (100%) of such Benefits that Landlord or the Premises shall receive as a result of Tenant’s use of the Premises or any Leasehold Improvements or other Alterations performed by or on behalf of Tenant, whether during the Term or prior. Such cooperation by Landlord shall include, without limitation, the execution of any necessary or appropriate modification to this lease, if and to the extent any such approval shall be required and shall not adversely affect any of the rights or benefits of Landlord or increase the obligations or liabilities of Landlord under this lease (except to a de minimis extent, Landlord hereby agreeing that the obligation to provide notices to the City or State of New York or to any such agency, utility or provider shall in and of itself constitute a de minimis obligation). Tenant agrees that (a) to the extent that Landlord shall incur any reasonable out-of-pocket expense in connection with such cooperation (including, without limitation, reasonable legal and other professional fees and all reasonable costs incurred in obtaining State and City tax rulings regarding any such Benefits transaction), Tenant shall reimburse Landlord for such expense as Additional Charges hereunder and (b) Tenant agrees to indemnify and hold harmless Landlord with respect to any liability incurred by Landlord by reason of such cooperation unless caused by the wrongful acts or omissions of Landlord or its agents, employees, representatives or contractors.

ARTICLE 42

Tenant’s Right of Self-Help and Offset

42.01. (a) Subject to the provisions of this Article 42, if Landlord fails to perform or provide in accordance with the provisions of this lease any item of work, maintenance, or repair or service with respect to (i) items that are exclusively located within the Premises or (ii) items which exclusively serve the Premises, Tenant shall have the right (but not the obligation) to perform and fulfill Landlord’s obligation with respect thereto (and Tenant shall have access to those portions of the Real Property and Building outside of the Premises which service the Premises in order to do so). The extent of the work performed by Tenant in curing any such default by Landlord shall not exceed the work that is reasonably necessary to effectuate such remedy and the third party cost of such work shall be reasonably prudent and economical under the circumstances and reasonably documented. Notwithstanding anything to the contrary contained herein, Tenant shall not be entitled to cure any default of Landlord if (A) such cure requires access to the premises of other tenants or occupants of the Building unless Tenant shall have first obtained the prior written consent of any such tenant or occupant, or (B) the performance of such cure would require access to Building systems that service tenants other than Tenant or in addition to Tenant or would impair or disrupt services to the tenants of the Building, unless, in either case, Tenant shall have first obtained the prior written consent of such other tenants of the Building and Tenant shall have submitted copies of such consent(s) to Landlord before entering such space or accessing Building systems, as the case may be. The defaults of Landlord that Tenant is permitted to cure in accordance with the provisions of this Section 42.01(a) are hereinafter referred to as “Self-Help Items.”

(b) If Tenant believes that Landlord has failed to perform any Self-Help Item as required by this lease, Tenant may give Landlord a notice (herein called the “Self-Help Notice”) of Tenant’s intention to perform such Self-Help Item on Landlord’s behalf, which notice shall contain a statement in bold type and capital letters stating “THIS IS A SELF-HELP NOTICE” as a condition to the effectiveness thereof. If Landlord fails within two (2) Business Days after its receipt of such Self-Help Notice (or within one (1) Business Day after its receipt of such Self-Help Notice in the event that such failure is causing a material disruption of Tenant’s business) to either (i) commence (and thereafter continue to diligently perform) the cure of such Self-Help Item or (ii) give a notice to Tenant (herein called “Landlord’s Self-Help Dispute Notice”) disputing Tenant’s right to perform the cure of such Self-Help Item pursuant to the terms of this Article 42, Tenant shall have the right, but not the obligation, to commence and thereafter diligently prosecute the cure of such Self-Help Item in accordance with the provisions of this Article 42 at any time thereafter, but prior to the date on which Landlord either commences to cure such Self-Help Item or gives to Tenant a Landlord’s Self-Help Dispute Notice. If either (A) within such two (2) Business Day period (or one (1) Business Day period, if applicable) or at any time thereafter prior to the date on which Tenant commences to cure such Self-Help Item, Landlord gives a Landlord’s Self-Help Dispute Notice, or (B) Tenant disputes whether Landlord has commenced to cure or is diligently proceeding with the cure of such Self-Help Item, Tenant may commence an arbitration by the American Arbitration Association pursuant to its Guidelines for Expedited Arbitration (herein called a “Self-Help Arbitration”). Such arbitration shall make a determination as to either (1) whether Landlord has failed to commence or has been and is then continuing to fail to diligently prosecute the Self-Help Item in question or (2) whether Tenant has the right pursuant to the terms of this Article 42 to cure such Self-Help Item. If Tenant shall prevail in such arbitration, Tenant may perform the cure of such Self-Help Item. Upon completion of the cure of such Self-Help Item, as provided herein, by Tenant, Tenant shall give notice thereof (the “Self-Help Item Completion Notice”) to Landlord (which notice shall contain a statement in bold type and capital letters stating “THIS IS A SELF-HELP ITEM COMPLETION NOTICE” as a condition to the effectiveness thereof), together with a copy of paid invoices setting forth the reasonable third party costs and expenses incurred by Tenant to complete such Self-Help Item (herein called the “Self-Help Amount”). Landlord shall reimburse Tenant in the amount of the Self-Help Amount within thirty (30) days after receipt of Tenant’s Self-Help Item Completion Notice, together with interest thereon at the Base Rate from the date same were incurred through the date of reimbursement. In the event that Landlord shall fail to pay the Self-Help Amount within such thirty (30) day period, Tenant shall be entitled to offset the Self-Help Amount, together with interest thereon at the Base Rate from the date same were incurred through the date of offset, against Fixed Rent and Additional Charges thereafter coming due under this lease. Notwithstanding the foregoing, Tenant shall not have the right to credit such amount against the Fixed Rent and Additional Charges thereafter coming due hereunder if Landlord initiates a Self-Help Arbitration, if and to the extent that such Self-Help Arbitration challenges the Self-Help Amount claimed by Tenant. If and to the extent that Tenant prevails in such Self-Help Arbitration, Tenant shall have the right to credit against the Fixed Rent and Additional Charges thereafter coming due hereunder (with interest at the Base Rate from the expiration of the above-referenced thirty (30) day period until the date that such credit is taken) any portion of the finally determined Self-Help Amount not theretofore paid to Tenant or taken as a credit by Tenant. Notwithstanding anything to the contrary contained herein, in the event that Landlord shall dispute Tenant’s right to perform the cure of any Self-Help Item by giving a Landlord’s Self-Help Dispute Notice in accordance with the procedures set forth in this Section 44.01, Tenant shall nevertheless have the right to perform the cure of such Self-Help Item pending the resolution of such dispute in the event that any further delay in the performance of such cure would cause a material disruption of Tenant’s business; provided, however, that Landlord shall not be obligated to make payment of the Self-Help Amount (or any interest thereon), nor shall Tenant have the offset rights hereinabove described, unless and until such dispute is resolved (pursuant to a Self-Help Arbitration or otherwise) in Tenant’s favor (and in such event such Self-Help Amount shall be in the amount so determined pursuant to such resolution), and provided further that subject to Section 9.04, Tenant shall indemnify Landlord and each Landlord Party from and against any and all claims arising from or in connection with the exercise of its rights under this Article 42, including, without limitation, any claims made by any other tenants or occupants of the Building, together with all reasonable, actual out-of-pocket costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon, including, without limitation, all reasonable attorneys’ fees and expenses.

42.02. With respect to any Self-Help Item to which Tenant is effectuating a cure pursuant to this Article 42, Landlord shall sign, to the extent required, all applicable applications for building permits within two (2) Business Days following Tenant’s submission of such applications.

42.03. The provisions of this Article 42 shall not limit Tenant’s rights under Article 46, and any conflict or inconsistency between said Articles shall be governed by Article 46.

ARTICLE 43

[Intentionally Omitted]

ARTICLE 44

Right Of First Offer To Purchase21

44.01. (a) If during the Initial Lease Term, Landlord desires to sell all or any portion of the Premises, whether in an asset transaction or, in substance, as a transfer of ownership interests, directly or indirectly, pertaining to the Premises, in a transaction intended to affect interests in the Premises as distinguished from all or substantially all of Landlord’s and its affiliates’ business interests, unless all or substantially all of said interests relate primarily to Landlord’s interest in the Premises (in either case, herein called the “Offered Property”), subject to the provisions of Section 44.03, Landlord shall give Tenant a notice (herein called the “Offering Notice”) offering to sell the Offered Property to Tenant at the purchase price (the “Offer Price”) and on the terms and conditions contained therein. Within thirty (30) days after the Offering Notice is given to Tenant (herein called the “Option Period”), Tenant shall elect, by notice to Landlord, to either (i) purchase the Offered Property on the terms contained in the Offering Notice (without any substantive change whatsoever) or (ii) refuse to purchase the Offered Property as herein provided. Time shall be of the essence with respect to Tenant’s election, and any failure by Tenant to notify Landlord of its election shall be deemed to be an election to refuse, and a waiver of Tenant’s right, to purchase the Offered Property in response to such Offering Notice (but not a waiver of any other rights that Tenant may have pursuant to this Article 44 in connection therewith). Landlord shall not be permitted to revoke the Offering Notice during the Option Period, but the Offering Notice shall be deemed to be revoked during the Option Period if Landlord and Tenant or its designee enter into a purchase agreement on terms different than those contained in the Offering Notice. If Tenant desires to purchase the Offered Property, Tenant and Landlord shall enter into a purchase agreement, the form of which shall be negotiated in good faith by the parties and must include the terms set forth in the Offering Notice and the Terms set forth in Section 44.01(b) (the “Offer Contract”). The Offer Contract must

[21]	Article 44 shall only be included if this lease comes into effect during the Original Term as a result of Tenant’s exercise of the Insurance Election.

be entered into within thirty (30) days following the expiration of the Option Period. Notwithstanding the foregoing, if the parties are not able to agree upon a final form of the Offer Contract within said thirty (30) day period, upon the request of either party, the final form of Offer Contract may be determined by expedited arbitration in accordance with Article 37 hereof. To provide further assurances for the parties, at any time prior to the execution of a contract with a third-party purchaser for a sale of ownership interests, Landlord shall have the right to give a written notice to Tenant, requesting that Tenant advise Landlord as to whether Tenant believes that such a sale would constitute a sale of the Offered Property as contemplated by the first sentence of this Section 44.01(a), and Tenant shall respond to any such request of Landlord within ten (10) Business Days after receipt of same (time being of the essence with respect to such response), failing which the transaction in question shall not be deemed a sale subject to this Article 44.

(b) Among other matters, the Offer Contract shall incorporate the following (“Terms”):

(i) a closing date that is thirty (30) days following the date of the Offer Contract;

(ii) the Offer Price shall be payable either solely in lawful money of the United States or, if not payable in its entirety in cash, then any other consideration must be of a type readily obtainable by Tenant;

(iii) the deposit required to bind the Offer Contract shall equal five percent (5%) of the Offer Price;

(iv) that the seller will deliver the Offered Property to the buyer on the proposed closing date free of any liens (other than the lien of any first mortgage and other financing of Landlord’s interest in the Premises if such term was set forth as a requirement of the buyer to assume in the Offering Notice, and other than any liens existing on the date of this lease and any liens created or arising from the acts of Tenant or its agents, or anyone claiming by or through such parties); and

(v) that the Landlord shall not be required to give any representation or warranty regarding the Premises or this lease.

44.02. (a) If Tenant shall refuse (or shall be deemed to have refused) to purchase the Offered Property pursuant to this Article 44, then Landlord may undertake to complete the transfer of the Offered Property to a third party purchaser. Such transfer shall not be undertaken at a price which is not “substantially the same” as the Offer Price. For purposes hereof, “substantially the same” shall mean that the purchase price to be paid by the prospective buyer shall be no less than ninety percent (90%) of the Offer Price taking into account all material relevant economic matters, including, without limitation, the payment of the purchase price in its entirety in cash

(subject to any assumption of any financing by buyer, if any, in accordance with the parenthetical set forth in Section 44.01(b)(iv)) and a closing date of no more than thirty (30) days following the execution and delivery of the subject contract of sale. If Landlord does not then consummate the proposed transfer to the third party purchaser in accordance with the foregoing within twelve (12) months after the date of Tenant’s refusal or deemed refusal to purchase, and if a sale of the Offered Property is desired by Landlord after such period, Landlord must again offer the Offered Property to Tenant pursuant to Section 44.01(a). In addition, if Tenant shall refuse (or shall be deemed to have refused) to purchase the Offered Property pursuant to this Article 44 and thereafter within such six (6) month period Landlord desires to consummate a transaction in which the purchase price is not substantially the same as the Offer Price (hereinafter called the “Lower Price”), Landlord shall, prior to consummation of such transaction, deliver to Tenant a notice specifying the terms of such transaction, and such notice shall constitute an Offering Notice pursuant to which Landlord re-offers the Offered Property to Tenant pursuant to Section 44.01(a) at the Lower Price and otherwise on all the same terms set forth in said notice.

(b) If Tenant has refused or is deemed to have refused to purchase the Offered Property, Landlord shall, not less than ten (10) Business Days preceding a closing with a third party purchaser, deliver a notice to Tenant together with a fully executed copy of the contract of sale (and all amendments and exhibits thereto) and side letters and pertinent agreements, with such third party purchaser and its affiliates. Tenant shall, in writing and within five (5) Business Days after the delivery of such notice by Landlord, confirm or dispute that a specified purchase price is substantially the same as the Offer Price. Time shall be of the essence with respect to such notice from Tenant to Landlord and any failure to notify Landlord within such five (5) Business Day period shall be deemed for all purposes and as against all parties as Tenant’s agreement that the purchase price is substantially the same as the Offer Price. If Landlord fails to comply with its obligations pursuant to Section 44.02(a) or pursuant to this Section 44.02(b), Tenant may pursue any and all legal (but not equitable) rights and remedies that it may have in connection therewith.

44.03. Tenant’s rights granted under this Article 44 shall not apply to (a) a conveyance or assignment to an Affiliate of Landlord, (b) a transfer of up to fifty percent (50%) of the ownership interests directly or indirectly pertaining to the Premises to an unaffiliated third party, (c) to the sale to the purchaser at a foreclosure sale in connection with the foreclosure or to any sale pursuant to a bankruptcy proceeding or an order of a bankruptcy court, (d) to the conveyance or assignment to Superior Mortgagee or any designee of Superior Mortgagee in connection with a deed in lieu of foreclosure of the Mortgage, (e) a sale of interests in Landlord or an Affiliate of Landlord pursuant to a pledge of such interests to secure “mezzanine debt” or a transfer in lieu of any such sale or (f) any direct or indirect transfer, sale or pledge (including (but not limited to) by way of any merger, consolidation, amalgamation, sale, or other transfer of any kind) of the legal or beneficial interests (including, without limitation, any rights, distributions, profits or proceeds relating thereto) or assets of the parent entities (or other upper tier level entities) which comprise the indirect members of the Landlord entity; provided that any such transfer, sale or pledge is done for a good business purpose and not principally for the purpose of selling the Premises or any portion thereof or any interest therein to circumvent Tenant’s rights granted under this Article 44 or (g) transfers of the direct or indirect interests in the Landlord entity between its existing holders (as of the date of the Original Lease) of direct or indirect interests in the Landlord entity; it being understood and agreed that the foregoing shall not vitiate Landlord’s rights under clause (b) of this Section 44.03. Tenant’s rights hereunder shall survive any sale or transfer described in this Section 44.03.

44.04. Notwithstanding anything to the contrary in this Article 44, any transfer of the Offered Property pursuant to this Article shall be subject to this lease (i.e., Tenant shall retain its rights under this Article 44 following any and all transfers of the Offered Property during the Term), any subleases and any defects created, arising or resulting from any acts of Tenant or any assignee or subtenant of Tenant, and Landlord shall make no representations, warranties or covenants concerning same to Tenant or its assignee or subtenant.

44.05. Tenant shall keep confidential all information it receives with respect to the Offered Property or contained in any Offering Notice or any contract of sale submitted hereunder (except that Tenant may disclose such information (i) to such of its executive officers, employees and professional advisors as are reasonably required in connection with the analysis of the Offered Property, (ii) in connection with any arbitration or suit regarding same, and (iii) as may be required by law), provided that Tenant’s obligations pursuant to this Section 44.05 shall terminate after closing of the purchase of the Offered Property by Tenant (but otherwise Tenant’s obligations pursuant to this Section 44.05 shall survive).

44.06. Tenant agrees, at any time and from time to time after the rights to Tenant under this Article 44 are no longer in effect as to any particular transaction, as requested by Landlord with not less than ten (10) Business Days’ prior notice, to execute and deliver to Landlord a statement certifying that the rights granted to Tenant under this Article 44 are no longer in effect, it being intended that any such statement delivered pursuant hereto shall be deemed a representation and warranty to be relied upon by Landlord and others with whom Landlord may be dealing, regardless of independent investigation; provided, however, the reliance referred to herein shall be limited to Tenant being estopped from contradicting any of the statements made in such certificate.

44.07. The provisions of this Article 44 shall be null and void if either (i) the Tenant under this Lease is no longer a Citigroup Tenant or (ii) the Named Tenant together with its Affiliates does not then occupy at least 80% of the Premises.

ARTICLE 45

Original Lease

45.01. Landlord and Tenant hereby covenant and agree that from and after the date hereof (the “Restated Commencement Date”), the Original Lease shall be of no further force or effect and the Original Lease and any and all amendments and modifications thereto and understandings in connection therewith, whether oral or written, shall be collectively merged, restated and amended in their entirety pursuant to this lease. Notwithstanding anything contained herein to the contrary, this restatement and amendment of the Original Lease shall have no effect whatsoever on the rights and obligations of Landlord and Tenant accruing thereunder for the period on or prior to the Restated Commencement Date, including, without limitation, Landlord’s obligation to reimburse Tenant for all unpaid Landlord Reimbursement Amounts (as defined in the Original Lease) whether or not the amount of Landlord Reimbursement Amounts is determinable as of the Restated Commencement Date and Tenant’s corresponding right to offset any unpaid Landlord Reimbursement Amounts against Fixed Rent and Additional Charges hereunder and for purposes thereof all the provisions of Article 3 of the Original Lease specifically relating thereto are incorporated herein by reference, and all such rights and obligations shall survive the Restated Commencement Date and the expiration of this lease, it being understood and agreed that the Original Lease is not being terminated hereby, but merely restated and amended, and thereby superseded from and after the Restated Commencement Date. This lease does not constitute, and is not entered into pursuant to, the exercise of any renewal option that may be contained in the Original Lease.

[signature page follows]

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this lease as of the day and year first above written.

, Landlord

By:
Name:
Title:

, Tenant

By:
Name:
Title:

Tenant’s Federal Identification Number:

SCHEDULE 1

(List of Approved Contractors)22

[22]

If subsequent to the Commencement Date of the Original Lease any of the contractors on the attached list (i) perform work at the Building (or another building owned by Landlord or its affiliates) in an unsatisfactory manner (subject to Tenant’s right to arbitrate) or (ii) have been in a litigation with, or made any claim against, Landlord or Landlord’s affiliates, Landlord shall have the right to remove such contractor from the pre-approved list (subject to Tenant’s right to arbitrate the issue).

Sch-1

SCHEDULE 2

Recorded Agreements

1. Revocable Consent Agreement made by the Franchise Division and accepted and agreed to by Tenant and US Bank National Association and recorded on May 19, 2004 in the Office of the City Register of the City of New York under CRFN 2004000314864

2. Zoning Lot Description and Ownership Statement, dated 3/28/1985 and recorded 3/29/1985 in Reel 892 Page 116.

4. Map Showing a Change in the Street System, Etc., in connection with the Washington Market Urban Renewal Area, dated March 4, 1970, modified July 1, 1970, Acc. 29985 adopted by the Board of Estimate, October 8, 1970, CAL 15 and filed in the Office of the City Register, New York County, on November 30, 1970 as Map #3756.

5. (l) Notice of Appropriation made by the Commissioner of Transportation of the State of New York, recorded 3/15/1999 in Reel 2836 Page 628. (Affects Streets)

With respect thereto:

a. Acquisition Map recorded 3/15/1999 in Reel 2836 Page 631.

(2) Superseding Notice of Appropriation made by the Commissioner of Transportation of the State of New York, recorded 3/15/1999 in Reel 2836 Page 471. (Affects Streets)

With respect thereto:

a. Acquisition Map recorded 3/15/1999 in Reel 2836 Page 474.

6. State of facts shown on that certain survey dated July 3, 1990, prepared by Earl B. Lovell – S.P. Belcher, Inc., as last redated pursuant to visual inspection on November 13, 2007.

Sch-2-1

SCHEDULE 323

Current Occupancy Agreements

Lease dated as of September 29, 1989 between Shearson Lehman Hutton Inc. (a remote predecessor in interest to Tenant) and Martin’s News & Sundry Shops, Inc.

First Amendment of Lease dated as of January     , 2004 between Tenant and Martin’s News & Sundry Shops, Inc.

[23]	Update and revise Schedule 3 if factually inaccurate as of the Commencement Date.

Sch-3-1

SCHEDULE 4

388 Greenwich Street

Maintenance Schedule

PREVENTIVE MAINTENANCE SPECIFICATIONS

EMERGENCY GENERATOR

Specs:

1750 KW, 2188 KVA, 480Y/277 VOLTS

Monthly

1. MAKE VISUAL INSP. OF GENSET & SURROUNDING AREA

2. OPEN DOORS & INSP. INTERIOR FOR LEAKS & LOOSE BELT

3. VISUALLY INSP. TRANSFER SWITCH & TIMERS

4. TURN SWITCH TO TEST POSITION & VERIFY GENSET START

5. PERFORM CALIBRATION & ADJUSTMENT ON GENSET

6. PERFORM MONTHLY COMPLIANCE RUN AND LOAD TEST

6. OBSERVE GENSET SUPPORTING LOAD

7. VERIFY GENSET GOES TO COOLDOWN TURNS OFF AFTER SET TIME

8. CLEAN AREA AROUND GENERATOR

9. MAKE FINAL INSP., CLOSE & LOCK ALL DOORS

Quarterly

1. OBTAIN OIL AND FUEL SAMPLES FOR ANALYSIS

2. CALIBRATE ALL INSTRUMENTS

3. REPLACE OIL FILTERS

4. REPLACE AIR INTAKE FILTERS

5. TIGHTEN ALL CONNECTIONS IN CONTROL PANEL

6. PERFORM FUNCTIONAL TEST OF ALL SAFETIES

Annual

1. PERFORM FULL FUNCTIONAL BLACKOUT TEST

2. PERFORM MAINTENANCE ON ATS SWITCHES

3. CONFIRM ELEVATOR OPERATION ON EMERGENCY POWER

4. PERFORM INSULATION RESISTANCE TESTING

5. PERFORM INFRARED SCAN OF EMERGENCY DIST GEAR UNDER LOAD.

6. PERFORM CHANGE OF LUBRICATION OIL

Sch-4-1

7. REMOVE COOLANT SAMPLE AND SEND FOR ANALYSIS

AIR HANDLING UNIT

Monthly

1. CHECK WITH OPERATING OR AREA PERSONNEL FOR DEFICIENCIES.

2. CHECK FOR UNUSUAL NOISE/VIBRATION.

3. CHECK TENSION, CONDITION, AND ALIGNMENT OF BELTS, ADJUST AS NECESSARY.

4. INSPECT EXTERIOR PIPING AND VALVES FOR LEAKS, TIGHTEN CONNECTIONS AS REQUIRED.

5. CLEAN AREA AROUND EQUIPMENT.

6. COMPLETE WORK REQUEST AND NOTE DEFICIENCIES.

Quarterly

1. REPLACE AIR FILTERS

2. CHECK CONTROLS AND UNIT FOR PROPER OPERATION.

3. CHECK TENSION, CONDITION, AND ALIGNMENT OF BELTS, ADJUST AS NECESSARY.

4. CHECK FOR UNUSUAL NOISE/VIBRATION.

5. INSPECT EXTERIOR PIPING AND VALVES FOR LEAKS, TIGHTEN CONNECTIONS AS REQUIRED

6. CHECK CONTROLS AND UNIT FOR PROPER OPERATION

Annual

1. CLEAN COILS, EVAPORATOR DRAIN PAN, BLOWER, MOTOR, AND DRAIN PIPING AS REQUIRED.

2. LUBRICATE SHAFT AND MOTOR BEARING

3. TOUCH UP PAINT AS REQUIRED

4. REPAIR INSULATION AS REQUIRED

HVAC CHILLER INSPECT

Monthly

1. CHECK UNIT FOR PROPER OPERATION

2. CHECK OIL LEVEL AND ADD AS NECESSARY

3. CHECK OIL TEMPERATURE

4. CHECK DEHYDRATOR OR PURGE SYSTEM, REMOVE WATER IF OBSERVED IN SIGHT GLASS

5. RUN SYSTEM CONTROL TESTS.

Sch-4-2

6. CHECK REFRIGERANT CHARGE/LEVEL, ADD AS NECESSARY.

7. CHECK COMPRESSOR FOR EXCESSIVE NOISE/VIBRATION.

8. CLEAN AREA AROUND EQUIPMENT.

9. COMPLETE WORK ORDER AND DOCUMENT ALL CLEANING AND MAINTENANCE PERFORMED

Quarterly

1. CHECK UNIT FOR PROPER OPERATION

2. REMOVE OIL SAMPLE AND SEND FOR ANALYSIS

3. PERFORM VIBRATION ANALYSIS

4. RUN SYSTEM CONTROL CHECK

5. EXERCISE AND LUBRICATE VALVES

6. CALIBRATE AND TEST ALL FLOW SWITCHES

7. VERIFY OPERATION OF EMERGENCY STOP

Annual

1. REMOVE CONDENSER HEADS AND PUNCH TUBES

2. REMOVE EVAPORATOR HEADS AND PUNCH TUBES

3. PERFORM EDDY CURRENT ON CONDENSER

4. PERFORM EDDY CURRENT ON EVAPORATOR

5. WIRE WHEEL AND APPLY ANTI-CORROSIVE TO ALL SURFACES

6. REMOVE REFRIGERANT SAMPLE AND SEND OUT FOR ANALYSIS

7. PERFORM INSULATION RESISTANCE TESTING

FIRE ALARM Class “E” System

System-Wide Maintenance

1. VISUALLY INSPECT ALL ALARM EQUIPMENT FOR OBSTRUCTIONS OR PHYSICAL DAMAGE, CLEAN DIRT AND DUST FROM INTERIOR AND EXTERIOR OF PANEL/PULL BOXES, TIGHTEN LOOSE CONNECTIONS.

2. CONDUCT OPERATIONAL TEST OF INITIATING AND SIGNAL TRANSMITTING DEVICES IN POPULATED BUILDINGS BY BUILDING ZONE/AREA, FOR THOSE CIRCUITS WHICH DO NOT OPERATE PROPERLY, CHECK DETECTORS, CONTROL UNITS, AND ANNUNCIATORS FOR DUST ON DEFECTIVE COMPONENTS,

3. CHECK BATTERY VOLTAGES WHERE INSTALLED, REPLACE AS REQUIRED.

4. RESTORE SYSTEM TO PROPER OPERATING CONDITION AND NOTIFY PERSONNEL UPON COMPLETION OF TESTS.

5. FILL OUT MAINTENANCE CHECKLIST AND REPORT DEFICIENCIES.

Sub-Routines

Sch-4-3

1. ALL DETECTION DEVICES TO BE CLEANED AND TESTED ON SEMI ANNUAL BASIS. FULL FUNCTIONAL TEST OF REPORTABILITY TO CLASS E SYSTEM TO BE CONFIRMED.

2. MANUAL PULL STATIONS TO BE TESTED ON SEMI ANNUAL BASIS

3. WARDEN PHONES TO BE TESTED MONTHLY

4. BACK-UP OF SYSTEM SOFTWARE TO BE PERFORMED AFTER ANY CHANGES OR MODIFICATIONS TO SYSTEM

BUILDING MANAGEMENT SYSTEM

1. WITH PANEL DISCONNECTED FROM POWER SOURCE, CLEAN MBC’s, SCU’S AND ASSOCIATED LAN DEVICES PANEL COMPARTMENT WITH VACUUM

2. INSPECT WIRING/COMPONENTS FOR LOOSE CONNECTIONS, TIGHTEN, AS REQUIRED

3. CHECK SET POINT OF CONTROLS, TEMPERATURE, HUMIDITY, OR PRESSURE

4. CHECK UNIT OVER ITS RANGE OF CONTROL

5. CHECK FOR CORRECT PRESSURE DIFFERENTIAL ON ALL TWO POSITION CONTROLLERS

6. CHECK AIR SYSTEMS FOR LEAKS, REPAIR AS NECESSARY

7. CHECK RELAYS, PILOT VALVES AND PRESSURE REGULATORS FOR PROPER OPERATION, REPAIR OR REPLACE AS NECESSARY

8. REPLACE AIR FILTERS IN SENSORS, CONTROLLERS AND THERMOSTATS AS NEEDED

9. IDENTIFY AND RESOLVE FAILED POINTS

10. PERFORM BACK UP OF FRONT END AND SIMULATE CATASTROPHIC FAILURE TO SYSTEM TO BE PERFORMED QUARTERLY

11. IDENTIFY UN-RESOLVED POINTS AND CORRECT IN PROGRAMMING LOGIC MONTHLY

CLEANING STANDARDS

I.	MAIN LOBBY

Daily:

•	Empty lobby trash receptacles as needed, but not less than four times per day.

•	Periodically clean lobby glass and entrance glass of fingerprints and smudges.

•	Carpet sweep walk-off mats as needed.

•	Spot clean chrome and bright work as needed.

•	Place and / or pick up walk-off mats as weather conditions require. Shampoo as required.

Sch-4-4

Nightly:

•	Wet mop all flooring paying special attention to corners, edges, and baseboard. Remove all scuffs and stains.

•	Wipe clean and dust all visitor reception areas, including removal of any trash. Clean and sanitize all telephones.

•	Dust and clean lobby directory.

•	Dust and clean all walls from floor to 72” above floor.

•	Clean and polish all metal doors and bucks, handrails, revolving doors and drums of revolving doors, interior and exterior.

•	Wipe clean and polish all planters.

•	Wipe down and clean the security desk area and equipment.

•	Remove all finger marks, dirt smudges, graffiti, etc., from all revolving doors, frames, glass doors, partitions, windows, walls, elevator doors and elevator jambs.

•	Empty (clean and sanitize as needed) all waste receptacles. Remove wastepaper and waste materials to designated area.

•	Remove gum from walk-off mats and all other types of flooring.

•	Vacuum all walk-off mats.

•	Vacuum, clean and polish all floor saddles.

•	Clean and sanitize all public telephones and surrounding area.

•	Dust all flat surfaces including furniture.

•	Place and / or pick up walk-off mats as weather conditions require.

Weekly:

•	Dust all low reach areas including, but not limited to, chair rungs, structural and furniture ledges, baseboards, window sills, door louvers, moldings, etc.

•	Dust all fire extinguishers cabinets or enclosures, enunciator panels and pull stations.

•	Sweep, mop and spray buff all hard flooring. Ensure a consistent finish around edges and base.

•	Wash and disinfect all waste receptacles.

Monthly:

•	Dust all high reach areas including, but not limited to, tops of doors, frames, pictures, lamps, light fixtures, window blinds, air diffusers and return grills, ventilating louvers.

•	Machine clean and polish all flooring. All flooring shall be maintained, at the minimum, as a mid gloss finish at all times.

Quarterly:

•	Clean all wall panels 72” and higher.

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II. ELEVATORS

Daily:

•	Elevator cabs to be policed throughout the day. All floors are to be swept and mopped or vacuumed as needed.

Nightly:

•	Vacuum clean and polish all elevator saddles and tracks; if necessary, sweep heavier debris with brush to remove.

•	Sweep and mop all stone flooring in passenger elevators. Vacuum if carpeted.

•	Damp wipe panel walls, call buttons and indicators of elevator cabs to remove any smudges or graffiti.

•	Wipe down all metal finishes in cabs including, but not limited to, all indicators, panels, and doors. Remove any foreign matter or debris from light fixtures.

•	Thoroughly clean freight elevator cabs including sweeping and mopping floor, and damp wiping all walls and doors. When elevator cab is used for hauling trash, the cab must be disinfected.

•	Report any mechanical deficiencies or damage to the Agent.

Monthly:

•	Machine clean and polish all flooring.

III. STAIRWELLS

Weekly:

•	Police all stairwells throughout the building and keep in clean condition by sweeping or picking up trash and litter from the stairs / floors.

•	Spot mop and sanitize stairs / floors immediately when made necessary by sickness, spillage or as otherwise necessary to ensure personal safety.

•	Damp wipe finger marks, smears, smudges and graffiti on stairway doors and wall surfaces, hose racks and handrails.

•	Report any unauthorized equipment.

Monthly:

•	Clean fire hoses, fire hose cabinets and similar equipment as needed, but at least once per month.

•	Wet mop landings, steps and treads. Wipe down railings.

Sch-4-6

IV. ELEVATOR LOBBIES / COMMON AREAS

Nightly:

•	Sweep and damp mop uncarpeted areas.

•	Vacuum all carpeted areas.

•	Wipe clean all elevator call buttons and indicator lights.

•	Damp wipe to remove all smudges, marks and fingerprints from walls and glass entrance doors.

•	Wipe clean all signage.

Weekly:

•	Detail vacuum all carpeted areas.

•	Dust all ventilation louvers.

•	Sweep and mop all maintenance areas and basement corridors.

•	Spot clean all wall finishes with clean damp cloth.

•	Wipe with clean damp cloth all doors, door frames, and high reach areas not cleaned during nightly cleaning.

Monthly:

•	Wipe clean all baseboards.

•	Wipe clean and / or dust all ventilation louvers and light fixtures.

•	Clean all wood doors with approved cleaning agent.

Quarterly:

•	Basement corridors should be washed clean, from floor to ceiling, to remove smudges, marks and stains.

V. EXTERIOR SIDEWALKS AND PLAZA

Daily:

•	Police and remove debris from planters.

•	Use exterior vacuum and / or blower to clear grounds of all leaves and debris before 8:00 a.m.

•	Sweep sidewalks, curbs, and Plaza using a power vacuum (provided by contractor) removing and / all foreign matter. Police throughout day.

Weekly:

•	Remove gum from sidewalks.

Sch-4-7

•	Remove graffiti as needed.

•	Clean exterior façade from ground level to 8 feet.

VI. LOADING DOCK AND RECEIVING AREA

Daily:

•	Police the loading dock / receiving area, including all office areas, not less than three (3) times per day.

•	Sweep all areas to ensure a litter free area.

•	Respond to all spills and emergencies as may be required.

•	Remove debris from compactor area.

•	Place all trash and recyclable trash in designated areas.

Nightly:

•	Place all trash and recyclable trash in designated areas.

•	Keep loading dock area clear of rubbish and debris.

•	Clean all office areas consistent with section “III. OFFICE AREAS” of the general cleaning specification.

Weekly:

•	Rinse and disinfect loading dock / receiving area.

VII. SNOW REMOVAL

•	Snow / ice will be removed immediately as accumulations occur during the day or night, including weekends.

•	All sidewalk areas to be maintained completely clear of snow / ice, spread snowmelt chemicals as conditions require throughout the storm and after the storm as conditions warrant.

•	Remove snow / ice from crosswalks for easy pedestrian access.

•	Truck entrances and loading dock areas to be completely free of snow / ice.

VIII. ROOF TOP / SET BACKS

Monthly:

•	Keep all areas free of debris, including spraying to control weeds.

IX. BUILDING SERVICE AREAS / MECHANICAL SPACE

Sch-4-8

Daily:

•	Clean and maintenance and security locker rooms, including locker room lavatories, in a neat and orderly condition, consistent with that of the rest of the building.

•	All slop sinks and closets are to be kept neat and clean at all times. Mops, rags and equipment are to be cleaned and stored in an orderly fashion.

•	Maintain an orderly arrangement of all janitorial supplies and equipment, including all paper products.

•	Police all locker rooms and locker rooms lavatories throughout the day consistent with that of the rest of the building.

Monthly:

•	Sweep and / or clean all telephone, electrical, and mechanical closets.

Sch-4-9

EXHIBIT A

Legal Description

388 Greenwich St (Block 186 Lot 1)

ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, County, City and State of New York, bounded and described as follows:

BEGINNING at the corner formed by the intersection of the easterly line of West Street with the northerly line of North Moore Street;

RUNNING THENCE North 20 degrees 04 minutes 45 seconds West, along the easterly line of West Street, 190.09 feet;

THENCE North 68 degrees 07 minutes 20 seconds East, 281.89 feet;

THENCE North 21 degrees 52 minutes 40 seconds West, 9.00 feet;

THENCE North 68 degrees 07 minutes 20 seconds East, 140.00 feet to a point in the westerly line of Greenwich Street;

THENCE South 21 degrees 28 minutes 00 seconds East, along the westerly line of Greenwich Street, 199.00 feet to the corner formed by the intersection of the northerly line of North Moore Street with the westerly line of Greenwich Street;

THENCE South 68 degrees 07 minutes 20 seconds West, along the northerly line of North Moore Street, 426.43 feet to the point or place of BEGINNING.

The street lines described above are as shown on map entitled “Map Showing a Change in the Street System, Etc., in Connection with the Washington Market Urban Renewal Area”, dated March 4, 1970, modified July 1, 1970, Acc. 29985 adopted by the Board of Estimate, October 8, 1970, CAL 15 and filed in the Office of the City Register, New York County, on November 30, 1970 as Map # 3756.

A-1

EXHIBIT B-1 through EXHIBIT B-4

Floor Plans

[See attached]

B-1

EXHIBIT C

Form of Landlord’s Statement

One Court Square

Statement of Operating Expenses

For The Year Ended December 31,

Cleaning	$
Electricity
Water/Steam
Maintenance Contracts
Repairs
Insurance
Security Services
Salaries & Related
Management Fees
Professional & Other

Total
Escalatable Capital Cost

Total Escalatable Expenses	$

C-1

EXHIBIT D

Superior Mortgagee SNDA Agreement

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

THIS AGREEMENT, dated the          day of             , 200   by and among                      (including its successors and assigns (hereinafter called “Mortgagee”),                     , a                     , having an office at                                          (hereinafter called “Landlord”) and                     , a                      having an office at 388 Greenwich Street, New York, New York 10004 (hereinafter called “Tenant”).

W I T N E S S E T H:

WHEREAS, Tenant has entered into a certain lease dated as of the date hereof with Landlord (such lease, as the same may be amended and restated pursuant to the form of lease annexed thereto as Exhibit J, is hereinafter called the “lease” or the “Lease”), covering the entire land and improvements thereon commonly known as 388 Greenwich Street and located in New York, New York, as more particularly described on Schedule A attached hereto;

WHEREAS, Tenant has entered into a certain Reciprocal Easement Agreement respecting the Premises and 390 Greenwich Street, New York, New York, a copy of which is annexed to the Original Lease (as such term is defined in the Lease) (the “REA”); and

WHEREAS, Mortgagee has made a certain mortgage loan to the Landlord (hereinafter called the “Mortgage”; the documents entered into in connection therewith, as the same may be amended, restated, supplemented, replaced, consolidated, or otherwise modified from time to time, the “Mortgage Loan Documents”) and the parties desire to set forth their agreement as hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and of the sum of One Dollar ($1.00) by each party in hand paid to the other, the receipt of which is hereby acknowledged, it is hereby agreed as follows:

1. Subject to the terms and conditions hereof, the lease and the REA shall be subject and subordinate in each and every respect to the lien of the Mortgage insofar as it affects the real property of which the Premises form a part, and to all renewals, modifications, consolidations, replacements and extensions thereof, to the full extent of the principal sum secured thereby and interest thereon and other sums payable thereunder and the Mortgage Loan Documents.

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2. Tenant agrees that after notice is given to Tenant by Mortgagee it will attorn to and recognize Mortgagee, any purchaser at a foreclosure sale under the Mortgage, any transferees by deed in lieu of foreclosure of the Mortgage, and the successors and assigns of Mortgagee or any such purchasers or tranferees who acquire the premises demised (the “Premises”) under the Lease (any of such parties is herein referred to as an “Acquiring Party”) in the event of any suit, action or proceeding for the foreclosure of the Mortgage or to enforce any rights thereunder, any judicial sale or execution or other sale of the Premises or the giving of a deed in lieu of foreclosure of any default under the Mortgage or, with respect to Mortgagee, after any event of default under the Mortgage Loan Documents pursuant to which Mortgagee has the right and elects to exercise the rights of Landlord under the Lease (each, an “Attornment Event”), as its landlord for the unexpired balance (and any extensions, if exercised) of the term of the Lease upon the terms and conditions set forth in the Lease and this Agreement. Such attornment is to be effective as of the date that such Attornment Event occurs, without the execution of any further agreement. However, Tenant and the Acquiring Party agree to confirm the provisions of this Agreement in writing upon the request of either party.

3. In the event that it should become necessary to foreclose the Mortgage, Mortgagee thereunder or any Acquiring Party will not terminate the Lease nor the REA nor join Tenant in summary or foreclosure proceedings (unless Tenant is a necessary party thereto under law), nor disturb the possession of Tenant, nor diminish or interfere with Tenant’s rights and privileges under the Lease or the REA or any extensions or renewals of the Lease entered into pursuant to the Lease or consented to by Mortgagee, as applicable, so long as Tenant is not in default, after any applicable notice and grace period, under any of the terms, covenants, or conditions of the Lease and the REA, as the case may be.

4. In the event that Mortgagee or an Acquiring Party shall succeed to the interest of Landlord under the Lease (the date of such succession being hereinafter called the “Succession Date”), so long as Tenant is not in default, after any applicable notice and grace period, under any of the terms, covenants, or conditions of the Lease, Mortgagee or the Acquiring Party, as the case may be, shall not disturb the possession of Tenant and shall be bound by all of Landlord’s obligations under the Lease and the REA; provided that neither the Mortgagee nor any Acquiring Party shall be:

(a) liable for any act or omission or negligence or failure or default of any prior landlord (including Landlord) to comply with any of its obligations under the Lease, except to the extent that (1) such act or omission constitutes a default by landlord under the Lease and continues after the Succession Date, and (2) Mortgagee’s or Acquiring Party’s liability is limited to the effects of the continuation of such act or omission from and after the Succession Date and shall not include any liability of any prior landlord (including Landlord) which accrued prior to the Succession Date; or

D-2

(b) liable for the return of any security deposit, except to the extent such security deposit shall have been paid over (or assigned, in case of any letter of credit) to the Mortgagee or Acquiring Party; or

(c) subject to any counterclaims, offsets or defenses which Tenant might have against any prior landlord (including Landlord) except to the extent (1) that such counterclaims, offsets or defenses shall have accrued in accordance with the terms of the Lease, including, without limitation, any offsets with respect to Landlord Reimbursement Amounts (as defined in the Lease) or (2) the basis for such counterclaims, offsets or defenses continue to exist from and after the Succession Date; provided that Mortgagee receives notice thereof in accordance with the Lease; or

(d) bound by any rent or additional rent which Tenant might have paid for more than the current month to any prior landlord, including Landlord, under the Lease (other than customary prepayments of operating expense and real estate tax and Landlord Reimbursement Amounts); or

(e) bound by any amendment or modification of the Lease or the REA made without its consent, other than an amendment or modification entered into to confirm the exercise of a specific right or option under the Lease in accordance with all of the material terms of the Lease governing the exercise of such specific right or option.

[Clauses (a) through (e) shall not apply where the mortgagee of Superior Lessor (in the case of a Superior Lease) is an affiliate of Landlord]

5. Tenant agrees to give the Mortgagee and/or Acquiring Party, as applicable, a copy of any notice of default served upon the Landlord by Tenant at such time as such notice is served upon Landlord, provided that prior to being obligated to give notice to any Acquiring Party, Tenant has been notified, in writing (by way of Notice of Assignment of Rents and Leases, or otherwise), of the address of the Acquiring Party. No termination of the Lease as a result of such default will be effective as against Mortgagee unless it has received the aforementioned notice and the same opportunity to cure provided to Landlord under the Lease, running from the date Mortgagee receives such notice.

6. Mortgagee hereby consents to the Lease and, subject to the provisions of Paragraph 4 hereof, all of the terms and conditions thereof, and the terms of the Mortgage shall not affect such terms and conditions of the Lease.

7. Any notice, statement, demand, consent, approval or other communication required or permitted to be given, rendered or made hereunder (hereinafter collectively called “notices”) shall be in writing (whether or not so stated elsewhere in this agreement) and shall be deemed to have been properly given, rendered or made only if sent by (a) registered or certified mail, return receipt requested, posted in a United States post office station or letter box in the continental United States, (b) nationally recognized

D-3

overnight courier (e.g., Federal Express) with verification of delivery requested or (c) personal delivery with verification of delivery requested, in any of such cases addressed to the other party as follows:

If to Mortgagee:

with a copy to:

If to Landlord:

with a copy to:

If to Tenant:

with a copy to:

with an additional copy to:

and shall be deemed to have been given, rendered or made (i) if mailed, on the second Business Day following the day so mailed, unless mailed to a location outside of the State of New York, in which case it shall be deemed to have been given, rendered or made on the third Business Day after the day so mailed, (ii) if sent by nationally recognized overnight courier, on the first Business Day following the day sent or (iii) if sent by personal delivery, when delivered and receipted by the party to whom addressed (or on the date that such receipt is refused, if applicable). Each party may designate a change of address (or substitute parties for notice) by notice to the other, given at least fifteen (15)

D-4

days before such change of address or notice party is to become effective. For purposes of this Agreement the term “Business Day” means any day that the New York Stock Exchange is open for business.

8. The liability of Mortgagee for the performance of any obligation of Landlord under the Lease shall be limited to Mortgagee’s interest in the Premises (which shall be deemed to include the proceeds of any insurance, condemnation, sale or refinancing proceeds received by Mortgagee or an Acquiring Party with respect to all or any portion of the Premises), and Tenant hereby agrees that any monetary judgment it may obtain against Mortgagee as a result of Mortgagee’s failure, as Landlord, to perform any of Landlord’s obligations under the Lease shall be enforceable solely against Mortgagee’s interest in the Premises. Notwithstanding the foregoing, Mortgagee shall not, by virtue of the Mortgage, be or become a mortgagee-in-possession or become subject to any liability or obligation under the Lease or otherwise until Mortgagee shall have acquired the interest of Landlord in the Premises, by foreclosure or otherwise.

9. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their successors and assigns.

10. Tenant acknowledges notice of the Mortgage and assignment of rents and leases from the Landlord for the benefit of the Mortgagee. Tenant agrees to continue making payments of rents and other amounts owed by Tenant under the Lease to the Landlord until notified otherwise in writing by the Mortgagee, and after receipt of such notice the Tenant agrees thereafter to make all such payments to the Mortgagee, without any further inquiry on the part of the Tenant, and Landlord consents to such payments made to the Mortgagee and Landlord waives and releases any claim it may have against Tenant for any sum paid by Tenant to Mortgagee pursuant to any such demand. This Agreement constitutes the entire agreement between the Mortgagee and Tenant regarding the subordination and non-disturbance of the Lease to the Mortgage. If this Agreement conflicts with the Lease, then this Agreement shall govern as between the parties and their successors and assigns and any Acquiring Party.

11. This Agreement shall be governed by the laws of the State of New York, excluding such state’s principles of conflict of laws.

12. This Agreement may be amended, discharged or terminated, or any of its provisions waived, only by a written instrument executed by the party to be charged.

13. Tenant and the Mortgagee hereby irrevocably waive all right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.

14. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

D-5

IN WITNESS WHEREOF, the parties hereto have executed these presents the day and year first above written.

MORTGAGEE:

By:

Name:
Title:

LANDLORD:

By:

Name:
Title:

TENANT:

By:

Name:
Title:

D-6

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

On the              day of             , 200    , before me, the undersigned, a Notary Public in and for said State, personally appeared                                         , personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their/ capacity(ies), and that by, his/her/their signature(s) on the instrument, the individuals) or the person upon behalf of which the individuals acted, executed the instrument.

Notary Public

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

On the              day of             , 200    , before me, the undersigned, a Notary Public in and for said State, personally appeared                                         , personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their/ capacity(ies), and that by, his/her/their signature(s) on the instrument, the individuals) or the person upon behalf of which the individuals acted, executed the instrument.

Notary Public

D-7

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

On the              day of             , 200    , before me, the undersigned, a Notary Public in and for said State, personally appeared                                         , personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their/ capacity(ies), and that by, his/her/their signature(s) on the instrument, the individuals) or the person upon behalf of which the individuals acted, executed the instrument.

Notary Public

D-8

SCHEDULE A

Description of Premises

D-9

EXHIBIT E

Landlord’s Non-Disturbance Agreement

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

THIS AGREEMENT made as of the              day of             , 200     by and among                      (hereinafter called “Landlord”),                      (hereinafter called “Tenant”), and                      (hereinafter called “Subtenant”).

W I T N E S S E T H:

WHEREAS, Landlord is the landlord under that certain lease dated as of             , 2005 between Landlord, as lessor, and Tenant, as lessee (hereinafter called the “Overlease”), covering the entire premises (hereinafter called the “Demised Premises”) in the building known as 388 Greenwich Street, New York, New York (hereinafter called the “Building”) on land more particularly described in Exhibit A annexed hereto; and

WHEREAS, a portion of the Demised Premises comprised of                      (hereinafter called the “Sublease Premises”) has been subleased to Subtenant pursuant to that certain sublease dated as of             , 20         between Tenant, as sublessor, and Subtenant, as sublessee (hereinafter called the “Sublease”).

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration in hand paid, the parties hereto agree as follows:

1. So long as Subtenant is not in default, after notice and the lapse of any applicable grace period, in the performance of any terms, covenants and conditions to be performed on its part under the Sublease, then in such event:

(a) Unless any applicable law requires same, Subtenant shall not be joined as a party defendant in any action or proceeding which may be instituted or taken by the Landlord for the purpose of terminating the Overlease by reason of any default thereunder;

(b) Subtenant shall not be evicted from the Sublease Premises nor shall any of Subtenant’s rights under the Sublease be affected in any way by reason of any default under the Overlease, and

(c) Subtenant’s leasehold estate under the Sublease shall not be terminated or disturbed by reason of any default under the Overlease.

2. (a) If Landlord shall succeed to the rights of Tenant under the Sublease by termination of the Overlease or the expiration of the term thereof or otherwise, Landlord, as Subtenant’s landlord under said Sublease, shall accept Subtenant’s attornment and Subtenant agrees to so attorn and recognize Landlord as Subtenant’s landlord under said Sublease without further requirement for execution and delivery of any instrument to further evidence the attornment set forth herein. Subtenant or Landlord will, each within ten (10) business days after demand of the other, execute and deliver any instrument that may reasonably be required to evidence such attornment.

(b) Subject to the provisions of subparagraph 2(c) below, upon any such attornment and recognition, the Sublease shall continue in full force and effect as, or as if it were, a direct lease between Landlord and Subtenant upon all of the then executory terms, conditions and covenants as are set forth in the Sublease (as the same incorporates by reference the Overlease, notwithstanding the termination of the Overlease), and shall be applicable after such attornment, provided, to the extent that Landlord has any rights under the Overlease which are applicable to the Demised Premises and are in addition to the rights of the lessor under the Sublease, such rights shall be deemed incorporated into the Sublease, notwithstanding the termination of the Overlease; and provided, further that Landlord shall not be (i) subject to any credits, offsets, defenses or claims which Subtenant might have against Tenant; nor (ii) bound by any rent which Subtenant might have paid for more than the current month to Tenant (other than customary prepayments of Taxes and Operating Expenses), unless such prepayment shall have been made with Landlord’s prior written consent; nor (iii) liable for any act or omission of Tenant; nor (iv) bound by any covenant to undertake or complete any improvement to the Sublease Premises or the Building; nor (v) be required to account for any security deposit other than any security deposit actually delivered to Landlord; nor (vi) liable for any payment to Subtenant of any sums, or the granting to Subtenant of any credit, in the nature of a contribution towards the cost of preparing, furnishing or moving into the Sublease Premises or any portion thereof; nor (vii) bound by any amendment, modification or surrender of the Sublease made without Landlord’s prior written consent, other than an amendment or modification entered into to confirm the exercise of a specific right or option under the Sublease in accordance with all of the material terms of the Sublease governing the exercise of such specific right or option. Subtenant waives the provisions of any statute or rule of law now or hereafter in effect that may give or purport to give it any right or election to terminate or otherwise adversely affect the Sublease or the obligations of Subtenant thereunder by reason of any action or proceeding for the purpose of terminating the Overlease by reason of any default thereunder.

(c) Notwithstanding anything to the contrary contained herein, in the event that the rental rate set forth in the Sublease, on a per rentable square foot basis (including fixed rent and additional rent on account of real estate taxes, Operating Expenses and electricity), after taking into account all rent concessions provided for in the Sublease, is less than the Minimum Sublease Rent (as such term is defined in Section 7.09 of the Lease), the Sublease shall be deemed to be automatically amended effective as of the date of the aforementioned attornment and recognition so that from and after the date of such attornment and recognition, the rental rate payable under the Sublease shall be the Minimum Sublease Rent. Subtenant or Landlord will, each within ten (10) business days after demand of the other, execute and deliver an amendment to the Sublease, in form reasonably satisfactory to Landlord and Subtenant, setting forth such increase in the rental rate payable under the Sublease to the Lease Rent; provided, however, that the absence of such written amendment shall not, in any event, affect the automatic rental increase described herein.

3. The Sublease now is and shall remain subject and subordinate to the Overlease and to any ground or underlying lease affecting the Demised Premises and to all renewals and replacements, extensions, consolidations and modifications thereof, and to all other matters to which the Overlease shall be subordinate, subject to the terms and conditions of this Agreement.

4. This Agreement shall be binding upon and shall inure to the benefit of the respective parties hereto, their successor and assigns.

5. This Agreement may not be modified except by an agreement in writing signed by the parties or their respective successors in interest.

6. Any notice, statement, demand, consent, approval or other communication (collectively, “notices”) required or permitted to be given, rendered or made pursuant to, under, or by virtue of this Agreement (or any amendment to the Sublease made pursuant hereto) must be in writing and shall be deemed to have been properly given, rendered or made only if sent by (a) registered or certified mail, return receipt requested, posted in a United States post office station or letter box in the continental United States, (b) nationally recognized overnight courier (e.g., Federal Express) with verification of delivery requested or (c) personal delivery with verification of delivery requested, in any of such cases addressed to the party for whom intended at its address set forth above. Notices shall be deemed to have been given, rendered and made (i) if mailed, on the second Business Day following the day so mailed, unless mailed to a location outside of the State of New York, in which case it shall be deemed to have been given, rendered or made on the third Business Day after the day so mailed, (ii) if sent by nationally recognized overnight courier, on the first Business Day following the day sent or (iii) if sent by personal delivery, when delivered and receipted by the party to whom addressed (or on the date that such receipt is refused, if applicable). Each party may designate a change of address (or substitute parties for notice) by notice to the others, given at least fifteen (15) days before such change of address or notice party is to become effective.

[Signatures follow]

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto.

LANDLORD:

By:
Name:
Title:

TENANT:

By:
Name:
Title:

SUBTENANT:

By:
Name:
Title:

EXHIBIT F

Building Rules and Regulations

In the event of any conflict between these Building Rules and Regulations and the provisions of the Lease, the provisions of the Lease shall govern.

1. The sidewalks, areas, entrances, vestibules, passages, corridors, halls, elevators and stairways shall not be encumbered nor obstructed by any tenants or any of their agents, clerks, servants, subtenants or visitors, or used by them for any other purpose than for ingress and egress to and from their respective premises. Landlord reserves the right in its reasonable judgment to restrict and regulate the use of the aforementioned public areas of the Building by tenants, their employees, guests and customers and by persons making deliveries to tenants, including but not limited to the right to allocate certain elevators for delivery service, and the right to designate which building entrances shall be used by persons making deliveries in the Building.

2. The doors, skylights and windows that reflect or admit light into passageways or into any place in the Building shall not be covered or obstructed by any tenant.

3. The water-closets, wash-closets, urinals and the other water apparatus shall not be used for any purposes other than those for which they were constructed and no sweepings, rubbish, rags, ashes, chemicals, refuse from electric batteries, or other substances shall be thrown therein. No tenant shall lay linoleum or other similar floor covering (excluding VCP tile) so that the same shall come in direct contact with the floor of its premises, and if linoleum or other similar floor covering is desired to be used, an interlining of builder’s deadening felt shall first be affixed to the floor by paste, or other material, which may easily be removed with water, the use of cement or other similar adhesive material being expressly prohibited.

4. Except as set forth to the contrary in the lease, no sign, advertisement or notice shall be inscribed, painted, affixed or displayed on any of the windows or doors or on any other part of the outside or the inside of the Building, without the prior consent in writing of the Landlord or its agents. This Rule shall not apply to any part of this Premises (except the exterior windows).

5. No freight, furniture, or bulky matter of any description will be received into the Building or carried up or down, except during hours and in the manner designated by Landlord which may involve overtime work for Landlord’s agents, employees or contractor. Tenants receiving such deliveries shall reimburse Landlord for extra cost of such overtime work. The moving of safes shall occur at such times as

Landlord shall designate upon previous notice to the managing agent of the Building and the persons employed to move the safes in and out of the Building must be reasonably acceptable to Landlord.

6. Tenants shall not install any locks or bolts on any doors nor make any changes in existing locks without providing Landlord with a copy thereof except for secure areas.

7. No portions of any tenant’s premises shall be used for manufacturing or for lodging.

8. Nothing shall be swept or thrown by tenants or by their agents, clerks, servants or visitors, into the corridors, halls, stairways, elevators, or light shafts, or upon the skylights of the Building, or into or upon any heating or ventilating registers, or plumbing apparatus in the Building, or upon adjoining buildings or upon the street. No awnings or other projections shall be attached to the outside walls of the Building without the prior written consent of the Landlord.

9. No animals or birds shall be kept in or about the Building, except seeing eye dogs.

10. Tenants shall not bring into Building or keep in the Building any gasoline, kerosene, camphene, burning fluid, or other inflammable, combustible or explosive fluid, chemical or substance other than in customary amounts permitted by applicable Legal Requirements as are generally used by tenants in Comparable Buildings for the normal operation and maintenance of Tenant’s office equipment and machinery and cleaning for Premises.

11. No tenant shall cause or permit any odors of cooking or other processes or any objectionable odors to emanate from its premises or from the Unit or the Building.

12. Canvassing peddling and soliciting are prohibited in the Building and each tenant shall cooperate to prevent the same.

13. Landlord reserves the right to exclude from the Building all persons who do not present a pass to the Building signed by the Landlord or a pass issued by tenant. Landlord or its or their agent(s) will furnish passes to persons for whom any tenant requests same in writing or by telephone. Each tenant shall be responsible for all persons for whom it requests such a pass and shall be liable to landlord for all acts of such persons. Landlord may require all such persons to sign a register on entering and leaving the Building.

14. Landlord shall not responsible to any tenant for the non observance or violation of these rules and regulations by the Unit Owner or any other tenant or occupant of the Unit or the Building.

15. Landlord reserves the right to rescind any of these rules and regulations and to make such other and further rules and regulations, as in the judgment of Landlord may from time to time be reasonable for the safety, care, cleanliness and good order of the Building.

16. Landlord may from time to time adopt additional systems and procedures to improve the security or safety of the Building, any persons occupying, using or entering the same, or any equipment, furnishings or contents thereof, and tenants shall comply with Landlord’s requirements relative thereto provided such additional systems and procedures adopted by landlords of Comparable Buildings.

EXHIBIT G

388 GREENWICH STREET

Basic Capacity

•	6 watts demand per rentable square foot per floor for lighting and office equipment exclusive of base building HVAC and all emergency/standby power.

•	Landlord shall supply emergency power from the Life-Safety generator to serve egress lighting, exit lighting and emergency equipment loads per Local Law #16.

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EXHIBIT H

ELEVATOR SPECIFICATIONS

388 GREENWICH STREET – VERTICAL TRANSPORTATION EQUIPMENT

EQUIPMENT DESCRIPTION

Electric Traction Passenger Elevators

Low Rise Elevators

NUMBER:	CARS 1-7

CAPACITY:	7000 #

CLASS LOADING:	CLASS A LOADING

SPEED:	500 F.P.M.

MACHINE:	GEARLESS

MACHINE LOCATION:	OVERHEAD

ROPING:	2:1

SUPERVISORY CONTROL:	HR - ELEVONIC DOUBLE DECK

OPERATIONAL CONTROL:	HR - ELEVONIC DOUBLE DECK

MOTOR CONTROL:	SCR DRIVE

POWER CHARACTERISTICS:	460 VOLTS 3 PHASE 60 HERTZ

STOPS:	14

OPENINGS:	14

FLOORS SERVED:	L, M, 4-15

TRAVEL:	250’

PLATFORM SIZE:	7’ 0” WIDE X 6’ 2” DEEP

MINIMUM CLEAR INSIDE CAR:	6’ 7 1/4” WIDE X 5’ 1 5/16” DEEP

ENTRANCE SIZE:	42” WIDE X 84” HIGH

ENTRANCE TYPE:	SINGLE SPEED CENTER OPENING

PLATFORM SIZE:	7’ 0” WIDE X 6’ 2” DEEP

MINIMUM CLEAR INSIDE CAR:	6’ 7 1/4” WIDE X 5’ 1 5/16” DEEP

ENTRANCE SIZE:	42” WIDE X 84” HIGH

ENTRANCE TYPE:	SINGLE SPEED CENTER OPENING

DOOR OPERATION:	Otis OVL

DOOR PROTECTION:	Lambda 3

SAFETY:	Wedge

GUIDE RAILS:	JUMBO STEEL

BUFFERS:	OIL

COMPENSATION:	WIRE ROPE WITH TIE DOWNS

Mid-Rise Elevators

NUMBER:	CARS 14-20

CAPACITY:	7000 #

CLASS LOADING:	CLASS A LOADING.

SPEED:	700 F.P.M.

MACHINE:	GEARLESS

MACHINE LOCATION:	OVERHEAD

ROPING:	1:1

SUPERVISORY CONTROL:	HR - ELEVONIC DOUBLE DECK

OPERATIONAL CONTROL:	HR - ELEVONIC DOUBLE DECK

MOTOR CONTROL:	SCR DRIVE

POWER CHARACTERISTICS:	480 VOLTS 3 PHASE 60 HERTZ

STOPS:	16

OPENINGS:	16

FLOORS SERVED:	L, M, 14-27

TRAVEL:	410’

PLATFORM SIZE:	7’ 0” WIDE X 6’ 2” DEEP

MINIMUM CLEAR INSIDE CAR:	6’ 7 1/4” WIDE X 5’ 1 5/16” DEEP

ENTRANCE SIZE:	42” WIDE X 84” HIGH

ENTRANCE TYPE:	SINGLE SPEED CENTER OPENING

DOOR OPERATION:	Otis OVL

DOOR PROTECTION:	Lambda 3

SAFETY:	Wedge

GUIDE RAILS:	JUMBO STEEL

BUFFERS:	OIL

COMPENSATION:	WIRE ROPE WITH TIE DOWNS

High-Rise Elevators

NUMBER:	CARS 8-13

CAPACITY:	7000 #

CLASS LOADING:	CLASS A LOADING

SPEED:	1000 F.P.M.

MACHINE:	GEARLESS

MACHINE LOCATION:	OVERHEAD

ROPING:	1:1

SUPERVISORY CONTROL:	HR - ELEVONIC DOUBLE DECK

OPERATIONAL CONTROL:	HR - ELEVONIC DOUBLE DECK

MOTOR CONTROL:	SCR DRIVE

POWER CHARACTERISTICS:	480 VOLTS 3 PHASE 60 HERTZ

STOPS:	16

OPENINGS:	16

FLOORS SERVED:	L, M, 14-27

TRAVEL:	560’

PLATFORM SIZE:	6’ 10” X 5’ 10”

MINIMUM CLEAR INSIDE CAR:	6’ 4” X 5’ 6”

ENTRANCE SIZE:	42” WIDE X 84” HIGH

ENTRANCE TYPE:	SINGLE SPEED CENTER OPENING

DOOR OPERATION:	Otis OVL

DOOR PROTECTION:	Lambda 3

SAFETY:	WEDGE

GUIDE RAILS:	JUMBO STEEL

BUFFERS:	OIL

COMPENSATION:	WIRE ROPE WITH TIE DOWN

Electric Traction Service Elevators

Service Elevators

NUMBER:	CAR SE1

CAPACITY:	6000 #

CLASS LOADING:	CLASS A LOADING

SPEED:	700 F.P.M.

MACHINE:	GEARLESS

MACHINE LOCATION:	OVERHEAD

ROPING:	1:1

SUPERVISORY CONTROL:	ELEVONIC 401

OPERATIONAL CONTROL:	ELEVONIC 401

MOTOR CONTROL:	SCR DRIVE

POWER CHARACTERISTICS:	480 VOLTS 3 PHASE 60 HERTZ

STOPS:	41

OPENINGS:	41

FLOORS SERVED:	B-40

TRAVEL:	600’

PLATFORM SIZE:	110.5”x62.25”

ENTRANCE SIZE:	54” WIDE X 96” HIGH

ENTRANCE TYPE:	TWO SPEED SIDE OPENING

DOOR OPERATION:	Otis OVL

DOOR PROTECTION:	Lambda 3

SAFETY:	Wedge

GUIDE RAILS:	STEEL

BUFFERS:	OIL

COMPENSATION:	WIRE ROPE WITH PIT GUIDE SHEAVE

NUMBER:	SE2

CAPACITY:	6000 #

CLASS LOADING:	CLASS A LOADING

SPEED:	700 F.P.M.

MACHINE:	GEARLESS

MACHINE LOCATION:	OVERHEAD

ROPING:	1:1

SUPERVISORY CONTROL:	ELEVONIC 401

OPERATIONAL CONTROL:	ELEVONIC 401

MOTOR CONTROL:	SCR DRIVE

POWER CHARACTERISTICS:	480 VOLTS 3 PHASE 60 HERTZ

STOPS:	40

OPENINGS:	40

FLOORS SERVED:	B-39

TRAVEL:	560’

PLATFORM SIZE:	110.5”x69.5”

ENTRANCE SIZE:	54” WIDE X 96” HIGH

ENTRANCE TYPE:	TWO SPEED, SIDE OPENING

DOOR OPERATION:	Otis OVL

DOOR PROTECTION:	LAMBDA 3

WEDGE

GUIDE RAILS:	STEEL

BUFFERS:	OIL

COMPENSATION:	WIRE ROPE WITH PIT GUIDE SHEAVE

NUMBER:	SE3

CAPACITY:	6000 #

CLASS LOADING:	CLASS A LOADING

SPEED:	500 F.P.M.

MACHINE:	GEARLESS

MACHINE LOCATION:	OVERHEAD

ROPING:	2:1

SUPERVISORY CONTROL:	ELEVONIC 401

OPERATIONAL CONTROL:	ELEVONIC 401

MOTOR CONTROL:	SCR DRIVE

POWER CHARACTERISTICS:	480 VOLTS 3 PHASE 60 HERTZ

STOPS:	16

OPENINGS:	17

FLOORS SERVED:	LD Front & Rear, B-15 Front

TRAVEL:	250’

PLATFORM SIZE:	107”x69.5”

ENTRANCE SIZE:	54” WIDE X 96” HIGH

ENTRANCE TYPE:	TWO SPEED, SIDE OPENING

DOOR OPERATION:	Otis OVL

DOOR PROTECTION:	LAMBDA 3

SAFETY:	WEDGE

GUIDE RAILS:	STEEL

BUFFERS:	OIL

COMPENSATION:	WIRE ROPE WITH PIT GUIDE SHEAVE

Hydraulic Elevator -

Passenger Hydraulic Elevator

NUMBER:	CAR 21

CAPACITY:	3500# CLASS A LOADING

SPEED:	125 F.P.M.

SUPERVISORY CONTROL:	30-HOTLS

OPERATIONAL CONTROL:	30-HOTLS

MOTOR CONTROL:	SOFT START

POWER CHARACTERISTICS:	460 VOLTS, 3 PHASE, 60 HERTZ

STOPS:	5

OPENINGS:	5

FLOORS SERVED:	C, L, M FRONT 2, 3 REAR

TRAVEL:	46’

PLATFORM SIZE:	80”x62.25”

ENTRANCE SIZE:	42” WIDE X 84” HIGH

ENTRANCE TYPE:	SINGLE SPEED , CENTER OPENING

DOOR OPERATION:	Otis QL

DOOR PROTECTION:	LAMBDA 3

MACHINE:	PLUNGER AND CLYLINDER

MACHINE LOCATION:	ADJACENT

GUIDE RAILS:	STEEL

BUFFERS:	SPRING

Escalators

Front Lobby-Mezzanine

TYPE:	OTIS 510

NUMBER	ESCALATORS 1, 2, 3

SIZE: ESCALATORS 1, 2, 3	48” WIDE (1,000mm STEP)

SPEED:	100 F.P.M.

RISE: ESCALATORS 1,2, 3	12’ - 0” ±

FLOORS SERVED:	LOBBY-MEZ

Mezzanine - 3

TYPE:	OTIS 510

NUMBER	ESCALATORS 4, 5, 6

SIZE: ESCALATORS 5, 6	32” WIDE (30” STEP)

SPEED:	100 F.P.M.

RISE: ESCALATORS 5, 6	19’ – 0” ±

FLOORS SERVED:	MEZ-3

Back Mezzanine- Lobby Down

TYPE:	OTIS 510

NUMBER	ESCALATOR 7

SIZE: ESCALATORS 5, 6	32” WIDE (600mm STEP)

SPEED:	100 F.P.M.

RISE: ESCALATORS 5, 6	12’ – 0” ±

FLOORS SERVED:	LOBBY-MEZ

CAR AND GROUP PERFORMANCE REQUIREMENTS

Traction Elevators

Car Speed: ± 3% of contract speed under any loading condition.

Car Capacity: Safely lower, stop and hold up to 125% of rated load.

Car Stopping Accuracy: ±1/4” under any loading condition.

Door Opening Time: Seconds from start of opening to fully open;

Cars 1-7: 1.4 seconds.

Cars 8-13: 1.4 seconds.

Cars 14-20: 1.4 seconds.

SE1,SE2,SE3: 3.5 seconds.

Door Closing Time: Seconds from start of closing to fully closed;

Cars 1-7: 2.5 seconds.

Cars 8-13: 2.5 seconds.

Cars 14-20: 2.5 seconds.

SE1,SE2,SE3: 5.4 seconds.

Car Floor to Floor Performance Time: Seconds from start of doors closing until doors are 3/4 open (1/2 open for side opening doors) and car stopped at next successive floor under any loading condition or travel direction ( 12’-10” typical floor height);

Cars 1-7: 8.2 seconds.

Cars 8-13: 8.2 seconds.

Cars 14-20: 8.2 seconds.

SE1,SE2,SE3: 13.1 seconds.

Car Ride Quality

Horizontal acceleration within car during all riding and door operating conditions: Not more than 20 milli(g). peak to peak in the 1 - 10 Hz range.

Acceleration and Deceleration: Smooth constant and not more than 4 feet/second/2 with an initial ramp between 0.5 and 0.75 seconds.

Sustained Jerk: Not more than 8 feet/second/3.

Design, install and adjust elevator equipment to meet the following:

Vertical Vibration: Not more than 15 milli(g) for gearless elevators and 20 milli(g) for geared elevators in the 1-10 Hz range measured in the vertical (Z) axis measured during full length of hoistway travel in either direction while elevator is in motion.

Airborne Noise: Measured noise level of elevator equipment and its operation shall not exceed 50 dBA in elevator lobbies and 60 dBA inside car under any condition including door operation and car ventilation exhaust blower on its highest speed.

System Response Time (Elevator Nos. 1-20). Passenger waiting times in the passenger groups, as measured by registration of hall calls, shall meet the following criteria during all traffic conditions of the day other than “up peak”, after the equipment modernization and replacement is completed:

ELEVATOR GROUP	REQUIRED 15-MINUTE SYSTEM RESPONSE TIME	REQUIRED PERCENTAGE OF REGISTERED CORRIDOR CALLS ANSWERED IN ANY 15-MINUTE PERIOD
		≤30 SECONDS	≤60 SECONDS	≤90 SECONDS
ELEVATORS 1-7	≤15	≥85%	≥97%	≥99.5%
ELEVATORS 8-13	≤18	≥81%	≥96%	≥99%
ELEVATORS 14-20	≤18	≥81%	≥96%	≥99%

Hydraulic Elevators

Speed: ±5% of contract speed under any loading condition in either direction.

Capacity: Safely lower, stop and hold up to 125% of rated load.

Stopping Accuracy: ±1/4” under any loading condition.

Door Opening Time: Seconds from start of opening to fully open;

Car 21: 1.8 seconds.

Door Closing Time: Seconds from start of opening to fully open;

Car 21: 2.5 seconds.

Floor-to-Floor Performance Time: Seconds from start of doors closing until doors are 3/4 open (1/2 open for side opening doors) and car level and stopped at next successive floor under any loading condition or travel direction (12’ 8”typical floor height);

Car 21: 12.4 seconds.

Pressure: Design and factory test fluid system components for 500 p.s.i. Do not exceed operating pressure of 400 p.s.i.

All elevator equipment provided under this contract, including power unit, controller, oil supply lines and their support shall be mechanically isolated from the building structure and electrically isolated from the building power supply and each other to minimize the possibility of objectionable noise and vibrations being transmitted to occupied areas of the building.

Measure noise level of the elevator equipment and its operation shall not exceed 50 dBA in elevator lobby and 60 dBA in elevator car under any condition including door operation and with the car ventilation exhaust blower on its highest speed.

EXHIBIT I

388 GREENWICH STREET

Cleaning Specifications

Nightly:

•	Spot vacuum carpeting if required.

•	Clean and sanitize all water fountains.

•	Empty (clean / disinfect as needed) all waste receptacles; tie top of disposable liner and remove; replace with new liner. Remove wastepaper, recyclable and waste materials to designated area.

•

Hand dust and wipe clean, with treated cloths, all horizontal surfaces including furniture, office equipment, files, window sills, grill work, door ledges, chair rails and convector covers within normal reach.

•	Wipe clean all bright work.

•	Dust all desks and surrounding area. Do not move any papers, files, etc.

•	Wipe clean and disinfect all telephones.

•	Clean all glass furniture tops.

•	Adjust all perimeter blinds to uniform standard as specified by Agent.

•	Sweep and mop all non-carpeted areas including all resilient tile and wood flooring. Remove gum, tar, etc.

•	Remove all finger marks from private entrance doors, light switches and doorways.

•	Upon completion of all cleaning, lights will be turned off, doors locked and premises shall be left in a neat and orderly condition.

Weekly:

•	Vacuum all rugs and carpeted areas using appropriate vacuuming equipment.

•	Dust coat racks and the like.

•	Spot clean walls and trim with a clean, damp cloth. Take measures not to damage wall surfaces or coverings.

Quarterly:

•	Dust all picture frames and wall hangings, venetian blinds and other “high reach” areas not normally dusted during nightly cleaning.

•	Dust and /or vacuum all lighting fixtures and ventilation louvers.

•	Wash all trash receptacles if required.

I-1

Restrooms

Daily:

•	Spot cleaning sinks, counters and fixtures no less than two (2) times daily.

•	Perform spot mopping under urinals and fixtures as needed.

•	Report leaky faucets and any other mechanical deficiency to Cleaning Supervisor.

•	Stock all supplies as needed.

Nightly:

•	Wash and sanitize all toilets, toilet seats (both sides), urinals and sinks with a non- abrasive disinfectant cleanser. Wipe dry all fixtures leaving no streaks or cleanser residue.

•	Restock restrooms with supplies including hand towels, toilet tissue, toilet seat covers, and hand soap as needed. These restroom supplies will be provided by Property Manager.

•	Restock all sanitary napkin and tampon dispensers as needed. Supplies to be furnished by Contractor. Contractor will be responsible for all repairs.

•	Wash and polish all mirrors, shelves, dispensers, faucets, flushometers and brightwork with a non-abrasive disinfectant cleanser.

•	Empty and wash paper towel receptacles.

•	Empty, wash and sanitize all sanitary napkin and tampon receptacles.

•	Dust partitions, walls, dispensers and receptacles.

•	Remove finger marks and graffiti from walls, doors, partitions, glass, metal work and light switches.

•	Sweep and wet mop all restroom floors with disinfectant germicidal solution.

•	Report all mechanical deficiencies, e.g., leaking faucets, broken dispensers, stopped toilets to the Cleaning Supervisor.

•	Supervisor to report all service needs.

Monthly:

•	Damp wipe with mild non-abrasive detergent all tile walls, doors and metal partitions. Tile and metal shall be left in an unstreaked condition.

•	Dust all low and high reach areas including, but not limited to, doors, mirrors, mirror tops and edges, light fixtures, diffusers and return grills.

•	Thoroughly machine scrub ceramic tile floors.

•	Refill air deodorizing systems.

•	Scrub all walls, floor to ceiling.

I-2

EXHIBIT J

HVAC SPECIFICATIONS

Air is supplied at each floor from a central air handler VAVs and fan power boxes. Air is returned to each air handler through the ceiling plenum.

Inside design conditions for all floors:

Summer: 74 degrees F. db inside, when outside conditions do not exceed 95 degrees F. db and 73 degree F. wb, when wattage for lighting and equipment does not exceed 5.0 watts/useable square foot, and one (1) person/100 useable square feet.

Winter: 72° degrees F. db when outside temperature 0 degrees F. db.

Under above conditions for summer, fan discharge should be maintained at no greater set point than 55 deg F.

Under above conditions for winter, fan discharge should be maintained at no lesser set point than 60 deg F.

J-1

EXHIBIT K

Calculation of Overtime HVAC Charge

Equipment	KW	Cost to operate hourly at $0.18kwh
2-Supply Fans	45	$8.10
1-1350 Ton Chiller operates at 866KW (operating at 146 Tons per floor=102.2 KW per floor based on .7kw/ton)	102.2	$18.40
1-Chilled Water Pump	114.6	$2.23
1-Condenser Water Pump	188	$3.66
1-Cooling Tower Fan	53.3	$1.04
Ancillary Equipment		$6.00
Total HVAC Cost /Hour/Floor	503.1	$39.42

*** This cost is based on chiller already operating on a 24X7 basis to supply Chilled Water

*** Utility rate is based on $0.18 kwh but should be adjusted on Landlord’s average blended rate for electric power then in effect

K-1

EXHIBIT L-1

CHILLED AND CONDENSER WATER SPECIFICATIONS

CHILLED WATER

Landlord shall provide chilled water on a 24 x 7 365 days per year uninterruptible basis in accordance with the following specifications set forth as follows no higher than 42 degrees Fahrenheit in summer and no higher than 48 degrees Fahrenheit in winter. A maximum temperature delta of 12 degrees Fahrenheit and a minimum differential pressure of 20 psig will be maintained across the supply and return building risers valve outlets. 500 ton existing 24x7 connected load.

CONDENSER WATER

Landlord shall provide condenser water on a 24 x 7 365 days per year uninterruptible basis in accordance with the following specifications set forth as follows no lower than 42 degrees Fahrenheit in winter and no higher than 85 degrees in summer. A maximum temperature delta of 15 degrees Fahrenheit and a minimum differential pressure of 20 psig will be maintained across the supply and return building risers valve outlets.

L-1-1

EXHIBIT L-2

Calculation of Tenant’s Chilled Water Payment

Equipment	KW	Hourly cost at $0.18kwh
1-1350 Ton Chiller operating at 500 Tons (operating at 500 Tons constant load=350 KW per floor based on .7kw/ton)	350	$63.000
1-Chilled Water Pump	114.6	$20.628
1-Condenser Water Pump	188	$33.840
1-Cooling Tower Fan	53.3	$9.594

Hourly cost for 500 tons of Chilled Water	705.9	$127.062

Cost Per ton/hour for Chilled Water		$0.254

*** Building will need to operate on a 24X7 basis to supply chilled water to communication closets.

*** Current Load estimated at approximately 500 tons.

*** Utility rate is based on $0.18 kwh but should be adjusted on Landlord’s average blended rate then in effect

L-2-1

EXHIBIT M

Calculation of Tenant’s Condenser Water Payment

Equipment	Cost per unit
Condenser water for unitary AC units per ton-hour	$0.0072
MakeUp Water for Cooling Towers per ton	$0.0100
Cost per ton-hour	$0.0172
Annual Cost per ton for Condenser Water	$150.67

**** 3 GPM condenser water to provide 1 Ton Refrigeration

**** Calculations based on utility rate of $.0024 per gallon

**** MakeUp water based on 4.2 gallons/ton-hour

M-1

EXHIBIT N

Building-Wide Security System

AS MORE PARTICULARLY SET FORTH IN THE LEASE, THE PROVISIONS OF THIS EXHIBIT T ARE SUBJECT TO REVISION FROM TIME TO TIME, BASED ON THE MUTUAL AGREEMENT OF LANDLORD AND TENANT TO ADDRESS THE RESPECTIVE REASONABLE SECURITY REQUIREMENTS OF THE BUILDING, THE UNIT AND TENANT’S PREMISES AND OPERATIONS, TAKING INTO ACCOUNT THE UNIQUE SECURITY ISSUES PRESENTED BY TENANT’S POSITION AS A WORLD-LEADING FINANCIAL SERVICES COMPANY

a)	TENANT’S COMMAND CENTER; TENANT’S SECURITY OPERATOR

Tenant shall have the right to maintain its own security command center (herein called the “Command Center”) Subject to Tenant’s right to designate, subject to Landlord’s reasonable approval, the operator of the Command Center from time to time (herein called “Tenant’s Security Operator” or “TSO”), the initial operator of the Command Center shall be Citigroup Security and Investigative Services. Landlord and Tenant acknowledge and agree that as of the date of the Lease, the security operations of TSO and Landlord’s Security Provider (herein called “LSP”) may not have been separated and may be run jointly from the Command Center. In such event, LSP shall work diligently, at Landlord’s sole cost and expense, to separate its operations from the Command Center within 30 days from the date of this lease, during which time TSO and LSP shall cooperate in their joint use of the Command Center.

b)	COORDINATION WITH LANDLORD’S SECURITY PROVIDER

Subject to the rights of Tenant’s Security Operator set forth below to control exclusively certain security requirements affecting the Premises only, TSO and LSP shall cooperate with each other to provide optimum security for the Building and the Premises. Such cooperation shall include, without limitation:

1.	Mutual consultation with respect to the training, skill sets, and competence levels of all security personnel.

2.

Periodic exercises held jointly and/or individually by TSO and LSP to test the effectiveness of the security staff competency, which exercises may include, without limitation, attempting to circumvent security controls, attempted intrusion, and cycling inert explosive devices/weapons through xray machines and Fire Command/Class E system. Results of these tests will be promptly shared by TSO and LSP.

3.	Consultation regarding appropriate uniforms for building security staff.

4.	TSO’s right to maintain a site manager present at the Building.

5.	The prompt sharing of information between LSP and TSO including, without limitation:

☐ Detection of weapons or contraband by Xray process

☐ Accidents and injuries

☐ Fire

☐ Incidents of criminal activity

☐ Intrusion

☐ Natural or manmade disaster

☐ Engineering Impairments

☐ Electrical Impairments

☐ Suspicious packages

☐ Bomb Threats

☐ Elevator Incidents

c)	GENERAL ACCESS CONTROL

1.	Perimeter security will be maintained at or above levels in effect as of the date of the Lease. There will be a manned perimeter patrol 24 hours a day, 7 days a week. Perimeter security will include enforcing no standing and other parking restrictions.

2.	Maintain procedures in effect as of the date of the Lease regarding xray of all incoming packages through the main lobbies and all incoming mail and deliveries to all tenant spaces and areas of the Building.

3.	Loading Dock to be adequately staff with trained security officers. All delivery vehicles will be subject to inspection for security purposes.

4.	Building security will post security officers at the lobby turnstiles to conduct “card-to-face” verifications.

5.	Food and other deliveries shall not be made to individual floors. All such items shall be handled in the messenger center. Package deliveries shall be handled in Tenant’s own messenger center. Messengers will not be allowed onto individual floors for any reason.

6.	Suspicious mail handling protocols established by TSO will be maintained.

d)	PREMISES ACCESS CONTROL

1.	TSO shall have the right to exclude LSP security personnel from all or any portion of the Premises and to provide security to such portions of the Premises by security personnel selected and hired by TSO.

Communications to floors of the Premises via desk drop, email, signage, PA announcement, or any other form of communication (except during emergency) will receive prior approval from TSO.

e)	SECURITY ADMINISTRATION

1.	TSO shall have the right to inspect appropriate records, logbooks, training files, training aids, guard post orders, manuals, base building security incident reports, assessments, security surveys, etc. and lists of all building engineering, cleaning, security, and other support services staff members as reasonably required.

LSP shall provide TSO with a reasonably detailed weekly report of all security and safety related matters.

Existing security policies stated in the Security Operations Manual will be adhered to in scope and intent.

Security and safety related complaints, suggestions and recommendations from TSO will be addressed promptly.

f)	FIRE & LIFE SAFETY

1.	Changes in the Building’s Fire Safety Plan shall be mutually approved by TSO and LSP.

2.	Fire drills, evacuation drills, and any other tenant-intensive training event will be approved and coordinated by TSO and LSP.

3.	The assignment on Tenant floors of floor leaders, fire wardens, deputy fire wardens, searchers, and other tenant emergency organization will be subject to the approval of TSO.

g)	SECURITY SYSTEMS

1.	Any planned or proposed alterations or modifications to the Building’s CCTV, access control, guard staffing, perimeter security measures or installed security equipment must be jointly approved by LSP and TSO.

2.	TSO will be granted access to base building common tenant location card history, access reports, time and attendance, and other card access system reports as required.

3.	Base building card access, access levels, time zones, and all other matters concerning the card access data base management of Tenant employees will remain the responsibility of TSO.

4.	TSO will approve card control processing for Tenant’s employees in the premises as well as base building common areas.

5.	Card readers servicing non-Tenant areas and the lobby turnstiles will be modified to terminate at LSP’s control center.

6.	Tenant will retain ownership of all existing security equipment which either (i) exclusively serves the Premises or (ii) is not reasonably required by Landlord to provide security to the Building other than the Premises.

7.	Tenant will maintain CCTV tie in to perimeter cameras and common area cameras.

h)	EMERGENCY RESPONSE

1.	TSO shall have the capability of communicating on the base building security and engineering channels of the portable radio system. Operational procedures will be put in place to ensure that base building security force can provide back up security officers when required.

2.	Any events, disturbances, protest activity, civil unrest, union activities, weather or environmental dangers, parades, etc. will be communicated to and from TSO and LSP.

3.	TSO will maintain and forward to LSP an Emergency Notification List, consisting of telephone, pager, and other call-up information in case of emergency. This information will be kept highly confidential.

4.	In the case of an emergency, LSP will fully cooperate with the implementation of TSO’s Continuity Of Business plans.

i)	SPECIAL EVENTS

1.	TSO and LSP will inform each other when any special event is planned by Tenant or another tenant, or when a high level VIP, government official, dignitary or high profile visitor is expected, or photographers, press, or other media entities will be present in the Building.

2.	LSP will maintain a sufficient supply of two-way radios in the event that additional coverage for a special event is required by LSP or TSO.

3.	LSP will use reasonable efforts to comply with TSO’s occasional need for accommodations for special events.

4.	In the event of a planned visit by a dignitary, head of state, celebrity, or other person of renown to the Premises, TSO will inform LSP, and appropriate arrangements will be made.

j)	388 GREENWICH STREET BUILDING SECURITY OPERATIONS PROCEDURES

Landlord and LSP have been provided with a copy of the “388 Greenwich Street Building Security Operations Procedures” (herein called the “SOP”). Many of the procedures set forth above, particularly with respect to General Access Control and Premises Access Control, are covered in detail in the SOP. All of the procedures contained in the SOP shall remain in force unless and until modified by mutual agreement of TSO and LSP.

k)	CONFIDENTIALITY

Various procedures set forth above provide for the sharing of information between TSO and LSP. All such information shall be treated as confidential by TSO and LSP to the full extent practicable. In addition, in those situations where TSO or LSP believe in their reasonable discretion that legitimate confidentiality concerns require non-disclosure of particularly sensitive information (such as the identity of a dignitary or head of state visiting the Premises or the premises of another tenant of the Building), TSO or LSP, as the case may be, may withhold such information.

l)	PHYSICAL SECURITY BARRIERS

Any security barriers on the perimeter of the Building as of the date of the Lease shall remain in place, subject to the mutual agreement of TSO and LSP as to the need to modify or upgrade from time to time the placement around the perimeter of the Building of impediments to vehicular threats to the safety of the Building.

EXHIBIT O

(Alteration Rules and Regulations)

GENERAL CONDITIONS

1.1. Prior to starting work in the Building, and prior to any construction related personnel entering the Building, the Tenant and the Tenant’s General Contractor shall both submit Certificates of Insurance to Property Manager.

1.2. All supply diffusers, return diffusers, perimeter induction units, temperature/humidity sensors and other HVAC equipment shall be suitably protected against entry of dirt or debris. Prior to the Tenant’s contractors leaving the Demised Premises, all supply diffusers, return diffusers, perimeter induction units, temperature/humidity sensors and other HVAC equipment shall be thoroughly cleaned by the Tenant’s contractor to the satisfaction of the Property Manager.

1.3. Upon completion of a Tenant Alteration which affects the HVAC system, the Tenant shall have the HVAC system rebalanced by a technician certified by the National Environmental Balancing Bureau (NEBB). An air balancing report shall be prepared by this technician and said report shall note the design and actual CFM in all locations and must comply with the mechanical design.

1.4. The Tenant shall be responsible for all costs associated with the maintenance and repair of all installations made and equipment installed as a part of the Tenant Alteration. The installation and operation of all Tenant Alterations shall be compatible with all Building systems and standards.

1.5. Plans of existing conditions may be provided by the Building for tenant’s use. All values shown on these plans are approximated from the original design document. All existing conditions shall be verified-in-field by Tenant to determine actual values.

1.6. All drawings and specifications submitted by the Tenant to the Landlord for the Tenant Alteration shall be prepared, signed and sealed by New York State licensed architects and engineers.

1.7. All work shall be performed at the sole expense of the Tenant.

1.8 All Tenant alterations requiring modifications to base building core closets and/or common areas shall be done so in such a manner as to provide for future Tenant installations. The Tenant shall submit, as part of their alteration drawing submittal, as-built field investigation drawings indicating existing conditions and how their installation will interface/impact with such. Prior to said installations, all such work shall be coordinated with the Property Manager.

SUPPLEMENTAL CONDITIONS

2.1. All work shall be done in accordance with the rules and regulations of all authorities having jurisdiction, including but not limited to, all applicable sections of the New York City Administrative Code, Building Code of the City of New York, New York State Buildings and Fire Regulations, Federal Regulations and Americans with Disabilities Act (ADA) requirements which may apply.

2.2. The Tenant shall be responsible for obtaining, at its sole cost and expense, where applicable, all Building Department permits required for the Tenant Alterations.

2.3. The Tenant shall perform all demolition or noise-making construction activities in a manor so as not to disturb, the other tenants’ quiet enjoyment of the premises.

2.4. The Tenant’s contractor(s) shall enter the building through the freight entrance during normal business hours and sign-in the building contractor’s log.

2.5. The building has been designated as a “Smoke Free Building”. Smoking within premises is strictly prohibited.

2.6. The Tenant’s alteration areas shall be kept clean during the day, and all floor debris picked up and floor and corresponding stair landings swept broom clean nightly.

2.7. All exits from the alteration areas shall be so protected so as to prevent tracking of dirt and dust from all movements into adjacent areas.

2.8. No drugs or alcoholic beverages are allowed on the premises. Any person caught carrying, using drugs or drinking alcoholic beverages on the premises shall be removed and not permitted to reenter the building.

2.9. All connections to existing building systems, i.e., HVAC, plumbing, electrical, fire alarm, elevator, etc., shall be coordinated with the Property Manager. The Property Manager shall be solely responsible for coordinating communications with all building tenants and shall be solely responsible for scheduling any and all building service interruptions.

GENERAL CONSTRUCTION

3.1. All tenant alteration plans shall indicate the full extent of demolition work required to complete the scope-of-work.

3.2. All tenant alteration plans shall indicate all structural, mechanical/HVAC, plumbing, electrical, lighting and sprinkler changes required to complete the work.

3.3. Tenant alteration work shall be constructed so as to not damage or affect the structural integrity or fire-rating characteristics of any base building partition or structural member and/or assembly.

3.4. The removal of all existing fireproofing material to facilitate the installation of construction elements shall be re-patched with similar material (albeit non-ACM fireproofing).

3.5. Exterior window treatments shall not alter the exterior appearance of the Building and shall have its exterior color treatment match that of the existing curtain wall mullion.

3.6. Upon written permission provided by the Landlord, the Tenant may alter the perimeter radiation unit covers.

STRUCTURAL FIRE PROOFING

4.1. The building’s structural steel frame and floor assemblies shall be properly fire proofed with spray-on fireproofing. The removal of said material as a result of construction activities requires the re-patching of said.

4.2. The exclusive re-spray/patch fireproofing material is Retro-Guard RG and shall be applied as directed by UL certification and the following UL Design Assembly:

EXHIBIT P

Cable Interconnect

(See Attached)

P-1

EXHIBIT Q-1

Form of Tenant’s Estoppel

ESTOPPEL CERTIFICATE

TO:

Attention:

Ladies/Gentlemen:

At the request of Landlord, and knowing that you are relying on the accuracy of the information contained herein, the undersigned (“Tenant”) hereby certifies to Landlord that as of the date hereof:

1. The undersigned is the tenant under that certain Lease dated as of                      by and between                                         , a                                          (“Landlord”) and Tenant [**, as amended by                                                       (describe lease and all amendments and modifications thereto)**] (the “Lease”), covering the premises described therein (herein referred to as the “Leased Premises”) in the improvements situated in the building known as 388 Greenwich Street, New York, New York (the “Property”). A complete and accurate copy of the Lease, including any and all modifications and amendments thereto, is attached hereto as Exhibit A. The Lease represents the entire agreement between Tenant and Landlord with respect to the leasing and occupancy of the Lease Premises, and there are no other agreements between Landlord and Tenant with respect thereto.

2. The Lease is in full force and effect. The Lease has not been further modified, changed, altered, supplemented or amended in any respect (in writing or orally) except as set forth in paragraph 1 above.

3. The term of the Lease commenced on                      and shall expire on                     , unless sooner terminated or extended in accordance with the terms of the Lease.

4. Tenant has exercised the following options to extend the term of the Lease (if none, please state “none”):                                              , and Tenant has the following unexercised options to extend the term of the Lease (if none, please state “none”):                                              .

Q-1-1

5. Tenant has exercised the following rights of first offer, rights of first refusal and/or other expansion rights with respect to the Property (if none, please state “none”):                                         .

6. Fixed Rent is paid through and including              and Tax Payments are paid through and including                     . No Fixed Rent has been paid more than 30 days in advance.

7. Tenant is not entitled to any rent concessions, rebates or abatements, except (i) as specifically provided in the Lease, and (ii) as indicated below (if none, please state “none”):                                         .

8. Tenant has no option or right to purchase the Leased Premises or the Property, or any part thereof, or any interest therein other than as set forth in Article 44 of the Lease.

9. Tenant has not sublet all or a portion of the Leased Premises, except as indicated below (if none, please state “none”):                                         .

10. ***[Copies of invoices for any Landlord Reimbursement Amounts heretofore billed to Landlord by Tenant are attached hereto as Exhibit B.]***

11. As of the date hereof, Tenant, to its actual knowledge (“Actual Knowledge”; which is limited to the actual knowledge of             , a [**Vice President,**] who is familiar with and involved in the day-to-day operations of the Leased Premises), has no defense to its obligations under the Lease and no charge, lien, claim or offset against Landlord under the Lease or otherwise, against rents or other charges due or to become due under the Lease except as indicated below (if none, please state “none”):                                         .

12. As of the date hereof, no notice in accordance with the provisions of the Lease has been received by Tenant from Landlord of a default by Tenant under the Lease which has not been cured, except as indicated below (if none, please state “none”):                                         .

13. Tenant has not given Landlord any notice of a default on the part of the Landlord under the Lease which has not been cured and, to Tenant’s Actual Knowledge, as of the date hereof, Landlord is not in default in the performance of any of its obligations under the Lease [**or specify each such default or event of which Tenant has knowledge**].

14. This certificate is delivered with the understanding that Landlord, [**lender/purchaser and purchaser’s lenders and prospective lenders**], and their successors and/or assigns, may rely upon this certificate.

Q-1-2

The undersigned is duly authorized to execute this certificate on behalf of Tenant.

TENANT:

By:
Name:
Title:

Dated:             , 20

Q-1-3

EXHIBIT Q-2

Form of Landlord’s Estoppel

ESTOPPEL CERTIFICATE

TO:

Attention:

Ladies/Gentlemen:

At the request of Tenant, and knowing that you are relying on the accuracy of the information contained herein, the undersigned (“Landlord”) hereby certifies to Tenant that as of the date hereof:

1. The undersigned is the landlord under that certain Lease dated as of                     , by and between Landlord and                                          (“Tenant”) [**as amended by                                               (describe lease and all amendments and modifications thereto)**] (the “Lease”), covering the premises described therein (herein referred to as the “Leased Premises”) in the improvements situated in the building known as 388 Greenwich Street, New York, New York (the “Property”). A complete and accurate copy of the Lease, including any and all modifications and amendments thereto, is attached hereto as Exhibit A. The Lease represents the entire agreement between Tenant and Landlord with respect to the leasing and occupancy of the Lease Premises, and there are no other agreements between Landlord and Tenant with respect thereto.

2. The Lease is in full force and effect. The Lease has not been further modified, changed, altered, supplemented or amended in any respect (in writing or orally) except as set forth in paragraph 1 above.

3. The term of the Lease commenced on                      and shall expire on                     , unless sooner terminated or extended in accordance with the terms of the Lease.

4. Fixed Rent is paid through and including                                         .

5. Landlord Reimbursement Amounts in the amount of $                     are due and payable on             , 20    . Landlord is disputing its obligation to pay Landlord Reimbursement Amounts in the amount of $                     (if none, please state “none”).

Q-2-1

6. Tenant is not entitled to any rent concessions, rebates or abatements, except (i) as specifically provided in the Lease, and (ii) as indicated below (if none, please state “none”):

7. As of the date hereof, Landlord, to its actual knowledge (“Actual Knowledge”; which is limited to the actual knowledge of                     , a [**Vice President,**] who is familiar with and involved in the day-to-day operations of the Leased Premises), has no defense to its obligations under the Lease and no charge, lien, claim or offset against Tenant under the Lease or otherwise, against any amounts due or to become due from Landlord to Tenant under the Lease except as indicated below (if none, please state “none”):                                         .

8. As of the date hereof, no notice in accordance with the provisions of the Lease has been received by Landlord from Tenant of a default by Landlord under the Lease which has not been cured, except as indicated below (if none, please state “none”):                                         .

9. Landlord has not given Tenant any notice of a default on the part of the Tenant under the Lease which has not been cured and, to Landlord’s Actual Knowledge, as of the date hereof, Tenant is not in default in the performance of any of its obligations under the Lease [**or specify each such default or event of which Landlord has knowledge**].

10. This certificate is delivered with the understanding that Tenant, [**lender/assignee and assignee’s lenders and prospective lenders**], and their successors and/or assigns may rely upon this certificate.

The undersigned is duly authorized to execute this certificate on behalf of Landlord.

LANDLORD:

By:
Name:
Title:

Dated:             , 20

Q-2-2

EXHIBIT R-1

(Not Used)

R-1-1

EXHIBIT R-2

FORM OF TERMINATION OF MEMORANDUM OF LEASE

388 REALTY OWNER LLC,

(Landlord)

- and -

CITIGROUP GLOBAL MARKETS INC.,

(Tenant)

TERMINATION OF

MEMORANDUM OF LEASE

Dated:
Location:	388 Greenwich Street
Section:
Block:	186
Lot:	1
County:	New York

PREPARED BY AND UPON

RECORDATION RETURN TO:

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, New York 10004

Attention: Jonathan L. Mechanic, Esq.

Exhibit R-2-1

TERMINATION OF

MEMORANDUM OF LEASE

THIS TERMINATION OF MEMORANDUM OF LEASE, dated as of the              day of             , 20     (this “Termination”) by and between 388 REALTY OWNER LLC, a Delaware limited liability company, having an office at c/o SL Green Realty Corp., 420 Lexington Avenue, New York, New York 10170 (“Landlord”) and CITIGROUP GLOBAL MARKETS INC., a New York corporation, having an office at 388 Greenwich Street, New York, New York 10013 (“Tenant”).

W I T N E S S E T H :

WHEREAS, Landlord and Tenant are parties to a certain Lease, dated as of December             , 2007 (“Lease”) pursuant to which Landlord leased to Tenant, and Tenant hired from Landlord, that certain building commonly known as 388 Greenwich Street, New York, New York, more particularly bounded and described as set forth in Schedule 1 annexed hereto; and

WHEREAS, in accordance with Section 291-c of the New York State Real Property Law and Section 31.01 of the Lease, the parties recorded a memorandum of lease (the “Memorandum”) summarizing certain (but not all) of the provisions, covenants and conditions set forth in the Lease;

NOW, THEREFORE, Landlord and Tenant declare as follows:

1. Memorandum of Lease. The Memorandum was recorded in the office of the Register of The City of New York on                                         , 20    , bearing City Register File No. (CFRN)                                         .

2. Termination of Lease. The Lease has terminated and is of no further force and effect.

3. Termination of Memorandum of Lease. In connection with the termination of the Lease, the Memorandum is of no further force and effect and the parties hereto wish to terminate the Memorandum pursuant to the recordation of this Termination.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

Exhibit R-2-2

IN WITNESS WHEREOF, Landlord and Tenant have respectively executed this Termination as of the date first set forth above.

LANDLORD:

388 REALTY OWNER LLC,
a Delaware limited liability company

By:
Name:
Title:

TENANT:

CITIGROUP GLOBAL MARKETS INC.,
a New York corporation

By:
Name:
Title:

Exhibit R-2-3

ACKNOWLEDGMENT

STATE OF NEW YORK	}
ss.:
COUNTY OF NEW YORK

On the              day of              in the year 20    , before me, the undersigned, a Notary Public in and for said state, personally appeared             , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

STATE OF NEW YORK	}
ss.:
COUNTY OF NEW YORK

On the              day of              in the year 20    , before me, the undersigned, a Notary Public in and for said state, personally appeared             , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

Exhibit R-2-4

Schedule 1

Legal Description

388 Greenwich St (Block 186 Lot 1)

ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, County, City and State of New York, bounded and described as follows:

BEGINNING at the corner formed by the intersection of the easterly line of West Street with the northerly line of North Moore Street;

RUNNING THENCE North 20 degrees 04 minutes 45 seconds West, along the easterly line of West Street, 190.09 feet;

THENCE North 68 degrees 07 minutes 20 seconds East, 281.89 feet;

THENCE North 21 degrees 52 minutes 40 seconds West, 9.00 feet;

THENCE North 68 degrees 07 minutes 20 seconds East, 140.00 feet to a point in the westerly line of Greenwich Street;

THENCE South 21 degrees 28 minutes 00 seconds East, along the westerly line of Greenwich Street, 199.00 feet to the corner formed by the intersection of the northerly line of North Moore Street with the westerly line of Greenwich Street;

THENCE South 68 degrees 07 minutes 20 seconds West, along the northerly line of North Moore Street, 426.43 feet to the point or place of BEGINNING.

The street lines described above are as shown on map entitled “Map Showing a Change in the Street System, Etc., in Connection with the Washington Market Urban Renewal Area”, dated March 4, 1970, modified July 1, 1970, Acc. 29985 adopted by the Board of Estimate, October 8, 1970, CAL 15 and filed in the Office of the City Register, New York County, on November 30, 1970 as Map # 3756.

Exhibit R-2-5

EXHIBIT S

Form of Guaranty

Date: December     , 2007

388 Realty Owner LLC

c/o SL Green Realty Corp.

420 Lexington Avenue

New York, New York 10170

Ladies and Gentlemen:

In consideration of 388 Realty Owner LLC (“Landlord”) entering into that certain Lease with Citigroup Global Markets Inc. (“Tenant”), an indirect wholly-owned subsidiary of Citigroup Inc., dated [December     , 2007] (the “Agreement”), Citigroup Inc., a corporation incorporated under the laws of Delaware, hereby agrees in accordance with the following:

1.	Citigroup Inc. guarantees to Landlord the payment of the amounts owing by the Tenant in accordance with the provisions of the Agreement (collectively, the “Obligations”) subject to the terms set forth below (this “Guarantee”).

2.	Notice of acceptance of this Guarantee, of default or non-payment by the Tenant is expressly waived, and payment under this Guarantee shall be subject to no other condition than the giving of a written request by Landlord, stating the fact of default or non-payment, mailed to Citigroup Inc. at its offices located at: Citigroup Inc., Corporate Treasury, 153 East 53rd Street, 5th Floor, New York, New York 10043. Citigroup Inc. shall make payment to Landlord of any and all amounts set forth in said written request, in immediately available funds in lawful money of the United States, within five (5) business days of Landlord’s delivery of said request. Landlord shall have the right to enforce this Guarantee without pursuing any right or remedy of Landlord against Tenant or any other party. Landlord may commence any action or proceeding based upon this Guarantee directly against Guarantor without making Tenant or anyone else a party defendant in such action or proceeding.

3.	Citigroup Inc. will have all those defenses that would be available to it if it were a primary co-obligor jointly and severally liable with Tenant, on the Obligations. However, subject to the first sentence of this paragraph 3, the obligations of Citigroup Inc. under this Guarantee shall in no way be impaired, abated, deferred, diminished, modified, released, terminated or discharged, in whole or in part, or otherwise affected, by any event, condition, occurrence, circumstance, proceeding, action or failure to act, with or without notice to, or the knowledge or consent of, Citigroup Inc., including, without limitation:

S-1

•	any extension, amendment, modification or renewal of the Agreement or of the Obligations;

•

any assignment, mortgage or other voluntary or involuntary transfer (whether by operation of law or otherwise), of all or any part of Tenant’s interest in the Agreement, or the occurrence of any such assignment, other voluntary or involuntary transfer;

•	any right, power or privilege that Landlord may now or hereafter have against any person, entity or collateral;

•	any waiver of any event of default, extension of time or failure to enforce any of the Obligations; or

•	any extension, moratorium or other relief granted to the Tenant pursuant to any applicable law or statute.

4.	This Guarantee and the obligations of Citigroup Inc. hereunder shall be irrevocably valid with respect to any claims asserted by Landlord prior to the date upon which the earlier to occur of:

•	return by Landlord of the original of this Guarantee; or

•	the close of business in New York on the first (1st) anniversary of the end of the term of the Agreement (“Final Termination Date”).

No claim by Landlord may be asserted under this Guarantee after the Final Termination Date.

5.	This Guarantee shall be binding upon Citigroup Inc. and its successors and assigns, and shall inure to the benefit of and may be enforced by the successors and assigns of Landlord or by any party to whom Landlord’s interest in the Agreement or any part thereof, including the rents, may be assigned whether by way of mortgage or otherwise. Wherever in this Guarantee reference is made to either Landlord or Tenant, the same shall be deemed to refer also to the then successor or assign of Landlord or Tenant.

6.	Citigroup Inc. represents and warrants to Landlord that as of the date hereof: (a) Citigroup Inc. has full power, authority and legal right to execute, deliver, perform and observe this Guarantee, including, without limitation, the payment of all moneys hereunder; (b) the execution, delivery and performance by Citigroup Inc. of this Guarantee have been duly authorized by all necessary corporate action; and (c) this Guarantee constitutes the legal, valid and binding obligation of Citigroup Inc., enforceable in accordance with its terms.

S-2

7.	Citigroup Inc. hereby waives any and all rights of subrogation (if any) which it may have against Tenant as a result of actions taken or amounts paid in connection with or relating to this Guarantee or to the Agreement until satisfaction and payment in full of all of the Obligations.

8.	No more than two (2) times during any calendar year, Citigroup Inc. shall, within ten (10) business days following request by Landlord, execute, acknowledge and deliver to Landlord a statement certifying that this Guarantee is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating such modifications) and that to the best of the certifying party’s knowledge, Citigroup Inc. is not in default hereunder (or if there is such a default, describing such default in reasonable detail).

9.	This Guarantee shall be governed by and construed in accordance with the laws of the State of New York. Citigroup Inc. shall be obligated to make payment hereunder only at the principal office of Citigroup Inc. in New York, New York.

Citigroup Inc. shall have no obligation to make payment or take action hereunder during any period when payment by the Tenant, in accordance with the provisions of the Agreement, would constitute a violation of any applicable laws (other than bankruptcy, liquidation, reorganization or similar laws affecting the enforcement of the rights of creditors generally).

IN WITNESS WHEREOF, Citigroup Inc. has caused these presents to be executed by its duly authorized officer this          day of December, 2007.

Very truly yours,

CITIGROUP INC.

By:

STATE OF NEW YORK	)
: ss.:
COUNTY OF NEW YORK	)

On this          day of December, in the year 2007, before me, the undersigned, a Notary Public in and for said State, personally appeared                                 , personally known to me or proved to me on the basis of satisfactory evidence to be the          of                                      and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.

Notary Public

S-3